Exhibit 99.2

Financial Statements of National City Corporation

(Note: The page numbers in this Exhibit 99.2 correspond to National City Corporation’s

Form 8-K filed on November 12, 2008 (Exhibit 99.3) and 2008 Third Quarter Form 10-Q)

Reports of Ernst & Young LLP,

Independent Registered Public Accounting Firm

Report on Consolidated Financial Statements

Audit Committee of the Board of Directors and the Stockholders of National City Corporation

We have audited the accompanying consolidated balance sheets of National City Corporation and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of National City Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of National City Corporation and subsidiaries at December 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, National City Corporation changed its method of accounting for defined benefit pension and other postretirement plans as of December 31, 2006, in accordance with Financial Accounting Standards Board No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans and also changed its method of accounting for uncertain tax positions on January 1, 2007, in accordance with FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), National City Corporation’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 13, 2008 expressed an unqualified opinion thereon.

Cleveland, Ohio

February 13, 2008, except for Note 27,

    as to which the date is November 12, 2008

Report on Effectiveness of Internal Control Over Financial Reporting

Audit Committee of the Board of Directors and the Stockholders of National City Corporation

We have audited National City Corporation’s internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). National City Corporation’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Report on Management’s Assessment of Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, National City Corporation maintained, in all material respects, effective internal control over financial reporting as of December 31, 2007, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of National City Corporation as of December 31, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2007 and our report dated February 13, 2008 expressed an unqualified opinion thereon.

Cleveland, Ohio

February 13, 2008

CONSOLIDATED FINANCIAL STATEMENTS

CONSOLIDATED BALANCE SHEETS

	December 31
(Dollars in Thousands, Except Per Share Amounts)	2007	2006
Assets
Cash and demand balances due from banks	$3,226,493	$3,521,153
Federal funds sold and security resale agreements	100,278	1,551,350
Securities available for sale, at fair value	8,731,257	7,508,820
Other investments	2,306,297	6,317,779
Loans held for sale or securitization:
Commercial	41,351	33,661
Commercial real estate	507,641	177,312
Residential real estate	3,741,322	9,327,783
Home equity lines of credit	—	2,888,512
Credit card	—	425,000
Student loans	159	638

Total loans held for sale or securitization	4,290,473	12,852,906
Portfolio loans:
Commercial	30,914,512	26,969,081
Commercial leases	4,437,162	4,082,940
Commercial construction	9,051,007	7,160,310
Commercial real estate	14,883,089	12,436,458
Residential real estate	30,242,757	21,881,602
Home equity lines of credit	18,079,580	14,594,782
Credit card and other unsecured lines of credit	3,914,693	3,006,789
Other consumer	4,499,181	5,360,110

Total portfolio loans	116,021,981	95,492,072
Allowance for loan losses	(1,761,728)	(1,131,175)

Net portfolio loans	114,260,253	94,360,897
Properties and equipment	1,707,487	1,402,150
Equipment leased to others	374,789	572,952
Other real estate owned	424,332	229,070
Mortgage servicing rights	2,525,842	2,094,387
Goodwill	5,423,907	3,815,911
Other intangible assets	355,823	183,648
Derivative assets	1,030,794	612,914
Accrued income and other assets	5,616,003	5,166,905

Total Assets	$150,374,028	$140,190,842

Liabilities
Deposits:
Noninterest bearing	$17,363,648	$17,537,278
NOW and money market	37,868,236	30,335,531
Savings	2,870,716	1,881,444
Consumer time	29,433,081	23,620,821
Other	3,110,153	4,119,756
Foreign	6,909,661	9,738,760

Total deposits	97,555,495	87,233,590
Federal funds borrowed and security repurchase agreements	5,100,185	5,283,997
Borrowed funds	2,055,063	1,648,967
Long-term debt	25,992,453	25,406,971
Junior subordinated debentures owed to unconsolidated subsidiary trusts	1,899,683	948,705
Derivative liabilities	608,131	717,830
Accrued expenses and other liabilities	3,755,190	4,369,779

Total Liabilities	$136,966,200	$125,609,839

Stockholders’ Equity
Preferred stock, no par value, authorized 5,000,000 shares, 70,272 shares outstanding in 2007 and 2006 (Liquidation preference of $7 million)	$—	$—
Common stock, par value $4 per share, 1,400,000,000 shares authorized, 633,945,720 and 632,381,603 outstanding shares at December 31, 2007 and 2006, respectively	2,535,783	2,529,527
Capital surplus	6,374,955	4,793,537
Retained earnings	4,405,526	7,328,853
Accumulated other comprehensive income (loss)	91,564	(70,914)

Total Stockholders’ Equity	13,407,828	14,581,003

Total Liabilities and Stockholders’ Equity	$150,374,028	$140,190,842

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF INCOME

	For the Calendar Year
(Dollars in Thousands, Except Per Share Amounts)	2007	2006	2005
Interest Income
Loans	$8,570,273	$8,351,493	$7,239,110
Securities:
Taxable	396,378	385,807	342,797
Exempt from Federal income taxes	19,899	25,461	30,509
Dividends	2,646	2,906	8,857
Federal funds sold and security resale agreements	63,842	34,847	12,266
Other investments	132,057	133,248	98,280

Total interest income	9,185,095	8,933,762	7,731,819
Interest Expense
Deposits	2,990,671	2,420,316	1,604,601
Federal funds borrowed and security repurchase agreements	272,504	284,505	209,893
Borrowed funds	108,662	102,893	67,896
Long-term debt and capital securities	1,417,525	1,522,445	1,153,681

Total interest expense	4,789,362	4,330,159	3,036,071

Net Interest Income	4,395,733	4,603,603	4,695,748
Provision for Loan Losses	1,325,903	488,208	300,531

Net interest income after provision for loan losses	3,069,830	4,115,395	4,395,217
Noninterest Income
Deposit service charges	904,813	818,301	740,280
Loan sale (loss) revenue	(38,353)	765,513	808,356
Loan servicing revenue	401,732	91,467	399,379
Trust and investment management fees	317,984	300,747	296,012
Brokerage revenue	188,672	157,823	159,433
Leasing revenue	177,974	228,149	267,315
Other service fees	142,832	138,147	129,497
Insurance revenue	133,617	129,341	102,789
Card-related fees	125,024	109,768	105,222
Gain on divestitures	16,493	983,940	16,001
Securities gains (losses), net	21,816	(483)	27,087
Other	213,557	296,252	252,948

Total noninterest income	2,606,161	4,018,965	3,304,319
Noninterest Expense
Salaries, benefits, and other personnel	2,580,226	2,603,554	2,560,250
Impairment, fraud, and other losses	614,161	51,095	90,887
Third-party services	357,245	352,343	332,391
Equipment	335,344	326,058	303,471
Net occupancy	315,037	297,949	315,647
Marketing and public relations	156,922	147,679	164,533
Leasing expense	119,244	165,067	178,969
Other	827,135	767,979	787,972

Total noninterest expense	5,305,314	4,711,724	4,734,120

Income before income tax expense	370,677	3,422,636	2,965,416
Income tax expense	56,702	1,122,800	980,187

Net Income	$313,975	$2,299,836	$1,985,229

Net Income Per Common Share
Basic	$.51	$3.77	$3.13
Diluted	.51	3.72	3.09
Average Common Shares Outstanding
Basic	606,388,766	609,316,070	633,431,660
Diluted	612,236,659	617,671,507	641,600,969
Dividends declared per common share	$1.60	$1.52	$1.44

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Dollars in Thousands, Except Per Share Amounts)	Preferred Stock	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balance, December 31, 2004	$—	$2,586,999	$3,647,711	$6,468,231	$100,588	$12,803,529
Comprehensive income:
Net income				1,985,229		1,985,229
Other comprehensive income, net of tax:
Change in unrealized gains and losses on securities, net of reclassification adjustment for net gains included in net income					(111,211)	(111,211)
Change in unrealized gains and losses on derivative instruments used in cash flow hedging relationships, net of reclassification adjustment for net losses included in net income					22,488	22,488

Total comprehensive income						1,896,506
Common dividends declared, $1.44 per share				(922,377)		(922,377)
Preferred dividends declared, $23.00 per share				(1,616)		(1,616)
Issuance of 5,283,451 common shares under stock option plans		21,337	142,194			163,531
Issuance of 6,444,223 common shares pursuant to exercise of PRIDES forward contracts		25,777	139,224			165,001
Repurchase of 43,480,400 common shares		(173,922)	(247,526)	(1,070,255)		(1,491,703)

Balance, December 31, 2005	$—	$2,460,191	$3,681,603	$6,459,212	$11,865	$12,612,871
Comprehensive income:
Net income				2,299,836		2,299,836
Other comprehensive income, net of tax:
Change in unrealized gains and losses on securities, net of reclassification adjustment for net gains included in net income					7,956	7,956
Change in unrealized gains and losses on derivative instruments used in cash flow hedging relationships, net of reclassification adjustment for net gains included in net income					(19,388)	(19,388)

Total comprehensive income						2,288,404
Cumulative effect of change in accounting for mortgage servicing assets				16,886		16,886
Cumulative effect of change in accounting for pension and other postretirement obligations					(71,347)	(71,347)
Common dividends declared, $1.52 per share				(931,828)		(931,828)
Preferred dividends declared, $24.26 per share				(1,704)		(1,704)
Issuance of 7,985,388 common shares under stock-based compensation plans		32,115	253,645			285,760
Issuance of 29,456,622 common shares pursuant to acquisitions (1)		117,826	976,850			1,094,676
Repurchase of 20,151,100 common shares		(80,605)	(118,561)	(514,740)		(713,906)
Other				1,191		1,191

Balance, December 31, 2006	$—	$2,529,527	$4,793,537	$7,328,853	$(70,914)	$14,581,003
Comprehensive income:
Net income				313,975		313,975
Other comprehensive income, net of tax:
Change in unrealized gains and losses on securities, net of reclassification adjustment for net gains included in net income					10,596	10,596
Change in unrealized gains and losses on derivative instruments used in cash flow hedging relationships, net of reclassification adjustment for net gains included in net income					73,396	73,396
Change in accumulated unrealized losses for pension and other postretirement obligations					78,486	78,486

Total comprehensive income						476,453
Cumulative effect of change in accounting for uncertainty in income taxes				(24,122)		(24,122)
Common dividends declared, $1.60 per share				(983,170)		(983,170)
Preferred dividends declared, $25.54 per share				(1,794)		(1,794)
Issuance of 7,336,512 common shares under stock-based compensation plans		29,757	226,061			255,818
Issuance of 80,291,037 common shares pursuant to acquisitions (1)		321,165	2,015,188			2,336,353
Repurchase of 86,166,638 common shares		(344,666)	(659,831)	(2,228,216)		(3,232,713)

Balance, December 31, 2007	$—	$2,535,783	$6,374,955	$4,405,526	$91,564	$13,407,828

(1)	Includes fair value of stock options exchanged and other equity instruments issued, if applicable.

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Calendar Year
(In Thousands)	2007	2006	2005
Operating Activities
Net income	$313,975	$2,299,836	$1,985,229
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	1,325,903	488,208	300,531
Depreciation and amortization of properties and equipment	361,586	398,193	426,011
(Accretion) amortization on securities, loans, deposits, and debt obligations	(33,394)	167,509	(65,294)
MSR fair value changes	284,613	405,754	432,108
Amortization of intangible assets and other servicing assets	131,210	95,211	99,012
Derivative losses (gains), net	37,274	(266,414)	(317,058)
Gain on divestitures	(16,493)	(983,940)	(16,001)
Gains on loans sold or securitized, net	(137,059)	(623,431)	(602,286)
Other losses (gains), net	313,628	(14,301)	88,692
Impairment and indemnification charges	552,270	24,671	41,537
Originations and purchases of loans held for sale or securitization	(51,669,117)	(70,524,228)	(74,928,227)
Principal payments on and proceeds from sales of loans held for sale or securitization	49,215,468	65,478,627	75,808,753
Net change in trading assets and liabilities	(376,780)	306,987	(515,643)
(Benefit) provision for deferred income taxes	(405,403)	39,752	348,411
Other operating activities, net	(636,488)	(10,325)	1,039,095

Net cash (used in) provided by operating activities	(738,807)	(2,717,891)	4,124,870

Lending and Investing Activities
Net decrease (increase) in federal funds sold, security resale agreements, and other investments	6,101,857	(1,488,655)	(263,945)
Purchases of available-for-sale securities	(1,907,252)	(1,870,931)	(2,738,209)
Proceeds from sales of available-for-sale securities	1,821,099	1,346,372	1,693,294
Proceeds from maturities, calls, and prepayments of available-for-sale securities	1,193,250	1,440,652	1,817,125
Net (increase) decrease in portfolio loans	(4,624,299)	969,634	(10,850,628)
Proceeds from sales of loans	2,774,378	9,919,904	3,158,574
Proceeds from securitizations of loans	425,000	648,236	2,730,822
Net increase in properties and equipment	(220,552)	(304,506)	(189,505)
Net cash (paid) received for acquisitions	(248,677)	156,561	(322,273)
Net cash (transferred) received for divestitures	(125,942)	(74,214)	24,241

Net cash provided by (used in) lending and investing activities	5,188,862	10,743,053	(4,940,504)

Deposit and Financing Activities
Net (decrease) increase in deposits	(275,634)	429,842	(1,663,242)
Net (decrease) increase in federal funds borrowed and security repurchase agreements	(647,188)	(1,237,235)	606,826
Net increase (decrease) in borrowed funds	371,405	(769,191)	1,457,883
Repayments of long-term debt	(8,500,087)	(13,421,953)	(9,736,627)
Proceeds from issuances of long-term debt	8,327,070	8,188,570	12,159,635
Dividends paid	(984,964)	(933,532)	(923,993)
Issuances of common stock	180,018	224,470	282,480
Repurchases of common stock	(3,232,713)	(713,906)	(1,491,703)
Excess tax benefit for share based payments	17,378	21,261	—

Net cash (used in) provided by deposit and financing activities	(4,744,715)	(8,211,674)	691,259

Net decrease in cash and demand balances due from banks	(294,660)	(186,512)	(124,375)
Cash and demand balances due from banks, January 1	3,521,153	3,707,665	3,832,040

Cash and Demand Balances Due from Banks, December 31	$3,226,493	$3,521,153	$3,707,665

Supplemental Information
Cash paid for:
Interest	$4,839,526	$4,289,917	$3,004,305
Income taxes	834,397	658,961	835,635
Noncash items:
Transfers of portfolio loans and property to other real estate	758,189	468,645	204,203
Transfers of portfolio loans to held for sale	609,840	10,578,105	3,650,826
Transfers of held for sale loans to portfolio	8,796,693	64,237	314,699
Common shares and stock options issued for acquisitions	2,336,353	1,088,031	(10,842)
Investment received upon sale of First Franklin	—	4,474,810	—
Carrying value of securities donated to the National City Foundation	—	—	24,179

Notes to Consolidated Financial Statements

Nature of Operations

National City Corporation (National City or the Corporation) is a financial holding company headquartered in Cleveland, Ohio. National City operates through an extensive branch bank network in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri, Pennsylvania, and Wisconsin, and also conducts selected lending businesses and provides other financial services on a nationwide basis. Primary businesses include commercial and retail banking, mortgage financing and servicing, consumer finance, and asset management.

1.	Basis of Presentation and Significant Accounting Policies

The accompanying Consolidated Financial Statements include the accounts of the Corporation and its consolidated subsidiaries. All significant intercompany transactions and balances have been eliminated. Certain prior period amounts have been reclassified to conform with the current period presentation.

Consolidation: Accounting Research Bulletin 51 (ARB 51), Consolidated Financial Statements, requires a company’s consolidated financial statements include subsidiaries in which a company has a controlling financial interest. This requirement usually has been applied to subsidiaries in which a company has a majority voting interest. Investments in companies in which the Corporation controls operating and financing decisions (principally defined as owning a voting or economic interest greater than 50%) are consolidated. Investments in companies in which the Corporation has significant influence over operating and financing decisions (principally defined as owning a voting or economic interest of 20% to 50%) and limited partnership investments are generally accounted for by the equity method of accounting. These investments are principally included in other assets, and National City’s proportionate share of income or loss is included in other noninterest income.

The voting interest approach defined in ARB 51 is not applicable in identifying controlling financial interests in entities that are not controllable through voting interests or in which the equity investors do not bear the residual economic risks. In such instances, Financial Accounting Standards Board Interpretation 46(R) (FIN 46R), Consolidation of Variable Interest Entities (VIE), provides guidance on when a company should include in its financial statements the assets, liabilities, and activities of another entity. In general, a VIE is a corporation, partnership, trust, or any other legal structure used for business purposes that either does not have equity investors with voting rights or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46R requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss from the VIE’s activities or entitled to receive a majority of the entity’s residual returns or both. A company that consolidates a VIE is called the primary beneficiary of that entity. The Corporation’s Consolidated Financial Statements include the assets, liabilities, and activities of VIEs for which it is deemed to be the primary beneficiary.

The Corporation uses special-purpose entities (SPEs), primarily securitization trusts, to diversify its funding sources. SPEs are not operating entities, generally have no employees, and usually have a limited life. The basic SPE structure involves the Corporation transferring assets to the SPE. The SPE funds the purchase of those assets by issuing asset-backed securities to investors. The legal documents governing the SPE describe how the cash received on the assets held in the SPE must be allocated to the investors and other parties that have rights to these cash flows. National City structures these SPEs to be bankruptcy remote, thereby insulating investors from the impact of the creditors of other entities, including the transferor of the assets.

Where the Corporation is a transferor of assets to an SPE, the assets sold to the SPE generally are no longer recorded on the balance sheet and the SPE is not consolidated when the SPE is a qualifying special-purpose entity (QSPE). Statement of Financial Accounting Standards 140 (SFAS 140), Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, provides specific criteria for determining when an SPE meets the definition of a QSPE. In determining whether to consolidate nonqualifying SPEs where assets are legally isolated from National City’s creditors, the Corporation considers such factors as the amount of third-party equity, the retention of risks and rewards, and the extent of control available to third parties. The Corporation currently services credit card and automobile loans that were sold to securitization trusts. Further discussion regarding these securitization trusts is included in Note 5.

Use of Estimates: The accounting and reporting policies of National City conform with U.S. generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. Actual realized amounts could differ materially from those estimates.

Statement of Cash Flows: Cash and demand balances due from banks are considered cash and cash equivalents for financial reporting purposes. Cash flows associated with loan activities are classified in the statement of cash flows based upon their balance sheet classification at the time of origination or acquisition. Loan activities associated with loans held for sale and portfolio loans are classified as operating and investing activities, respectively, in the statement of cash flows.

Business Combinations: Business combinations are accounted for under the purchase method of accounting. Under the purchase method, assets and liabilities of the business acquired are recorded at their estimated fair values as of the date of acquisition with any excess of the cost of the acquisition over the fair value of the net tangible and intangible assets acquired recorded as goodwill. Results of operations of the acquired business are included in the income statement from the date of acquisition. Refer to Note 3 for further discussion.

Loans and Leases: Loans are classified within portfolio when management has the intent and ability to hold the loan for the foreseeable future, or until maturity or payoff. The foreseeable future is a management judgment which is determined based upon the type of loan, business strategies, current market conditions, balance sheet management and liquidity needs. Management’s view of the foreseeable future may change based on changes in these conditions. When a decision is made to sell or securitize a loan that was not originated or initially acquired with the intent to sell or securitize, the loan is reclassified from portfolio into held for sale or securitization. Loans are classified as held for sale when management has the intent and ability to sell or securitize. Due to changing market conditions or other strategic initiatives, management’s intent with respect to the disposition of the loan may change, and accordingly, loans previously classified as held for sale may be reclassified into portfolio. Loans transferred between loans held for sale and portfolio classifications are recorded at the lower of cost or market at the date of transfer.

Portfolio loans are carried at the principal amount outstanding net of unearned income, unamortized premiums or discounts, deferred loan origination fees and costs, and fair value adjustments, if any. Loans held for sale or securitization are carried at the lower of cost or fair value applied on an aggregate basis by type of loan. Fair value is measured based on purchase commitments, bids received from potential purchasers, quoted prices for the same or similar loans, or prices of recent sales or securitizations. Management considers in its assessment the probability that buyer commitments may not close. In the absence of an active market, fair value is based upon a discounted cash flow model which utilizes inputs and assumptions which are believed to be consistent with market participants’ views.

When the Corporation sells a loan or group of loans which qualify as a sale pursuant to SFAS 140, the loans are removed from the balance sheet and a gain or loss is recognized in loan sale revenue.

Interest income is recognized utilizing the interest method. Loan origination fees, fees for providing loan commitments that result in loans, certain direct origination costs, and unearned discounts are deferred and amortized into interest income utilizing the interest method to achieve a level effective yield over the term of the loan. Other credit-related fees, including letter and line of credit fees and loan syndication fees, are recognized as fee income when earned.

Leases are classified as either direct financing leases or operating leases, based on the terms of the lease arrangement. To be classified as a direct financing lease, the lease must have at least one of the following four characteristics: 1) the lease transfers ownership of the property to the lessee by the end of the lease term, 2) the lease contains a bargain purchase option, 3) the lease term is equal to 75% or more of the estimated economic life of the leased property, or 4) the present value of the minimum lease payments are at least 90% of the cost of the leased property. Leases that do not meet any of these four criteria are classified as operating leases and reported as equipment leased to others on the balance sheet.

Income on operating leases is recognized on a straight-line basis over the lease term. Income on direct financing leases is recognized on a basis that achieves a constant periodic rate of return on the outstanding investment. Income on leveraged leases is recognized on a basis that achieves a constant periodic rate of return on the outstanding investment in the lease, net of the related deferred tax liability, in the years in which the net investment is positive.

At the inception of a lease, residual value is determined based on the estimated fair market value of the asset at the end of the original lease term. For automobile leases, fair value was based upon published industry market guides. For commercial equipment leases, fair value may be based upon observable market prices, third-party valuations, or prices received on sales of similar assets at the end of the lease term. Renewal options and extensions are not considered in the original lease term due to the absence of penalties for nonrenewal.

Automobile lease residual values and certain types of commercial equipment lease residuals are guaranteed by third parties. Although these guarantees of residual value are not considered in determining the initial accounting for these leases, the guarantees can affect the future accounting for the residual values. Commercial equipment residual values not protected by a guarantee are reviewed quarterly for other-than-temporary impairment. Impairment is assessed by comparing the carrying value of the leased asset’s residual value to both current and end-of-lease term market values. Where this analysis indicates that an other-than-temporary impairment has occurred, the carrying value of the lease residual is reduced to the estimated fair value, with the write-down generally recognized in other noninterest expense in the income statement.

Commercial loans and leases and commercial loans secured by real estate are designated as nonperforming when either principal or interest payments are 90 days or more past due (unless the loan or lease is sufficiently collateralized such that full repayment of both principal and interest is expected and is in the process of collection), terms are renegotiated below market levels, or when an individual analysis of a borrower’s creditworthiness indicates a credit should be placed on nonperforming status. When a loan is placed on nonperforming status, uncollected interest accrued in prior years is charged against the allowance for loan losses, while uncollected interest accrued in the current year is reversed against interest income. Interest income is recorded on a cash basis during the period the loan is on nonperforming status after recovery of principal is reasonably assured. Nonperforming commercial loans and leases and commercial loans secured by real estate are generally charged off to the extent principal and interest due exceed the net realizable value of the collateral, with the charge-off occurring when the loss is reasonably quantifiable but not later than when the loan becomes 180 days past due.

Commercial and commercial real estate loans exceeding $5 million are evaluated for impairment in accordance with the provisions of SFAS 114, Accounting by Creditors for Impairment of a Loan, which requires an allowance to be established as a component of the allowance for loan losses when it is probable all amounts due will not be collected pursuant to the contractual terms of the loan and the recorded investment in the loan exceeds its fair value. Fair value is measured using either the present value of expected future cash flows discounted at the loan’s effective interest rate, the observable market price of the loan, or the fair value of the collateral, if the loan is collateral dependent. All loans subject to evaluation and considered impaired are included in nonperforming assets.

Loans secured by one-to-four family residential real estate, including home equity lines of credit and loans, are designated as nonperforming based upon several factors including payment delinquency, bankruptcy status, and prior principal charge-offs. When a loan is placed on nonperforming status, uncollected interest accrued in prior years is charged against the allowance for loan losses, while uncollected interest accrued in the current year is reversed against interest income. Additionally, these loan types are generally charged off to the extent principal and interest due exceed the estimated realizable value of the collateral on the date the loan becomes 180 days past due, or at the earlier of the foreclosure sale or when an appraisal indicates a value less than the loan value. Loans covered by lender-paid mortgage insurance are not charged off to the extent an insurance recovery is probable.

Consumer loans are subject to mandatory charge-off at a specified delinquency date and, except for residential real estate loans, are usually not classified as nonperforming prior to being charged off. Closed-end consumer loans, which include installment and student loans and automobile leases, are generally charged off in full no later than when the loan becomes 120 days past due. Open-end, unsecured consumer loans, such as credit card loans, are generally charged off in full no later than when the loan becomes 150 days past due.

Loans that are restructured due to a borrower experiencing financial difficulties, where the Corporation, for economic or legal reasons, grants a concession to the borrower that it would otherwise not consider, are accounted for as a troubled debt restructuring (TDR). TDRs may include certain modifications of terms of loans, receipts of assets from debtors in partial or full satisfaction of loans, or a combination of both. Restructured loans classified as TDRs are accounted for in accordance with SFAS 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings , and SFAS 114.

The Corporation sells residential and commercial real estate loans to Government National Mortgage Association (GNMA) and Federal National Mortgage Association (FNMA) in the normal course of business. These loan sale programs allow the Corporation to repurchase individual delinquent loans that meet certain criteria. Without the sponsoring entity’s prior authorization, the Corporation has the option to repurchase the delinquent loan for an amount equal to 100% of the remaining principal balance of the loan. Under SFAS 140, once the Corporation has the unconditional ability to repurchase the delinquent loan, effective control over the loan has been regained. At this point, the Corporation is required to recognize the loan and a related liability on its balance sheet, regardless of the Corporation’s intent to repurchase the loan. Refer to Note 7 for loans and borrowings recognized under these programs.

Allowance for Loan Losses and Allowance for Losses on Lending-Related Commitments: The allowance for loan losses is maintained at a level believed adequate by management to absorb probable incurred losses within the loan portfolio and is based on the size and current risk characteristics of the loan portfolio, an assessment of individual problem loans and actual loss experience, probable recoveries under lender paid mortgage insurance, current economic events in specific industries and geographical areas, including unemployment levels, and other pertinent factors, including regulatory guidance and general economic conditions. Determination of the allowance is inherently subjective as it requires significant estimates, including the amounts and timing of expected future cash flows on impaired loans, estimated losses on pools of homogeneous loans based on historical loss experience, insurance coverage limits, and consideration of current environmental factors and economic trends, all of which may be susceptible to significant change. Loan losses are charged off against the allowance, while recoveries of amounts previously charged off are credited to the allowance. A provision for credit losses is recorded based on management’s periodic evaluation of the factors previously mentioned, as well as other pertinent factors. Evaluations are conducted quarterly. When portfolio loans are identified for sale or securitization, the attributed loan loss allowance is reclassified to held for sale as a reduction to the carrying value of the loans. If a loss attributable to deterioration of the creditworthiness of the borrower is anticipated upon sale, a charge-off is recognized upon transfer.

The Corporation maintains an allowance for losses on unfunded commercial lending commitments and letters of credit to provide for the risk of loss inherent in these arrangements. The allowance is computed using a methodology similar to that used to determine the allowance for loan losses, modified to take into account the probability of a drawdown on the commitment. This allowance is reported as a liability on the balance sheet within accrued expenses and other liabilities, while the corresponding provision for these losses is recorded in noninterest expense.

Other Real Estate Owned: Other real estate owned (OREO) is comprised principally of commercial and residential real estate properties obtained in partial or total satisfaction of loan obligations, as well as bank premises qualifying as held for sale under SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. OREO obtained in satisfaction of a loan is recorded at the estimated fair value less anticipated selling costs based upon the property’s appraised value at the date of transfer, with any difference between the fair value of the property and the net carrying value of the loan either charged to the allowance for loan losses, or recorded in noninterest income after recovery of previously recognized charge-offs. Bank premises are transferred at the lower of carrying value or estimated fair value less anticipated selling costs. Subsequent changes in value are reported as adjustments to the carrying amount, not to exceed the initial carrying value of the assets at the time of transfer, with the offset recorded in noninterest expense. Gains or losses not previously recognized resulting from the sale of OREO are recognized in noninterest expense on the date of sale.

Securities: Investments in debt securities and certain equity securities with readily determinable fair values, other than those classified as principal investments or accounted for under the equity method, are accounted for under SFAS 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS 115 requires investments to be classified within one of three categories: trading, held to maturity, or available for sale, based on the type of security and management’s ability and intent with regard to selling the security.

Securities purchased with the intention of realizing short-term profits, or that are used to manage risk in other balance sheet assets and liabilities carried at fair value, are considered trading securities, carried at fair value, and are included in other investments on the balance sheet. Depending on the purpose for holding the securities, realized and unrealized gains and losses are included in either brokerage revenue, loan servicing revenue or other noninterest income in the statement of income. Interest on trading account securities is recorded in interest income. Loans are classified as trading when positions are bought and sold primarily to make profits on short-term appreciation or for other trading purposes. Trading loans are also included in other investments on the balance sheet and are carried at fair value, with gains and losses included in other noninterest income. See Note 9 for further information on trading securities.

Debt securities are classified as held to maturity when management has the positive intent and ability to hold the securities to maturity. Securities held to maturity, when present, are carried at amortized cost. At December 31, 2007, National City held one security as held to maturity with an amortized cost of $6 million and a fair value of approximately $6 million. National City held no securities classified as held to maturity at December 31, 2006.

Debt and marketable equity securities not classified as held to maturity or trading are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and unrealized losses not deemed other-than-temporary reported in accumulated other comprehensive income, net of tax. Realized gains and losses on the sale of, and other-than-temporary impairment charges, on available-for-sale securities are recorded in securities gains or losses in the statement of income.

Interest and dividends on securities, including amortization of premiums and accretion of discounts using the effective interest method over the period to maturity, are included in interest income. Realized gains and losses on the sale of securities, and other-than-temporary impairment charges, are determined using the specific-identification method. Purchases and sales of securities are recognized on a trade date basis.

Certain equity security investments that do not have readily determinable fair values and for which the Corporation does not exercise significant influence are carried at cost and classified either within other investments or other assets on the balance sheet depending on the frequency of dividend declarations. Cost method investments classified within other investments consist solely of shares of Federal Home Loan Bank and Federal Reserve Bank stock. These investments totaled $808 million and $483 million at December 31, 2007 and December 31, 2006, respectively. Cost method investments classified within other assets were less than $1 million at December 31, 2007 and December 31, 2006. The Corporation’s investment in Visa has no cost basis. Cost method investments are reviewed for impairment at least annually or sooner if events or changes in circumstances indicate the carrying value may not be recoverable.

Principal Investments: Principal investments, which include direct investments in private and public companies and indirect investments in private equity funds, are carried at estimated fair value with changes in fair value recognized in other noninterest income.

Direct investments include equity and mezzanine investments in the form of common stock, preferred stock, limited liability company interests, warrants, and subordinated debt. Direct mezzanine investments in the form of subordinated debt and preferred stock, which earn interest or dividends, are included in other investments on the balance sheet, while the remainder of the direct investments are included in other assets. Indirect investments include ownership interests in private equity funds managed by third-party general partners and are included in other assets on the balance sheet.

The fair values of publicly traded investments are determined using quoted market prices, subject to various discount factors related to sales restrictions and regulations, when appropriate. Investments that are not publicly traded are initially recorded at cost, and subsequent adjustments to fair value are estimated in good faith by management. Factors used in determining the fair value of direct investments include consideration of the company’s business model, current and projected financial performance, liquidity, management team, and overall economic and market conditions. Factors used in determining the fair value of indirect investments include evaluation of the investments owned by the private equity funds, the general partner’s valuation techniques, and overall economic and market conditions. The fair value estimates of the investments are based upon currently available information and may not necessarily represent amounts that will ultimately be realized, which depend on future events and circumstances.

Interest and dividends on direct mezzanine debt and preferred stock investments are recorded in interest income. All other income on principal investments, including fair value adjustments, realized gains and losses on the return of capital, and principal investment write-offs, is recognized in other noninterest income.

Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase: Securities purchased under agreements to resell and securities sold under agreements to repurchase are generally accounted for as collateralized financing transactions and are recorded at the amounts at which the securities were acquired or sold plus accrued interest. Securities, generally U.S. government and federal agency securities, pledged as collateral under these financing arrangements cannot be sold or repledged by the secured party. The fair value of collateral either received from or provided to a third party is continually monitored, and additional collateral is obtained or requested to be returned as appropriate.

Goodwill and Other Intangible Assets: Goodwill represents the excess of the cost of an acquisition over the fair value of the net assets acquired. Other intangible assets represent purchased assets that also lack physical substance but can be separately distinguished from goodwill because of contractual or other legal rights or because the asset is capable of being sold or exchanged, either on its own or in combination with a related contract, asset, or liability. Goodwill impairment testing is performed annually, or more frequently if events or circumstances indicate possible impairment. Goodwill is allocated to reporting units one level below business segments. Fair values of reporting units are determined using either market-based valuation multiples for comparable businesses if available, or discounted cash flow analyses based on internal financial forecasts. If the fair value of a reporting unit exceeds its net book value, goodwill is considered not to be impaired. If the net book value of a reporting unit exceeds its fair value, an impairment loss may be recognized. An impairment loss is measured as the excess of the carrying value of the goodwill of a reporting unit over its implied fair value. The implied fair value of goodwill represents the difference between the fair value of the reporting unit and the fair value of all of the assets and liabilities of that unit, including any unrecognized intangible assets. Goodwill impairment losses are recorded in other noninterest expense. Note 11 contains additional information regarding goodwill and the carrying values by major lines of business.

Intangible assets with finite lives include those associated with core deposits, credit cards, and other items. Intangible assets are subject to impairment testing whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Core deposit intangibles are primarily amortized over a period not to exceed 10 years using an accelerated amortization method. Credit card intangibles are amortized over their estimated useful lives on a straight-line basis, which range from one to seven years. Other intangibles, primarily customer contracts and noncompete agreements, are amortized over the period benefited ranging from three to 11 years. Amortization expense for core deposits and other intangibles is recognized in noninterest expense. Note 11 includes a summary of other intangible assets.

Depreciable Assets: Properties and equipment are stated at cost less accumulated depreciation and amortization. Maintenance and repairs are charged to expense as incurred, while improvements which extend an asset’s useful life are capitalized and depreciated over the estimated remaining life of the asset. Depreciation and amortization are calculated using the straight-line method over the estimated useful life of the asset. Useful lives range from one to 10 years for furniture, fixtures, and equipment; three to five years for software, hardware, and data handling equipment; and 10 to 40 years for buildings and building improvements. Land improvements are amortized over a period of 15 years. Leasehold improvements are amortized over the shorter of the asset’s useful life or the remaining lease term, including renewal periods when reasonably assured pursuant to SFAS 13, Accounting for Leases . For leasehold improvements acquired in a business combination, lease renewals reasonably assured at the date of acquisition are included in the remaining lease term. For leasehold improvements placed in service after the inception of the lease, lease renewals reasonably assured at the date of purchase are included in the remaining lease term.

Long-lived depreciable assets are evaluated periodically for impairment when events or changes in circumstances indicate the carrying amount may not be recoverable. Impairment exists when the expected undiscounted future cash flows of a long-lived asset are less than its carrying value. In that event, the Corporation recognizes a loss for the difference between the carrying amount and the estimated fair value of the asset based on a quoted market price, if available, or a discounted cash flow analysis. Impairment losses are recorded in other noninterest expense.

Equipment leased to others is stated at cost less accumulated depreciation. Depreciation expense is recorded on a straight-line basis over the life of the lease considering the estimated residual value. On a periodic basis, leased assets are reviewed for impairment. An impairment loss is recognized if the carrying amount of leased assets exceeds fair value and is not recoverable. The carrying amount of leased assets is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the lease payments and the estimated residual value upon the eventual disposition of the equipment.

Asset Securitizations: National City uses the securitization of financial assets as a source of funding. In a securitization, financial assets, including pools of credit card and automobile loans, are transferred into trusts or to SPEs in transactions which are effective under applicable banking rules and regulations to legally isolate the assets from National City Bank (the Bank), a subsidiary of the Corporation. Where the transferor is a depository institution, such as the Bank, legal isolation is accomplished through compliance with specific rules and regulations of the relevant regulatory authorities. In addition, the Corporation purchased the guaranteed portion of Small Business Administration (SBA) loans from third-party lenders and then securitized these loans into SBA guaranteed pooled securities through the use of a fiscal and transfer agent approved by the SBA. The certificates are then sold directly to institutional investors, achieving legal isolation.

SFAS 140 requires a true sale analysis of the treatment of the transfer under state law as if the Corporation was a debtor under the bankruptcy code. A true sale legal analysis includes several legally relevant factors, such as the nature and level of recourse to the transferor, and the nature of retained interests in the loans sold. The analytical conclusion as to a true sale is never absolute and unconditional, but contains qualifications based on the inherent equitable powers of a bankruptcy court, as well as the unsettled state of the common law. Once the legal isolation test has been met under SFAS 140, other factors concerning the nature and extent of the transferor’s control over the transferred assets are taken into account in order to determine whether derecognition of assets is warranted, including whether the SPE has complied with rules concerning qualifying special-purpose entities.

Legal opinions regarding legal isolation have been obtained by the Bank for each of its credit card securitizations. These opinions stated in their conclusions that the Federal Deposit Insurance Corporation (FDIC) regulation, Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation (Securitization Rule) would be applicable to the transfer of such assets. The Securitization Rule provides reasonable assurance that neither the FDIC acting as conservator or receiver for the transferring bank subsidiary, nor any other creditor of the bank, may reclaim or recover the assets from the securitization trust or recharacterize the assets as property of the transferring bank subsidiary or of the conservatorship or receivership for the bank. The opinion further reasoned, even if the Securitization Rule did not apply, then pursuant to various FDIC pronouncements, the FDIC would uphold the effectiveness of the security interest granted in the financial assets.

Legal opinions were also obtained for each automobile loan securitization, which were all structured as two-step transfers. While noting each of these transactions fall within the meaning of a securitization under the Securitization Rule, in accordance with accounting guidance, an analysis was also rendered under state law as if the transferring Bank was a debtor under the bankruptcy code. The true sale opinion obtained for each of these transactions provides reasonable assurance that the purchased assets would not be characterized as the property of the transferring bank’s receivership or conservatorship estate in the event of insolvency and also states the transferor would not be required to substantively consolidate the assets and liabilities of the purchaser SPE with those of the transferor upon such event.

The process of securitizing SBA loans into pools of SBA certificates is prescribed by the SBA and must be followed to obtain the SBA guarantee. This process meets the requirements for sale treatment under SFAS 140.

In a securitization, the trust issues beneficial interests in the form of senior and subordinated asset-backed securities backed or collateralized by the assets sold to the trust. The senior classes of the asset-backed securities typically receive investment grade credit ratings at the time of issuance. These ratings are generally achieved through the creation of lower-rated subordinated classes of asset-backed securities, as well as subordinated interests retained by an affiliate of the Corporation. In all cases, the Corporation or its affiliates may retain interests in the securitized assets, which may take the form of seller certificates, subordinated tranches, cash reserve balances or interest-only strips representing the cash flows generated by the assets in excess of the contractual cash flows required to be paid to the investors.

An SBA approved fiscal and transfer agent associated with the SBA securitizations issues certificates once all the necessary documents to support the transaction have been provided. The Corporation has retained beneficial interests in the securitized assets in the form of interest-only strips. The SBA guarantees the credit risk with respect to the loans sold.

In accordance with SFAS 140, securitized loans are removed from the balance sheet and a net gain or loss is recognized in income at the time of initial sale and each subsequent sale when the combined net sales proceeds and, if applicable, retained interests differ from the loans’ allocated carrying amount. Net gains or losses resulting from securitizations are recorded in loan sale revenue within noninterest income.

Retained interests in the subordinated tranches and interest-only strips are recorded at their fair value and included in the available-for-sale or the trading securities portfolio. Retained interests from the credit card and automobile loan securitizations are classified as available-for-sale securities. Retained interests from the SBA securitizations are classified as trading securities and are included in other investments on the balance sheet. Subsequent adjustments to the fair value of retained interests classified as available for sale are recorded through accumulated other comprehensive income within stockholders’ equity, or in security losses in the income statement if the fair value has declined below the carrying amount, and such decline has been determined to be other-than-temporary. Fair value adjustments to retained interests classified as trading securities are recorded in other noninterest income while other-than-temporary impairments are recorded within security (losses) gains, net.

The fair value of retained interests is estimated at the time of sale and at each subsequent reporting date by using a cash flow valuation model which calculates the present value of the estimated cash flows of retained interests. Assumptions and estimates used in the cash flow model consist of credit loss rates, loan prepayment rates, loan pool characteristics such as loan interest rates and expected life of the loans, the cost of funds, servicing fees and costs, and discount rates commensurate with the risks involved. On a monthly basis, management reviews the historical performance of each retained interest and the assumptions used to project future cash flows. If past performance or future expectations dictate, assumptions are revised and the present value of future retained interest cash flows is recalculated. Refer to Note 5 for further analysis of the assumptions used in the determination of fair value of retained interests. The value of these retained interests represent National City’s maximum loss exposure with respect to securitization vehicles. The investors in the asset-backed securities issued by the SPEs have no further recourse against the Corporation if cash flows generated by the securitized assets are inadequate to service the obligations of the SPEs.

For credit card securitizations, the Corporation’s continuing involvement in the securitized assets includes maintaining an undivided, pro rata interest in all credit card assets that are in the trust, referred to as seller’s interest. The seller’s interest ranks equally with the investors’ interests in the trust. As the amount of the assets in the securitized pool fluctuates due to customer payments, purchases, cash advances, and credit losses, the carrying amount of the seller’s interest will vary. However, the Corporation is required to maintain its seller’s interest at a minimum level of 5% of the initial invested amount in each series to ensure sufficient assets are available for allocation to the investors’ interests.

Also with regard to credit card securitizations, the trust is not required to make principal payments to the investors during the revolving period, which generally approximates 48 months. Instead, the trust uses principal payments received on the accounts to purchase new credit card loans. Therefore, the principal dollar amount of the investor’s interest in the assets within the trust remains unchanged. Once the revolving period ends, the trust will distribute principal payments to the investors according to the terms of the transaction. Distribution of principal to the investors in the credit card trust may begin earlier if the average annualized yield on the loans securitized (generally equal to the sum of interest income, interchange and other fees, less principal credit losses during the period) for three consecutive months drops below a minimum yield (generally equal to the sum of the coupon rate payable to investors plus contractual servicing fees), or certain other events occur.

Transaction costs associated with revolving loan securitizations are deferred at the time of sale and amortized over the revolving term of the securitization, while transaction costs associated with fixed-term securitizations are recognized as a component of the gain or loss at the time of sale.

Servicing Assets: The Corporation periodically sells or securitizes loans while retaining the obligation to perform the servicing of such loans. In addition, the Corporation may purchase or assume the right to service loans originated by others. Whenever the Corporation undertakes an obligation to service a loan, management assesses whether a servicing asset or liability should be recognized. A servicing asset is recognized whenever the compensation for servicing is expected to exceed current market servicing prices. Likewise, a servicing liability would be recognized in the event that servicing fees to be received are not expected to adequately compensate the Corporation for its expected cost. Servicing assets related to residential real estate loans are separately presented on the balance sheet as mortgage servicing rights (MSRs). Servicing assets associated with the sale or securitization of commercial real estate and other consumer loans are presented within other assets on the balance sheet. The Corporation does not presently have any servicing liabilities.

All separately recognized servicing assets and/or liabilities are initially recognized at fair value. For subsequent measurement of servicing rights, the Corporation has elected the fair value method for MSRs while all other servicing assets follow the amortization method. Under the fair value measurement method, MSRs are recorded at fair value each reporting period, and changes in fair value are reported in loan servicing revenue in the income statement. Under the amortization method, other servicing assets are amortized in proportion to, and over the period of, estimated servicing income and assessed for impairment based on fair value at each reporting period. Contractual servicing fees including ancillary income and late fees, as well as fair value adjustments, associated derivative gains and losses, and impairment losses, if any, are reported in loan servicing revenue in the income statement.

The fair value of MSRs is estimated by using a cash flow valuation model which calculates the present value of estimated future net servicing cash flows, taking into consideration actual and expected mortgage loan prepayment rates, discount rates, servicing costs, and other economic factors, which are determined based on current market conditions. Expected mortgage loan prepayment assumptions are derived from an internal proprietary model and consider empirical data drawn from the historical performance of the Corporation’s managed portfolio. Prepayment rates have a lesser impact on the value of servicing assets associated with commercial real estate loans as these loans have lockout and prepayment penalties generally ranging from five to nine years.

Future interest rates are another significant factor in the valuation of MSRs. In 2007, the Corporation refined its MSR valuation model to incorporate market implied forward interest rates to estimate the future direction of mortgage and discount rates. The forward rates utilized are derived from the current yield curve for U.S. dollar interest rate swaps and are consistent with pricing of capital markets instruments. In prior periods, the MSR valuation model assumed that interest rates remained constant over the life of the servicing asset cash flows.

Derivative Instruments: The Corporation enters into derivative transactions principally to protect against the risk of adverse price or interest-rate movements on the value of certain assets and liabilities and on future cash flows. In addition, certain contracts and commitments, such as mortgage loan commitments, are defined as derivatives under GAAP.

Under the requirements of SFAS 133, Accounting for Derivative Instruments and Hedging Activities, as amended, all derivative instruments are carried at fair value on the balance sheet. SFAS 133 provides special hedge accounting provisions, which permit the change in the fair value of the hedged item related to the risk being hedged to be recognized in earnings in the same period and in the same income statement line as the change in the fair value of the derivative.

Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest-rate risk, are considered fair value hedges under SFAS 133. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. The

Corporation formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking each hedge transaction.

Fair value hedges are accounted for by recording the fair value of the derivative instrument, the fair value of the hedged risk of the hedged asset or liability, with corresponding offsets recorded in the income statement. The fair values of derivatives are recorded as freestanding assets or liabilities on the balance sheet, while fair value adjustments to the hedged assets or liabilities are included in the carrying value of the hedged items. Actual cash receipts or payments and related amounts accrued during the period on derivatives included in a fair value hedge relationship are recorded as adjustments to the income or expense recorded on the hedged asset or liability.

Cash flow hedges are accounted for by recording the fair value of the derivative instrument on the balance sheet as either a freestanding asset or liability, with a corresponding offset recorded in accumulated other comprehensive income within stockholders’ equity, net of tax. Amounts are reclassified from accumulated other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings.

Under both the fair value and cash flow hedge methods, derivative gains and losses not effective in hedging the change in fair value or expected cash flows of the hedged item are recognized immediately in the income statement. At the hedge’s inception and at least quarterly thereafter, a formal assessment is performed to determine whether changes in the fair values or cash flows of the derivative instruments have been highly effective in offsetting changes in the fair values or cash flows of the hedged items and whether they are expected to be highly effective in the future. If it is determined a derivative instrument has not been or will not continue to be highly effective as a hedge, hedge accounting is discontinued. When this occurs, SFAS 133 basis adjustments recorded on hedged assets and liabilities are amortized over the remaining life of the hedged item beginning no later than when hedge accounting ceases.

Share-Based Payment: Compensation cost is recognized for stock options and restricted stock awards issued to employees. Compensation cost is measured as the fair value of these awards on their date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Corporation’s common stock at the date of grant is used to estimate the fair value of restricted stock awards. Compensation cost is recognized over the required service period, generally defined as the vesting period for stock option awards and as the restriction period for restricted stock awards. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. When an award is granted to an employee who is retirement eligible, the compensation cost of these awards is recognized over the period up to the date the employee first becomes eligible to retire.

Advertising Costs: Advertising costs are generally expensed as incurred.

Income Taxes: The Corporation and its subsidiaries file a consolidated federal income tax return. The provision for income taxes is based upon income in the consolidated financial statements, rather than amounts reported on the income tax return. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date.

Positions taken in the Corporation’s tax returns may be subject to challenge by the taxing authorities upon examination. Uncertain tax positions are initially recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions are both initially and subsequently measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement with the tax authority, assuming full knowledge of the position and all relevant facts. The Corporation provides for interest and, in some cases, penalties on tax positions that may be challenged by the taxing authorities. Interest expense is recognized beginning in the first period that such interest would begin accruing. Penalties are recognized in the period that the Corporation claims the position in the tax return. Interest and penalties on income tax uncertainties are classified within income tax expense in the income statement.

Stock Repurchases: The Corporation periodically repurchases shares of its outstanding common stock through open market purchases or other methods. Repurchased shares are recorded as treasury shares on the trade date using the par value method, and the cash paid is allocated to common stock, capital surplus, and retained earnings. Treasury shares are available for reissuance upon exercise of employee stock awards.

2.	Recent Accounting Pronouncements

Accounting for Certain Hybrid Financial Instruments: In February 2006, the Financial Accounting Standards Board (FASB) issued SFAS 155, Accounting for Certain Hybrid Financial Instruments, which amends SFAS 133 and SFAS 140. SFAS 155 requires entities to evaluate and identify whether interests in securitized financial assets are freestanding derivatives or hybrid financial instruments that contain an embedded derivative that may require bifurcation. SFAS 155 also permits fair value measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation. This statement was effective for all financial instruments acquired or issued by the Corporation on or after January 1, 2007. The adoption of this statement did not have a material impact on financial condition, results of operations, or liquidity.

Accounting for Uncertainty in Income Taxes: In June 2006, the FASB issued Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes , an interpretation of SFAS 109, Accounting for Income Taxes. FIN 48 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under FIN 48, tax positions shall initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions shall initially and subsequently be measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement with the tax authority assuming full knowledge of the position and all relevant facts. FIN 48 also revises disclosure requirements to include an annual tabular rollforward of uncertain tax positions. The provisions of this interpretation were adopted by the Corporation on January 1, 2007. Upon adoption, the Corporation increased its reserves for uncertain tax positions by $31 million which was recognized by way of a cumulative effect adjustment to retained earnings ($24 million net of tax).

Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction: In July 2006, the FASB issued FASB Staff Position (FSP) 13-2, Accounting for a Change or Projected Change in the Timing of Cash Flows Relating to Income Taxes Generated by a Leveraged Lease Transaction. This FSP amends SFAS 13, Accounting for Leases , to require a lessor in a leveraged lease transaction to recalculate the lease for the effects of a change or projected change in the timing of cash flows relating to income taxes that are generated by the transaction. The Corporation adopted FSP 13-2 on January 1, 2007, and the adoption did not have a material impact on financial condition, results of operations, or liquidity.

Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans: In September 2006, the FASB issued SFAS 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans. On December 31, 2006, the Corporation adopted the recognition and disclosure provisions of this statement which resulted in the recording of the funded status of its pension and postretirement plans as either assets or liabilities and the recording of unrecognized actuarial gains/losses, prior service costs, and transition obligations totaling $71 million as a separate component of accumulated other comprehensive income, net of tax. SFAS 158 also required the Corporation to change the measurement date of its defined benefit pension and other postretirement obligations from October 31 to December 31. The incremental pension benefit associated with the measurement date change was recognized on January 1, 2008 as an increase to retained earnings of $1 million after-tax.

Fair Value Measurements: In September 2006, the FASB issued SFAS 157, Fair Value Measurements , which upon adoption will replace various definitions of fair value in existing accounting literature with a single definition, will establish a framework for measuring fair value, and will require additional disclosures about fair value measurements. SFAS 157 clarifies that fair value is the price that would be received to sell an asset or the price paid to transfer a liability in the principal or most advantageous market available to the entity and emphasizes that fair value is a market-based measurement and should be based on the assumptions market participants would use. The statement also creates a three-level hierarchy under which individual fair value estimates are to be ranked based on the relative reliability of the inputs used in the valuation. This hierarchy is the basis for the disclosure requirements, with fair value estimates based on the least reliable inputs requiring more extensive disclosures about the valuation method used and the gains and losses associated with those estimates. SFAS 157 is required to be applied whenever another financial accounting standard requires or permits an asset or liability to be measured at fair value. The statement does not expand the use of fair value to any new circumstances. The Corporation adopted SFAS 157 on January 1, 2008, and the adoption did not have a material impact on financial condition, results of operations, or liquidity.

Fair Value Option: In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities . The statement allows an entity to elect to measure certain financial assets and liabilities at fair value with changes in fair value recognized in the income statement each period. The statement also requires additional disclosures to identify the effects of an entity’s fair value election on its earnings. On January 1, 2008, the Corporation elected the fair value option for residential and commercial real estate loans held for sale. Previously, these loans were carried at the lower-of-cost or fair value after consideration of any SFAS 133 valuation adjustments. Interest rate risk related to these loans was hedged with derivative instruments and application of the fair value option allows for both the loans and the derivatives to be carried at fair value without the burden of applying for hedge accounting under SFAS 133. The election was applied to existing residential and commercial real estate loans held for sale as of January 1, 2008 and is also being applied prospectively to the same types of loans originated or purchased as held for sale. As of the adoption date, the carrying value of the existing loans held for sale was adjusted to fair value through a cumulative-effect adjustment to beginning retained earnings. This adjustment represented an increase in value of $12 million pretax ($8 million net of tax). Prospectively, accounting for residential and commercial real estate loans to be sold at fair value will accelerate the recognition of some gains and losses previously recognized at the time of sale but otherwise is not expected to have a material impact on financial condition, results of operations, or liquidity.

Amendment of FASB Interpretation No. 39: In April 2007, the FASB issued FSP 39-1, Amendment of FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts . FSP 39-1 permits entities to offset fair value amounts recognized for multiple derivative instruments executed with the same counterparty under a master netting agreement. FSP 39-1 clarifies that the fair value amounts recognized for the right to reclaim cash collateral, or the obligation to return cash collateral, arising from the same master netting arrangement, should also be offset against the fair value of the related derivative instruments. The Corporation has historically presented all of its derivative positions and related collateral on a gross basis.

Effective January 1, 2008, the Corporation adopted a net presentation for derivative positions and related collateral entered into under master netting agreements pursuant to the guidance in FIN 39 and FSP 39-1. The adoption of this guidance resulted in balance sheet reclassifications of certain cash collateral-based short-term investments against the related derivative liabilities and certain deposit liability balances against the related fair values of derivative assets. The effects of these reclassifications will fluctuate based on the fair values of the derivative contracts but overall are not expected to have a material impact on either total assets or total liabilities. The adoption of this presentation change did not have an impact on stockholders’ equity, results of operations, or liquidity.

Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards: In June 2007, the FASB ratified the consensus reached in EITF 06-11, Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards . EITF 06-11 applies to entities that have share-based payment arrangements that entitle employees to receive dividends or dividend equivalents on equity-classified nonvested shares when those dividends or dividend equivalents are charged to retained earnings and result in an income tax deduction. Entities that have share-based payment arrangements that fall within the scope of EITF 06-11 will be required to increase capital surplus for any realized income tax benefit associated with dividends or dividend equivalents paid to employees for equity classified nonvested equity awards. Any increase recorded to capital surplus is required to be included in an entity’s pool of excess tax benefits that are available to absorb potential future tax deficiencies on share-based payment awards. The Corporation adopted EITF 06-11 on January 1, 2008 for dividends declared on share-based payment awards subsequent to this date. The impact of adoption is not expected to have a material impact on financial condition, results of operations, or liquidity.

Accounting for Written Loan Commitments Accounted for at Fair Value: In November 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 109, which addresses the valuation of written loan commitments accounted for at fair value through earnings. The guidance in SAB 109 expresses the staff’s view that the measurement of fair value for a written loan commitment accounted for at fair value through earnings should incorporate the expected net future cash flows related to the associated servicing of the loan. Previously under SAB 105, Application of Accounting Principles to Loan Commitments , this component of value was not incorporated into the fair value of the loan commitment. The Corporation adopted the provisions of SAB 109 for written loan commitments entered into or modified after December 31, 2007 related to residential and commercial real estate loans held for sale that are accounted for as derivatives under SFAS 133. The Corporation does not account for any other written loan commitments at fair value through earnings. The impact of SAB 109 will be to accelerate the recognition of the estimated fair value of the servicing inherent in the loan to the commitment date.

Business Combinations: In December 2007, the FASB issued SFAS 141(R), Business Combinations. SFAS 141(R) will significantly change how entities apply the acquisition method to business combinations. The most significant changes affecting how the Corporation will account for business combinations under this Statement include: the acquisition date will be date the acquirer obtains control; all (and only) identifiable assets acquired, liabilities assumed, and noncontrolling interests in the acquiree will be stated at fair value on the acquisition date; assets or liabilities arising from noncontractual contingencies will be measured at their acquisition date fair value only if it is more likely than not that they meet the definition of an asset or liability on the acquisition date; adjustments subsequently made to the provisional amounts recorded on the acquisition date will be made retroactively during a measurement period not to exceed one year; acquisition-related restructuring costs that do not meet the criteria in SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities , will be expensed as incurred; transaction costs will be expensed as incurred; reversals of deferred income tax valuation allowances and income tax contingencies will be recognized in earnings subsequent to the measurement period; and the allowance for loan losses of an acquiree will not be permitted to be recognized by the acquirer. Additionally, SFAS 141(R) will require new and modified disclosures surrounding subsequent changes to acquisition-related contingencies, contingent consideration, noncontrolling interests, acquisition-related transaction costs, fair values and cash flows not expected to be collected for acquired loans, and an enhanced goodwill rollforward.

The Corporation will be required to prospectively apply SFAS 141(R) to all business combinations completed on or after January 1, 2009. Early adoption is not permitted. For business combinations in which the acquisition date was before the effective date, the provisions of SFAS 141(R) will apply to the subsequent accounting for deferred income tax valuation allowances and income tax contingencies and will require any changes in those amounts to be recorded in earnings. At December 31, 2007, the Corporation’s acquired deferred income tax valuation allowances and income tax contingencies totaled $2 million and $32 million, respectively. Management is currently evaluating the effects that SFAS 141(R) will have on the financial condition, results of operations, liquidity, and the disclosures that will be presented in the consolidated financial statements.

Accounting for Noncontrolling Interests: In December 2007, the FASB issued SFAS 160, Noncontrolling interests in Consolidated Financial Statements, an Amendment of ARB 51 . SFAS 160 establishes new accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 will require entities to classify noncontrolling interests as a component of stockholders’ equity and will require subsequent changes in ownership interests in a subsidiary to be accounted for as an equity transaction. Additionally, SFAS 160 will require entities to recognize a gain or loss upon the loss of control of a subsidiary and to remeasure any ownership interest retained at fair value on that date. This statement also requires expanded disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective on a prospective basis for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which are required to be applied retrospectively. Early adoption is not permitted.

At December 31, 2007, noncontrolling interests in subsidiaries totaled approximately $135 million and were included in accrued expenses and other liabilities on the consolidated balance sheet. Management is currently evaluating the effects, if any, that SFAS 160 will have upon adoption as this standard will affect the presentation and disclosure of noncontrolling interests in the consolidated financial statements.

3.	Acquisitions and Divestitures

Acquisitions: On May 1, 2006, in a cash transaction, the Corporation completed its acquisition of Forbes First Financial Corporation (Pioneer), a privately held bank holding company operating eight branches in the St. Louis, Missouri, metropolitan area through its subsidiary Pioneer Bank. As of the acquisition date, the fair value of Pioneer’s loans and deposits were $372 million and $430 million, respectively. Goodwill and intangibles resulting from this acquisition totaled $60 million.

On December 1, 2006, the Corporation completed its acquisition of Harbor Florida Bancshares, Inc. (Harbor), a banking company operating 42 branches along the central east coast of Florida through its subsidiary Harbor Federal Savings Bank. Under the terms of the agreement, each share of Harbor common stock was exchanged for 1.2206 shares of National City common stock. Approximately 29 million shares of National City common stock were issued in conjunction with this transaction. The common shares issued were valued at $36.68 per share, representing the average of closing market prices for two days prior and subsequent to the date the exchange ratio was finalized. The total cost of the transaction was $1.1 billion, and included $14 million for the fair value of stock options exchanged.

On January 5, 2007, the Corporation completed its acquisition of Fidelity Bankshares, Inc. (Fidelity), a banking company operating 52 branches along Florida’s southeast coast through its subsidiary Fidelity Federal Bank & Trust. Under the terms of the agreement, Fidelity shareholders elected to receive either $39.50 in cash or 1.0977 shares of National City common stock for each share of Fidelity stock outstanding. Shareholder elections were subject to an allocation process that resulted in 50% of Fidelity’s outstanding shares being exchanged for cash and 50% exchanged for National City common stock, resulting in the issuance of approximately 14 million shares of National City common stock and a cash payment of $506 million. The common shares were valued at $36.16 per share, representing the average of closing market prices for two days prior and subsequent to the date the merger was announced. The total cost of the transaction was $1.0 billion, including $20 million related to stock options settled in cash.

On September 1, 2007, the Corporation completed its acquisition of MAF Bancorp, Inc. (MAF), a banking company operating 82 branches throughout Chicago and Milwaukee and surrounding areas. Under the terms of the agreement, each share of MAF common stock was exchanged for 1.9939 shares of National City common stock. Approximately 67 million shares of National City common stock were issued in conjunction with this transaction. The common shares issued were valued at $27.16 per share, representing the average of closing market prices for two days prior and subsequent to the date the exchange ratio was finalized. The total cost of the transaction was $1.8 billion, and included $35 million for the fair value of stock options exchanged.

Assets and liabilities of acquired entities are recorded at estimated fair values as of respective acquisition dates, and the results of acquired entity operations are included in income from those dates. The fair values of acquired assets and liabilities, including identifiable intangible assets, are finalized as quickly as possible following an acquisition. The purchase price allocations for Harbor and Fidelity are complete. The MAF purchase price allocation is substantially complete; however, its valuations may be subject to revision as additional information becomes available. Purchase accounting adjustments determinable within 12 months of acquisition date result in adjustments to goodwill.

The following table shows the excess purchase price over carrying value of net assets acquired, purchase price allocation and resulting goodwill recorded to date for recent acquisitions.

(In Thousands)	Harbor	Fidelity	MAF
Purchase price	$1,080,145	$1,034,828	$1,844,522
Carrying value of net assets acquired	(344,162)	(269,008)	(698,718)

Excess of purchase price over carrying value of net assets acquired	735,983	765,820	1,145,804
Purchase accounting adjustments
Securities	9,699	(531)	587
Portfolio loans and loans held for sale	(29,852)	(52,929)	(10,684)
Premises and equipment	(26,351)	(38,384)	(379)
Mortgage servicing rights	(3,253)	(3,749)	(16,802)
Other assets	(9,039)	(440)	19,991
Deposits	(1,244)	(1,416)	(5,073)
Borrowings	(769)	2,854	(2,569)
Severance and exit costs	11,236	31,123	39,914
Other liabilities	24,169	26,414	9,650
Deferred taxes	28,439	72,093	31,454

Subtotal	739,018	800,855	1,211,893

Core deposit intangibles	(36,935)	(84,972)	(153,878)
Other identifiable intangible assets	(9,108)	(2,060)	(618)

Goodwill	$692,975	$713,823	$1,057,397

The following table summarizes the estimated fair value of net assets acquired related to recent acquisitions.

(In Thousands)	Harbor	Fidelity	MAF
Assets
Cash and cash equivalents	$242,124	$142,483	$141,860
Federal funds sold	—	—	107,709
Securities	389,869	628,068	1,821,230
Loans, net of allowance for loan losses	2,638,892	3,569,353	7,074,697
Premises and other equipment	87,885	132,811	165,764
Goodwill and other intangibles	739,018	800,855	1,211,893
Mortgage servicing rights	4,741	7,074	35,908
Other assets	63,206	95,096	339,999

Total Assets	4,165,735	5,375,740	10,899,060
Liabilities
Deposits	2,389,861	3,375,712	7,351,337
Borrowings	614,680	763,931	1,471,026
Other liabilities	81,049	201,269	232,175

Total Liabilities	3,085,590	4,340,912	9,054,538

Fair value of net assets acquired	$1,080,145	$1,034,828	$1,844,522

The following unaudited pro forma consolidated financial information presents the combined results of operations of the Corporation as if the Pioneer, Harbor, Fidelity and MAF acquisitions had occurred as of the beginning of 2007 and 2006, respectively.

	For the Calendar Year
(Dollars in Thousands, Except Per Share Amounts)	2007	2006
Net interest income	$4,544,455	$5,037,670
Provision for loan losses	1,332,701	495,109
Net interest income after provision for loan losses	3,211,754	4,542,561
Noninterest income	2,665,583	4,144,238
Noninterest expense	5,476,864	5,231,068

Income before income tax expense	400,473	3,455,731
Income tax expense	68,351	1,140,938

Net Income	$332,122	$2,314,793

Net Income Per Common Share
Basic	$.51	$3.23
Diluted	.50	3.18
Average Common Shares Outstanding
Basic	651,006,096	715,763,157
Diluted	658,625,367	727,292,653

The pro forma results include amortization of fair value adjustments on loans, deposits, and debt, amortization of newly created intangibles and post-merger acquisition related charges. The pro forma number of average common shares outstanding includes adjustments for shares issued for the acquisitions and the impact of additional dilutive securities but does not assume any incremental share repurchases. The pro forma results presented do not reflect cost savings or revenue enhancements anticipated from the acquisitions and are not necessarily indicative of what actually would have occurred if the acquisitions had been completed as of the beginning of the periods presented, nor are they necessarily indicative of future consolidated results.

Divestitures: In 2007, the Corporation sold three branches located in western Illinois. The Corporation recognized a gain on this transaction of approximately $16 million. On December 30, 2006, the Corporation completed the sale of its First Franklin nonprime mortgage origination network and related servicing platform. The Corporation recognized a pretax gain of $984 million, or $622 million after tax, on this transaction. The purchase price and the resulting gain are subject to adjustment based on the closing date values of assets and liabilities sold, as well as other negotiated matters. In 2005, the Corporation sold Madison Bank & Trust, an Indiana state chartered bank, including six branches. The Corporation recognized a gain on this transaction of approximately $16 million.

4.	Restructuring Charges

Restructuring programs consist of acquisition integration related activities as well as other strategic initiatives. During the years ended December 31, 2007 and 2006, the Corporation recorded severance and other employee-related expense of $106 million and $33 million, respectively. The severance charges in 2007 were primarily related to staffing reductions in the mortgage business and in corporate support units. The severance charges in 2006 were primarily related to the divestiture of First Franklin and other business activities. Severance and other employee-related costs incurred in 2007 and 2006 included $8 million and $6 million, respectively, of retention benefits for employees associated with acquired or divested units.

Acquisition integration plans were formulated prior to the completion of each acquisition. Costs incurred for acquisition-related employee terminations consist of severance, retention, and outplacement benefits. Severance and outplacement benefit costs were recognized in the allocation of the purchase price to acquired assets and liabilities. Retention benefits were recorded to salaries expense over the required service period. Costs relating to the exit of certain acquired businesses, facility leases, and other contract termination costs were also recognized in the allocation of the purchase price to acquired assets and liabilities. The activity shown in the table below includes severance and restructuring costs associated with the MAF Bancorp acquisition which was completed on September 1, 2007.

Payments will continue to be made for acquisition-related integration costs through December 2010 for severance benefits and through January 2013 for lease obligations related to vacated facilities.

Severance and other employee-related costs, associated with other strategic initiatives and incurred in the normal course of business, are recorded in salaries, benefits and other personnel costs in the income statement. These payments are scheduled to occur through April 2009. Other restructuring costs, which consist primarily of consulting and lease exit costs unrelated to acquisitions, are recorded in third-party services and other noninterest expense, respectively, and are scheduled to occur through December 2010.

Activity in the severance and restructuring liability for the years ended December 31, 2007 and 2006 is presented in the following table. Historically, the majority of severance and other termination expenses have been recorded as unallocated corporate charges within the Parent and Other segment. However, in 2007, severance and other employee-related costs of $36 million, directly associated with staffing reductions in our mortgage operations, were recorded within the Mortgage Banking segment.

	For the Calendar Year December 31, 2007
(In Thousands)	Acquisitions	Other	Total
Beginning balance	$40,494	$32,110	$72,604
Severance and other employee related costs:
Charged to expense	7,666	98,277	105,943
Recognized in purchase price allocation	56,498	—	56,498
Payments	(51,147)	(52,692)	(103,839)
Exit costs, contract terminations and other:
Charged to expense	—	11,017	11,017
Recognized in purchase price allocation	12,196	—	12,196
Payments	(13,567)	(7,771)	(21,338)

Ending balance	$52,140	$80,941	$133,081

	For the Calendar Year December 31, 2006
(In Thousands)	Acquisitions	Other	Total
Beginning balance	$35,455	$52,398	$87,853
Severance and other employee related costs:
Charged to expense	426	33,056	33,482
Recognized in purchase price allocation	11,967	—	11,967
Payments	(6,097)	(51,097)	(57,194)
Exit costs, contract terminations and other:
Charged to expense	—	3,710	3,710
Recognized in purchase price allocation	4,778	—	4,778
Payments	(6,035)	(5,957)	(11,992)

Ending balance	$40,494	$32,110	$72,604

5.	Securitization Activity

The Corporation has securitized pools of credit card, automobile, and Small Business Administration (SBA) loans. Recent securitization activities are described below.

Credit Card: In 2007, the Corporation securitized a $425 million pool of credit card receivables (Series 2007-1) following the maturity of its Series 2002-1 securitization. A pretax gain of approximately $2 million was recognized on this transaction within loan sale revenue. Retained interests of $31 million were recognized at the date of sale. Transaction costs were $2 million. In 2006, the Corporation securitized a $425 million pool of credit card receivables (Series 2006-1) following the maturity of its Series 2001-1 securitization. A pretax gain of $2 million was recognized on this transaction within loan sale revenue. Retained interests in these loans of $28 million were recognized at the date of sale. Transaction costs were $1 million. In 2005, the Corporation securitized a $600 million pool of credit card receivables (Series 2005-1) following the maturity of its Series 2000-1 securitization. A pretax gain of $1 million was recorded on this transaction within loan sale revenue. Retained interests in these loans of $37 million were recognized at the date of sale. Transaction costs were $3 million.

Retained interests associated with the above transactions included a seller’s interest in the loans, accrued interest, and an interest-only strip. The initial carrying values of these retained interests were determined by allocating the carrying value among the assets sold and retained based on their relative fair values at their respective dates of sale. The fair value of the interest-only strips were estimated by discounting the projected future cash flows of this securities. The Corporation retained the right to service these loans. Servicing fees to be received approximated the current market rate for servicing fees; therefore, no servicing asset or liability was recognized.

Transaction costs related to each of the above transactions were capitalized and are amortized over the revolving period of each securitization of four years.

Automobile: In 2006, the Corporation exercised an early clean-up call on the outstanding notes of the Series 2002-A automobile securitization. Accordingly, the Corporation redeemed $48 million of loans from the securitization trust at a price equal to unpaid principal plus accrued interest. These loans were recorded at fair value which approximated the purchase price.

In 2005, the Corporation securitized $2.2 billion of fixed-rate, closed-end indirect automobile loans (Series 2005-A). A pretax loss of $29 million was recorded on this transaction within loan sale revenue. Retained interests in the securitized loans recognized upon sale consisting of a subordinated interest in the securitized loans and an interest-only strip. Retained interests were valued at the date of sale by allocating the previous carrying amount between the assets sold and the retained interests based on their relative fair values at the date of sale. The initial carrying value of the subordinated interest and interest-only security of $78 million was estimated at the date of sale by discounting projected future cash flows. The Corporation also retained the right to service these loans, and a servicing asset of $20 million was recognized at the date of sale. Transaction costs associated with this fixed-term securitization were included as a component of the loss on sale.

In 2008, the Corporation will have the option to exercise an early clean-up call on its Series 2004-A securitization of automobile loans.

SBA: The Corporation did not securitize any pools of SBA loans in 2007. During 2006 and 2005, the Corporation securitized pools of SBA loans totaling $205 million and $46 million, respectively. Retained interests in the form of interest-only strips were recognized with an initial carrying value of approximately $5 million and $3 million in 2006 and 2005, respectively. The SBA loans securitized were sold servicing released and all transaction costs were expensed in conjunction with these sales.

Home Equity: As of December 31, 2007 and 2006, the Corporation had no securitized home equity loans. The Corporation obtained securitized home equity loans from a 2004 acquisition and exercised its option to call these securitizations in 2006 and 2005. Accordingly, the cash flows received from securitization trusts shown in the following tables include some activity for securitized home equity loans in 2006 and 2005.

At the inception of each securitization, the assumptions used to value retained interests were as follows:

	Weighted- Average Life (in months)	Variable Annual Coupon Rate To Investors	Monthly Principal Repayment Rate	Expected Annual Credit Losses	Annual Discount Rate	Yield
Credit Card Loans:
Interest-only strip (Series 2005-1)	3.2	3.75%	18.21%	5.35%	15.00%	12.00%
Interest-only strip (Series 2006-1)	3.1	4.81	19.01	4.77	15.00	13.79
Interest-only strip (Series 2007-1)	3.1	5.39	19.19	4.04	15.00	13.13

	Weighted- Average Life (in months)	Monthly Prepayment Speed (% ABS)	Expected Cumulative Credit Losses	Annual Discount Rate	Weighted- Average Coupon
Automobile Loans:
Interest-only strip (Series 2004-A)	21.8	1.50%	1.75%	12.00%	6.79%
Servicing asset (Series 2004-A)	21.8	1.50	1.75	11.00	6.79
Interest-only strip (Series 2005-A)	16.6	1.50	2.18	12.00	7.06
Servicing asset (Series 2005-A)	12.5	1.50	2.18	10.00	7.06

A summary of the components of managed loans, representing both owned and securitized loans, along with quantitative information about delinquencies and net credit losses follows:

	As of December 31, 2007		For the Calendar Year
(In Millions)	Principal Balance	Loans Past Due 30 Days or More	Average Balances	Net Credit Losses
Type of loan:
Credit card	$3,301.9	$135.3	$2,822.1	$120.5
Automobile	766.4	25.5	1,151.8	11.0
SBA	162.9	11.6	203.0	—

Total loans managed or securitized	4,231.2	172.4	4,176.9	131.5
Less loans securitized:
Credit card	1,450.0	54.8	1,359.2	55.1
Automobile	688.8	20.3	1,028.3	12.0
SBA	162.9	11.6	203.0	—
Less loans held for securitization:
Credit card	—	—	90.8	—

Loans held in portfolio	$1,929.5	$85.7	$1,495.6	$64.4

	As of December 31, 2006		For the Calendar Year
(In Millions)	Principal Balance	Loans Past Due 30 Days or More	Average Balances	Net Credit Losses
Type of loan:
Credit card	$2,635.2	$110.4	$2,400.5	$95.1
Automobile	1,624.4	37.5	2,260.6	17.3
SBA	234.4	67.9	96.7	—

Total loans managed or securitized	4,494.0	215.8	4,757.8	112.4
Less loans securitized:
Credit card	1,024.7	45.4	1,325.4	49.2
Automobile	1,439.5	26.1	1,985.8	15.7
SBA	234.4	67.9	96.7	—
Less loans held for securitization:
Credit card	425.0	—	124.0	—

Loans held in portfolio	$1,370.4	$76.4	$1,225.9	$47.5

Certain cash flows received from the securitization trusts follow:

	For the Calendar Year
	2007			2006
(In Millions)	Credit Card	Automobile	SBA	Credit Card	Automobile	Home Equity	SBA
Proceeds from new securitizations	$425.0	$—	$—	$425.0	$—	$—	$223.2
Proceeds from collections reinvested in previous securitizations	3,027.7	—	—	2,752.2	—	—	—
Servicing fees received	27.3	10.5	—	26.9	20.1	—	—
Other cash flows received on interests that continue to be held	84.8	5.0	2.5	92.3	29.5	—	1.4
Proceeds from sales of previously charged-off accounts	3.8	—	—	4.7	—	—	—
Purchases of delinquent or foreclosed assets	—	—	—	—	—	.1	—

	For the Calendar Year
	2005
(In Millions)	Credit Card	Automobile	Home Equity	SBA
Proceeds from new securitizations	$600.0	$2,103.9	$—	$44.7
Proceeds from collections reinvested in previous securitizations	2,789.3	—	2.7	—
Servicing fees received	28.1	8.7	.3	—
Other cash flows received on interests that continue to be held	70.8	15.7	.9	.7
Proceeds from sales of previously charged-off accounts	1.0	—	—	—
Purchases of delinquent or foreclosed assets	—	—	1.2	—

The Corporation holds certain interests in securitized credit card and automobile loans consisting of interest-only strips and servicing assets. The table below presents the weighted-average assumptions used to measure the fair values of these retained interests as of December 31, 2007. The sensitivity of these fair values to immediate 10% and 20% adverse changes in key assumptions is also shown. These sensitivities are hypothetical. Changes in fair value based on a 10% variation in assumptions generally cannot be extrapolated because the relationship of the change in the assumption to the change in fair value may not be linear. Also, the effect of a variation in a particular assumption on the fair value of the retained interests is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments and increased credit losses), which might magnify or counteract the sensitivities.

(Dollars in Millions)	Fair Value	Weighted- Average Life (in months)	Variable Annual Coupon Rate to Investors	Monthly Principal Repayment Rate	Expected Annual Credit Losses	Annual Discount Rate	Yield
Credit Card Loans
Interest-only strips	$5.8	3.2	4.92%	18.41%	4.29%	15.00%	12.84%
Decline in fair value of 10% adverse change			$1.8	$0.4	$1.7	$—	$4.8
Decline in fair value of 20% adverse change			3.7	0.7	3.1	—	5.8

(Dollars in Millions)	Fair Value	Weighted- Average Life (in months)	Monthly Prepayment Speed (% ABS)(a)	Expected Cumulative Credit Losses	Annual Discount Rate	Weighted- Average Coupon
Automobile Loans
Interest-only strip	$13.5	3.0	1.26%	1.65%	12.00%	7.03%
Decline in fair value of 10% adverse change			$—	$2.4	$0.2	$2.9
Decline in fair value of 20% adverse change			—	5.2	0.3	5.5
Servicing asset(b)	$3.6	5.9	1.26%	1.65%	10.12%	7.03%
Decline in fair value of 10% adverse change			$0.2	$—	$—	$—
Decline in fair value of 20% adverse change			0.5	—	—	—

(a)	Absolute prepayment speed.

(b)	Carrying value of servicing asset at December 31, 2007 was $3 million.

6.	Leases

National City leases commercial equipment and automobiles to customers. The leases are classified as either lease financings or operating leases based on the terms of the lease arrangement. When a lease is classified as a lease financing, the future lease payments, net of unearned income and the estimated residual value of the leased property at the end of the lease term, are recorded as an asset within the loan portfolio. The amortization of the unearned income is recorded as interest income. When a lease is classified as an operating lease, the cost of the leased property, net of depreciation, is recorded as equipment leased to others on the Consolidated Balance Sheets. Rental income is recorded in noninterest income while the depreciation on the leased property is recorded in noninterest expense. At the expiration of a lease, the leased property is either sold or a new lease agreement is initiated.

Lease Financings: Lease financings, included in portfolio loans on the Consolidated Balance Sheet, consist of direct financing and leveraged leases of commercial and other equipment, primarily computers and office equipment, manufacturing and mining equipment, commercial trucks and trailers, airplanes, medical, construction, data processing, along with retail automobile lease financings. Commercial equipment lease financings are included in commercial leases, while automobile lease financings are included in other consumer loans. The Corporation no longer originates automobile leases; accordingly, this portfolio will runoff over time as the leases expire and the automobiles are sold.

A summary of lease financings by type at December 31:

(In Thousands)	2007	2006
Commercial
Direct financings	$4,279,751	$3,868,271
Leveraged leases	157,411	214,669

Total commercial lease financings	4,437,162	4,082,940
Consumer
Retail automobile lease financings	142,342	299,704

Total net investment in lease financings	$4,579,504	$4,382,644

The components of the net investment in lease financings by type at December 31:

(In Thousands)	2007	2006
Commercial
Lease payments receivable	$4,711,570	$4,260,255
Estimated residual value of leased assets	392,794	408,809

Gross investment in commercial lease financings	5,104,364	4,669,064
Unearned income	(667,202)	(586,124)

Total net investment in commercial lease financings	$4,437,162	$4,082,940

Consumer
Lease payments receivable	$38,667	$117,176
Estimated residual value of leased assets	109,070	201,723

Gross investment in consumer lease financings	147,737	318,899
Unearned income	(5,395)	(19,195)

Total net investment in consumer lease financings	$142,342	$299,704

A rollforward of the residual value component of lease financings by type follows:

	For the Calendar year
(In Thousands)	2007	2006
Commercial
Beginning balance	$408,809	$482,049
Additions	132,768	95,174
Runoff	(148,348)	(156,972)
Write-downs	(435)	(11,442)

Ending balance	$392,794	$408,809

Consumer
Beginning balance	$201,723	$231,582
Runoff	(92,653)	(29,859)

Ending balance	$109,070	$201,723

At December 31, 2007, the minimum future lease payments to be received from lease financings by type were as follows:

(In Millions)	2008	2009	2010	2011	2012	2013 and Beyond	Total
Commercial	$1,568.4	$1,117.7	$794.5	$499.9	$267.9	$463.2	$4,711.6
Consumer	13.2	23.1	2.4	—	—	—	38.7

Total	$1,581.6	$1,140.8	$796.9	$499.9	$267.9	$463.2	$4,750.3

Equipment Leased to Others: Equipment leased to others represents equipment owned by National City that is leased to customers under operating leases. Commercial equipment includes aircraft and other transportation, manufacturing, construction, data processing, medical, and office equipment leased to commercial customers while consumer equipment consists of automobiles leased to retail customers. The totals below also include the carrying value of any equipment previously leased to customers under either operating or financing leases that are in the process of being either renewed or sold.

A summary of the net carrying value of equipment leased to others by type at December 31 follows:

(In Thousands)	2007	2006
Commercial
Cost	$543,085	$616,787
Accumulated depreciation	(187,733)	(151,358)

Net carrying value of commercial leased equipment	355,352	465,429
Consumer
Cost	45,828	174,586
Accumulated depreciation	(26,391)	(67,063)

Net carrying value of consumer leased equipment	19,437	107,523

Total net carrying value of equipment leased to others	$374,789	$572,952

Depreciation expense on equipment leased to others totaled $114 million in 2007, $155 million in 2006, and $197 million in 2005.

At December 31, 2007, the minimum future lease payments to be received from equipment leased to others by type were as follows:

(In Millions)	2008	2009	2010	2011	2012	2013 and Beyond	Total
Commercial	$94.7	$72.4	$45.2	$26.5	$14.6	$29.4	$282.8
Consumer	1.8	.6	—	—	—	—	2.4

Total	$96.5	$73.0	$45.2	$26.5	$14.6	$29.4	$285.2

7.	Loans, Allowance for Loan Losses and Allowance for Losses on Lending-Related Commitments

Total portfolio loans outstanding are recorded net of unearned income, unamortized premiums and discounts, deferred loan fees and costs, and fair value adjustments of $956 million and $387 million at December 31, 2007 and 2006, respectively. Loans held for sale are recorded at lower of cost or market on an aggregate basis by loan type. The valuation allowance recognized to reduce the carrying value of mortgage loans held for sale to fair value was $605 thousand and $65 million at December 31, 2007 and 2006, respectively.

The Corporation has the option to repurchase certain delinquent loans that were sold in prior periods. The Corporation has recognized these loans and the related repurchase obligation on its Consolidated Balance Sheet as follows:

	December 31
(In Millions)	2007	2006
Residential real estate portfolio loans	$334	$297
Commercial real estate loans held for sale	3	8

Other borrowed funds	$337	$305

To provide for probable losses in the loan portfolio, National City maintains an allowance for loan losses and an allowance for losses on lending-related commitments.

Activity in the allowance for loan losses follows:

	For the Calendar Year
(In Thousands)	2007	2006	2005
Balance at beginning of period	$1,131,175	$1,094,047	$1,188,462
Provision for loan losses	1,325,903	488,208	300,531
Charge-offs	(844,524)	(645,140)	(602,902)
Recoveries	183,446	203,612	222,042

Net charge-offs	(661,078)	(441,528)	(380,860)
Other(a)	(34,272)	(9,552)	(14,086)

Balance at end of period	$1,761,728	$1,131,175	$1,094,047

(a)	Includes the allowance for loan losses associated with acquisitions, portfolio loans transferred to held for sale, and in 2007 and 2006, reinsurance claims paid to third parties.

In 2007 and 2006, the Corporation’s insurance subsidiary provided reinsurance to a third party who provides the primary mortgage insurance on certain portfolio loans. Under this arrangement, National City assumed a 50% pro rata share of credit losses on the insured portfolio loans subject to certain limits. The provision for credit losses included expected reinsurance losses associated with insured nonprime mortgage loans of $48 million and $79 million for 2007 and 2006, respectively.

Activity in the allowance for losses on lending-related commitments follows:

	For the Calendar Year
(In Thousands)	2007	2006	2005
Balance at beginning of period	$77,986	$83,601	$100,538
Net provision for losses on lending-related commitments	(13,223)	(5,615)	(16,937)

Balance at end of period	$64,763	$77,986	$83,601

Nonperforming loans totaled $1.1 billion and $500 million as of December 31, 2007 and 2006, respectively. For loans classified as nonperforming at December 31, 2007, the contractual interest due and actual interest recognized on those loans during 2007 was $114 million and $34 million, respectively.

Impaired loans, as defined under SFAS 114, are included in nonperforming loans. Average impaired loans for 2007, 2006, and 2005 totaled $239 million, $158 million, and $108 million, respectively. During 2007, 2006, and 2005, interest recognized on impaired loans while they were considered impaired was not material. The majority of the loans deemed impaired were evaluated using the fair value of the collateral as the measurement method. The following table presents details on the allowance for loan losses related to impaired loans.

	December 31
(In Thousands)	2007	2006
Impaired loans with an associated allowance	$207,421	$118,127
Impaired loans without an associated allowance	126,259	71,360

Total impaired loans	$333,680	$189,487

Allowance for loan losses allocated to impaired loans	$48,320	$29,545

8.	Securities

Securities available for sale follow:

	December 31, 2007
(In Thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
U.S. Treasury	$1,055,520	$43,387	$—	$1,098,907
Federal agency	262,314	5,158	152	267,320
Mortgage-backed securities	6,610,008	38,529	64,306	6,584,231
Asset-backed and corporate debt securities	204,345	516	13,373	191,488
States and political subdivisions	382,097	4,282	489	385,890
Other	194,024	10,379	982	203,421

Total securities	$8,708,308	$102,251	$79,302	$8,731,257

	December 31, 2006
(In Thousands)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
U.S. Treasury	$1,051,590	$8,872	$12,001	$1,048,461
Federal agency	250,054	2,458	1,589	250,923
Mortgage-backed securities	5,305,629	41,119	51,919	5,294,829
Asset-backed and corporate debt securities	174,829	2,188	20	176,997
States and political subdivisions	499,563	7,205	972	505,796
Other	221,327	10,834	347	231,814

Total securities	$7,502,992	$72,676	$66,848	$7,508,820

Other securities included retained interests from securitizations as well as equity securities.

The following table presents the age of gross unrealized losses and associated fair value by investment category.

	December 31, 2007
	Less Than 12 Months		12 Months or More		Total
(In Thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Treasury	$—	$—	$—	$—	$—	$—
Federal agency	—	—	35,792	152	35,792	152
Mortgage-backed securities	1,955,482	26,552	1,589,876	37,754	3,545,358	64,306
Asset-backed securities	155,846	13,352	2,638	21	158,484	13,373
States and political subdivisions	17,691	101	42,104	388	59,795	489
Other	43,859	982	—	—	43,859	982

Total	$2,172,878	$40,987	$1,670,410	$38,315	$3,843,288	$79,302

	December 31, 2006
	Less Than 12 Months		12 Months or More		Total
(In Thousands)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Treasury	$121,826	$1,110	$465,376	$10,891	$587,202	$12,001
Federal agency	68,273	97	79,614	1,492	147,887	1,589
Mortgage-backed securities	1,286,002	11,328	1,957,546	40,591	3,243,548	51,919
Asset-backed securities	7,269	18	377	2	7,646	20
States and political subdivisions	4,279	5	57,953	967	62,232	972
Other	19,215	191	15,593	156	34,808	347

Total	$1,506,864	$12,749	$2,576,459	$54,099	$4,083,323	$66,848

Securities available for sale are reviewed for possible other-than-temporary impairment on a quarterly basis. During this review, management considers the severity and duration of the unrealized losses as well as its intent and ability to hold the securities until recovery, taking into account balance sheet management strategies and its market view and outlook. Management also assesses the nature of the unrealized losses taking into consideration factors such as changes in risk-free interest rates, general credit spread widening, market supply and demand, creditworthiness of the issuer or any credit enhancement providers, and the quality of the underlying collateral. During 2007, management recognized $4 million of other-than-temporary impairment losses on FNMA and FHLMC perpetual preferred securities.

Management also reviewed mortgage-backed and asset-backed securities with unrealized losses for other-than-temporary impairment. Management believes the primary reason for the unrealized losses on these securities is general credit spread widening caused by market concern over the credit quality of residential mortgages, an imbalance between market supply and demand for these securities, and in some instances, an increase in the risk-free interest rate at December 31, 2007 compared to the risk-free interest rate at the security’s acquisition date. All the issuers of the mortgage-backed and asset-backed securities in the Corporation’s portfolio are of investment grade quality. There have been no recent credit downgrades of these securities by either Moody’s Investors Service or Standard & Poors. For certain securities with unrealized losses, management also reviewed the performance of the underlying collateral and considered the securitization structure, but did not find any indication of any security-specific credit concerns. Management has the intent and ability to hold these securities until recovery. Therefore, other than the FNMA and FHLMC securities mentioned above, management concluded that none of the unrealized losses on the securities in the available-for-sale portfolio represent an other-than-temporary impairment as of December 31, 2007.

The following table presents the amortized cost, fair value, and weighted-average yield of securities at December 31, 2007 by maturity:

(Dollars in Thousands)	Within 1 Year	1 to 5 Years	5 to 10 Years	After 10 Years	Total	Weighted- Average Yield(a)
U.S. Treasury	$12	$488,193	$556,770	$10,545	$1,055,520	4.41%
Federal agency	95,688	137,121	11,281	18,224	262,314	4.74%
Mortgage-backed securities	79,851	3,774,969	2,256,415	498,773	6,610,008	5.34%
Asset-backed and corporate debt securities	25,606	73,656	7,163	97,920	204,345	6.24%
States and political subdivisions	57,948	180,660	70,879	72,610	382,097	7.19%
Other	11,610	45,639	—	136,775	194,024	4.90%

Amortized cost	$270,715	$4,700,238	$2,902,508	$834,847	$8,708,308

Fair value	$271,071	$4,707,446	$2,922,872	$829,868	$8,731,257

Weighted-Average Yield(a)	5.17%	5.14%	5.48%	5.78%	5.31%

(a)	Yield on debt securities only; equity securities and retained interests in securitizations are excluded.

Weighted-average yields are based on amortized cost. Yields on tax-exempt securities are calculated on a tax-equivalent basis using the marginal Federal income tax rate of 35%. Mortgage-backed securities and retained interests in securitizations are assigned to maturity categories based on their estimated average lives. Equity securities are included in other securities in the After 10 Years category. At December 31, 2007, the fair value of securities pledged to secure public and trust deposits, U.S. Treasury notes, security repurchase agreements, FHLB borrowings, and derivative instruments totaled $8.0 billion. At December 31, 2007, there were no securities of a single issuer which exceeded 10% of stockholders’ equity.

In 2007, 2006, and 2005, gross securities gains were $34 million, $18 million, and $43 million, respectively, while gross securities losses were $12 million, $18 million, and $16 million, respectively.

9.	Trading Assets and Liabilities

Securities, loans, and derivative instruments are classified as trading when they are entered into for the purpose of making short-term profits or to provide risk management products to customers. Certain securities used to manage risk related to mortgage servicing assets are also classified as trading securities. All trading instruments are carried at fair value. Trading securities primarily include U.S. Treasury securities, U.S. government agency securities, mortgage-backed securities, and corporate bonds. Trading loans include the guaranteed portion of Small Business Administration loans and syndicated commercial loans held for distribution to others. Trading securities and loans are classified within other investments on the balance sheet. Trading derivative instruments principally represent interest-rate swap and option contracts and foreign currency futures and forward contracts entered into to meet the risk management needs of commercial banking customers. The fair values of trading derivatives are included in derivative assets and derivative liabilities on the balance sheet. Further detail on derivative instruments is included in Note 25. Trading liabilities also include securities sold short, which are obligations to purchase securities that have already been sold to other third parties. Liabilities for securities sold short are classified within borrowed funds on the balance sheet.

The following table presents the fair values of trading assets and liabilities.

	December 31
(In Thousands)	2007	2006
Trading assets:
Securities	$804,547	$447,031
Loans	177,755	213,514
Derivative instruments	234,451	118,962

Total trading assets	$1,216,753	$779,507

Trading liabilities:
Securities sold short	$7,876	$52,122
Derivative instruments	202,297	97,585

Total trading liabilities	$210,173	$149,707

Trading revenue includes both net interest income from trading securities, loans, and securities sold short, and gains and losses from changes in the fair value of trading instruments. Unrealized losses recorded within trading revenue for trading securities held at December 31, 2007 totaled $(1) million, compared to unrealized gains of $5 million for

December 31, 2006. Gains and losses on trading instruments are included either within loan servicing revenue, brokerage revenue, or other income on the income statement. Total revenue from trading activities was as follows:

	For the Calendar Year
(In Thousands)	2007	2006	2005
Net interest income	$35,866	$47,555	$38,492
Gains (losses) in noninterest income:
Securities and securities sold short	(4,104)	14,112	(476)
Loans	(7,869)	(14,888)	560
Derivative instruments	18,936	8,604	38,349

Subtotal	6,963	7,828	38,433

Total net trading revenue	$42,829	$55,383	$76,925

10.	Principal Investments

The principal investment portfolio includes direct investments in private and public companies, as well as indirect investments in private equity funds which are managed by third parties. The direct portfolio consists of investments in the consumer/retail, manufacturing, automotive, commercial services, healthcare, commercial/industrial distribution, and building products industries with the largest industry, consumer/retail, constituting approximately 14% of the total principal investment portfolio. The indirect portfolio is diversified according to the terms of the fund’s agreement and the general partner’s direction. Principal investments are classified within other investments as well as other assets on the balance sheet. A rollforward of principal investments follows:

	For the Calendar Year
(In Thousands)	2007	2006
Direct Investments:
Carrying value at beginning of period	$311,218	$316,974
Investments – new fundings	87,807	71,104
Returns of capital and write-offs	(21,849)	(73,571)
Fair value adjustments	9,715	(3,289)

Carrying value at end of period	$386,891	$311,218

Indirect Investments:
Carrying value at beginning of period	$354,278	$343,864
Investments – new fundings	87,017	88,202
Returns of capital and write-offs	(56,681)	(76,200)
Fair value adjustments	3,960	(1,588)

Carrying value at end of period	$388,574	$354,278

Total Principal Investments:
Carrying value at beginning of period	$665,496	$660,838
Investments – new fundings	174,824	159,306
Returns of capital and write-offs	(78,530)	(149,771)
Fair value adjustments	13,675	(4,877)

Carrying value at end of period	$775,465	$665,496

	For the Calendar Year
(In Thousands)	2007	2006	2005
Principal investment revenue(a)	$27,783	$29,197	$28,273

Net principal investment gains(b)	$95,524	$117,882	$57,156

(a)	Consists primarily of interest, dividends, and fee income

(b)	Consists primarily of fair value adjustments and realized gains and losses on investments

The principal investment portfolio is managed primarily within the Commercial Banking-National line of business. Accounting policies for principal investments are included in Note 1. Commitments to fund principal investments are discussed in Note 22.

11.	Goodwill and Other Intangible Assets

The carrying value of goodwill was $5.4 billion and $3.8 billion at December 31, 2007 and 2006, respectively. A rollforward of goodwill by line of business for 2007 and 2006 follows:

(In Thousands)	January 1, 2007	Goodwill Adjustments(a)	Impairment Losses	December 31, 2007
Retail Banking	$1,501,931	$1,226,175	$—	$2,728,106
Commercial Banking-Regional	1,671,003	409,792	—	2,080,795
Commercial Banking-National	336,897	12,109	—	349,006
Mortgage Banking	76,031	104,685	(180,716)	—
Asset Management	230,049	35,951	—	266,000
Parent and Other	—	—	—	—

Total	$3,815,911	$1,788,712	$(180,716)	$5,423,907

(In Thousands)	January 1, 2006	Goodwill Adjustments(a)	Impairment Losses	December 31, 2006
Retail Banking	$1,025,340	$476,591	$—	$1,501,931
Commercial Banking-Regional	1,450,547	220,456	—	1,671,003
Commercial Banking-National	338,097	(1,200)	—	336,897
Mortgage Banking	62,392	13,639	—	76,031
Asset Management	230,701	(652)	—	230,049
Parent and Other	206,032	(206,032)	—	—

Total	$3,313,109	$502,802	$—	$3,815,911

(a)	Represents goodwill associated with acquisitions, purchase accounting adjustments, as well as the realignment of goodwill among segments.

In 2007, the Corporation completed the acquisitions of MAF Bancorp, Inc. and Fidelity Bankshares, Inc., which increased goodwill by $1.1 billion and $714 million, respectively. The goodwill associated with these acquisitions was allocated to the business segments based on the relative fair value that each acquisition added to these segments, as shown in the table above. Retail Banking received the largest allocation. The fair values upon which the allocations were based were estimated based on generally accepted valuation techniques including discounted projected cash flows, earnings multiples, and comparable transactions. Refer to Note 3 for further discussion on recent acquisitions.

During 2007, the mortgage industry experienced adverse market conditions. During the annual impairment review, it was determined that the fair value of the Mortgage Banking segment was less than its carrying value. A discounted cash flow model was used to calculate the fair value of the business segment by applying assumptions that a market participant would use taking into account the timing and the risk of the related cash flows. The impairment loss was calculated as the excess of the carrying amount of the goodwill over the implied fair value of the business. The implied fair value of the business was based upon the excess of the recorded and unrecorded assets and liabilities over the previously determined fair value of the Mortgage Banking segment. The resulting impairment loss was $181 million. As noted in the table above, there is no goodwill remaining related to the Mortgage Banking segment at December 31, 2007.

In 2006, the Corporation completed the acquisitions of Harbor Florida Bancshares, Inc. and Forbes First Financial which added $682 million and $43 million, respectively, to goodwill. This goodwill was principally allocated to the Retail Banking and Commercial Banking-Regional segments based on the relative fair value that each acquisition added to these segments. Also in 2006, the Corporation sold its First Franklin nonprime mortgage origination and servicing platform. Goodwill of $206 million was included in the carrying amount of net assets sold in determining the gain realized upon sale. Goodwill associated with First Franklin was included within the Parent and Other segment.

Finite-lived intangible assets capitalized on the balance sheet include core deposit, credit card and other intangibles. Recent acquisitions added $239 million of core deposit intangibles and $7 million of other intangibles in 2007. The amortization periods for newly capitalized intangibles are ten years for core deposits and one to ten years for other intangibles. A summary of these intangible assets at December 31 follows:

(In Thousands)	2007	2006
Core deposit intangibles
Gross carrying amount	$475,467	$239,289
Less: accumulated amortization	144,727	85,876

Net carrying amount	330,740	153,413

Credit card intangibles
Gross carrying amount	6,310	7,699
Less: accumulated amortization	4,357	2,914

Net carrying amount	1,953	4,785

Other intangibles
Gross carrying amount	78,449	62,183
Less: accumulated amortization	55,319	36,733

Net carrying amount	23,130	25,450

Total finite-lived intangibles
Gross carrying amount	560,226	309,171
Less: accumulated amortization	204,403	125,523

Net carrying amount	$355,823	$183,648

Amortization expense on finite-lived intangible assets totaled $82 million, $50 million, and $76 million for 2007, 2006, and 2005, respectively. Amortization expense on finite-lived intangible assets is expected to total $80 million, $69 million, $58 million, $47 million, and $37 million for fiscal years 2008 through 2012, respectively.

12.	Servicing Assets

The Corporation has obligations to service residential mortgage loans, commercial real estate loans, automobile loans, and other consumer loans. Classes of servicing assets are identified based on loan type and the method of managing the risks associated with these assets. A description of the various classes of servicing assets follows.

Residential Mortgage Servicing Rights: The Corporation recognizes mortgage servicing right (MSR) assets on residential real estate loans when it retains the obligation to service these loans upon sale and the servicing fee is more than adequate compensation. MSRs are subject to declines in value from actual or expected prepayments of the underlying loans. The Corporation manages this risk by hedging the fair value of MSRs with securities and derivative instruments which are expected to increase in value when the value of MSRs declines.

Effective January 1, 2006, the Corporation adopted the provisions of SFAS 156 and elected the fair value measurement method for MSRs. Upon adoption, the carrying value of the MSRs was increased to fair value by recognizing a cumulative effect adjustment of $26 million pretax, or $17 million after tax. Management selected the fair value measurement method of accounting for MSRs to be consistent with its risk management strategy to hedge the fair value of these assets. The fair value method of accounting for MSRs matches the accounting for the related securities and derivative instruments. Changes in the fair value of MSRs, as well as changes in fair value of the related securities and derivative instruments, are recognized each period within loan servicing revenue on the income statement.

On December 30, 2006, the First Franklin nonprime mortgage servicing platform and servicing rights valued at $223 million were sold.

Changes in the carrying value of MSRs, accounted for at fair value, follow:

	For the Calendar Year
(In Thousands)	2007	2006
Balance at beginning of period	$2,094,387	$2,115,715
Cumulative effect of change in accounting	—	26,392
Additions:
From loans sold with servicing retained	673,086	576,023
From acquisitions	42,982	4,741
Subtractions from sales of servicing rights	—	(222,730)
Changes in fair value due to:
Time decay and payoffs(a)	(344,282)	(403,969)
Implementation of internal prepayment model	—	(55,983)
All other changes in valuation inputs or assumptions(b)	59,669	54,198

Fair value of MSRs at end of period	$2,525,842	$2,094,387

Unpaid principal balance of loans serviced for others (in millions)	$179,437	$162,264

(a)	Represents decrease in MSR value due to passage of time, including the impact from both regularly scheduled loan principal payments and loans that paid down or paid off during the period.

(b)	Represents MSR value change resulting primarily from market-driven changes in interest rates.

The fair value of MSRs is estimated using a valuation model that calculates the present value of estimated future net servicing cash flows, taking into consideration actual and expected mortgage loan prepayment rates, discount rates, servicing costs, and other economic factors, which are determined based on current market conditions. The current mortgage interest rate influences the expected prepayment rate and therefore, the length of the cash flows associated with the servicing asset, while the discount rate determines the present value of those cash flows. Expected mortgage loan prepayment assumptions are estimated by an internal proprietary model and consider empirical data drawn from the historical performance of the Corporation’s managed loan servicing portfolio.

Future interest rates are another significant factor in the valuation of MSRs. In 2007, the Corporation refined its MSR valuation model to incorporate market implied forward interest rates to estimate the future direction of mortgage and discount rates. The forward rates utilized are derived from the current yield curve for U.S. dollar interest rate swaps and are consistent with pricing of capital markets instruments. In prior periods, the MSR valuation model assumed that interest rates remained constant over the life of the servicing asset cash flows.

Management periodically obtains third-party valuations of the MSR portfolio to assess the reasonableness of the fair value calculated by its internal valuation model.

The key economic assumptions used in determining the fair value of MSRs capitalized during 2007 and 2006 were as follows:

	2007	2006
Weighted-average life (in years)	6.1	3.4
Weighted-average CPR	16.32%	29.88%
Spread over forward interest rate swap rates(a)	600	—
Weighted-average discount rate(b)	10.14	11.49

(a)	Utilized to discount the servicing cash flows for the months of May through December 2007.

(b)	Utilized to discount the servicing cash flows for the months of January through April 2007 and in 2006.

The key economic assumptions used in determining the fair value of MSRs at year end were as follows:

	December 31
	2007	2006
Weighted-average life (in years)	5.0	5.0
Weighted-average CPR	14.21%	17.66%
Spread over forward interest rate swap rates	579	—
Weighted-average discount rate	—	9.77

Commercial Real Estate Servicing Assets: Commercial real estate servicing assets are recognized upon selling commercial real estate loans into the secondary market, while retaining the obligation to service those loans, or from purchasing or assuming the right to service commercial real estate loans originated by others. These servicing assets are initially measured at fair value and subsequently accounted for using the amortization method. Under this method, the assets are amortized in proportion to and over the period of estimated servicing income and are evaluated for impairment on a quarterly basis. For purposes of the impairment analysis, management stratifies these servicing assets by loan type as well as by the term of the underlying loans. When the carrying value exceeds the fair value and is believed to be temporary, a valuation allowance is established by a charge to loan servicing revenue in the income statement. Other-than-temporary impairment is recognized when the recoverability of the carrying value is determined to be remote. When this situation occurs, the unrecoverable portion of the valuation allowance is applied as a direct write-down to the carrying value of the servicing asset. Unlike a valuation allowance, a direct write-down permanently reduces the carrying value of the servicing asset and the valuation allowance, precluding recognition of subsequent recoveries. There were no other-than-temporary impairments on commercial real estate servicing assets recognized during 2007 or 2006.

The fair value of commercial real estate servicing assets is estimated with an internal valuation model, or by obtaining a third-party opinion of value from Mortgage Industry Advisory Corporation. Both methods are based on calculating the present value of estimated future net servicing cash flows, taking into consideration discount rates, prepayments, and servicing costs. The internal valuation model is validated at least annually through a third-party valuation.

Commercial real estate servicing assets are classified in other assets on the balance sheet. Changes in the carrying value of the commercial real estate servicing assets and the associated valuation allowance follow:

	For the Calendar Year
(In Thousands)	2007	2006
Commercial real estate servicing assets
Balance at beginning of period	$146,867	$138,408
Additions:
From loans sold with servicing retained	21,738	25,333
From assumptions of servicing	276	1,233
From purchases of servicing	5,025	3,623
Subtractions:
Amortization	(25,072)	(21,501)
Sales	(741)	(229)

Carrying value before valuation allowance at end of period	148,093	146,867

Valuation allowance
Balance at beginning of period	(957)	(1,075)
Impairment (charges) recoveries	(35)	118

Balance at end of period	(992)	(957)

Net carrying value of servicing assets at end of period	$147,101	$145,910

Unpaid principal balance of commercial real estate loans serviced for others (in millions)	$17,818	$16,701

Fair value of servicing assets:
Beginning of period	$188,716	$163,182
End of period	183,342	188,716

The key economic assumptions used to estimate the fair value of these servicing assets at December 31, 2007 and 2006 were as follows:

	December 31
	2007	2006
Weighted-average life (in years)	8.1	8.3
Weighted-average discount rate	13.13%	13.31%

Other Consumer Loans: The Corporation also has servicing assets related to sales or securitizations of automobile loans and certain home equity loans and home equity lines of credit. These servicing assets are accounted for using the amortization method and are included in other assets on the balance sheet. The servicing asset related to securitized automobile loans was $3 million and $8 million at December 31, 2007 and 2006, respectively. The servicing asset related to home equity loans and lines of credit was $27 million and $22 million at December 31, 2007 and 2006, respectively. No servicing asset or liability has been recognized related to the Corporation’s obligation to service credit card loans as the fee received for performing this service is deemed to approximate the amount that would be paid to fairly compensate a substitute servicer, should one be required.

Contractual Servicing Fees: Contractual servicing fees, including late fees and ancillary income, for each type of loan serviced are presented below. Contractual servicing fees are included within loan servicing revenue on the income statement.

	For the Calendar Year
(In Thousands)	2007	2006	2005
Residential real estate	$534,975	$625,007	$533,291
Credit card	99,041	110,105	78,105
Commercial real estate	37,365	31,696	25,843
Automobile	19,641	35,894	11,478
Home equity lines of credit	53,807	26,957	746
Home equity loans	15,162	3,838	—

Total contractual servicing fees	$759,991	$833,497	$649,463

13.	Properties and Equipment

The composition of properties and equipment follows:

	December 31
(In Thousands)	2007	2006
Land	$378,133	$245,249
Buildings and leasehold improvements	1,352,497	1,074,422
Equipment	1,152,903	1,058,034

	2,883,533	2,377,705
Less accumulated depreciation and amortization	1,176,046	975,555

Net properties and equipment	$1,707,487	$1,402,150

Depreciation and amortization of properties and equipment, including assets recorded under capital leases, totaled $249 million in 2007, $243 million in 2006, and $229 million in 2005. Unamortized internally developed software costs were $159 million and $194 million at December 31, 2007 and 2006, respectively. Amortization of internally developed software costs totaled $58 million in 2007, $43 million in 2006, and $36 million in 2005. During 2007, the Corporation recognized a fixed asset impairment charge of $43 million on internally developed software used to originate mortgage loans within its former correspondent lending business. Adverse conditions in the mortgage markets in 2007 led to the curtailment of certain mortgage products and the exit of the correspondent lending business. As a result of these conditions, this asset, along with certain other mortgage-related software, was deemed impaired. This charge was recorded within the Mortgage Banking segment. In 2005, the Corporation recognized an $18 million impairment charge on certain under-utilized buildings. This change was recorded within the Parent and Other segment. There were no significant fixed asset impairments in 2006.

14.	Federal Funds Borrowed and Security Repurchase Agreements

Detail of federal funds borrowed and security repurchase agreements follows:

(Dollars in Thousands)	2007	2006	2005
Balance at December 31:
Federal funds borrowed	$1,215,640	$1,526,807	$3,101,648
Security repurchase agreements	3,884,545	3,757,190	3,397,606
Maximum outstanding at any month end:
Federal funds borrowed	5,322,681	4,824,432	6,887,983
Security repurchase agreements	4,632,773	3,877,339	3,697,789
Daily average amount outstanding:
Federal funds borrowed	1,894,168	2,885,996	4,021,248
Security repurchase agreements	4,133,423	3,486,526	3,316,941
Weighted daily average interest rate:
Federal funds borrowed	5.18%	5.08%	3.34%
Security repurchase agreements	4.22	3.96	2.28
Weighted daily interest rate for amounts outstanding at December 31:
Federal funds borrowed	3.58%	5.09%	4.06%
Security repurchase agreements	3.54	4.40	3.05

As of December 31, 2007, federal funds borrowed and security repurchase agreements have maturities of one month or less.

15.	Borrowed Funds

Detail of borrowed funds follows:

	December 31
(In Thousands)	2007	2006
Commercial paper	$1,170,581	$811,842
U.S. Treasury notes	500,000	433,829
Other	384,482	403,296

Total borrowed funds	$2,055,063	$1,648,967

Weighted-average rate	4.30%	4.96%

Commercial paper is issued by the Corporation’s subsidiary, National City Credit Corporation. As of December 31, 2007, the entire balance had maturities of four months or less. U.S. Treasury notes represent secured borrowings from the U.S. Treasury. These borrowings are collateralized by qualifying securities and commercial loans. The funds are placed at the discretion of the U.S. Treasury. At December 31, 2007, the entire balance of outstanding U.S. Treasury notes was callable on demand by the U.S. Treasury.

The other category at December 31, 2007 and 2006, included liabilities totaling $337 million and $305 million, respectively, related to mortgage loans available for repurchase under GNMA and FNMA loan sale programs. See further discussion in Note 1. The other category also included obligations totaling $8 million and $52 million at December 31, 2007 and 2006, respectively, related to securities sold short, which are obligations to purchase securities that have already been sold to other third parties. Some short sales are held for trading purposes, while others are used to economically hedge risk associated with other assets or liabilities. See further discussion in Note 9.

16.	Long-Term Debt

The composition of long-term debt follows. This note excludes the junior subordinated notes owed to the unconsolidated subsidiary trusts. See Note 17 for further discussion on these obligations.

	December 31
(In Thousands)	2007	2006
3.20% senior notes due 2008	$297,907	$291,764
3.125% senior notes due 2009	194,489	190,898
5.75% subordinated notes due 2009	302,419	302,550
Variable-rate senior note due 2009	600,000	—
Variable-rate senior note due 2010	301,461	299,908
4.90% senior notes due 2015	395,564	389,674
6.875% subordinated notes due 2019	776,672	764,052
8.375% senior note redeemed 2007	—	69,960

Total holding company	2,868,512	2,308,806
Senior bank notes	13,061,382	18,580,239
Federal Home Loan Bank advances	6,256,186	1,998,923
7.25% subordinated notes due 2010	235,473	239,052
6.30% subordinated notes due 2011	212,955	208,065
7.25% subordinated notes due 2011	201,145	197,933
6.25% subordinated notes due 2011	307,131	310,214
6.20% subordinated notes due 2011	518,893	507,892
4.63% subordinated notes due 2013	295,041	295,326
5.25% subordinated notes due 2016	239,348	244,697
Variable-rate subordinated notes due 2016	249,615	249,486
Variable-rate subordinated notes due 2017	523,110	—
5.80% subordinated notes due 2017	442,651	—
4.25% subordinated notes due 2018	225,530	224,354
Repurchase agreements	320,911	—
Secured debt financings	25,911	31,067
Other	8,659	10,917

Total subsidiaries	23,123,941	23,098,165

Total long-term debt	$25,992,453	$25,406,971

The amounts above represent the par value of the debt adjusted for any unamortized discount, other basis adjustments related to hedging the debt with derivative instruments, and fair value adjustments recognized in connection with debt acquired through acquisitions. The Corporation uses derivative instruments, primarily interest-rate swaps and caps, to manage interest-rate risk on its long-term debt. Interest-rate swaps are used to hedge the fair value of certain fixed-rate debt by converting the debt to variable rate and are also used to hedge the cash flow variability associated with certain variable-rate debt by converting the debt to fixed rate. Interest-rate caps are also used to hedge cash flow variability by capping the interest payments associated with variable-rate debt issuances. Further discussion on derivative instruments is included in Notes 1 and 25.

The subordinated notes of the holding company and National City Bank qualify for Tier 2 capital under the regulatory capital requirements of the federal banking agencies. Further discussion on regulatory capital requirements is included in Note 18.

A summary of par values and weighted-average rates of long-term debt as of December 31, 2007, follows. The weighted-average effective rate includes the effects of derivative instruments used to manage interest-rate risk, amortization of discounts, and amortization of fair value adjustments associated with debt acquired through acquisitions.

(Dollars in Thousands)	Par Value	Weighted-Average Contractual Rate	Weighted-Average Effective Rate
Senior bank notes	$13,065,727	4.86%	4.93%
FHLB advances	6,237,781	4.89	5.17
Subordinated notes	4,425,000	5.95	5.68
Senior notes	1,800,000	4.48	4.61
Repurchase agreements	325,000	4.47	4.78
Secured debt financings	25,911	6.60	6.60
Other	8,659	6.20	6.20

Total long-term debt	$25,888,078	5.02%	5.01%

National City Bank has issued senior and subordinated bank notes. During 2007, National City Bank issued senior bank notes with a par value of $2.1 billion and subordinated bank notes with par values totaling $950 million. At December 31, 2007, senior bank notes totaling $1.6 billion were contractually based on a fixed rate of interest and $11.5 billion were contractually based on a variable rate of interest. Senior bank notes have maturities ranging from 2008 to 2078. All but two subordinated notes of National City Bank were issued at fixed rates, pay interest semi-annually and may not be redeemed prior to maturity. The variable-rate subordinated note due 2016 is based on three-month LIBOR plus 35 basis points, resets quarterly, and was 5.341% at December 31, 2007. The variable-rate subordinated note due 2017 is based on three-month LIBOR plus 37 basis points, resets quarterly, and was 5.521% at December 31, 2007. National City acquired repurchase agreements as part of the MAF Bancorp acquisition, which at December 31, 2007, consisted of $100 million of fixed-rate obligations, $225 million of variable-rate obligations, and have maturities ranging from 2008 to 2014.

The holding company has issued both senior and subordinated notes. All but two of the notes issued by the holding company are fixed rate. The $600 million variable-rate senior note due 2009 was issued during the first quarter of 2007. The interest rate on this note is based on three-month LIBOR plus 1.5 basis points, is reset quarterly, and was 4.941% at December 31, 2007. The interest rate on the variable-rate senior note due 2010 is based on three-month LIBOR plus 17 basis points, is reset quarterly and was 5.161% at December 31, 2007. The 8.375% senior note of the holding company was called on July 15, 2007. All remaining senior notes and subordinated notes of the holding company pay interest semi-annually and may not be redeemed prior to maturity.

At December 31, 2007, Federal Home Loan Bank (FHLB) advances consisted of $2.1 billion of fixed-rate obligations and $4.1 million of variable-rate obligations. The Corporation’s maximum remaining borrowing limit with the FHLB was $3.1 billion at December 31, 2007. The Corporation pledged $16.2 billion in residential real estate loans, $7.0 billion in home equity lines of credit, and $55 million in mortgage-backed securities as collateral against FHLB borrowings at December 31, 2007. FHLB advances have maturities ranging from 2008 to 2030.

At December 31, 2007, long-term debt maturities, based on par values of such debt, were as follows: $9.5 billion in 2008, $5.7 billion in 2009, $3.5 billion in 2010, $1.4 billion in 2011, $1.2 billion in 2012, and $4.6 billion thereafter.

In January 2008, the holding company issued $1.4 billion of convertible senior notes. Interest on these notes will be paid semiannually at a fixed rate of 4.0%. The maturity date of these notes is February 1, 2011. The Corporation may not redeem these notes prior to their maturity date. Holders may convert their notes, at their option, prior to November 15, 2010 under certain circumstances, including (i) if the trading price of the notes is less than a defined threshold measured against the market value of National City common stock, (ii) any time after March 31, 2008, if the market price of National City common stock exceeds 130% of the conversion price of the notes in effect on the last trading day of the immediately preceding calendar quarter, or (iii) upon the occurrence of certain specific events. After

November 15, 2010, the holders may convert their notes at any time through the third scheduled trading date preceding the maturity date. The initial conversion rate will be equal to 52.8709 shares, which represented an initial conversion price of approximately $18.91, a 22.5% conversion premium to the last reported sale price of National City common stock on January 23, 2008. The conversion rate will be subject to adjustment for stock splits, stock dividends, cash dividends in excess of certain thresholds, stock repurchases where the price exceeds market values, and certain other events. Upon conversion, the Corporation will pay cash equal to the principal balance of the notes and may issue shares of its common stock for any conversion value, determined over a 40 day observation period, that exceeds the principal balance of the notes being converted. The maximum number of net common shares that the Corporation may be required to issue is 76 million shares, subject to potential adjustment in the case of certain events, make-whole fundamental changes, or early termination. The Corporation intends to use a portion of the net proceeds from this offering to repay $300 million of senior notes maturing in 2008, to pay the net cost of a related hedged transaction, and for general corporate purposes.

The holders of the convertible senior notes may elect: i) in the case of a make-whole fundamental change, to convert the notes prior to the effective time of such change, in which case the conversion rate will be increased as provided by a formula set forth in the indenture supplement governing the convertible senior notes; or ii) upon the effective time of any fundamental change, to require the Corporation to repurchase the convertible senior notes at their principal amount plus accrued but unpaid interest.

Generally, a fundamental change includes an acquisition of more than 50% of National City’s common stock, certain mergers, consolidations or other business combinations, if the Corporation’s continuing directors are less than the majority of the Board of Directors, a liquidation or dissolution, or National City’s common stock is not listed on any U.S. national securities exchange. These rights may discourage a business combination or other transaction that is favored by certain of our shareholders.

In conjunction with this offering, the Corporation entered into a convertible note hedge and warrant transactions which are intended to offset the potential share dilution upon conversion of the notes. For more description on the hedge transaction refer to Note 22 of the Consolidated Financial Statements.

17.	Junior Subordinated Debentures Owed to Unconsolidated Subsidiary Trusts and Corporation-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trusts Holding Solely Debentures of the Corporation

As of December 31, 2007, National City sponsored seven trusts, of which 100% of the common equity is owned by the Corporation, formed for the purpose of issuing corporation-obligated mandatorily redeemable capital securities (the capital securities) to third-party investors and investing the proceeds from the sale of such capital securities solely in junior subordinated debt securities of the Corporation (the debentures). The debentures held by each trust are the sole assets of that trust which issued common securities to the Corporation and preferred capital securities to third-party investors. The capital securities of these trusts qualify as Tier I capital of the Corporation for regulatory purposes. On May 25, 2007 and August 30, 2007, the Corporation issued $500 million and $518 million of junior subordinated debentures, respectively.

The $500 million junior subordinated debentures owed to National City Capital Trust III bear interest at a fixed rate of 6.625%, payable quarterly in arrears. These debentures are redeemable at par plus accrued unpaid interest, in whole or in part, anytime after May 25, 2012, with the prior approval of the Federal Reserve Board. The $500 million junior subordinated debentures have a scheduled maturity date of May 25, 2047. Upon the scheduled maturity date, the Corporation will be required to refinance these debentures with securities that are treated as capital for regulatory purposes. If the Corporation is unable to refinance these securities, they will remain outstanding until their legal maturity date of May 25, 2067, and bear interest at a variable rate equal to one-month LIBOR plus 2.1263 basis points. These debentures rank pari-passu to the Corporation’s other junior subordinated debentures issued to National City Capital Trust II and IV, junior to the Corporation’s outstanding debt, and junior to its other outstanding junior subordinated debentures.

The $518 million junior subordinated debentures owed to National City Capital Trust IV bear interest at a fixed rate of 8.0%, payable quarterly in arrears. These debentures are redeemable at par plus accrued unpaid interest, in whole or in part, anytime after August 30, 2012, with the prior approval of the Federal Reserve Board. These debentures have a scheduled maturity date of September 15, 2047. Upon the scheduled maturity date, the Corporation will be required to refinance these debentures with securities that are treated as capital for regulatory purposes. If the Corporation is unable to refinance these securities, they will remain outstanding until their legal maturity date of August 30, 2067 and bear interest at a variable rate equal to one-month LIBOR plus 3.487 basis points. These debentures rank pari-passu to the Corporation’s junior subordinated debentures issued to National City Capital Trust II and III, junior to the Corporation’s outstanding debt, and junior to its other outstanding junior subordinated debentures.

Consolidated debt obligations related to subsidiary trusts holding solely debentures of the Corporation follow. These amounts represent the par value of the obligations owed to the subsidiary trusts, including the Corporation’s ownership interest in the trusts, plus basis adjustments related to hedging the obligations with derivative instruments and fair value adjustments recognized in connection with obligations acquired through acquisitions.

	December 31
(In Thousands)	2007	2006
6.625% junior subordinated debentures owed to National City Capital Trust II due November 15, 2036	$753,947	$752,681
6.625% junior subordinated debentures owed to National City Capital Trust III due May 25, 2047	499,017	—
8.000% junior subordinated debentures owed to National City Capital Trust IV due September 15, 2047	520,697	—
Variable-rate junior subordinated debentures owed to MAF Bancorp Capital Trust II due September 15, 2035	38,065	—
Variable-rate junior subordinated debentures owed to MAF Bancorp Capital Trust I due June 15, 2035	32,609	—
Variable-rate junior subordinated debentures owed to Fidelity Capital Trust III due November 23, 2034	32,010	—
Variable-rate junior subordinated debentures owed to Fidelity Capital Trust II due January 23, 2034	23,338	—
8.12% junior subordinated debentures owed to First of America Capital Trust I redeemed January 31, 2007	—	154,640
9.85% junior subordinated debentures owed to Fort Wayne Capital Trust I redeemed April 15, 2007	—	30,928
Variable-rate junior subordinated debentures owed to Banc Services Corp. Statutory Trust I redeemed June 26, 2007	—	7,317
Variable-rate junior subordinated debentures owed to Forbes First Financial Statutory Trust I redeemed June 26, 2007	—	3,139

Total junior subordinated debentures owed to unconsolidated subsidiary trusts	$1,899,683	$948,705

Distributions on the capital securities issued by National City Capital Trust II, III and IV are payable quarterly at a rate per annum equal to the interest rate being earned by the trust on the debentures held by these trusts. Distributions on the capital securities issued by Fidelity Capital Trust III are payable quarterly at a variable rate equal to the three-month LIBOR rate plus 197 basis points, with no maximum interest rate. The interest rate associated with Fidelity Capital Trust III was 6.99% at December 31, 2007. Distributions on the capital securities issued by Fidelity Capital Trust II are payable quarterly at a variable rate equal to the three-month LIBOR rate plus 285 basis points, with no maximum interest rate. The interest rate associated with Fidelity Capital Trust II was 7.83% at December 31, 2007. Distributions on the capital securities issued by MAF Bancorp Capital Trust I are payable quarterly at a variable rate equal to the three-month LIBOR rate plus 175 basis points, with no maximum interest rate. The interest rate associated with MAF Bancorp Capital Trust I was 6.74% at December 31, 2007. Distributions on the capital securities issued by MAF Bancorp Capital Trust II are payable quarterly at a variable rate equal to the three-month LIBOR rate plus 140 basis points, with no maximum interest rate. The interest rate associated with MAF Bancorp Capital Trust II was 6.39% at December 31, 2007.

The capital securities are subject to mandatory redemption, in whole or in part, upon repayment of the debentures. The Corporation has entered into agreements which, taken collectively, fully and unconditionally guarantee the capital securities subject to the terms of each of the guarantees. The debentures held by the trusts are first redeemable, in whole or in part, by the Corporation as follows:

First Call Date
Fidelity Capital Trust II	January 23, 2009
Fidelity Capital Trust III	November 23, 2009
MAF Capital Bancorp Trust I	June 15, 2010
MAF Capital Bancorp Trust II	September 15, 2010
National City Capital Trust II	November 15, 2011
National City Capital Trust III	May 25, 2012
National City Capital Trust IV	August 30, 2012

In January 2008, the Corporation issued $500 million of junior subordinated debentures to National City Preferred Capital Trust I. These junior subordinated debentures bear interest at a fixed rate of 8.729%, payable semi-annually in arrears. These debentures are redeemable at par plus accrued unpaid interest, in whole or in part, anytime after December 10, 2016, with the prior approval of the Federal Reserve Board. These debentures have a scheduled maturity date of December 10, 2043. These debentures are eligible to be remarketed one month prior to December 10, 2012 at which time the interest rate, call date, and maturity may be reset. These debentures rank pari-passu to the Corporation’s junior subordinated debentures issued to National City Capital II, III and IV, junior to the Corporation’s outstanding debt, and junior to its other outstanding junior subordinated debentures.

The Corporation may only redeem or repurchase its junior subordinated notes payable owed to National City Capital Trust II, III and IV more than 10 years in advance of their legal maturity dates, subject to certain limitations. The Corporation may only redeem or repurchase its junior subordinated notes payable owed to National City Preferred Capital Trust I prior to December 10, 2016, subject to certain limitations. Prior to the date of that redemption or repurchase, the Corporation must have received proceeds from the issuance of equity or hybrid securities that qualify as Tier 1 capital under the Federal Reserve’s capital guidelines. The Corporation will also be required to obtain approval of the Federal Reserve prior to the issuance of such securities. The current beneficiaries of this limitation are the holders of the Corporation’s 6.875% subordinated notes due 2019.

18.	Regulatory Restrictions and Capital Ratios

The Corporation and its bank subsidiaries, National City Bank and MidAmerica Bank, are subject to various regulatory capital requirements of federal regulatory agencies that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Failure to meet minimum capital requirements can result in certain mandatory and possible additional discretionary actions by regulators that could have a material effect on financial position and operations.

Regulatory and other capital measures follow:

	2007		2006
(Dollars in Thousands)	Amount	Ratio	Amount	Ratio
Total equity/assets	$13,407,828	8.92%	$14,581,003	10.40%
Total common equity/assets	13,407,828	8.92	14,581,003	10.40
Tangible common equity/tangible assets	7,628,098	5.28	10,581,444	7.77
Tier 1 capital	9,366,935	6.53	11,534,600	8.93
Total risk-based capital	14,728,763	10.27	15,704,502	12.16
Leverage	9,366,935	6.39	11,534,600	8.56

The tangible common equity ratio excludes goodwill and other intangible assets from both the numerator and denominator.

Tier 1 capital consists of total equity plus qualifying capital securities and minority interests, less unrealized gains and losses accumulated in other comprehensive income, certain intangible assets, and adjustments related to the valuation of servicing assets and certain equity investments in nonfinancial companies (principal investments).

Total risk-based capital is comprised of Tier 1 capital plus qualifying subordinated debt and allowance for loan losses and a portion of unrealized gains on certain equity securities.

Both the Tier 1 and the total risk-based capital ratios are computed by dividing the respective capital amounts by risk-weighted assets, as defined.

The leverage ratio reflects Tier 1 capital divided by average total assets for the period. Average assets used in the calculation exclude certain intangible and servicing assets.

National City Corporation’s Tier 1, total risk-based capital, and leverage ratios for the current period are above the required minimum levels of 4.00%, 8.00%, and 3.00%, respectively. The capital levels at National City Bank and MidAmerica Bank are maintained at or above the well-capitalized minimums of 6.00%, 10.00%, and 5.00% for the Tier 1 capital, total risk-based capital, and leverage ratios, respectively, as defined under the regulatory framework for prompt corrective action.

National City Bank and MidAmerica Bank from time to time are required to maintain noninterest bearing reserve balances with the Federal Reserve Bank. The required reserve balance was $19 million at December 31, 2007.

Under current Federal Reserve regulations, a bank subsidiary is limited in the amount it may loan to its parent company and nonbank subsidiaries. Loans to a single affiliate may not exceed 10% and loans to all affiliates may not exceed 20% of the bank’s capital stock, surplus and undivided profits, plus the allowance for loan losses. Loans from the subsidiary bank to nonbank affiliates, including the parent company, are also required to be collateralized.

Dividends paid by subsidiary banks to its parent company are also subject to certain legal and regulatory limitations. In 2008, subsidiary banks may pay dividends up to and equal to their net income for 2008, as defined by statute, through the date of any such dividend declaration, without prior regulatory approval.

Dividends paid by the Corporation are also subject to certain legal restrictions and regulatory guidance.

The Corporation’s mortgage banking and broker/dealer subsidiaries are also required to maintain minimum net worth capital requirements with various governmental agencies. The mortgage banking subsidiaries’ net worth requirements are governed by the Department of Housing and Urban Development and the Government National Mortgage Association. The broker/dealer’s net worth requirements are governed by the United States Securities and Exchange Commission. As of December 31, 2007, these subsidiaries met their respective minimum net worth capital requirements.

19.	Stockholders’ Equity

Common Stock Warrant: In January 2008, in conjunction with the issuance of convertible senior notes, common stock warrants were issued to a third party. The holder has the option to exercise 844,465 warrants, on a daily basis, commencing June 15, 2011 and ending on July 15, 2011, and 844,466 warrants, on a daily basis, commencing July 18, 2011 and ending on October 20, 2011. The strike price of these warrants is $27.79 per share, which represented an 80% premium to the last reported sale price of $15.44 per share of National City common stock on January 23, 2008. Upon exercise, the Corporation will deliver common shares with a market value equal to the number of warrants exercised multiplied by the excess of the market price of National City common stock over the strike price. The maximum number of shares that could be required to be issued is approximately 76 million, subject to adjustment in the case of certain events, make-whole fundamental changes or early termination. The Corporation has reserved 93.1 million shares for issuance pursuant to the convertible notes and warrants.

Preferred Stock: The Corporation issued 70,272 shares of no par, Series D convertible non-voting preferred stock in conjunction with a 2004 acquisition. Each share of Series D preferred stock is convertible at any time by the holder into 15.96 shares of National City common stock. The conversion rate is subject to adjustment in the event the Corporation takes certain actions such as paying a dividend in stock, splitting its common stock, or combining its common stock into a smaller number of shares. Common shares deliverable upon conversion of the preferred stock have been reserved for future issuance. The Corporation has no right to redeem the preferred stock. Dividends are paid on the preferred stock as dividends are paid on common stock at the dividend rate per common share multiplied by the preferred stock conversion ratio. The Series D preferred stock shall be preferred over National City common stock in the event of liquidation or dissolution of the Corporation. In such event, the preferred holders will be entitled to receive $100 per share, or $7 million, plus accrued and unpaid dividends.

In January 2008, the Corporation designated 5,751 shares as no par, Series E perpetual preferred stock, of which 5,001 of these shares would be issued pursuant to a stock purchase contract with National City Preferred Capital Trust I. The stock purchase date is expected to be December 10, 2012, but could occur earlier or later, under certain conditions. In January 2008, the Corporation also designated 1,725 shares as no par, Series F preferred stock, of which 1,500 of these shares were issued. Both the Series E and F preferred stock will rank senior to National City common stock and on parity with the Series D preferred stock in the event of liquidation or dissolution of the Corporation. Both the Series E and F preferred stock have a liquidation value of $100,000 per share. Both series are noncumulative with respect to dividends and will have limited voting rights in the event of nonpayment of dividends and certain other events. Holders of this preferred stock will be entitled to receive dividends, when and as declared by the Board of Directors. Series E shall be redeemable at the Corporation’s option, and subject to Federal Reserve approval, at any date after December 10, 2012. Series F shall be redeemable at the Corporation’s option, subject to Federal Reserve approval, at any date after February 1, 2013. Subject to these conditions, both Series E and F may be redeemed for $100,000 per share plus any declared but unpaid dividends. The Corporation will be limited in its right to redeem both Series E and F prior to ten years after their initial issuance dates by a replacement capital covenant. Pursuant to this covenant, the Corporation must have received proceeds from the issuance of equity or hybrid securities that qualify as Tier I capital and may be required to obtain the approval of the Federal Reserve The current beneficiary of this limitation are the holders of the Corporation’s 6.875% subordinated notes due 2019.

Common Stock Repurchases: On April 24, 2007, the Corporation’s Board of Directors authorized the repurchase of up to 40 million shares of National City common stock subject to an aggregate purchase limit of $1.6 billion. This authorization, which has no expiration date, was incremental to all previous authorizations approved by the Board of Directors. Repurchased shares are held for reissue in connection with compensation plans and for general corporate purposes. During 2007, 2006, and 2005, the Corporation repurchased 45.9 million, 20.1 million, and 43.5 million shares, respectively under those authorizations. As of December 31, 2007, 37.6 million shares remain authorized for repurchase.

On January 25, 2007, the Corporation’s Board of Directors authorized a “modified Dutch auction” tender offer to purchase up to 75 million shares of its outstanding common stock, at a price range not greater than $38.75 per share nor less than $35.00 per share, for a maximum aggregate repurchase price of $2.9 billion. On March 7, 2007, the

Corporation accepted for purchase 40.3 million shares of its common stock at $38.75 per share for an aggregate price of $1.6 billion. The share repurchase authorizations described above were unaffected by the tender offer.

Preferred Securities of Subsidiaries: PFGI Capital Corporation (PFGI Capital) is a consolidated subsidiary of the Corporation associated with a 2004 acquisition. The purpose of PFGI Capital is to invest in commercial mortgage loans and other authorized investments acquired from the Corporation to generate net income for distribution to its stockholders. PFGI Capital has elected to be treated as a real estate investment trust (REIT) for federal income tax purposes. Upon its formation, PFGI Capital issued 6.6 million equity units (PRIDES) to outside investors. The ownership by outside investors is accounted for as a minority interest in the Consolidated Financial Statements. Each PRIDES was comprised of two components – a three-year forward purchase contract and PFGI Capital Series A Preferred Stock. During 2005, all PRIDES holders exercised their Forward Purchase Contracts which entitled them to purchase 6,444,223 newly issued shares of National City common stock for $165 million.

Other Comprehensive Income: A summary of activity in accumulated other comprehensive income follows:

	For the Calendar Year
(In Thousands)	2007	2006	2005
Accumulated unrealized gains (losses) on securities available for sale at January 1, net of tax	$3,938	$(4,018)	$107,193
Net unrealized gains (losses) for the period, net of tax expense (benefit) of $13,341 in 2007, $4,115 in 2006, and $(49,316) in 2005	24,776	7,642	(91,586)
Reclassification adjustment for (gains) losses included in net income net of tax expense (benefit) of $7,636 in 2007, $(169) in 2006, and $7,463 in 2005	(14,180)	314	(19,625)

Effect on other comprehensive income for the period	10,596	7,956	(111,211)

Accumulated unrealized gains (losses) on securities available for sale at December 31, net of tax	$14,534	$3,938	$(4,018)

Accumulated unrealized (losses) gains on derivatives used in cash flow hedging relationships at January 1, net of tax	$(3,505)	$15,883	$(6,605)
Net unrealized gains for the period, net of tax expense of $39,452 in 2007, $4,227 in 2006, and $16,849 in 2005	73,268	7,850	31,291
Reclassification adjustment for losses (gains) included in net income, net of tax (benefit) expense of $(69) in 2007, $14,666 in 2006, and $4,740 in 2005	128	(27,238)	(8,803)

Effect on other comprehensive income for the period	73,396	(19,388)	22,488

Accumulated unrealized gains (losses) on derivatives used in cash flow hedging relationships at December 31, net of tax	$69,891	$(3,505)	$15,883

Accumulated unrealized losses for pension and other postretirement obligations at January 1, net of tax	$(71,347)	$—	$—
Net unrealized losses of prior service costs for the period, net of tax benefit of $2,854	(4,859)	—	—
Net unrealized gains for the period, net of tax expense of $48,710	82,938	—	—
Amortization of prior service costs included in net periodic benefit, net of tax benefit of $1,319 in 2007	(2,300)	—	—
Amortization of transition obligation included in net periodic benefit, net of tax expense of $295 in 2007	514	—	—
Amortization of net loss included in net periodic benefit, net of tax expense of $1,257 in 2007	2,193	—	—

Effect on other comprehensive income for the period	78,486	—	—

Prior service costs, net of tax expense of $5,974 in 2006	—	10,506	—
Transition obligation, net of tax benefit of $1,210 in 2006	—	(2,128)	—
Net loss, net of tax benefit of $45,333 in 2006	—	(79,725)	—

Cumulative effect of change in accounting for pensions and other postretirement liabilities	—	(71,347)	—

Accumulated unrealized gains (losses) for pension and other postretirement obligations at December 31, net of tax	$7,139	$(71,347)	$—

Accumulated other comprehensive (loss) income at January 1, net of tax	$(70,914)	$11,865	$100,588
Other comprehensive income (loss), net of tax	162,478	(11,432)	(88,723)
Cumulative effect of change in accounting for pensions and other postretirement liabilities	—	(71,347)	—

Accumulated other comprehensive income (loss) at December 31, net of tax	$91,564	$(70,914)	$11,865

20.	Net Income Per Common Share

Calculations of basic and diluted net income per share follow:

	For the Calendar Year
(Dollars in Thousands, Except Per Share Amounts)	2007	2006	2005
Basic
Net income	$313,975	$2,299,836	$1,985,229
Less preferred dividends	1,794	1,704	1,616

Net income applicable to common stock	$312,181	$2,298,132	$1,983,613

Average common shares outstanding	607,106,057	609,395,710	633,431,660
Less average unallocated ESOP shares	717,291	79,640	—

Average common shares outstanding – basic	606,388,766	609,316,070	633,431,660

Net income per common share – basic	$.51	$3.77	$3.13

Diluted
Net income	$313,975	$2,299,836	$1,985,229

Average common shares outstanding – basic	606,388,766	609,316,070	633,431,660
Stock awards	4,726,352	7,233,896	6,679,651
Convertible preferred stock	1,121,541	1,121,541	1,121,541
Forward contracts	—	—	368,117

Average common shares outstanding – diluted	612,236,659	617,671,507	641,600,969

Net income per common share – diluted	$.51	$3.72	$3.09

Basic net income per common share is calculated by dividing net income, less dividend requirements on convertible preferred stock, by the weighted-average number of common shares outstanding, less unallocated Employee Stock Ownership Plan (ESOP) shares, for the period.

Diluted net income per common share takes into consideration the pro forma dilution of outstanding convertible preferred stock and certain unvested restricted stock and unexercised stock option awards. In 2005, diluted common shares outstanding also considered commitments to issue additional shares pursuant to forward contracts, which were exercised in full in 2005. For the years ended December 31, 2007, 2006, and 2005, options to purchase 18.7 million, 5.4 million, and 10.4 million shares of common stock, respectively, were outstanding but not included in the computation of diluted net income per share because the option exercise price exceeded the fair value of the stock such that their inclusion would have had an anti-dilutive effect. Diluted net income is not adjusted for preferred dividend requirements since preferred shares are assumed to be converted from the beginning of the period.

In January 2008, the Corporation issued convertible senior notes, as well as common stock warrants and entered into a covered spread hedge transaction. Upon conversion of the notes, the Corporation may be required to issue common shares. If the common stock price exceeds $18.91 per share, the impact would be dilutive to earnings per share. The Corporation has hedged the dilutive impact of this transaction. The common stock warrants were issued to a third party at a strike price of $27.79 per share, which represents an 80% premium to the last reported sale price of $15.44 per share of National City’s common stock on January 23, 2008. These warrants are exercisable beginning June 15, 2011 and expire October 20, 2011. These warrants would be dilutive to earnings per share in future periods if the market price of National City common stock were to exceed the warrant’s strike price. The maximum number of net shares that can be issued pursuant to the warrants and the convertible senior notes is 76 million, subject to adjustment.

21.	Income Taxes

The composition of income tax expense follows:

	For the Calendar Year
(In Thousands)	2007	2006	2005
Current:
Federal	$428,881	$1,031,632	$617,351
State	33,224	51,416	14,425

Total current	462,105	1,083,048	631,776
Deferred:
Federal	(362,375)	43,402	341,551
State	(43,028)	(3,650)	6,860

Total deferred	(405,403)	39,752	348,411

Income tax expense	$56,702	$1,122,800	$980,187

Income tax expense applicable to securities transactions	$7,636	$(169)	$7,493

The effective tax rate differs from the statutory Federal tax rate applicable to corporations as a result of permanent differences between accounting and taxable income as shown in the following table:

	For the Calendar Year
	2007	2006	2005
Statutory Federal tax rate	35.0%	35.0%	35.0%
Life insurance	(7.9)	(0.8)	(0.9)
Tax-exempt income	(4.5)	(0.5)	(0.7)
State taxes	(1.6)	0.9	0.5
Tax credits	(18.7)	(1.5)	(1.7)
Goodwill impairment	12.2	—	—
Other	0.8	(0.3)	0.9

Effective tax rate	15.3%	32.8%	33.1%

Significant components of deferred tax liabilities and assets as of December 31 follow:

(In Thousands)	2007	2006
Deferred tax liabilities:
Mortgage servicing rights	$818,592	$641,499
Leases and equipment leased to others	352,789	456,309
Properties and equipment	107,680	58,881
Deferred loan fees	72,975	94,868
Unrealized gains on securities & loans available or held for sale	31,270	3,098
State income taxes	—	20,113
Intangibles	113,330	63,288
Other, net	104,415	99,248

Total deferred tax liabilities	1,601,051	1,437,304
Deferred tax assets:
Allowance for loan losses	723,009	448,015
Deferred compensation accrual	116,050	115,256
Repurchase and indemnification reserves	191,586	62,620
Employee benefit accruals	87,832	89,092
State income taxes	22,702	—
Retained interests	14,516	19,273
Net operating loss carryforwards	10,578	9,741
Other, net	207,327	145,200

Gross deferred tax assets	1,373,600	889,197
Less: valuation allowance	(9,735)	(4,992)

Total deferred tax assets, net	1,363,865	884,205

Net deferred tax liability	$237,186	$553,099

A federal net operating loss carryforward of less than $1 million remaining at December 31, 2007 was acquired in connection with the acquisition of Forbes, Harbor and Fidelity. This carryforward expires in 2023. Management believes that future taxable income will be sufficient to fully realize the deferred tax asset associated with this carryforward. The valuation allowance shown above relates to state net operating loss carryforwards which may not be realized in future periods.

Retained earnings at December 31, 2007 includes $117 million in allocations of earnings for bad debt deductions of former thrift subsidiaries for which no income tax has been provided. Under current law, if certain subsidiaries use these bad debt reserves for purposes other than to absorb bad debt losses, they will be subject to Federal income tax at the current corporate tax rate.

For the years ended 2007, 2006, and 2005, income tax benefits of $21 million, $18 million, and $19 million, respectively, were credited to stockholders’ equity related to the exercise of nonqualified employee stock options.

The Corporation adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, on January 1, 2007. As a result of the adoption of this new accounting standard, the Corporation recorded a $31 million increase in its liability for uncertain tax positions and related interest ($24 million net of tax), which was accounted for as a cumulative effect of an accounting change, reducing the opening balance of retained earnings. As of December 31, 2007 and 2006, the Corporation had a liability for uncertain tax positions, excluding interest and penalties, of $209 million and $184 million, respectively. A reconciliation of the beginning and ending balance of unrecognized tax benefits is as follows:

(In Thousands)	2007
Balance at January 1, 2007	$184,107
Additions:
Positions taken during the current year	1,712
Positions taken during a prior period	25,612
Obtained in acquisitions	11,480
Translation adjustments	107
Reductions:
Positions taken during the current year	(345)
Positions taken during a prior period	(7,995)
Decreases related to settlements with taxing authorities	(723)
Reductions resulting from lapse of statutes of limitation	(4,951)

Balance at December 31, 2007	$209,004

The Corporation recognizes interest and penalties associated with uncertain tax positions in income tax expense. During 2007, 2006, and 2005, the provision for interest and penalties was $22 million, $4 million, and $4 million, respectively. The Corporation had approximately $58 million and $31 million accrued for payment of interest and penalties as of December 31, 2007 and 2006, respectively.

22.	Commitments, Contingent Liabilities, Guarantees, and Related Party Transactions

Commitments: A summary of the contractual amount of significant commitments follows:

	December 31
(In thousands)	2007	2006
Commitments to extend credit:
Revolving home equity and credit card lines	$35,803,302	$34,286,346
Commercial	28,231,694	24,851,485
Residential real estate	7,218,115	9,506,648
Other	607,390	1,047,439
Standby letters of credit	5,371,844	5,265,929
Commercial letters of credit	326,607	338,110
Net commitments to sell mortgage loans and mortgage-backed securities	2,500,026	3,480,387
Net commitments to sell commercial real estate loans	625,949	376,375
Commitments to fund civic and community investments	717,400	607,190
Commitments to fund principal investments	357,101	282,407
Commitments to purchase beneficial interests in securitized automobile loans	283,012	573,152

Commitments to extend credit are agreements to lend. Since many of these commitments expire without being drawn upon, the total commitment amounts do not necessarily represent future cash flow requirements. Certain lending commitments for residential mortgage and commercial real estate loans to be sold into the secondary market are considered derivative instruments in accordance with SFAS 133. The changes in the fair value of these commitments due to changes in interest rates are recorded on the balance sheet as either derivative assets or derivative liabilities. The commitments related to residential mortgage loans and commercial real estate loans are included in residential real estate and commercial loans, respectively, in the above table. Further discussion on derivative instruments is included in Notes 1 and 25.

Standby and commercial letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Standby letters of credit generally are contingent upon the failure of the customer to perform according to the terms of the underlying contract with the third party, while commercial letters of credit are issued specifically to facilitate commerce and typically result in the commitment being drawn on when the underlying transaction is consummated between the customer and the third party. The credit risk associated with loan commitments and standby and commercial letters of credit is essentially the same as that involved in extending loans to customers and is subject to normal credit policies. Collateral may be obtained based on management’s credit assessment of the customer.

The Corporation enters into forward contracts for the future delivery or purchase of fixed-rate residential mortgage loans, mortgage-backed securities, and commercial real estate loans to reduce the interest-rate risk associated with loans held for sale, commitments to fund loans, and mortgage servicing rights. These contracts are also considered derivative instruments under SFAS 133, and the fair value of these contracts are recorded on the balance sheet as either derivative assets or derivative liabilities. Further discussion on derivative instruments is included in Notes 1 and 25.

The Corporation invests in low-income housing, small-business commercial real estate, and historic tax credit projects to promote the revitalization of low- to moderate-income neighborhoods throughout the local communities of its banking subsidiary. As a limited partner in these unconsolidated projects, the Corporation is allocated tax credits and deductions. The commitments to fund civic and community investments represent funds committed for existing and future projects.

The Corporation has principal investment commitments to provide equity and mezzanine capital financing to private and public companies through either direct investments in specific companies or through investment funds and partnerships. The timing of future cash requirements to fund such commitments is generally dependent on the investment cycle. This cycle, over which privately held companies are funded by private equity investors and ultimately sold, merged, or taken public through an initial offering, can vary based on overall market conditions as well as the nature and type of industry in which the companies operate.

National City Bank, a subsidiary of the Corporation, along with other financial institutions, has agreed to provide backup liquidity to a third-party commercial paper conduit. The conduit holds various third-party assets including beneficial interests in the cash flows of trade receivables, credit cards and other financial assets, as well as automobile loans securitized by the Corporation. The conduit has no interests in subprime mortgage loans. The Corporation has retained interests in the securitized automobile loans in the form of Class A notes, Class B notes, and an interest-only strip. As of December 31, 2007, the fair value of these retained interests was $28 million. The conduit relies upon commercial paper for its funding. In the event of a disruption in the commercial paper markets, the conduit could experience a liquidity event. At such time, the conduit may require National City Bank to purchase a 49% interest in a note representing a beneficial interest in the Corporation’s securitized automobile loans. Another financial institution, affiliated with the conduit, has committed to purchase the remaining 51% interest in this same note. Upon the conduit’s request, National City Bank would pay cash equal to the par value of the notes, less the corresponding portion of all defaulted loans, plus accrued interest. In return, National City Bank would be entitled to undivided interest in the cash flows of the collateral underlying the note. The Corporation receives an annual commitment fee of 7 basis points for providing this backup liquidity. To date, the conduit has not experienced any difficulty in accessing the commercial paper markets. The Corporation’s commitment declines commensurate with the unpaid principal balance of the automobile loans securitized by the Corporation. As of December 31, 2007, the Corporation’s maximum commitment was $283 million. This commitment expires in December 2008 but may be renewed annually for an additional 12 months by mutual agreement of the parties.

The Corporation and certain of its subsidiaries occupy certain facilities under long-term operating leases and, in addition, leases certain software and data processing and other equipment. The aggregate minimum annual rental commitments under these leases total approximately $174 million in 2008, $144 million in 2009, $122 million in 2010, $110 million in 2011, $101 million in 2012, and $603 million thereafter. The Corporation also subleases and receives rental income on certain leased properties. As of December 31, 2007, aggregate future minimum rentals to be received under noncancelable subleases totaled $17 million. Total operating lease expense, net of sublease income, recorded under all operating leases was $159 million, $163 million, and $179 million in 2007, 2006, and 2005, respectively.

In January 2008, in conjunction with the issuance of junior subordinated notes, the Corporation issued a stock purchase contract to the unconsolidated subsidiary trust which holds these notes. Pursuant to this contract, the Corporation is committed to make contractual payments to the trust at a rate of 3.271% applied to the stated value of the stock purchase contracts of $500 million. This commitment expires when the stock purchase contracts are exercised which is expected to be December 10, 2012, but could be earlier or later based on certain conditions.

In January 2008, in conjunction with the issuance of convertible senior notes, the Corporation entered into a hedge transaction designed to reduce the potential dilutive impact of issuing common shares upon conversion of these notes. Pursuant to this contract, the Corporation has entered into a call option to purchase National City common shares from the hedge counterparty. The number of shares to be delivered, the strike price, and the settlement dates all correspond with conversion terms of the convertible senior notes. The maximum number of common shares that could be purchased under this contract is 76 million, subject to adjustment in the same manner as the conversion rate associated with the convertible notes. This contract will be physically settled by the counterparty delivering shares and the Corporation delivering cash. It expires upon the earlier of the last day that the convertible senior notes are outstanding, or three days prior to the maturity of these notes. At the same time, the Corporation entered into a warrant to sell up to 76 million shares of its common stock to a counterparty.

Contingent Liabilities and Guarantees: The Corporation has entered into agreements to sell residential mortgage loans and home equity lines of credit (collectively, loans) in the normal course of business. These agreements usually require certain representations concerning credit information, loan documentation, collateral, and insurability. On a regular basis, investors request the Corporation to indemnify them against losses on certain loans or to repurchase loans which the investors believe do not comply with applicable representations. Upon completion of its own investigation, the Corporation generally repurchases or provides indemnification on such loans. Indemnification requests are generally received within two years subsequent to the date of sale.

Management maintains a liability for estimated losses on loans expected to be repurchased or on which indemnification is expected to be provided and regularly evaluates the adequacy of this recourse liability based on trends in repurchase and indemnification requests, actual loss experience, known and inherent risks in the loans, and current economic conditions. In connection with the sale of the First Franklin origination and sales platform, the Corporation transferred its recourse obligation associated with this unit to the buyer. At December 31, 2007 and 2006, the liability for estimated losses on repurchase and indemnification was $212 million and $171 million, respectively, and was included in other liabilities on the balance sheet. Further details on loans sold subject to indemnification provisions, loans repurchased or indemnified, and losses charged against the liability follow:

	For the Calendar Year
(In Millions)	2007	2006(a)	2005(b)
Total loans sold	$47,524	$70,897	$72,134
Total loans repurchased or indemnified	563	479	331
Losses incurred	140	115	90

(a)	Included $25.6 billion of loans sold, $260 million of loans repurchased or indemnified, and $59 million of losses incurred related to the First Franklin unit.

(b)	Included $20.8 billion of loans sold, $61 million of loans repurchased or indemnified, and $29 million of losses incurred related to the First Franklin unit.

At December 31, 2007, the outstanding balances of residential real estate loans sold that the Corporation has indemnified or remain uninsured totaled $563 million and $72 million, respectively. The volume and balance of uninsured government loans may be affected by processing or notification delays. Management believes the majority of the uninsured loans will become insured during the normal course of business. To the extent insurance is not obtained, the loans may be subject to repurchase. Uninsured government loans which were ultimately repurchased have been included in the repurchase totals above.

On December 30, 2006, the Corporation completed the sale of the First Franklin nonprime mortgage origination and servicing platform. The proceeds received from this transaction were based on a preliminary statement of net assets sold. The purchase price is subject to adjustment based on the closing date values of net assets sold, as well as other negotiated matters. Accordingly, the Corporation may either pay or receive additional consideration depending on the final outcome of this matter. The amount of the purchase price adjustment, if any, will decrease or increase the gain recognized on the sale of this unit. On April 13, 2007, the Corporation received a dispute notice from Merrill Lynch Bank & Trust Co., FSB, the buyer of First Franklin, which asserted that the closing date net asset values and related purchase price were overstated by $67 million. National City management does not agree with that assertion. If the parties cannot reach agreement on this dispute, this matter would be subject to arbitration.

The Corporation has a wholly owned captive insurance subsidiary which provides reinsurance to third-party insurers who provide lender paid mortgage insurance on approximately $1.4 billion of the Corporation’s nonprime second mortgage loans and lines. These arrangements are quota share reinsurance contracts whereby the captive insurance subsidiary is entitled to 50% of the primary policy premiums and assumes 50% of the risk of loss under the lender-paid mortgage insurance primary policy, which limits losses to 10% of the original insured risk per policy year. Loss reserves are provided for the estimated costs of settling reinsurance claims on defaulted loans. Loss reserves are established for reported claims as well as incurred but not reported claims. Management establishes loss reserves using historical experience and by making various assumptions and estimates of trends in loss severity, frequency, and other factors. The methods used to develop these reserves are subject to continual review and refinement, and any adjustments to these reserves are reflected in current period operations as identified. As of December 31, 2007 and 2006, reinsurance loss reserves of $21 million and $60 million, respectively, were included within the allowance for loan losses. The provision for reinsurance losses of $48 million in 2007 and $79 million in 2006 is included in the provision for loan losses in the Consolidated Financial Statements. In segment reporting, the provision for reinsurance losses is included within Retail Banking’s results as noninterest expense. As of December 31, 2007, the Corporation had no remaining exposure to additional reinsurance losses related to nonprime second mortgage loans and lines as the policy limit has been reached.

Red Mortgage Capital, a wholly owned subsidiary, is an approved Fannie Mae Delegated Underwriting and Servicing (DUS) mortgage lender. Under the Fannie Mae DUS program, Red Mortgage Capital underwrites, funds, and sells mortgage loans on multifamily rental projects. Red Mortgage Capital then services these mortgage loans on Fannie Mae’s behalf. Participation in the Fannie Mae DUS program requires Red Mortgage Capital to share the risk of loan losses with Fannie Mae. Under the loss-sharing arrangement, Red Mortgage Capital and Fannie Mae split losses with one-third assumed by Red Mortgage Capital and two-thirds assumed by Fannie Mae. The Corporation provides a guarantee to Fannie Mae that it would fulfill all payments required of Red Mortgage Capital under the loss sharing arrangement if Red Mortgage Capital fails to meet its obligations. The maximum potential amount of undiscounted future payments that may be required under this program is equal to approximately one-third of the principal balance of the loans outstanding at December 31, 2007. If payment is required under this program, Red Mortgage Capital would have an interest in the collateral underlying the commercial mortgage loan on which the loss occurred. As of December 31, 2007 and 2006, Red Mortgage Capital serviced loans, subject to risk sharing under the DUS program, had outstanding principal balances aggregating $5.2 billion and $4.9 billion, respectively. This guarantee will continue until such time as the loss sharing agreement is amended or Red Mortgage Capital no longer shares the risk of losses with Fannie Mae. The fair value of the guarantee, in the form of reserves for losses under the Fannie Mae DUS program, is recorded in accrued expenses and other liabilities on the balance sheet and totaled $5 million at both December 31, 2007 and 2006.

The guarantee liability for standby letters of credit was $34 million and $39 million at December 31, 2007 and 2006, respectively. This liability was recorded in other liabilities on the balance sheet. See above for further discussion on standby letters of credit and their associated outstanding commitments.

The Corporation is subject to nonincome taxes in the various jurisdictions where it does business. The most significant of these taxes is franchise tax which is assessed by some states in lieu of or in addition to income taxes. The amount of tax due may be subject to different interpretations by the Corporation and the taxing authorities. In preparing the Corporation’s tax returns, management attempts to make reasonable interpretations of the tax laws; however, its positions may be subject to challenge upon audit. Management accrues for nonincome tax contingencies that are judged to be both probable and estimable. Management has also identified other unaccrued nonincome tax contingencies, which are considered reasonably possible but not probable, totaling approximately $38 million as of December 31, 2007.

The Corporation is a member of the Visa USA network. On October 3, 2007, the Visa organization completed a series of restructuring transactions to combine its affiliated operating companies, including Visa USA, under a single holding company, Visa, Inc. As a result of Visa’s restructuring, the Corporation’s membership interest in Visa USA was exchanged for an approximately 8% equity interest in Visa Inc. Class USA stock. On November 11, 2007, Visa Inc. filed a registration statement with the Securities and Exchange Commission for the offer and sale of its common stock to the public. Visa has disclosed that it plans to use the proceeds from its initial public offering to partially redeem Visa USA members’ equity interests and to fund the settlement of certain Visa USA related litigation.

Pursuant to the Visa USA bylaws, the Corporation is obligated to indemnify Visa, Inc. for certain losses. On October 3, 2007, a Loss Sharing Agreement (LSA) became effective which reaffirmed the Corporation’s obligation to indemnify Visa, Inc. for potential future settlement of certain litigation. The Corporation’s indemnification obligation is limited to its 8% proportionate equity interest in Visa USA. During 2007, Visa announced that it had recognized liabilities for probable settlements for two of the covered suits. The Corporation has accrued its proportionate share of these anticipated settlements. In addition, the Corporation has recognized a guarantee liability for the other covered suits. The guarantee liability was measured using a probability weighted cash flow model of the potential outcomes of the covered suits. As of December 31, 2007, the Corporation’s estimated liability related to its obligation to indemnify Visa for covered litigation was $292 million.

If the Visa initial public offering is successfully completed, the Corporation is expected to receive cash in partial redemption of its equity interest currently carried at zero value. Further, management expects that the indemnification obligation to Visa will be reduced when Visa either disburses funds for negotiated settlements, or funds an escrow account designated for settlement of covered litigation. Management expects that the gain to be realized from redemption of Visa shares will more than exceed the indemnification obligations recorded to date.

NatCity Investments, a wholly-owned broker-dealer subsidiary of the Corporation, acts as underwriter and remarketing agent for certain issuers of variable rate demand obligations (VRDOs). These VRDOs are issued with long stated maturities but are considered short-term instruments because of a “put” feature that allows the investor to tender the bonds to the remarketing agent. The bonds are traded at par and the yields on the bonds are generally reset on a weekly basis. The VRDOs are supported by various credit and liquidity enhancements, including letters of credit (LOCs), standby bond purchase agreements (SBPAs), and bond insurance. As a result of increased uncertainty in the markets, investors becoming more risk averse, and actual or potential downgrading in ratings for both bond insurers and providers of LOCs and SBPAs, remarketing agents are experiencing less liquidity in the VRDO market. If NatCity Investments is unable to successfully remarket the securities, it has the option of holding the bonds on its balance sheet or putting the bonds to the issuer who would then draw upon the LOCs and SBPAs. At December 31, 2007, NatCity Investments was remarketing agent for approximately $3 billion of VRDOs, of which approximately $2 billion were backed by National City Bank credit and liquidity enhancements.

Litigation: National City and its subsidiaries are involved in a number of legal proceedings arising from the conduct of their business activities. These proceedings include claims brought against the Corporation and its subsidiaries where National City acted as depository bank, lender, underwriter, fiduciary, financial advisor, broker, or other business activities. Reserves are established for legal claims when losses associated with the claims are judged to be probable, and the loss can be reasonably estimated. In many lawsuits and arbitrations, including almost all of the class action lawsuits, it is not possible to determine whether a liability has been incurred or to estimate the ultimate or minimum amount of that liability until the case is close to resolution, in which case a reserve will not be recognized until that time.

On or about November 22, 2002, a claim was asserted in the Marion County Probate Court (Indiana) against National City Bank of Indiana, a subsidiary of the Corporation since merged into National City Bank, concerning management of investments held in a trust for the benefit of the Americans for the Arts and The Poetry Foundation. The claim alleged failure to adequately and timely diversify investments held in this trust, which resulted in investment losses. The beneficiaries were seeking damages of as much as $100 million. In December 2005, the court entered an order granting National City Bank of Indiana’s motion for summary judgment, and the beneficiaries filed an appeal. On October 19, 2006, the Indiana Court of Appeals, in a unanimous decision, affirmed the order granting National City Bank of Indiana’s motion for summary judgment. By order dated March 8, 2007, the Indiana Supreme Court unanimously denied the beneficiaries’ motion to transfer the appeal to the Indiana Supreme Court. The beneficiaries have no further appeals as a matter of right.

Beginning on June 22, 2005, a series of antitrust class action lawsuits were filed against Visa®, MasterCard ® , and several major financial institutions, including eight cases naming the Corporation and its subsidiary, National City Bank of Kentucky, since merged into National City Bank. The plaintiffs, merchants operating commercial businesses throughout the U.S. and trade associations, claim that the interchange fees charged by card-issuing banks are unreasonable and seek injunctive relief and unspecified damages. The cases have been consolidated for pretrial proceedings in the United States District Court for the Eastern District of New York. On July 1, 2007, the Corporation and National City Bank entered into a Judgment Sharing Agreement (JSA) with respect to this litigation. This litigation is also subject to the Visa USA bylaws and the LSA discussed above. On September 7, 2007, the Magistrate Judge recommended to the District Court that all claims that predate January 1, 2004 should be dismissed. Given the preliminary stage of the remaining suits, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of potential loss.

On March 31, 2006, the Corporation and National City Bank were served with a patent infringement lawsuit filed in the United States District Court for the Eastern District of Texas. The plaintiff, Data Treasury Corporation, claims that the Corporation, as well as over 50 other financial institutions or check processors, infringed on its patents involving check imaging, storage and transfer. The plaintiff seeks damages and injunctive relief. On January 6, 2006, the US Patent and Trademark Office (USPTO) ordered a re-examination of certain of the patents (the Ballard Patents) and the Court stayed the litigation as to those patents. Subsequently, the USPTO confirmed the patentability of all claims of the Ballard patents under re-examination and the Plaintiff has now indicated its intention to ask the court to lift the stay. On or about July 27, 2007, the USPTO granted re-examination of the other patents in suit (the Huntington Patents) and the Court stayed the litigation as to those patents. At this stage of this lawsuit, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of potential loss.

On December 19, 2005, a class action suit was filed against National City Mortgage Co. in the U.S. District Court for the Southern District of Illinois. The lawsuit alleges that National City Mortgage loan originators were improperly designated as exempt employees and seeks monetary damages. On June 21, 2007, the court conditionally certified an opt-in class of loan originators. On November 6, 2007, a settlement in principle was reached to resolve all wage and hour claims of the loan originators employed during the class period that opt-in to the settlement class. This settlement is subject to court approval. At December 31, 2007, the Corporation has a $25 million reserve accrued for this matter.

On January 10 and January 17, 2008, two putative class action lawsuits were filed in the United States District Court for the Northern District of Ohio against National City Corporation, the Administrative Committee for the National City Savings and Investment Plan and certain current and former officers and directors of the Corporation. The complaints allege violations of the Employee Retirement Income Security Act (ERISA) relating to the Corporation’s stock being offered as an investment alternative for participants in the Plan. The complaints seek unspecified money damages and equitable relief. At this stage of these lawsuits, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of any potential loss.

On January 18 and January 28, 2008, two shareholder derivative complaints were filed in the United States District Court for the Northern District of Ohio against certain current and former officers and directors of the Corporation alleging breach of fiduciary duty, waste of corporate assets, unjust enrichment and violations of the Securities Exchange Act of 1934. On February 6, 2008, two shareholder derivative actions were filed in Chancery Court for the state of Delaware against certain current and former officers and directors of the Corporation alleging breach of fiduciary duty and unjust enrichment. On February 11, 2008, a shareholder derivative action was filed in Common Pleas Court in Cuyahoga County, Ohio against certain current and former officers and directors of the Corporation alleging breach of fiduciary duty and unjust enrichment. All of these shareholder derivative lawsuits make substantially identical allegations against substantially identical parties. The complaints seek unspecified money damages and equitable relief. At this stage of these lawsuits, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of potential loss.

On January 24, 2008, a putative class action lawsuit was filed in the United States District Court for the Northern District of Ohio against National City Corporation and certain current and former officers and directors of the Corporation. The complaint alleges violations of federal securities laws and seeks unspecified damages and equitable relief on behalf of purchasers of the Corporation’s stock during the period April 30, 2007 to January 2, 2008. At this stage of the lawsuit, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of any potential loss.

Based on information currently available, consultation with counsel, available insurance coverage and established reserves, management believes that the eventual outcome of all claims against the Corporation and its subsidiaries will not, individually or in the aggregate, have a material adverse effect on consolidated financial position or results of operations. However, it is possible that the ultimate resolution of these matters, if unfavorable, may be material to the results of operations for a particular period.

23.	Stock Options and Awards

Under the National City Corporation Long-Term Cash and Equity Incentive Plan (the Long-Term Incentive Plan) up to 45 million shares of National City common stock may be made the subject of option rights, stock appreciation rights, restricted awards, common stock awards, or restricted stock units, in the aggregate. In addition, no more than 13 million shares may be awarded in the form of restricted stock, restricted stock units, or common stock awards; and no more than 40 million shares may be awarded in the form of incentive stock options. As of December 31, 2007, stock options and restricted stock awards available for grant under the Long-Term Incentive Plan totaled 16.8 million and 4.2 million shares, respectively.

Stock Options: Stock options may be granted to officers and key employees to purchase shares of common stock at the market price of the common stock on the date of grant. These options generally become exercisable to the extent of 25% to 50% annually, beginning one year from the date of grant, and expire no later than 10 years from the date of grant. Prior to 2006, stock options were also granted that included the right to receive additional options if certain criteria are met. The exercise price of an additional option is equal to the market price of the common stock on the date the additional option is granted. Additional options vest six months from the date of grant and have a contractual term equal to the remaining term of the original option. During 2007, 2006, and 2005, pretax compensation expense recognized for stock options totaled $20 million, $23 million, and $20 million, respectively. The associated tax benefit was $6 million, $7 million, and $6 million for 2007, 2006, and 2005, respectively.

The fair values of stock options were estimated at the date of grant using the Black-Scholes option pricing model. The Black-Scholes model was originally developed for use in estimating the fair value of traded options, which have different characteristics from the Corporation’s employee stock options. The model is sensitive to changes in assumptions which can materially affect the fair value estimate. The Corporation’s method of estimating expected volatility includes both historical volatility and implied volatility based upon National City options traded in the open market. The expected dividend yield is estimated based on the expected dividend rate over the term of the options. The expected term of the options is based on the Corporation’s historical exercise experience, and the risk-free interest rate is based on U.S. Treasury zero-coupon issues with a remaining term approximating the expected life of the options. The following assumptions were used to determine the fair value of options granted in the periods stated below.

	For the Calendar Year
	2007	2006	2005
Expected volatility	24.0%	19.8%	20.3%
Expected dividend yield	4.0	4.3	4.2
Risk-free interest rate	4.1	4.0	3.9
Expected term (in years)	6	6	6

The weighted-average grant date fair value per share of options granted during 2007, 2006, and 2005, was $3.92, $5.21, and $5.12, respectively. The total intrinsic value of options exercised during 2007, 2006, and 2005, was $73 million, $80 million, and $68 million, respectively. As of December 31, 2007, there was $38 million of total unrecognized compensation cost related to nonvested stock option awards. This cost is expected to be recognized over a period of four years.

In 2007 and 2006, upon the consummation of the Mid America and Harbor acquisitions, all outstanding options issued by these entities became fully vested and were converted into equivalent National City options.

Cash received from the exercise of options for 2007, 2006, and 2005, was $161 million, $206 million, and $154 million, respectively. The tax benefit realized for the tax deductions from option exercises totaled $23 million, $25 million, and $19 million for 2007, 2006, and 2005, respectively. The Corporation generally uses treasury shares to satisfy stock option exercises.

Stock option activity follows:

	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (In thousands)
Outstanding at January 1, 2007	43,014,406	$31.36
Acquisition	5,303,419	17.29
Granted	7,635,514	22.02
Exercised	(7,858,192)	26.47
Forfeited or expired	(1,902,046)	34.49

Outstanding at December 31, 2007	46,193,101	$28.90	4.9	$3,988

Exercisable at December 31, 2007	36,093,243	$29.90	3.8	$3,988

Outstanding at January 1, 2006	50,135,498	$30.72
Acquisition	738,314	14.37
Granted	2,625,784	36.58
Exercised	(9,576,897)	27.76
Forfeited or expired	(908,293)	35.17

Outstanding at December 31, 2006	43,014,406	$31.36	4.7	$227,298

Exercisable at December 31, 2006	36,402,595	$30.59	4.1	$220,992

Outstanding at January 1, 2005	54,700,740	$29.83
Granted	2,914,859	35.30
Exercised	(6,553,014)	24.95
Forfeited or expired	(927,087)	33.48

Outstanding at December 31, 2005	50,135,498	$30.72	5.1	$174,941

Exercisable at December 31, 2005	41,662,765	$29.83	4.3	$174,916

Restricted Shares: Restricted common shares may currently be awarded to officers, key employees, and outside directors. In general, restrictions on outside directors’ shares expire after nine months, and restrictions on shares granted to key employees and officers expire within a four-year period. The Corporation recognizes compensation expense over the restricted period. Pretax compensation expense recognized for restricted shares during 2007, 2006 and 2005 totaled $57 million, $46 million, and $38 million, respectively. The tax benefit was $21 million, $17 million, and $14 million in 2007, 2006 and 2005, respectively

Restricted share activity follows:

	2007		2006		2005
	Shares	Weighted- Average Grant Date Fair Value	Shares	Weighted- Average Grant Date Fair Value	Shares	Weighted- Average Grant Date Fair Value
Nonvested at January 1	7,344,918	$34.96	6,452,193	$33.74	4,838,125	$33.10
Granted	2,879,400	22.77	2,496,784	36.50	2,626,357	34.79
Vested	(1,426,695)	33.17	(1,033,190)	31.47	(682,971)	32.43
Forfeited	(461,473)	34.96	(570,869)	34.29	(329,318)	33.80

Nonvested at December 31	8,336,150	$31.03	7,344,918	$34.96	6,452,193	$33.74

As of December 31, 2007, there was $104 million of total unrecognized compensation cost related to restricted shares. This cost is expected to be recognized over a weighted-average period of 2.6 years. The total fair value of shares vested during 2007, 2006, and 2005 was $42 million, $37 million, and $24 million, respectively.

24.	Pension and Other Postretirement Benefit Plans

Defined Benefit Plans: National City has a qualified pension plan covering substantially all employees hired prior to April 1, 2006. Pension benefits are derived from a cash balance formula, whereby credits based on salary, age, and years of service are allocated to employee accounts. As required by the Pension Protection Act, National City has amended the plan to change the plan’s vesting requirements from five years to three years. Actuarially determined pension costs are charged to benefits expense in the income statement. The Corporation’s funding policy is to contribute at least the minimum amount required by the Employee Retirement Income Security Act of 1974.

The Corporation maintains nonqualified supplemental retirement plans for certain key employees. All benefits provided under these plans are unfunded, and payments to plan participants are made by the Corporation.

In connection with the Harbor acquisition, the Corporation acquired a frozen multi-employer pension plan. This plan was terminated in June 2007 at a cost of $7 million. In connection with the Fidelity acquisition, the Corporation acquired a frozen qualified defined benefit pension plan. There were no contributions to this plan for the year ended December 31, 2007.

National City also has a benefit plan offering postretirement medical and life insurance benefits. The medical portion of the plan is contributory and the life insurance coverage is noncontributory to the participants. As of April 1, 2006, retiree life insurance was eliminated for active employees who were not yet participants in the plan. As a result, the postretirement obligation decreased by $10 million and the net periodic cost decreased by $7 million for 2006. The Corporation has no plan assets attributable to the plan, and funds the benefits as claims arise. Benefit costs related to this plan are recognized in the periods employees provide service for such benefits. The Corporation reserves the right to terminate or make plan changes at any time.

The asset allocation for the defined benefit pension plan as of the measurement date, by asset category, is as follows:

	Percentage of Plan Assets
Asset Category	2007	2006
Equity securities	80%	81%
Debt securities	9	9
Cash and cash equivalents	11	10

Total	100%	100%

The investment objective for the qualified pension plan is to maximize total return with tolerance for slightly above average risk. Asset allocation strongly favors equities, with a target allocation of approximately 80% equity securities,

15% fixed income securities, and 5% cash. Due to volatility in the market, the target allocation is not always desirable and asset allocations will fluctuate. A core equity position of large cap stocks will be maintained. However, more aggressive or volatile sectors will be meaningfully represented in the asset mix in pursuit of higher returns. Higher volatility investment strategies such as credit risk, structured finance, and international bonds will be appropriate strategies in conjunction with the core position.

It is management’s intent to give the investment managers flexibility within the overall guidelines with respect to investment decisions and their timing. However, certain investments require specific review and approval by management. Management is also informed of anticipated changes in nonproprietary investment managers, significant modifications of any previously approved investment, or anticipated use of derivatives to execute investment strategies.

Equity securities include $122 million and $188 million of National City common stock at October 31, 2007 and 2006, respectively. The $122 million of National City common stock included in plan assets at October 31, 2007 represented 5,048,833 shares of stock at a closing price of $24.25 as of that date. During 2007, dividends of $8 million were paid on the shares included in plan assets.

Using an actuarial measurement date of October 31 for Pension and Other Postretirement Benefits and an actuarial measurement date of December 31 for Supplemental Pension Benefits, benefit obligation activity and plan assets for each of the plans follows:

	Pension Benefits		Supplemental Pension Benefits		Other Postretirement Benefits
(In Thousands)	2007	2006	2007	2006	2007	2006
Change in Benefit Obligation
Benefit obligation at beginning of measurement period	$1,644,764	$1,544,144	$136,454	$134,568	$144,585	159,232
Service cost	59,554	58,127	1,872	1,590	1,520	1,776
Interest cost	97,718	89,437	9,060	7,856	8,355	8,523
Participant contributions	—	—	—	—	2,804	15,986
Plan amendments	3,751	—	—	—	184	(9,743)
Acquisitions	24,765	—	56,287	—	468	—
Actuarial (gains) losses	(46,609)	29,174	(287)	2,437	(14,347)	(7,431)
Benefits paid	(89,207)	(76,118)	(58,532)	(9,997)	(11,330)	(23,758)

Benefit obligation at end of measurement period	$1,694,736	$1,644,764	$144,854	$136,454	$132,239	$144,585

Change in Fair Value of Plan Assets
Fair value at beginning of measurement period	$1,881,470	$1,725,560	$—	$—	$—	$—
Actual return on plan assets	224,338	235,301	—	—	—	—
Employer contribution	—	—	58,532	9,997	8,526	7,772
Participant contributions	—	—	—	—	2,804	15,986
Expenses paid	(5,234)	(3,273)	—	—	—	—
Acquisitions	31,598	—	—	—	—	—
Benefits paid	(89,207)	(76,118)	(58,532)	(9,997)	(11,330)	(23,758)

Fair value at end of measurement period	$2,042,965	$1,881,470	$—	$—	$—	$—

Funded status at end of measurement period	$348,229	$236,706	$(144,854)	$(136,454)	$(132,239)	$(144,585)

Reconciliation of the funded status at the end of the measurement period to the amounts recognized in the statement of financial position as of December 31 follows:

	Pension Benefits		Supplemental Pension Benefits		Other Postretirement Benefits
(In Thousands)	2007	2006	2007	2006	2007	2006
Funded status at end of measurement period	$348,229	$236,706	$(144,854)	$(136,454)	$(132,239)	$(144,585)
Unrecognized costs	(4,755)	—	4,151	—	—	—
Benefits paid	—	—	(703)	2,051	1,445	1,588
Acquisition	(9,741)	—	(2,236)	(1,908)	—	(573)
Accrued income and other assets/ (accrued expenses and other liabilities) at year end	$333,733	$236,706	$(143,642)	$(136,311)	$(130,794)	$(143,570)

The accumulated benefit obligation for the qualified pension plan was $1.7 billion and $1.6 billion at October 31, 2007 and 2006, respectively.

The weighted-average assumptions used to determine benefit obligations at the measurement date were as follows:

	Pension Benefits		Supplemental Pension Benefits		Other Postretirement Benefits
	2007	2006	2007	2006	2007	2006
Discount rate	6.25%	6.00%	6.25%	6.00%	6.25%	6.00%
Rate of compensation increase	2.75–7.50	2.75–7.50	5.00	5.00	2.75 – 7.50	2.75 – 7.50

The assumed healthcare cost trend rate, used in determining other postretirement benefits, at the measurement date follows:

	2007	2006
Health care cost trend rate for next year	9%	10%
Rate to which the cost trend rate is assumed to decline (ultimate trend rate)	4	5
Year the rates reach the ultimate trend rate	2012	2012

The healthcare trend rate assumption affects only those participants retired under the plan prior to April 1, 1989.

Assumed healthcare cost trend rates affect the amounts reported for the healthcare plan. A one-percentage-point change in the assumed healthcare cost trend rate would have the following effect.

(In Thousands)	1-Percentage Point Increase	1-Percentage Point Decrease
Effect on total of service and interest cost	$235	$(205)
Effect on postretirement benefit obligation	3,390	(2,961)

Using an actuarial measurement date of October 31 for Pension and Other Postretirement Benefits and a measurement date of December 31 for Supplemental Pension Benefits, components of net periodic (income) cost follow:

(In Thousands)	2007	2006	2005
Pension Benefits
Service cost	$59,554	$58,127	$59,540
Interest cost	97,718	89,437	85,171
Expected return on plan assets	(154,879)	(138,728)	(137,991)
Amortization of prior service cost	(4,755)	(4,755)	(4,755)
Recognized net actuarial loss	(209)	456	739

Net periodic (income) cost	$(2,571)	$4,537	$2,704

Supplemental Pension Benefits
Service cost	$1,872	$1,590	$1,427
Interest cost	9,060	7,856	7,841
Amortization of prior service cost	977	1,330	1,984
Recognized net actuarial loss	8,582	3,587	4,902

Net periodic cost	$20,491	$14,363	$16,154

Other Postretirement Benefits
Service cost	$1,520	$1,776	$3,384
Interest cost	8,355	8,523	8,931
Amortization of prior service cost	159	188	95
Transition obligation	808	907	1,402
Recognized net actuarial loss	276	573	979
Curtailment gain	—	(5,194)	—

Net periodic cost	$11,118	$6,773	$14,791

The weighted-average assumptions used to determine net periodic (income) cost for the years ended December 31 were as follows:

	Pension Benefits		Supplemental Pension Benefits		Other Postretirement Benefits
	2007	2006	2007	2006	2007	2006
Weighted-Average Assumptions
Discount rate	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
Rate of compensation increase	2.75-7.50	2.75-7.50	5.00	5.00	2.75-7.50	2.75-7.50
Expected long-term return on plan assets	8.50	8.50	—	—	—	—

The expected long-term rate of return was estimated using market benchmarks for equities and bonds applied to the plan’s target asset allocation. The expected return on equities was computed utilizing a valuation framework, which projected future returns based on current equity valuations rather than historical returns. Due to active management of the plan’s assets, the return on the plan’s equity investments historically has exceeded market averages. Management estimated the rate by which the plan assets would outperform the market in the future based on historical experience adjusted for changes in asset allocation and expectations for overall lower future returns on equities compared to past periods.

National City does not anticipate making a contribution to its qualified pension plan in 2008 as the plan is currently overfunded. The 2008 pension plan assumptions used to determine net periodic cost will be a discount rate of 6.25% and an expected long-term return on plan assets of 8.50%.

At December 31, 2007, the projected benefit payments for each of the plans are as follows:

(In Millions)	Pension Benefits	Supplemental Pension Benefits	Other Postretirement Benefits	Total Benefits
2008	$85	$21	$10	$116
2009	89	14	10	113
2010	91	14	11	116
2011	94	13	11	118
2012	100	13	11	124
2013 – 2017	574	59	55	688

The projected payments were calculated using the same assumptions as those used to calculate the benefit obligations listed above.

Amounts recognized in accumulated other comprehensive income, net of tax, as of December 31, 2007 follow:

(In Thousands)	Pension Benefits	Supplemental Pension Benefits	Postretirement Benefits	Total
Prior service cost	$(5,208)	$958	$903	$(3,347)
Transition obligation	—	—	1,614	1,614
Net loss	(18,922)	13,642	(126)	(5,406)

Total	$(24,130)	$14,600	$2,391	$(7,139)

Amounts recognized in accumulated other comprehensive loss, net of tax, as of December 31, 2006 follow:

(In Thousands)	Pension Benefits	Supplemental Pension Benefits	Postretirement Benefits	Total
Prior service cost	$(13,590)	$2,195	$889	$(10,506)
Transition obligation	—	—	2,128	2,128
Net loss	50,773	19,955	8,997	79,725

Total	$37,183	$22,150	$12,014	$71,347

The estimated costs that will be amortized from accumulated other comprehensive (income) loss into net periodic (income) cost over the next fiscal year are as follows:

(In Thousands)	Pension Benefits	Supplemental Pension Benefits	Postretirement Benefits	Total
Prior service cost	$(3,698)	$965	$227	$(2,506)
Transition obligation	—	—	808	808
Net loss	—	1,932	—	1,932

Total	$(3,698)	$2,897	$1,035	$234

Defined Contribution Plans: Substantially all employees are eligible to contribute a portion of their pretax compensation to a defined contribution plan. The Corporation may make contributions to the plan for employees with one or more years of service in the form of National City common stock in varying amounts depending on participant contribution levels. In 2007 and 2006, the Corporation provided up to a 6.9% matching contribution. For both years ended 2007 and 2006 the expense related to the plan was $84 million. For the year ended 2005 the expense was $79 million.

The Corporation also acquired Harbor’s leveraged employee stock ownership plan (ESOP) plan, which covered all eligible Harbor employees age 21 and over. Dividends paid on unallocated shares reduce the Corporation’s cash contribution to the ESOP. The ESOP’s loan from the Corporation is eliminated in consolidation. For years ended 2007 and 2006, allocated shares were 942,201 and 1,134,686, respectively, shares committed to be released were 85,245, and suspense (unallocated and not yet committed to be released) shares held by the ESOP were 852,455 and 937,700, respectively. As shares are released, the Corporation recognizes compensation expense equal to the current market price of the shares. Allocated shares and shares committed to be released are included in the weighted-average common shares outstanding used to compute earnings per share. In 2007 and 2006, the Corporation recorded compensation expense of approximately $3 million and $.3 million, respectively. For years ended 2007 and 2006, the fair value of the unallocated shares was $14 million and $34 million, respectively.

25.	Derivative Instruments and Hedging Activities

The Corporation uses derivative instruments primarily to protect against the risk of adverse price or interest-rate movements on the value of certain assets and liabilities and on future cash flows. It also executes derivative instruments with its commercial banking customers to facilitate their risk management strategies. Derivative instruments represent contracts between parties that usually require little or no initial net investment and result in one party delivering cash or another type of asset to the other party based on a notional amount and an underlying as specified in the contract. A notional amount represents the number of units of a specific item, such as currency units or shares. An underlying represents a variable, such as an interest rate, security price, or price index. The amount of cash or other asset delivered from one party to the other is determined based on the interaction of the notional amount of the contract with the underlying. Derivatives are also implicit in certain contracts and commitments, such as residential and commercial real estate loan commitments associated with loans to be sold, which by definition qualify as derivative instruments under SFAS 133.

Market risk is the risk of loss arising from an adverse change in interest rates, exchange rates, or equity prices. The Corporation’s primary market risk is interest-rate risk. Management uses derivative instruments to protect against the risk of interest-rate movements on the value of certain assets and liabilities and on future cash flows. These instruments include interest-rate swaps, interest-rate futures, interest-rate options, forward agreements, and interest-rate caps and floors with indices that relate to the pricing of specific assets and liabilities. The nature and volume of the derivative instruments used to manage interest-rate risk depend on the level and type of assets and liabilities on the balance sheet and the risk management strategies for the current and anticipated rate environments.

As with any financial instrument, derivative instruments have inherent risks, primarily market and credit risk. Market risk associated with changes in interest rates is managed in conjunction with the Corporation’s overall market risk monitoring process, as further discussed in the Market Risk section within Item 7.

Credit risk occurs when a counterparty to a derivative contract, where the Corporation has an unrealized gain, fails to perform according to the terms of the agreement. Credit risk is managed by limiting the aggregate amount of net unrealized gains in agreements outstanding, monitoring the size and the maturity structure of the derivative portfolio, applying uniform credit standards to all activities with credit risk, and collateralizing gains. The Corporation has established bilateral collateral agreements with its major derivative dealer counterparties that provide for exchanges of marketable securities or cash to collateralize either party’s net gains. At December 31, 2007, these collateral agreements covered 99.5% of the notional amount of the total derivative portfolio, excluding futures contracts that are cash settled daily with counterparties, certain forward commitments to sell or purchase mortgage loans or mortgage-backed securities, and customer derivative contracts. At December 31, 2007, the Corporation held cash, U.S. government, and U.S. government-sponsored agency securities with a fair value of $452 million to collateralize net gains with counterparties and had pledged or delivered to counterparties cash, U.S. government, and U.S. government-sponsored agency securities with a fair value of $161 million to collateralize net losses with counterparties. In certain instances, open forward commitments to sell or purchase mortgage loans or mortgage-backed securities are not covered by collateral agreements due to the fact these contracts usually mature within 90 days. The credit risk associated with derivative instruments executed with the Corporation’s commercial banking customers is essentially the same as that involved in extending loans and is subject to similar credit policies. Collateral may be obtained based on management’s assessment of the customer.

Derivative contracts are valued using observable market prices, when available. In the absence of observable market prices, the Corporation uses discounted cash flow models to estimate the fair value of its derivatives. The interest rates used in these cash flow models are based on forward yield curves that are observable in the current cash and derivatives markets, consistent with how derivatives are valued by market participants. Cash flow models used for valuing derivative instruments are regularly validated by testing through comparison with other third parties. The estimated fair value of a mortgage banking loan commitment is based on the change in estimated fair value of the underlying mortgage loan and the probability that the mortgage loan will fund within the terms of the loan commitment. The change in fair value of the underlying mortgage loan is based on quoted mortgage-backed securities prices. The probability that the loan will fund is derived from the Corporation’s own historical empirical data. The change in value of the underlying mortgage loan is measured from the commitment date. At the time of issuance, the estimated fair value of the commitment is zero. The valuations presented in the following tables are based on yield curves, forward yield curves, and implied volatilities that were observable in the cash and derivatives markets on December 31, 2007 and 2006.

Fair Value Hedges: The Corporation primarily uses interest-rate swaps, interest-rate futures, interest-rate caps and floors, interest-rate options, interest-rate forwards, and forward purchase and sales commitments to hedge the fair values of residential mortgage and commercial real estate loans held for sale and certain fixed-rate commercial portfolio loans for changes in interest rates. The Corporation also uses receive-fixed interest-rate swaps to hedge the fair value of certain fixed-rate funding products against changes in interest rates. The funding products hedged include purchased certificates of deposit, long-term FHLB advances, senior and subordinated long-term debt, and senior bank notes.

For fair value hedges of fixed-rate debt, including purchased certificates of deposit, management uses a monthly dollar offset ratio to test retrospective effectiveness. For fair value hedges of portfolio loans and residential mortgage loans held for sale, a dollar offset ratio test is performed on a daily basis. Effectiveness testing for commercial real estate loans held for sale is measured monthly using a dollar offset ratio. There were no components of derivative instruments that were excluded from the assessment of hedge effectiveness.

For 2007, 2006 and 2005, the Corporation recognized total net ineffective fair value hedge gains of $3 million, $4 million, and $60 million, respectively. Details of net ineffective hedge gains and losses by hedge strategy are presented in the table on page 128. Net ineffective hedge gains and losses on residential mortgage and commercial real estate loans held for sale are included in loan sale revenue on the income statement. Net ineffective hedge gains and losses related to hedging commercial portfolio loans and fixed-rate funding products are included in other noninterest income on the income statement.

Cash Flow Hedges: The Corporation hedges cash flow variability related to variable-rate commercial loans and funding products, specifically FHLB advances and senior bank notes. Interest-rate floors are used to hedge the cash flows associated with variable-rate commercial loans while interest-rate caps are used to hedge cash flows from the variable-rate funding products.

Retrospective hedge effectiveness for cash flow hedges of variable-rate funding products is determined using a dollar offset ratio applied on a monthly basis. Retrospective hedge effectiveness for variable-rate commercial loans is determined on a monthly basis using regression analysis. There were no components of derivative instruments that were excluded from the assessment of hedge effectiveness. For 2007, 2006 and 2005, the Corporation recognized net ineffective cash flow hedge (losses) gains of $(65) thousand, $31 thousand, and $(342) thousand, respectively. These losses are included in other noninterest income on the income statement.

Derivative gains and losses reclassified from accumulated other comprehensive income to current period earnings are included in the line item in which the hedged cash flows are recorded. At December 31, 2007 and 2006, accumulated other comprehensive income included a deferred after-tax net gain (loss) of $70 million and $(4) million, respectively, related to derivatives used to hedge loan and funding cash flows. See Note 19 for further detail of the amounts included in accumulated other comprehensive income. The net after-tax derivative gain included in accumulated other comprehensive income at December 31, 2007 is projected to be reclassified into net interest income in conjunction with the recognition of interest payments on loan and funding products through August 2013, with $3 million of after-tax net loss expected to be recognized in net interest income within the next year. There were no gains or losses reclassified into earnings in 2007 or 2006 arising from the determination that the original forecasted transaction would not occur. In 2005, a pretax gain of $8 million was reclassified from other comprehensive income to noninterest expense as a component of the net gain on the extinguishment of certain variable-rate debt secured by automobile leases.

The notional amounts of the derivatives portfolio used for interest-rate risk management purposes and designated as accounting hedges under SFAS 133 follows:

	December 31
(In Millions)	2007	2006
Fair Value Hedges
Commercial loans
Receive-fixed interest rate swaps	$60	$112
Pay-fixed interest rate swaps	2,318	2,712
Interest rate caps sold	50	150
Interest rate floors sold	100	100
Interest rate collars purchased	5	5
Interest rate futures purchased	1,587	2,204
Interest rate futures sold	1,937	2,595

Total	6,057	7,878

Mortgage loans held for sale
Net forward commitments to sell mortgage loans and mortgage-backed securities	1,283	1,855
Receive-fixed interest rate swaps	400	1,775
Receive-fixed interest rate swaptions purchased	600	—
Pay-fixed interest rate swaps	—	550
Pay-fixed interest rate swaptions purchased	650	—
Interest rate caps purchased	—	500
Interest rate floors purchased	—	500

Total	2,933	5,180

Commercial real estate loans held for sale
Forward commitments to sell commercial real estate loans	244	136
Interest rate futures purchased	8	—
Receive-fixed interest rate swaps	108	—

Total	360	136

Funding
Receive-fixed interest rate swaps	4,116	7,991
Callable receive-fixed interest rate swaps	3,154	2,706

Total	7,270	10,697

Total notional of derivatives used in fair value hedges	16,620	23,891

Cash Flow Hedges
Commercial loans
Interest rate floors purchased	13,800	—

Funding
Pay-fixed interest rate swaps	—	170
Interest rate caps purchased	300	300

Total	300	470

Total notional of derivatives used in cash flow hedges	14,100	470

Total notional of derivatives designated in SFAS 133 relationships	$30,720	$24,361

The fair value of derivative instruments used for interest-rate risk management purposes and designated as accounting hedges under SFAS 133 follows:

	December 31
	2007		2006
(In Millions)	Asset	Liability	Asset	Liability
Fair Value Hedges
Commercial loans
Receive-fixed interest rate swaps	$.7	$—	$1.0	$.3
Pay-fixed interest rate swaps	3.5	30.3	33.3	10.3
Interest rate collars purchased	—	.3	—	.2

Total	4.2	30.6	34.3	10.8

Mortgage loans held for sale
Net forward commitments to sell mortgage loans and mortgage-backed securities	.6	11.6	6.0	11.8
Receive-fixed interest rate swaps	10.2	—	12.0	27.7
Receive-fixed interest rate swaptions purchased	17.6	—	—	—
Pay-fixed interest rate swaps	—	—	—	6.8
Pay-fixed interest rate swaptions purchased	2.6	—	—	—
Interest rate floors purchased	—	—	1.8	—

Total	31.0	11.6	19.8	46.3

Commercial real estate loans held for sale
Forward commitments to sell commercial real estate loans	—	3.6	.2	1.3
Receive-fixed interest rate swaps	1.5	5.8	—	—

Total	1.5	9.4	.2	1.3

Funding
Receive-fixed interest rate swaps	140.1	1.5	112.1	115.8
Callable receive-fixed interest rate swaps	.2	61.6	—	87.5

Total	140.3	63.1	112.1	203.3

Total fair value of derivatives used in fair value hedges	177.0	114.7	166.4	261.7

Cash Flow Hedges
Commercial loans
Interest rate floors purchased	168.1	—	—	—

Funding
Pay-fixed interest rate swaps	—	—	—	.9
Interest rate caps purchased	—	.7	.1	—

Total	—	.7	.1	.9

Total fair value of derivatives used in cash flow hedges	168.1	.7	.1	.9

Total fair value of derivatives designated in SFAS 133 relationships	$345.1	$115.4	$166.5	$262.6

The net ineffective hedge gain (loss) recognized for each SFAS 133 hedge strategy follows:

	For the Calendar Year
(In Millions)	2007	2006	2005
Fair Value Hedges
Commercial loans	$(8.7)	$6.2	$21.9
Mortgage loans held for sale	9.0	(.6)	6.7
Commercial real estate loans held for sale	(.5)	—	—
Mortgage servicing rights	—	—	30.5
Commercial loans	—	—	—
Funding	3.0	(1.3)	.5

Total fair value hedge gain	2.8	4.3	59.6

Cash Flow Hedges
Funding	(.1)	—	(.3)

Total cash flow hedge loss	(.1)	—	(.3)

Net ineffective hedge gain on SFAS 133 hedge strategies	$2.7	$4.3	$59.3

Other Derivative Activities: The derivative portfolio also includes derivative financial instruments not included in SFAS 133 hedge relationships. These derivatives primarily consist of interest-rate swaps, futures, options, caps, floors, and forwards used to hedge the risk of declines in the value of residential mortgage servicing rights accounted for at fair value.

The notional amounts of derivative instruments used for mortgage servicing rights (MSR) risk management, which are not designated in SFAS 133 hedge relationships, are presented in the following table:

	December 31
(In Millions)	2007	2006
Net forward commitments to purchase mortgage loans and mortgage-backed securities	$8,430	$4,300
Basis swaps	178	—
Receive-fixed interest rate swaps	4,310	5,570
Receive-fixed interest rate swaptions purchased	6,150	7,300
Receive-fixed interest rate swaptions sold	—	3,000
Pay-fixed interest rate swaps	3,820	1,930
Pay-fixed interest rate swaptions purchased	2,150	2,550
Pay-fixed interest rate swaptions sold	—	2,000
Principal-only interest rate swaps	—	396
Interest rate caps purchased	5,750	2,500
Interest rate floors purchased	5,500	14,200
Interest rate futures purchased	—	1,410

Total derivative instruments used for MSR risk management	$36,288	$45,156

Assets and liabilities recognized for derivative instruments used for mortgage servicing rights risk management, which are not designated in SFAS 133 hedge relationships, are presented in the following table:

	December 31
	2007		2006
(In Millions)	Asset	Liability	Asset	Liability
Net forward commitments to purchase mortgage loans and mortgage-backed securities	$—	$72.6	$—	$22.2
Basis swaps	—	2.1	—	—
Receive-fixed interest rate swaps	80.9	13.7	12.9	124.0
Receive-fixed interest rate swaptions purchased	204.8	—	58.9	—
Receive-fixed interest rate swaptions sold	—	—	—	43.9
Pay-fixed interest rate swaps	.8	170.6	—	80.0
Pay-fixed interest rate swaptions purchased	55.7	—	31.9	—
Pay-fixed interest rate swaptions sold	—	—	—	39.1
Principal-only interest rate swaps	—	—	—	6.2
Interest rate caps purchased	24.1	—	—	—
Interest rate floors purchased	38.3	—	86.1	—

Fair value of derivative instruments used for MSR risk management	$404.6	$259.0	$189.8	$315.4

Other derivatives held but not included in SFAS 133 hedge relationships include mortgage banking loan commitments, which are defined as derivative instruments under SFAS 133, forward commitments to sell mortgage loans and mortgage-backed securities which are used to hedge the loan commitments, certain instruments used to economically hedge interest-rate risk, and instruments held for trading purposes, which are entered into for the purpose of making short-term profits or for providing risk management products to commercial banking customers.

A summary of the fair value of derivative net assets (liabilities) not designated in SFAS 133 hedge relationships, inclusive of those used to hedge mortgage servicing rights, follows:

	December 31
(In Millions)	2007	2006
Loan sale and servicing risk management:
Mortgage servicing rights	$145.6	$(125.6)
Mortgage and commercial real estate loans and loan commitments	3.8	17.0

Total loan sale and servicing	149.4	(108.6)

Trading derivatives:
Customer risk management	34.2	29.6
Other	(2.0)	(8.2)

Total trading	32.2	21.4

Used for other risk management purposes	11.4	78.4

Total net asset (liability) on derivatives not designated in SFAS 133 hedge relationships	$193.0	$(8.8)

Gains and losses on derivatives used to manage risk associated with mortgage servicing rights are included in loan servicing income, while gains and losses on mortgage and commercial real estate loan commitments and associated loan risk management instruments are included in loan sale revenue on the income statement. Gains and losses on derivative instruments held for trading or other risk management purposes are included in other noninterest income. Net gains (losses) on derivatives instruments not designated in SFAS 133 hedge relationships are as follows:

	For the Calendar Year
(In Millions)	2007	2006	2005
Loan sale and servicing risk management:
Mortgage servicing rights	$(22.3)	$(297.4)	$166.1
Mortgage and commercial real estate loans and loan commitments	(12.3)	37.7	52.0

Total loan sale and servicing	(34.6)	(259.7)	218.1

Trading derivatives:
Customer risk management	18.6	15.4	17.4
Other	.3	(6.8)	20.9

Total trading	18.9	8.6	38.3

Used for other risk management purposes	(13.5)	(20.1)	3.4

Total net (loss) gain on derivatives not designated in SFAS 133 relationships	$(29.2)	$(271.2)	$259.8

26.	Fair Value of Financial Instruments

Fair value estimates are made as of a specific point in time based on the characteristics of the financial instruments and relevant market information. Where available, quoted market prices are used. In other cases, fair values are based on estimates using option-adjusted discounted cash flow models or other valuation techniques. These techniques are significantly affected by the assumptions used, including discount rates, market volatility, and estimates of future cash flows. As such, the derived fair value estimates cannot be substantiated by comparison to independent markets and, further, may not be realizable in an immediate settlement of the instruments.

The following table presents the estimates of fair value of financial instruments at December 31, 2007 and 2006. Excluded are certain items not defined as financial instruments, including nonfinancial assets and intangibles, as well as certain liabilities such as obligations for pension and other postretirement benefits, deferred compensation arrangements, and leases. Accordingly, the aggregate fair value amounts presented do not purport to represent the fair value of the Corporation.

	2007		2006
(In Millions)	Carrying Value	Fair Value	Carrying Value	Fair Value
Financial Assets
Cash and cash equivalents	$5,342	$5,342	$11,399	$11,399
Loans held for sale or securitization	4,290	4,302	12,853	12,955
Loans, net of allowance for loan losses	114,260	114,899	94,361	95,542
Securities	8,731	8,731	7,509	7,509
Derivative assets	1,031	1,031	613	613
Other	1,603	1,603	1,161	1,161

Financial Liabilities
Deposits	$(97,555)	$(93,019)	$(87,234)	$(82,805)
Short-term borrowings	(7,155)	(7,161)	(6,933)	(6,949)
Long-term debt	(27,892)	(27,076)	(26,356)	(26,928)
Derivative liabilities	(608)	(608)	(718)	(718)
Other	(345)	(345)	(395)	(395)

Other Financial Instruments
Commitments to extend credit	$(74)	$(74)	$(93)	$(93)
Standby and commercial letters of credit	(34)	(34)	(38)	(38)

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and Cash Equivalents: Due to their short-term nature, the carrying amounts reported in the balance sheet approximate fair value for these assets. For purposes of this disclosure only, cash equivalents include Federal funds sold, security resale agreements, accrued interest receivable, and other short-term investments.

Loans and Loans Held for Sale or Securitization: The fair values of portfolio loans, commercial, commercial real estate, and credit card loans held for sale or securitization are estimated using an option-adjusted discounted cash flow model that discounts future cash flows using recent market interest rates, market volatility, and credit spread assumptions. The fair values of mortgage loans held for sale are based either upon observable market prices or prices obtained from third parties.

Securities: The fair values of securities are based primarily upon quoted market prices.

Derivative Assets and Liabilities: Fair values for derivative instruments are based either on observable market prices or cash flow projection models acquired from third parties.

Deposits: The fair values disclosed for demand deposits (e.g., interest and noninterest bearing checking, savings, and certain types of money market accounts) are equal to the amounts payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts for variable-rate money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using an option-adjusted discounted cash flow model.

Short-Term Borrowings: The carrying amounts of Federal funds borrowed, security repurchase agreements, commercial paper, and other short-term borrowings approximate their fair values.

Long-Term Debt: The fair values of long-term borrowings are estimated using an option-adjusted discounted cash flow model that incorporates the Corporation’s current incremental borrowing rates for similar types of borrowing arrangements.

Other Financial Instruments: The amounts shown under carrying value represent estimated obligations under off-balance sheet financial instruments. These estimated obligations consist of deferred fees and expected loss contingencies associated with the financial instruments. The carrying value of these instruments approximates their fair value.

27.	Line of Business Results

The Corporation manages its business by product and service offerings as well as the distribution channel through which these products and services are offered. In the third quarter of 2008, the Corporation made changes to its organizational structure and management reporting in conjunction with hiring personnel to lead its corporate banking business and manage liquidating loan portfolios. The Corporation now has five reportable segments: Retail Banking, Corporate Banking, Mortgage Banking, Asset Management, and the Exit Portfolio. All revenues and expenses not directly associated with or allocated to these segments are reported within Parent and Other.

The Corporate Banking segment is the combination of the former Commercial Banking – Regional and Commercial Banking – National reporting units. The Exit Portfolio contains run-off mortgage, home equity and other consumer loans associated with discontinued products or distribution channels and exited businesses. These loans were previously reported in Parent and Other. All prior period data was restated for the new presentation. In 2008, residential construction and non-agency mortgage loans were added to the Exit Portfolio. Prior periods were not restated as activities related to these loans were not separately identifiable in 2007.

Net income is the primary measure used by management to assess segment performance and allocate resources. Segment results are derived from the Corporation’s management reporting system. There is no comprehensive authoritative guidance on how to allocate revenues and expenses among business segments. The Corporation uses various methodologies to assign revenues, expenses and assets to its segments in an attempt to reflect the underlying economics of each business. These methodologies may differ from techniques applied by other financial institutions. The accounting policies of the segments are generally the same as the Corporation, except that certain transactions are presented differently within the segment results, as described below.

Net interest income is presented in the segment results on a tax-equivalent basis. Assets and liabilities within each business unit are match funded, and interest-rate risk is centrally managed as part of investment funding activities. Net interest income of each segment also includes interest earned on securitized loans which, for management reporting purposes, continue to be reflected as owned by the business that manages those assets. Interest income and funding costs associated with securitized loans are eliminated within Parent & Other. The provision for loan losses is assigned to each segment based upon the required allowance for loan losses of each segment. Noninterest income, as well as certain operating expenses, can generally be directly identified with a specific business. Indirect expenses are allocated to each segment based on various methodologies to estimate usage. Income tax expense is assigned to each segment using a standard rate which considers federal, state and local income taxes. Adjustments to reconcile the segments’ income tax expense to the consolidated income tax expense are recorded within Parent and Other. Goodwill is assigned to each segment based on the fair value that each acquired business added to each segment in relation to the total acquisition cost. A risk-based methodology is used to allocate capital to the segments.

Retail Banking provides banking services to consumers and small businesses within National City’s nine-state footprint. In addition to deposit gathering and direct lending services provided through the retail bank branch network, call centers, and the Internet, Retail Banking’s activities also include small business banking services, education finance, retail brokerage, and lending-related insurance services. Consumer lending products include home equity, government or privately guaranteed student loans, and credit cards and other unsecured personal and small business lines of credit. Significant revenue sources include net interest income on loan and deposit accounts, deposit account service fees, debit and credit card interchange and service fees, and ATM surcharge and net interchange fees. Major expenses are credit, personnel costs, and branch network support.

Corporate Banking provides products and services to large- and medium-sized corporations within National City’s nine-state footprint as well as customers on a national basis. Major products and services include: lines of credit, term loans, leases, investment real estate lending, asset-based lending, treasury management, stock transfer, international services, dealer floorplan financing, loan sales and securitization, structured finance, syndicated lending, commercial leasing, equity and mezzanine capital, derivatives, public finance, investment banking, correspondent banking, multifamily real estate lending and commercial real estate lending. Significant revenue sources are net interest income on loan and deposit accounts, brokerage revenue, leasing revenue, loan sales revenue, principal investment gains, and other fee income. Major expenses are personnel and credit costs.

Mortgage Banking originates residential mortgage loans both within National City’s banking footprint and on a nationwide basis. Mortgage loans generally represent loans collateralized by one-to-four-family residential real estate and are made to borrowers in good credit standing. These loans are typically sold to primary mortgage market aggregators (Fannie Mae, Freddie Mac, Ginnie Mae, or the Federal Home Loan Banks) and third-party investors. Mortgage Banking’s business activities also include servicing mortgage loans, home equity loans, and home equity lines of credit for third-party investors. Significant revenue streams include net interest income earned on portfolio loans and loans held for sale, as well as loan sale and servicing revenue. Major expenses include credit, personnel costs, branch office costs, loan servicing and insurance expense.

The Asset Management business includes both institutional asset and personal wealth management. Institutional asset management services are provided by two business units – Allegiant Asset Management Group and Allegiant Asset Management Company. These business units provide investment management, custody, retirement planning services, and other corporate trust services to institutional clients, and act as the investment advisor for the Allegiant ® mutual funds. The clients served include publicly traded corporations, charitable endowments and foundations, as well as unions, residing primarily in National City’s banking footprint and generally complementing its corporate banking relationships. Personal wealth management services are provided by two business units – Private Client Group and Sterling. Products and services include private banking services and tailored credit solutions, customized investment management services, brokerage, financial planning, as well as trust management and administration for affluent individuals and families. Sterling offers financial management services for high net worth clients.

The Exit Portfolio segment includes the loan portfolio related to discontinued products and exited businesses. This portfolio consists of nonprime mortgage, broker-sourced home equity lines and loans, automobile, recreational finance and marine loans. Significant revenues consist of interest income and loan sales. Major expenses include credit costs, loan servicing and insurance expense.

Parent and Other contains revenues and expenses not directly associated with or allocated to the above segments, as well as investment funding activities including the investment portfolio, short- and long-term borrowings, derivatives used for interest-rate risk management, and asset securitizations. This category also includes adjustments to reconcile the segment results to the Consolidated Financial Statements.

Selected financial information by line of business follows. For further discussion on the segments’ results see the Line of Business Results section of Item 7 of this Form 10-K.

(In Thousands)	Retail Banking	Corporate Banking	Mortgage Banking	Asset Management	Exit Portfolio	Parent and Other(b)	Consolidated Total
2007
Net interest income (expense)(a)	$2,282,766	$1,590,356	$345,241	$138,585	$656,853	$(589,067)	$4,424,734
Provision (benefit) for loan losses	289,103	193,397	223,762	12,188	677,230	(69,777)	1,325,903
Net interest income (expense) after provision	1,993,663	1,396,959	121,479	126,397	(20,377)	(519,290)	3,098,831
Noninterest income	1,188,746	705,973	222,084	380,210	26,059	83,089	2,606,161
Noninterest expense	2,009,672	970,430	1,025,427	344,766	232,633	722,386	5,305,314

Income (loss) before taxes	1,172,737	1,132,502	(681,864)	161,841	(226,951)	(1,158,587)	399,678
Income tax expense (benefit)(a)	463,792	427,715	(208,611)	61,176	(85,809)	(572,560)	85,703

Net income (loss)	$708,945	$704,787	$(473,253)	$100,665	$(141,142)	$(586,027)	$313,975

Intersegment revenue (expense)	$(2,490)	$44,434	$20,454	$9,625	$(52,713)	$(19,310)	$—
Average assets (in millions)	29,347	54,043	19,831	4,250	22,852	13,236	143,559

2006
Net interest income (expense)(a)	$1,992,327	$1,538,073	$251,621	$129,352	$1,103,708	$(381,361)	$4,633,720
Provision for loan losses	182,565	71,763	25,143	3,395	179,537	25,805	488,208

Net interest income (expense)after provision	1,809,762	1,466,310	226,478	125,957	924,171	(407,166)	4,145,512
Noninterest income	1,059,898	747,249	279,485	353,081	465,539	1,113,713	4,018,965
Noninterest expense	1,725,069	919,364	681,818	321,069	764,018	300,386	4,711,724

Income (loss) before taxes	1,144,591	1,294,195	(175,855)	157,969	625,692	406,161	3,452,753
Income tax expense (benefit)(a)	441,771	475,001	(66,526)	59,712	236,556	6,403	1,152,917

Net income (loss)	$702,820	$819,194	$(109,329)	$98,257	$389,136	$399,758	$2,299,836

Intersegment revenue (expense)	$(2,402)	$35,105	$60,278	$6,685	$(89,068)	$(10,598)	$—
Average assets (in millions)	24,834	48,306	12,673	3,829	37,700	11,336	138,678

2005
Net interest income (expense)(a)	$1,906,027	$1,485,837	$368,377	$118,365	$1,424,607	$(576,739)	$4,726,474
Provision (benefit) for loan losses	251,714	(8,092)	37,434	7,635	91,486	(79,646)	300,531

Net interest income (expense) after provision	1,654,313	1,493,929	330,943	110,730	1,333,121	(497,093)	4,425,943
Noninterest income	955,324	601,069	866,707	343,997	461,712	75,510	3,304,319
Noninterest expense	1,607,869	803,749	752,989	326,003	715,022	528,488	4,734,120

Income (expense) before taxes	1,001,768	1,291,249	444,661	128,724	1,079,811	(950,071)	2,996,142
Income tax expense (benefit)(a)	385,759	488,819	154,931	48,658	408,168	(475,422)	1,010,913

Net income (loss)	$616,009	$802,430	$289,730	$80,066	$671,643	$(474,649)	$1,985,229

Intersegment revenue (expense)	$(3,332)	$29,214	$57,473	$6,042	$(38,186)	$(51,211)	$—
Average assets (in millions)	23,944	44,740	14,437	3,431	43,878	11,126	141,556

(a)	Includes tax-equivalent adjustment for tax-exempt interest income.

(b)	Includes after-tax gains on sale of $622 million for First Franklin in 2006.

Effective January 1, 2006, the Corporation changed its methodology for allocating interest credit on mortgage escrow accounts from a short-term rate to a longer-term swap rate to better reflect the duration of these accounts. This change did not have a significant impact on Mortgage Banking’s net interest income for 2006 as the yield curve was relatively flat. Had this same methodology been applied to prior periods, Mortgage Banking’s net interest income for 2005 would have increased by $25 million.

28.	Financial Holding Company

Condensed financial statements of the holding company, which include transactions with subsidiaries, follow:

Balance Sheets

	December 31
(In Thousands)	2007	2006
Assets
Cash and demand balances due from banks	$1,279,310	$1,315,479
Loans to and receivables from subsidiaries	1,109,582	3,048,331
Securities	205,573	219,952
Other investments	13,272	192,398
Investments in:
Subsidiary banks	15,026,150	12,735,292
Nonbank subsidiaries	583,645	346,770
Goodwill	121,670	117,471
Derivative assets	81,723	67,632
Other assets	914,572	705,035

Total Assets	$19,335,497	$18,748,360

Liabilities and Stockholders’ Equity
Long-term debt	$2,868,512	$2,308,802
Borrowed funds from subsidiaries	1,899,683	948,705
Derivative liabilities	23,847	39,858
Indemnification liabilities	291,680	—
Accrued expenses and other liabilities	843,947	869,992

Total liabilities	5,927,669	4,167,357
Stockholders’ equity	13,407,828	14,581,003

Total Liabilities and Stockholders’ Equity	$19,335,497	$18,748,360

Securities and other investments totaling $102 million at December 31, 2007 were restricted for use in certain nonqualified benefit plans. The borrowed funds from subsidiaries balance includes the junior subordinated debt securities payable to the wholly owned subsidiary trusts (the trusts). The holding company continues to guarantee the capital securities issued by the trusts, which totaled $1.9 billion at December 31, 2007. The holding company also guarantees commercial paper issued by its subsidiary National City Credit Corporation, which borrowings totaled $1.2 billion at December 31, 2007. Additionally, the holding company guarantees certain financial and indemnification obligations of National City Bank under its membership with Visa® and Mastercard® . As of December 31, 2007, the holding company had recognized a $292 million liability related to Visa matters discussed in Note 22.

Statements of Income

	For the Calendar Year
(In Thousands)	2007	2006	2005
Income
Dividends from:
Subsidiary banks	$950,000	$1,975,000	$1,225,000
Nonbank subsidiaries	45	170,468	11,411
Interest on loans to subsidiaries	123,693	71,151	47,463
Interest and dividends on securities	5,845	8,012	14,651
Securities gains, net	957	14,048	20,481
Derivative (losses)/gains, net	(2,052)	16,127	3,459
Other income	22,197	47,166	48,083

Total Income	1,100,685	2,301,972	1,370,548

Expense
Interest on debt and other borrowings	251,774	158,673	121,793
Impairment, fraud, and other losses	13,506	7,783	7,195
Other expense	61,520	126,437	117,776

Total Expense	326,800	292,893	246,764

Income before taxes and equity in undistributed net income of subsidiaries	773,885	2,009,079	1,123,784
Income tax benefit	(158,517)	(96,899)	(32,964)

Income before equity in undistributed net income of subsidiaries	932,402	2,105,978	1,156,748
Equity in undistributed net (loss)/income of subsidiaries	(618,427)	193,858	828,481

Net Income	$313,975	$2,299,836	$1,985,229

Statements of Cash Flows

	For the Calendar Year
(In Thousands)	2007	2006	2005
Operating Activities
Net income	$313,975	$2,299,836	$1,985,229
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed net loss/(income) of subsidiaries	618,427	(193,858)	(828,481)
Gain on sale of operating units	—	—	(16,001)
Depreciation and amortization of properties and equipment	2,691	2,691	2,691
Decrease (increase) in receivables from subsidiaries	1,732,174	(1,596,319)	43,886
Securities gains, net	(957)	(14,048)	(20,481)
Other losses, net	3,384	7,924	35,716
Amortization of premiums and discounts on securities and debt	(2,933)	(8,373)	(9,510)
(Decrease) increase in accrued expenses and other liabilities	(57,275)	2,184	(7,751)
Excess tax benefit for share based payments	(17,378)	(21,261)	—
Increase in tax receivable	(154,380)	—	—
Other, net	125,667	53,215	54,603

Net cash provided by operating activities	2,563,395	531,991	1,239,901

Investing Activities
Proceeds from sale of operating units	—	—	30,226
Purchases of securities	(124,691)	(192,199)	(305,160)
Proceeds from sales and maturities of securities	140,944	322,048	339,822
Net change in other investments	181,619	46,257	(161,628)
Principal collected on loans to subsidiaries	699,720	327,000	750,000
Loans to subsidiaries	(446,000)	(790,000)	(1,035,000)
Investments in subsidiaries	(272,059)	(110,443)	(75,525)
Returns of investment from subsidiaries	509,084	1,700,000	1,436,071
Cash paid for acquisitions, net	(513,179)	(72,520)	—

Net cash provided by investing activities	175,438	1,230,143	978,806

Financing Activities
Issuance of debt	1,594,156	729,710	698,875
Repayment of debt	(348,877)	(283,659)	(366,860)
Excess tax benefit for share based payments	17,378	21,261	—
Dividends paid	(984,964)	(933,532)	(923,993)
Issuances of common stock	180,018	224,470	282,480
Repurchases of common stock	(3,232,713)	(713,906)	(1,491,703)

Net cash used in financing activities	(2,775,002)	(955,656)	(1,801,201)

(Decrease)/increase in cash and demand balances due from banks	(36,169)	806,478	417,506
Cash and demand balances due from banks, January 1	1,315,479	509,001	91,495

Cash and Demand Balances Due from Banks, December 31	$1,279,310	$1,315,479	$509,001

Supplemental Information
Cash paid for interest	$242,508	$158,589	$118,555
Carrying value of securities donated to National City Charitable Foundations	—	—	24,179
Non-Cash capital contributions to bank subsidiary	289,000	—	—
Common shares and stock options issued for acquisitions	2,336,353	1,088,031	(10,842)

Retained earnings of the holding company included $8.4 billion and $8.0 billion of equity in undistributed net income of subsidiaries at December 31, 2007 and 2006, respectively.

29.	Quarterly Financial Information (unaudited)

(Dollars in Millions, Except Per Share Amounts)	First	Second	Third	Fourth	Full Year
2007
Condensed Income Statement
Interest income	$2,211	$2,247	$2,353	$2,374	$9,185
Interest expense	1,100	1,158	1,258	1,273	4,789
Net interest income	1,111	1,089	1,095	1,101	4,396
Provision for loan losses	122	145	368	691	1,326
Noninterest income	620	765	624	597	2,606
Noninterest expense	1,156	1,186	1,397	1,566	5,305
Income (Loss) before income tax expense	453	523	(46)	(559)	371
Net income (Loss)	319	347	(19)	(333)	314
Financial Ratios
Return on average common equity	8.98%	11.35%	—	—	2.36%
Return on average assets	.94	1.00	—	—	.22
Net interest margin	3.69	3.59	3.43%	3.30%	3.49
Efficiency ratio	66.50	63.76	80.89	91.86	75.46
Per Common Share
Basic net income (loss)(1)	$.50	$.60	$(.03)	$(.53)	$.51
Diluted net income(loss)(1)	.50	.60	(.03)	(.53)	.51
Dividends declared and paid	.39	.39	.41	.41	1.60

2006
Condensed Income Statement
Interest income	$2,145	$2,236	$2,290	$2,263	$8,934
Interest expense	969	1,076	1,148	1,137	4,330
Net interest income	1,176	1,160	1,142	1,126	4,604
Provision for loan losses	32	62	70	325	489
Noninterest income(2)	656	784	877	1,702	4,019
Noninterest expense	1,144	1,171	1,187	1,209	4,711
Income before income tax expense	656	711	762	1,294	3,423
Net income	459	473	526	842	2,300
Financial Ratios
Return on average common equity	14.91%	15.08%	16.45%	24.93%	17.98%
Return on average assets	1.33	1.35	1.51	2.44	1.66
Net interest margin	3.81	3.73	3.73	3.73	3.75
Efficiency ratio	62.18	60.04	58.59	42.64	54.45
Per Common Share
Basic net income(1)	$.75	$.77	$.87	$1.37	$3.77
Diluted net income(1)	.74	.77	.86	1.36	3.72
Dividends declared and paid	.37	.37	.39	.39	1.52

2005
Condensed Income Statement
Interest income	$1,744	$1,857	$2,027	$2,104	$7,732
Interest expense	594	694	827	921	3,036
Net interest income	1,150	1,163	1,200	1,183	4,696
Provision for loan losses	77	19	68	136	300
Noninterest income	799	981	747	777	3,304
Noninterest expense	1,141	1,187	1,144	1,263	4,735
Income before income tax expense	731	938	735	561	2,965
Net income	484	625	478	398	1,985
Financial Ratios
Return on average common equity	15.35%	19.65%	14.59%	12.57%	15.54%
Return on average assets	1.42	1.80	1.31	1.10	1.40
Net interest margin	3.78	3.76	3.72	3.74	3.74
Efficiency ratio	58.30	55.16	58.54	64.14	58.95
Per Common Share
Basic net income	$.75	$.98	$.75	$.65	$3.13
Diluted net income	.74	.97	.74	.64	3.09
Dividends declared and paid	.35	.35	.37	.37	1.44

(1)	The sum of the quarterly earnings per share may not equal the year-to-date earnings per share as each period is computed independently.

(2)	Noninterest income for the fourth quarter of 2006 includes a $984 million pretax gain on the sale of First Franklin.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars in Millions, Except Per Share Amounts)	2008	2007	2008	2007
Interest Income
Loans	$1,615	$2,202	$5,235	$6,372
Securities:
Taxable	125	98	353	282
Exempt from Federal income taxes	3	5	10	15
Trading assets	19	8	46	21
Other	80	40	201	121

Total interest income	1,842	2,353	5,845	6,811
Interest Expense
Deposits	575	784	1,823	2,197
Federal funds borrowed and security repurchase agreements	15	72	80	207
Borrowed funds	16	34	52	86
Long-term debt and capital securities	223	368	802	1,027

Total interest expense	829	1,258	2,757	3,517

Net Interest Income	1,013	1,095	3,088	3,294
Provision for Loan Losses	1,184	368	4,169	635

Net interest (expense) income after provision for loan losses	(171)	727	(1,081)	2,659
Noninterest Income
Deposit service charges	273	229	763	656
Securities (losses) gains, net	(77)	—	427	26
Loan servicing revenue	(75)	159	(106)	287
Trust and investment management fees	71	79	232	237
Brokerage revenue	39	41	135	135
Insurance revenue	33	29	99	98
Leasing revenue	30	41	99	142
Card-related fees	30	31	95	92
Other service fees	28	34	88	102
Loan sale revenue	19	(74)	14	111
Other	15	55	109	123

Total noninterest income	386	624	1,955	2,009
Noninterest Expense
Impairment, fraud, and other losses	1,478	257	2,379	277
Salaries, benefits, and other personnel	563	642	1,841	1,917
Foreclosure costs	122	17	232	40
Third-party services	103	81	272	256
Net occupancy	83	77	255	231
Equipment	76	76	236	244
Marketing and public relations	35	41	109	119
Supplies and postage	30	34	97	108
Other	189	171	547	546

Total noninterest expense	2,679	1,396	5,968	3,738

(Loss) income before income tax (benefit) expense	(2,464)	(45)	(5,094)	930
Income tax (benefit) expense	(391)	(26)	(1,093)	283

Net (Loss) Income	$(2,073)	$(19)	$(4,001)	$647

Net (Loss) Income available to common shareholders	$(6,489)	$(19)	$(8,431)	$645

Net (Loss) Income Per Common Share
Basic	$(7.40)	$(.03)	$(11.32)	$1.08
Diluted	(7.40)	(.03)	(11.32)	1.07
Average Common Shares Outstanding
Basic	877,343,589	588,134,030	745,034,488	597,365,121
Diluted	877,343,589	588,134,030	745,034,488	604,329,623
Dividends declared per common share	.01	$.41	.23	$1.19

See Notes to Consolidated Financial Statements

4

CONSOLIDATED BALANCE SHEETS

(Dollars in Millions, Except Per Share Amounts)	September 30 2008	December 31 2007	September 30 2007
Assets
Cash and demand balances due from banks	$4,241	$3,226	$2,912
Federal funds sold and security resale agreements	2,156	100	338
Securities available for sale, at fair value	8,826	8,731	8,977
Trading assets	1,736	982	1,098
Other investments	2,021	1,282	1,275
Loans held for sale or securitization:
Commercial	3	41	159
Commercial real estate, at fair value in 2008	459	508	369
Residential real estate ($1,709 at fair value at September 30, 2008)	1,720	3,741	9,667
Home equity	—	—	1,791
Other consumer	1,064	—	1

Total loans held for sale or securitization	3,246	4,290	11,987
Portfolio loans:
Commercial	32,013	30,915	29,438
Commercial leases	4,169	4,437	4,399
Commercial construction	8,352	9,051	8,656
Commercial real estate	14,999	14,883	14,704
Residential real estate ($90 at fair value at September 30, 2008)	17,978	21,361	20,530
Home equity	25,732	26,961	26,236
Credit card and other unsecured lines of credit	3,937	3,915	3,476
Other consumer	3,282	4,499	4,552

Total portfolio loans	110,462	116,022	111,991
Allowance for loan losses	(3,752)	(1,762)	(1,373)

Net portfolio loans	106,710	114,260	110,618
Properties and equipment	2,058	2,082	2,059
Mortgage servicing rights	2,296	2,526	2,503
Goodwill	3,000	5,424	5,625
Accrued income and other assets	7,401	6,949	6,774

Total Assets	$143,691	$149,852	$154,166

Liabilities
Deposits:
Noninterest bearing	$15,251	$17,364	$16,693
NOW and money market	31,853	37,868	36,769
Savings	2,416	2,871	2,914
Consumer time	36,117	29,433	30,074
Other	8,141	3,110	3,604
Foreign	1,804	6,664	8,195

Total deposits	95,582	97,310	98,249
Federal funds borrowed and security repurchase agreements	3,248	5,100	6,249
Borrowed funds	1,669	2,055	2,506
Long-term debt and capital securities	23,857	27,892	28,639
Accrued expenses and other liabilities	3,497	4,087	4,680

Total Liabilities	$127,853	$136,444	$140,323

Stockholders’ Equity
Preferred stock	$—	$—	$—
Common stock	8,144	2,536	2,533
Capital surplus	11,848	6,375	6,362
(Accumulated deficit)/retained earnings	(4,170)	4,405	5,002
Accumulated other comprehensive income (loss)	16	92	(54)

Total Stockholders’ Equity	15,838	13,408	13,843

Total Liabilities and Stockholders’ Equity	$143,691	$149,852	$154,166

See Notes to Consolidated Financial Statements

5

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30
(In Millions)	2008	2007
Operating Activities
Net (loss) income	$(4,001)	$647
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Provision for loan losses	4,169	635
Depreciation, amortization and accretion	420	377
MSR fair value changes	494	89
Derivative (gains) losses, net	(81)	308
Gains on loans held for sale, sold or securitized, net	(505)	(226)
Indemnification and impairment charges	3,243	159
Other gains, net	(32)	(70)
Net sale proceeds (originations) of loans held for sale or securitization	2,042	(7,063)
Net change in trading assets and liabilities	(800)	(458)
Other operating activities, net	(676)	(469)

Net cash provided by (used in) operating activities	4,273	(6,071)

Lending and Investing Activities
Net (increase) decrease in federal funds sold, security resale agreements, and other investments	(2,800)	5,909
Purchases of available-for-sale securities	(1,949)	(1,853)
Proceeds from sale, maturities, calls, and prepayments of available-for-sale securities	1,744	2,669
Net decrease (increase) in portfolio loans	95	(2,340)
Proceeds from sales of loans	482	2,661
Proceeds from securitizations of loans	702	425
Net increase in properties and equipment	(244)	(117)
Net cash paid for acquisitions	—	(248)

Net cash (used in) provided by lending and investing activities	(1,970)	7,106

Deposit and Financing Activities
Net (decrease) increase in deposits	(1,488)	259
Net (decrease) increase in federal funds borrowed and security repurchase agreements	(1,852)	502
Net (decrease) increase in borrowed funds	(403)	795
Repayments of long-term debt	(9,552)	(7,717)
Proceeds from issuances of long-term debt and capital securities	5,408	8,278
Dividends paid	(178)	(723)
Issuances of common and preferred stock, net of issuance costs	6,950	179
Repurchases of common stock	—	(3,230)
Excess tax benefit for share based payments	—	13
Net premiums paid for purchased call option on warrants	(173)	—

Net cash used in deposit and financing activities	(1,288)	(1,644)

Net increase (decrease) in cash and demand balances due from banks	1,015	(609)
Cash and demand balances due from banks, January 1	3,226	3,521

Cash and Demand Balances Due from Banks, September 30	$4,241	$2,912

Supplemental Information
Cash paid (refunded) for:
Interest	$2,760	$3,517
Income taxes	(452)	683
Noncash items:
Transfers of portfolio loans and property to other real estate	918	502
Transfers of portfolio loans to held for sale	1,462	610
Transfers of held for sale loans to portfolio	485	6,111
Common shares and stock options issued for acquisitions	—	2,336
Conversion of preferred stock into common stock	5,099	—
Preferred stock dividend	4,400	—

6

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Dollars in Millions, Except Per Share Amounts)	Preferred Stock	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balance, January 1, 2007	$—	$2,529	$4,794	$7,329	$(71)	$14,581
Comprehensive income:
Net income				647		647
Other comprehensive income, net of tax:
Change in unrealized gains and losses on securities, net of reclassification adjustment for net gains included in net income					(14)	(14)
Change in unrealized gains and losses on derivative instruments used in cash flow hedging relationships, net of reclassification adjustment for net losses included in net income					31	31
Change in accumulated unrealized losses for pension and other post retirement obligations					—	—

Total comprehensive income						664
Cumulative effect of change in accounting for uncertainty in income taxes				(24)		(24)
Common dividends declared, $1.19 per share				(721)		(721)
Preferred dividends declared, $18.99 per share				(2)		(2)
Issuance of 6,632,285 common shares and other activity pursuant to stock-based compensation plans		27	212			239
Issuance of 80,291,037 common shares pursuant to acquisitions (1)		321	2,015			2,336
Repurchase of 86,066,638 common shares		(344)	(659)	(2,227)		(3,230)

Balance, September 30, 2007	$—	$2,533	$6,362	$5,002	$(54)	$13,843

Balance, January 1, 2008	$—	$2,536	$6,375	$4,405	$92	$13,408
Comprehensive income:
Net loss				(4,001)		(4,001)
Other comprehensive income, net of tax:
Change in unrealized gains and losses on securities, net of reclassification adjustment for net gains included in net income					(153)	(153)
Change in unrealized gains and losses on derivative instruments used in cash flow hedging relationships, net of reclassification adjustment for net gains included in net income					77	77
Change in accumulated unrealized losses for pension and other postretirement obligations					—	—

Total comprehensive income						(4,077)
Cumulative effect of changes in accounting				4		4
Common dividends declared, $.23 per share				(148)		(148)
Preferred dividends declared				(30)		(30)
Issuance of 1,401,121,541 common shares, 65,190 preferred shares, and 61,750,000 warrants		505	6,445			6,950
Conversion of Series D preferred shares into 1,121,541 common shares		4	(4)			—
Conversion of Series G preferred shares into 1,273,800,000 common shares		5,095	(5,095)			—
Preferred dividend, related to conversion of Series G preferred shares, noncash			4,400	(4,400)		—
Issuance of 923,754 common shares and other activity pursuant to stock-based compensation plans		4	30			34
Purchase of call option and issuance of 76,000,000 warrants			(173)			(173)
Other			(130)			(130)

Balance, September 30, 2008	$—	$8,144	$11,848	$(4,170)	$16	$15,838

(1)	Includes fair value of stock options exchanged.

See Notes to Consolidated Financial Statements

7

Notes to Consolidated Financial Statements

Nature of Operations

National City Corporation (National City or the Corporation) is a financial holding company headquartered in Cleveland, Ohio. National City operates through an extensive branch bank network in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri, Pennsylvania, and Wisconsin, and also conducts selected lending businesses and provides other financial services on a nationwide basis. Primary businesses include commercial and retail banking, mortgage financing and servicing, consumer finance, and asset management.

1.	Basis of Presentation and Significant Accounting Policies

The accompanying Consolidated Financial Statements include the accounts of the Corporation and its consolidated subsidiaries. All significant intercompany transactions and balances have been eliminated. Certain prior period amounts have been reclassified to conform with the current period presentation.

Consolidation: Accounting Research Bulletin 51 (ARB 51), Consolidated Financial Statements, requires a company’s consolidated financial statements to include subsidiaries in which a company has a controlling financial interest. This requirement usually has been applied to subsidiaries in which a company has a majority voting interest. Investments in companies in which the Corporation controls operating and financing decisions (principally defined as owning a voting or economic interest greater than 50%) are consolidated. Investments in companies in which the Corporation has significant influence over operating and financing decisions (principally defined as owning a voting or economic interest of 20% to 50%) and limited partnership investments are generally accounted for by the equity method of accounting. These investments are principally included in other assets, and National City’s proportionate share of income or loss is included in other noninterest income.

The voting interest approach defined in ARB 51 is not applicable in identifying controlling financial interests in entities that are not controllable through voting interests or in which the equity investors do not bear the residual economic risks. In such instances, Financial Accounting Standards Board Interpretation 46(R) (FIN 46R), Consolidation of Variable Interest Entities (VIE), provides guidance on when a company should include in its financial statements the assets, liabilities, and activities of another entity. In general, a VIE is a corporation, partnership, trust, or any other legal structure used for business purposes that either does not have equity investors with voting rights or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46R requires a VIE to be consolidated by a company if that company is subject to a majority of the risk of loss from the VIE’s activities or entitled to receive a majority of the entity’s residual returns or both. A company that consolidates a VIE is called the primary beneficiary of that entity. The Consolidated Financial Statements include the assets, liabilities, and activities of VIEs for which the Corporation is deemed to be the primary beneficiary.

The Corporation uses special-purpose entities (SPEs), primarily securitization trusts, to diversify its funding sources. SPEs are not operating entities, generally have no employees, and usually have a limited life. The basic SPE structure involves the Corporation transferring assets to the SPE. The SPE funds the purchase of those assets by issuing asset-backed securities to investors. The legal documents governing the SPE describe how the cash received on the assets held in the SPE must be allocated to the investors and other parties that have rights to these cash flows. National City structures these SPEs to be bankruptcy remote, thereby insulating investors from the impact of the creditors of other entities, including the transferor of the assets.

Where the Corporation is a transferor of assets to an SPE, the assets sold to the SPE generally are no longer recorded on the balance sheet and the SPE is not consolidated when the SPE is a qualifying special-purpose entity (QSPE). Statement of Financial Accounting Standards 140 (SFAS 140), Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, provides specific criteria for determining when an SPE meets the definition of a QSPE. In determining whether to consolidate nonqualifying SPEs where assets are legally isolated from National City’s creditors, the Corporation considers such factors as the amount of third-party equity, the retention of risks and rewards, and the extent of control available to third parties. The Corporation currently services credit card, mortgage, and automobile loans that were sold to securitization trusts. Further discussion regarding these securitization trusts is included in Note 5.

Use of Estimates: The accounting and reporting policies of National City conform with U.S. generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. Actual realized amounts could differ materially from those estimates. These interim financial statements have been prepared in accordance with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X and serve to update National City’s 2007 Annual Report on Form 10-K (Form 10-K). These financial statements may not include all information and notes necessary to constitute a complete set of financial statements under GAAP applicable to annual periods and accordingly should be read in conjunction with the financial information contained in the

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Form 10-K. Management believes these unaudited consolidated financial statements reflect all adjustments, including those of a normal recurring nature, which are necessary for a fair presentation of the results for the interim periods presented. The results of operations for the interim periods are not necessarily indicative of the results that may be expected for the full year or any other interim period.

Statement of Cash Flows: Cash and demand balances due from banks are considered cash and cash equivalents for financial reporting purposes. Cash flows associated with loan activities are classified in the statement of cash flows based upon their balance sheet classification at the time of origination or acquisition. Loan activities associated with loans held for sale and portfolio loans are classified as operating and investing activities, respectively, in the statement of cash flows.

Business Combinations: Business combinations are accounted for under the purchase method of accounting. Under the purchase method, assets and liabilities of the business acquired are recorded at their estimated fair values as of the date of acquisition with any excess of the cost of the acquisition over the fair value of the net tangible and intangible assets acquired recorded as goodwill. Results of operations of the acquired business are included in the income statement from the date of acquisition. Refer to Note 3 for further discussion.

Loans and Leases: Loans are classified within portfolio when management has the intent and ability to hold the loan for the foreseeable future, or until maturity or payoff. The foreseeable future is a management judgment and would normally be considered to be about three years for commercial loans and about one year for mortgage and other consumer loans. The foreseeable future for commercial loans corresponds to the time horizon for the company’s long-term strategic plan; while the foreseeable future for mortgage and other consumer loans corresponds to the annual plan. Management’s view of the foreseeable future is reassessed each reporting period and may change based on changes in business strategies, financial condition and liquidity, the current economic environment and related market conditions, the type of loan and prior history of selling loans into the market. Portfolio loans are carried at the principal amount outstanding net of unearned income, unamortized premiums or discounts, deferred loan origination fees and costs, and fair value adjustments, if any. Certain portfolio loans are carried at fair value if fair value accounting was elected for the loans while classified in held for sale.

Loans are classified as held for sale when management has both the intent and ability to sell or securitize. Prior to January 1, 2008, all loans held for sale or securitization were carried at the lower of cost or fair value applied on an aggregate basis by type of loan. Effective January 1, 2008, residential and commercial real estate loans originated or acquired with the intent to sell or securitize are carried at fair value under SFAS 159, The Fair Value Option for Financial Assets and Liabilities. Fair value is measured based on purchase commitments, bids received from potential purchasers, quoted prices for the same or similar loans, or prices of recent sales or securitizations. Management considers in its assessment the probability that buyer commitments may not close. In the absence of an active market, fair value is based upon a discounted cash flow model which utilizes inputs and assumptions which are believed to be consistent with market participants’ views. When a decision is made to sell or securitize a loan that was not originated or acquired with the intent to sell or securitize, the loan is reclassified from portfolio into held for sale or securitization at the lower of cost or fair value at the time of transfer, which becomes its new cost basis while in held for sale. Subsequently, the loan continues to be carried at the lower of the new cost basis or fair value while in held for sale. This analysis is performed on an aggregate basis by loan type. When the Corporation sells a loan or group of loans which qualify as a sale pursuant to SFAS 140, the loans are removed from the balance sheet and a gain or loss is recognized in loan sale revenue.

Due to changing market conditions or other strategic initiatives, management’s intent with respect to the disposition of the loan may change, and accordingly, loans previously classified as held for sale may be reclassified into portfolio, or vice versa. Held for sale loans accounted for at fair value pursuant to SFAS 159 are transferred to portfolio at fair value at the date of transfer. Subsequently, these loans continue to be carried at fair value with changes in fair value recognized within loan sale revenue on the income statement. Held for sale loans not accounted for at fair value are transferred to portfolio at the lower of cost or fair value at the date of transfer. Any fair value adjustment on the transferred loans, other than that attributable to credit impairment, are subsequently amortized into net interest income using the interest method. To the extent any of the transferred loans were subsequently classified as nonaccrual, amortization is ceased. Any credit impairment recognized on the loans at the date of transfer is subsequently evaluated for adequacy in conjunction with the determination of the allowance for loan losses. If such analysis shows that the initial credit impairment on the transferred loans is not sufficient to absorb currently estimated credit losses, an allowance for loan losses is established by recording a provision for loan losses. Recoveries of the credit impairment recorded on the date of transfer are not recognized until write-off, pay down or maturity of the loans.

Interest income is recognized utilizing the interest method. For loans accounted for at carrying value, loan origination fees, fees for providing loan commitments that result in loans, certain direct origination costs, and unearned discounts are deferred and amortized into interest income utilizing the interest method to achieve a level effective yield over the term of the loan. Other credit-related fees, including letter and line of credit fees and loan syndication fees, are recognized as fee income when earned. For loans accounted for at fair value, origination fees and costs are recognized in noninterest income and noninterest expense, respectively, at the time of

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origination.

Leases are classified as either direct financing leases or operating leases, based on the terms of the lease arrangement. To be classified as a direct financing lease, the lease must have at least one of the following four characteristics: 1) the lease transfers ownership of the property to the lessee by the end of the lease term, 2) the lease contains a bargain purchase option, 3) the lease term is equal to 75% or more of the estimated economic life of the leased property, or 4) the present value of the minimum lease payments are at least 90% of the cost of the leased property. Leases that do not meet any of these four criteria are classified as operating leases and reported as property and equipment on the balance sheet.

Income on operating leases is recognized on a straight-line basis over the lease term. Income on direct financing leases is recognized on a basis that achieves a constant periodic rate of return on the outstanding investment. Income on leveraged leases is recognized on a basis that achieves a constant periodic rate of return on the outstanding investment in the lease, net of the related deferred tax liability, in the years in which the net investment is positive. The projected timing of income tax cash flows generated by a leveraged lease is an important assumption that is reviewed annually, or more frequently, if events or changes in circumstances indicate that a change in timing has occurred, or will occur.

At the inception of a lease, residual value is determined based on the estimated fair market value of the asset at the end of the original lease term. For automobile leases, fair value was based upon published industry market guides. For commercial equipment leases, fair value may be based upon observable market prices, third-party valuations, or prices received on sales of similar assets at the end of the lease term. Renewal options and extensions are not considered in the original lease term due to the absence of penalties for nonrenewal.

Automobile lease residual values and certain types of commercial equipment lease residuals are guaranteed by third parties. Although these guarantees of residual value are not considered in determining the initial accounting for these leases, the guarantees can affect the future accounting for the residual values. Commercial equipment residual values not protected by a guarantee are reviewed quarterly for other-than-temporary impairment. Impairment is assessed by comparing the carrying value of the leased asset’s residual value to both current and end-of-lease term market values. Where this analysis indicates that an other-than-temporary impairment has occurred, the carrying value of the lease residual is reduced to the estimated fair value, with the write-down generally recognized in other noninterest expense in the income statement.

Commercial loans and leases and commercial loans secured by real estate are designated as nonaccrual when either principal or interest payments are 90 days or more past due (unless the loan is both well secured and in the process of collection), for which payment in full of both principal and interest is not expected, or which is maintained on a cash basis due to the deterioration of the financial condition of the borrower. When a loan is placed on nonaccrual, uncollected interest accrued in prior years is charged against the allowance for loan and lease losses, while uncollected interest accrued in the current year is reversed against interest income. Interest income is recorded on a cash basis during the period the loan is on nonaccrual provided that the collectibility of the remaining contractual amount due on the loan is reasonably assured. Nonaccrual commercial loans and leases and commercial loans secured by real estate are generally charged off to the extent principal and interest due exceed the net realizable value of the collateral, with the charge-off occurring when the loss is reasonably quantifiable, but no later than when the loan becomes 180 days past due.

Commercial and commercial real estate loans exceeding $5 million are evaluated for impairment in accordance with the provisions of SFAS 114, Accounting by Creditors for Impairment of a Loan, which requires an allowance to be established as a component of the allowance for loan losses when it is probable all amounts due will not be collected pursuant to the contractual terms of the loan and the recorded investment in the loan exceeds its fair value. Fair value is measured using either the present value of expected future cash flows discounted at the loan’s effective interest rate, the observable market price of the loan, or the fair value of the collateral, if the loan is collateral dependent. All loans subject to evaluation and considered impaired are included in nonperforming assets as these loans are on nonaccrual status.

Loans secured by one-to-four family residential real estate, including home equity lines of credit and loans, are designated as nonaccrual based upon several factors including payment delinquency, bankruptcy status, and prior principal charge-offs. First lien mortgages covered by private mortgage insurance, or a government guarantee, are not classified as nonaccrual when the insurance proceeds or guarantee are expected to result in full collectibility. When a loan is placed on nonaccrual, uncollected interest accrued in prior years is charged against the allowance for loan losses, while uncollected interest accrued in the current year is reversed against interest income. Additionally, these loan types are generally charged off to the extent principal and interest due exceed the estimated realizable value of the collateral on the date the loan becomes 180 days past due, or at the earlier of the foreclosure sale, or when an appraisal indicates a value less than the loan value.

Consumer loans are subject to mandatory charge-off at a specified delinquency date and, except for residential real estate loans, are usually not classified as nonaccrual prior to being charged off. Closed-end consumer loans, which include installment and student loans and automobile leases, are generally charged off in full no later than when the loan becomes 120 days past due. Open-end,

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unsecured consumer loans, such as credit card loans, are generally charged off in full no later than when the loan becomes 150 days past due.

Loans that are restructured due to a borrower experiencing financial difficulties, where the Corporation, for economic or legal reasons, grants a concession to the borrower that it would otherwise not consider, are accounted for as troubled debt restructurings (TDR). TDRs may include certain modifications of terms of loans, receipts of assets from debtors in partial or full satisfaction of loans, or a combination of both. Restructured loans classified as TDRs are accounted for in accordance with SFAS 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings, and SFAS 114.

The Corporation sells residential and commercial real estate loans to Government National Mortgage Association (GNMA) and Federal National Mortgage Association (FNMA) in the normal course of business. These loan sale programs allow the Corporation to repurchase individual delinquent loans that meet certain criteria. Without the sponsoring entity’s prior authorization, the Corporation has the option to repurchase the delinquent loan for an amount equal to 100% of the remaining principal balance of the loan. Under SFAS 140, once the Corporation has the unconditional ability to repurchase the delinquent loan, effective control over the loan has been regained. At this point, the Corporation is required to recognize the loan and a related liability on its balance sheet, regardless of the Corporation’s intent to repurchase the loan. Refer to Note 7 for loans and borrowings recognized under these programs.

Allowance for Loan Losses and Allowance for Losses on Lending-Related Commitments: The allowance for loan losses is maintained at a level believed adequate by management to absorb probable incurred losses within the loan portfolio and is based on the size and current risk characteristics of the loan portfolio, an assessment of individual problem loans and actual loss experience, probable recoveries under mortgage insurance, current economic events in specific industries and geographical areas, including unemployment levels, regulatory guidance, general economic conditions, and other pertinent factors. Determination of the allowance is inherently subjective as it requires significant estimates, including the amounts and timing of expected future cash flows on impaired loans, estimated losses on pools of homogeneous loans based on historical loss experience, insurance coverage limits, estimation model imprecision, and consideration of current environmental factors and economic trends, all of which are susceptible to significant variability. Loan losses are charged off against the allowance, while recoveries of amounts previously charged off are credited to the allowance. A provision for loan losses is recorded based on management’s periodic evaluation of the factors previously mentioned, as well as other pertinent factors. Evaluations are conducted quarterly. When portfolio loans are identified for sale or securitization, the attributed loan loss allowance is reclassified to held for sale as a reduction to the carrying value of the loans. If a loss attributable to deterioration of the creditworthiness of the borrower is anticipated upon sale, a charge-off is recognized upon transfer.

The Corporation maintains an allowance for losses on unfunded commercial lending commitments and letters of credit to provide for the risk of loss inherent in these arrangements. The allowance is computed using a methodology similar to that used to determine the allowance for loan losses, modified to take into account the probability of a drawdown on the commitment. This allowance is reported as a liability on the balance sheet within accrued expenses and other liabilities, while the corresponding provision for these losses is recorded in noninterest expense.

Other Real Estate Owned: Other real estate owned (OREO) is comprised principally of commercial and residential real estate properties obtained in partial or total satisfaction of loan obligations, as well as bank premises qualifying as held for sale under SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Property obtained in satisfaction of a loan is recorded at the estimated fair value less anticipated selling costs based upon the property’s appraised value at the date of transfer. Anticipated recoveries from private mortgage insurance and government guarantees are also considered in evaluating the potential impairment of loans at the date of transfer. When the anticipated future cash flows associated with a loan are less than its net carrying value, a charge-off is recognized against the allowance for loan losses. Expected insurance proceeds are recognized as a receivable upon transfer of the loan to other real estate owned. As of September 30, 2008, this receivable was $37 million. Bank premises are transferred at the lower of carrying value or estimated fair value less anticipated selling costs. Subsequent changes in value are reported as adjustments to the carrying amount, not to exceed the initial carrying value of the assets at the time of transfer, with the offset recorded in noninterest expense. Fair value write-downs, property maintenance costs, and gains or losses recognized upon the sale of foreclosed assets are recognized in noninterest expense.

Securities: Investments in debt securities and certain equity securities with readily determinable fair values, other than those classified as principal investments or accounted for under the cost or equity method, are accounted for under SFAS 115, Accounting for Certain Investments in Debt and Equity Securities. SFAS 115 requires investments to be classified within one of three categories: trading, held to maturity, or available for sale, based on the type of security and management’s ability and intent with regard to selling the security.

Securities purchased with the intention of realizing short-term profits, or that are used to manage risk in other balance sheet assets and liabilities carried at fair value, are considered trading securities and are carried at fair value. Depending on the purpose for holding the securities, realized and unrealized gains and losses are included in either brokerage revenue, loan servicing revenue or other noninterest income. Interest on trading account securities is recorded in interest income. Loans are classified as trading when positions

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are bought and sold primarily to make profits on short-term appreciation or for other trading purposes. Trading loans are also included in trading assets on the balance sheet and are carried at fair value, with gains and losses included in other noninterest income. See Note 9 for further information on trading securities.

Debt securities are classified as held to maturity when management has both the intent and ability to hold the securities to maturity. Securities classified as held to maturity are carried at amortized cost.

Debt and marketable equity securities not classified as held to maturity or trading are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and unrealized losses not deemed other-than-temporary reported in accumulated other comprehensive income, net of tax.

Realized gains and losses on the sale of, and other-than-temporary impairment charges, on both available-for-sale and held-to-maturity securities are recorded in securities gains or losses in the statement of income. Interest and dividends on securities, including amortization of premiums and accretion of discounts using the effective interest method over the period to maturity, are included in interest income. Realized gains and losses on the sale of securities, and other-than-temporary impairment charges, are determined using the specific-identification method. Purchases and sales of securities are recognized on a trade date basis.

Certain equity security investments that do not have readily determinable fair values and for which the Corporation does not exercise significant influence are carried at cost and classified either within other investments or other assets on the balance sheet depending on the frequency of dividend declarations. Cost method investments classified within other investments consist of shares of Federal Home Loan Bank and Federal Reserve Bank stock. These investments totaled $1.1 billion at September 30, 2008 and $808 million at December 31, 2007 and September 30, 2007, respectively. Cost method investments classified within other assets were less than $10 million at September 30, 2008, December 31, 2007, and September 30, 2007. The Corporation’s holdings of Visa Class B shares have no cost basis. Cost method investments are reviewed for impairment at least annually or sooner if events or changes in circumstances indicate the carrying value may not be recoverable.

Principal Investments: Principal investments, which include direct investments in private and public companies and indirect investments in private equity funds, are carried at estimated fair value with changes in fair value recognized in other noninterest income.

Direct investments include equity and mezzanine investments in the form of common stock, preferred stock, limited liability company interests, warrants, and subordinated debt. Direct mezzanine investments in the form of subordinated debt and preferred stock, which earn interest or dividends, are included in other investments on the balance sheet, while the remainder of the direct investments are included in other assets. Indirect investments include ownership interests in private equity funds managed by third-party general partners and are included in other assets on the balance sheet. Interest and dividends on direct mezzanine debt and preferred stock investments are recorded in interest income. All other income on principal investments, including fair value adjustments, realized gains and losses on the return of capital, and principal investment write-offs, is recognized in other noninterest income.

The fair values of publicly traded investments are determined using quoted market prices, subject to various discount factors related to sales restrictions and regulations, when appropriate. Investments that are not publicly traded are initially recorded at fair value equal to the purchase price, and subsequent adjustments to fair value are estimated in good faith by management. Factors used in determining the fair value of direct investments include consideration of the investee’s business model, current and projected financial performance, liquidity, management team, and overall economic and market conditions including changes in market outlook, the third-party financing environment and potential exit transactions. Factors used in determining the fair value of indirect investments include evaluation of the investments owned by the private equity funds, the general partner’s valuation techniques, and overall economic and market conditions. The fair value estimates of the investments are based upon currently available information and may not necessarily represent amounts that will ultimately be realized, which depend on future events and circumstances.

Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase: Securities purchased under agreements to resell and securities sold under agreements to repurchase are generally accounted for as collateralized financing transactions and are recorded at the amounts at which the securities were acquired or sold plus accrued interest. Securities, generally U.S. government and federal agency securities, pledged as collateral under these financing arrangements cannot be sold or repledged by the secured party. The fair value of collateral either received from or provided to a third party is continually monitored, and additional collateral is obtained or requested to be returned as appropriate.

Goodwill and Other Intangible Assets: Goodwill represents the excess of the cost of an acquisition over the fair value of the net assets acquired. Other intangible assets represent purchased assets that also lack physical substance but can be separately distinguished from goodwill because of contractual or other legal rights or because the asset is capable of being sold or exchanged, either on its own or in combination with a related contract, asset, or liability. Goodwill impairment testing is performed annually, or more frequently if events or circumstances indicate possible impairment. Goodwill is allocated to reporting units one level below business segments. Fair

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values of reporting units are determined using either market-based valuation multiples for comparable businesses if available, or discounted cash flow analyses based on internal financial forecasts and estimates of market participant assumptions. If the fair value of a reporting unit exceeds its net book value, goodwill is considered not to be impaired. If the net book value of a reporting unit exceeds its fair value, an impairment loss may be recognized. An impairment loss is measured as the excess of the carrying value of the goodwill of a reporting unit over its implied fair value. The implied fair value of goodwill represents the difference between the fair value of the reporting unit and the fair value of all of the assets and liabilities of that unit, including any unrecognized intangible assets. Goodwill impairment losses are recorded in impairment, fraud and other losses within noninterest expense. Note 10 contains additional information regarding goodwill and the carrying values by major lines of business.

Intangible assets with finite lives include those associated with core deposits, credit cards, and other contractual or legal rights obtained in conjunction with an acquisition. Intangible assets are subject to impairment testing whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Core deposit intangibles are primarily amortized over a period not to exceed 10 years using an accelerated amortization method. Credit card intangibles are amortized over their estimated useful lives on a straight-line basis, which range from one to seven years. Other intangibles, primarily customer contracts and noncompete agreements, are amortized over the period benefited ranging from three to 11 years. Amortization expense for core deposits and other intangibles is recognized in noninterest expense. Note 10 includes a summary of other intangible assets.

Depreciable Assets: Properties and equipment are stated at cost less accumulated depreciation and amortization. Maintenance and repairs are charged to expense as incurred, while improvements which extend an asset’s useful life are capitalized and depreciated over the estimated remaining life of the asset. Depreciation and amortization are calculated using the straight-line method over the estimated useful life of the asset. Useful lives range from one to 10 years for furniture, fixtures, and equipment; three to five years for software, hardware, and data handling equipment; and 10 to 40 years for buildings and building improvements. For equipment leased to others, depreciation is recorded on a straight-line basis over the life of the lease. Land improvements are amortized over a period of 15 years. Leasehold improvements are amortized over the shorter of the asset’s useful life or the remaining lease term, including renewal periods when reasonably assured pursuant to SFAS 13, Accounting for Leases. For leasehold improvements acquired in a business combination, lease renewals reasonably assured at the date of acquisition are included in the remaining lease term. For leasehold improvements placed in service after the inception of the lease, lease renewals reasonably assured at the date of purchase are included in the remaining lease term.

Long-lived depreciable assets are evaluated periodically for impairment when events or changes in circumstances indicate the carrying amount may not be recoverable. Impairment exists when the expected undiscounted future cash flows of a long-lived asset, including any estimated residual value, are less than its carrying value. In that event, the Corporation recognizes a loss for the difference between the carrying amount and the estimated fair value of the asset based on a quoted market price, if available, or a discounted cash flow analysis. Impairment losses are recorded in other noninterest expense.

Asset Securitizations: National City uses the securitization of financial assets as a source of funding. In a securitization, financial assets are transferred into trusts or to SPEs in transactions which are effective in legally isolating the assets from the Corporation. The Corporation’s bank subsidiary has securitized pools of credit card, automobile, and mortgage loans. Where the transferor is a depository institution, legal isolation is accomplished through compliance with specific rules and regulations of the relevant regulatory authorities. Where the transferor is not a depository institution, legal isolation is accomplished through utilization of a two-step securitization structure. In addition, the Corporation has periodically purchased the guaranteed portion of Small Business Administration (SBA) loans from third-party lenders and then securitized these loans into SBA guaranteed pooled securities through the use of a fiscal and transfer agent approved by the SBA. The certificates were then sold directly to institutional investors, achieving legal isolation.

SFAS 140 requires a true sale analysis of the treatment of the transfer under state law as if the transferring equity was a debtor under the bankruptcy code. A true sale legal analysis includes several legally relevant factors, such as the nature and level of recourse to the transferor, and the amount and nature of retained interests in the loans sold. The analytical conclusion as to a true sale is never absolute and unconditional, but contains qualifications based on the inherent equitable powers of a bankruptcy court, as well as the unsettled state of the common law. Once the legal isolation test has been met under SFAS 140, other factors concerning the nature and extent of the transferor’s control over the transferred assets are taken into account in order to determine whether derecognition of assets is warranted, including whether the SPE has complied with rules concerning qualifying special-purpose entities.

Legal opinions regarding legal isolation have been obtained for each credit card securitization. These opinions stated in their conclusions that the Federal Deposit Insurance Corporation (FDIC) regulation, Treatment by the Federal Deposit Insurance Corporation as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or Participation (Securitization Rule) would be applicable to the transfer of such assets. The Securitization Rule provides reasonable assurance that neither the FDIC acting as conservator or receiver for the transferring bank subsidiary, nor any other creditor of the bank, may reclaim or recover the assets from the securitization trust or recharacterize the assets as property of the transferring bank subsidiary or of the conservatorship or receivership for the bank. The opinion further reasoned, even if the

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Securitization Rule did not apply, then pursuant to various FDIC pronouncements, the FDIC would uphold the effectiveness of the security interest granted in the financial assets.

Legal opinions were also obtained for each automobile and mortgage loan securitization, which were all structured as two-step transfers. While noting each of these transactions fall within the meaning of a securitization under the Securitization Rule, in accordance with accounting guidance, an analysis was also rendered under state law as if the transferring subsidiary was a debtor under the bankruptcy code. The true sale opinion obtained for each of these transactions provides reasonable assurance that the purchased assets would not be characterized as the property of the transferring subsidiary’s receivership or conservatorship estate in the event of insolvency and also states the transferor would not be required to substantively consolidate the assets and liabilities of the purchaser SPE with those of the transferor upon such event.

The process of securitizing SBA loans into pools of SBA certificates is prescribed by the SBA and must be followed to obtain the SBA guarantee. This process meets the requirements for sale treatment under SFAS 140.

In a securitization, the trust issues beneficial interests in the form of senior and subordinated asset-backed securities backed or collateralized by the assets sold to the trust. The senior classes of the asset-backed securities typically receive investment grade credit ratings at the time of issuance. These ratings are generally achieved through the creation of lower-rated subordinated classes of asset-backed securities, as well as subordinated interests retained by an affiliate of the Corporation. In all cases, the Corporation or its affiliates may retain interests in the securitized assets, which may take the form of seller certificates, subordinated tranches, cash reserve balances or interest-only strips representing the cash flows generated by the assets in excess of the contractual cash flows required to be paid to the investors.

An SBA approved fiscal and transfer agent associated with the SBA securitizations issues certificates once all the necessary documents to support the transaction have been provided. The Corporation has retained beneficial interests in the securitized assets in the form of interest-only strips. The SBA guarantees the credit risk with respect to the loans sold.

In accordance with SFAS 140, securitized loans are removed from the balance sheet and a net gain or loss is recognized in income at the time of initial sale, and each subsequent sale for revolving securitization structures. Net gains or losses resulting from securitizations are recorded in loan sale revenue and are determined based upon the difference between the allocated cost of the loans sold and the sale proceeds, which includes the fair value of any assets or liabilities that are newly-created as a result of the transaction.

Retained interests in the subordinated tranches and interest-only strips are recorded at their fair value and included in the available-for-sale or the trading securities portfolio. Retained interests from the credit card and automobile loan securitizations are classified as available-for-sale securities. Retained interests from the mortgage and SBA securitizations are classified as trading securities and are included in trading assets on the balance sheet. Subsequent adjustments to the fair value of retained interests classified as available for sale are recorded through accumulated other comprehensive income within stockholders’ equity, or in security losses in the income statement if the fair value has declined below the carrying amount, and such decline has been determined to be other-than-temporary. Fair value adjustments to retained interests classified as trading securities are recorded in other noninterest income.

The fair value of retained interests is estimated at the time of sale and at each subsequent reporting date by using a cash flow valuation model which calculates the present value of the estimated cash flows of retained interests. Assumptions and estimates used in the cash flow model consist of credit loss rates, loan prepayment rates, loan pool characteristics such as loan interest rates and expected life of the loans, the cost of funds, servicing fees and costs, and discount rates commensurate with the risks involved. On a monthly basis, management reviews the historical performance of each retained interest and the assumptions used to project future cash flows. If past performance or market conditions dictate, assumptions are revised and the present value of future retained interest cash flows is recalculated to reflect the assumptions that a market participant would use to value these retained interests. Refer to Note 5 for further analysis of the assumptions used in the determination of fair value of retained interests. The value of these retained interests represent National City’s maximum loss exposure with respect to securitization vehicles. The investors in the asset-backed securities issued by the SPEs have no further recourse against the Corporation if cash flows generated by the securitized assets are inadequate to service the obligations of the SPEs.

For credit card securitizations, the Corporation’s continuing involvement in the securitized assets includes maintaining an undivided, pro rata interest in all credit card assets that are in the trust, referred to as seller’s interest. The seller’s interest ranks equally with the investors’ interests in the trust. As the amount of the assets in the securitized pool fluctuates due to customer payments, purchases, cash advances, and credit losses, the carrying amount of the seller’s interest will vary. However, the Corporation is required to maintain its seller’s interest at a minimum level of 5% of the initial invested amount in each series to ensure sufficient assets are available for allocation to the investors’ interests.

Also with regard to credit card securitizations, the trust is not required to make principal payments to the investors during the revolving period, which generally approximates 48 months. Instead, the trust uses principal payments received on the accounts to purchase new credit card loans. Therefore, the principal dollar amount of the investor’s interest in the assets within the trust remains unchanged. Once the revolving period ends, the trust will distribute principal payments to the investors according to the contractual

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terms of the transaction. Distribution of principal to the investors in the credit card trust may begin earlier if the average annualized yield on the loans securitized (generally equal to the sum of interest income, interchange and other fees, less principal credit losses during the period) for three consecutive months drops below a minimum yield (generally equal to the sum of the coupon rate payable to investors plus contractual servicing fees), or certain other events occur.

Transaction costs associated with revolving loan securitizations are deferred at the time of sale and amortized over the revolving term of the securitization, while transaction costs associated with fixed-term securitizations are recognized as a component of the gain or loss at the time of sale.

Servicing Assets: The Corporation periodically sells or securitizes loans while retaining the obligation to perform the servicing of such loans. In addition, the Corporation may purchase or assume the right to service loans originated by others. Whenever the Corporation undertakes an obligation to service a loan, management assesses whether a servicing asset or liability should be recognized. A servicing asset is recognized whenever the compensation for servicing is expected to exceed current market servicing prices. Likewise, a servicing liability would be recognized in the event that servicing fees to be received are not expected to adequately compensate the Corporation for its expected costs. Servicing assets related to residential real estate loans are separately presented on the balance sheet as mortgage servicing rights (MSRs). Servicing assets associated with the sale or securitization of commercial real estate, home equity lines and loans and automobile loans are presented within other assets on the balance sheet. The Corporation does not presently have any servicing liabilities.

All separately recognized servicing assets and/or liabilities are initially recognized at fair value. For subsequent measurement of servicing rights, the Corporation has elected the fair value method for MSRs while all other servicing assets follow the amortization method. Under the fair value measurement method, MSRs are recorded at fair value each reporting period, and changes in fair value are reported in loan servicing revenue in the income statement. Under the amortization method, other servicing assets are amortized in proportion to, and over the period of, estimated servicing income and assessed for impairment based on fair value at each reporting period. Contractual servicing fees including ancillary income and late fees, as well as fair value adjustments, associated derivative gains and losses, and impairment losses, if any, are reported in loan servicing revenue in the income statement.

The fair value of MSRs is estimated by using a cash flow valuation model which calculates the present value of estimated future net servicing cash flows, taking into consideration actual and expected mortgage loan prepayment rates, discount rates, servicing costs, and other economic factors, which are determined based on current market conditions. Expected mortgage loan prepayment assumptions are derived from an internal proprietary model and consider empirical data drawn from the historical performance of the Corporation’s managed portfolio. Prepayment rates have a lesser impact on the value of servicing assets associated with commercial real estate loans as these loans have lockout and prepayment penalties generally ranging from five to nine years.

Future interest rates are another significant factor in the valuation of MSRs. Market implied forward interest rates are incorporated in the MSR valuation model to estimate the future direction of mortgage and discount rates. The forward rates utilized are derived from the current yield curve for U.S. dollar interest rate swaps and are consistent with pricing of capital markets instruments.

Derivative Instruments: The Corporation enters into derivative transactions principally to protect against the risk of adverse price or interest-rate movements on the value of certain assets and liabilities and on future cash flows. In addition, certain contracts and commitments, such as mortgage loan commitments, are defined as derivatives under GAAP.

Under the requirements of SFAS 133, Accounting for Derivative Instruments and Hedging Activities, as amended, all derivative instruments are carried at fair value on the balance sheet. SFAS 133 provides special hedge accounting provisions, which permit the change in the fair value of the hedged item related to the risk being hedged to be recognized in earnings in the same period and in the same income statement line as the change in the fair value of the derivative.

Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest-rate risk, are considered fair value hedges under SFAS 133. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. The Corporation formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking each hedge transaction.

Fair value hedges are accounted for by recording the fair value of the derivative instrument, the fair value of the hedged risk of the hedged asset or liability, with corresponding offsets recorded in the income statement. The fair values of derivatives are recorded as freestanding assets or liabilities on the balance sheet, while fair value adjustments to the hedged assets or liabilities are included in the carrying value of the hedged items. Actual cash receipts or payments and related amounts accrued during the period on derivatives included in a fair value hedge relationship are recorded as adjustments to the income or expense recorded on the hedged asset or liability.

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Cash flow hedges are accounted for by recording the fair value of the derivative instrument on the balance sheet as either a freestanding asset or liability, with a corresponding offset recorded in accumulated other comprehensive income within stockholders’ equity, net of tax. Amounts are reclassified from accumulated other comprehensive income to the income statement in the period or periods the hedged forecasted transaction affects earnings.

Under both the fair value and cash flow hedge methods, derivative gains and losses not effective in hedging the change in fair value or expected cash flows of the hedged item are recognized immediately in the income statement. At the hedge’s inception and at least quarterly thereafter, a formal assessment is performed to determine whether changes in the fair values or cash flows of the derivative instruments have been highly effective in offsetting changes in the fair values or cash flows of the hedged items and whether they are expected to be highly effective in the future. If it is determined a derivative instrument has not been or will not continue to be highly effective as a hedge, hedge accounting is discontinued. When this occurs, SFAS 133 basis adjustments recorded on hedged assets and liabilities are amortized over the remaining life of the hedged item beginning no later than when hedge accounting ceases.

The Corporation applies the guidance in FIN 39, Offsetting of Amounts Related to Certain Contracts, as amended, to its derivative positions. Accordingly, derivatives are recognized on the consolidated balance sheet at fair value on a net basis, taking into consideration the effects of legally enforceable master netting agreements that allow the Corporation to offset positive and negative positions with the same counterparty. The Corporation also obtains collateral in connection with its derivative activities. Required collateral levels vary depending on the counterparty. The Corporation also nets cash collateral against the applicable derivative exposures by offsetting its obligations to return or its rights to reclaim cash collateral against the fair values of the derivatives being collateralized. Net derivative assets and liabilities are presented in other assets and other liabilities, respectively, in the consolidated balance sheet.

Reclassifications of Derivative Instruments Indexed to or Settleable in Common Stock: The Corporation accounts for certain financial instruments indexed to, or settleable, in its common stock as freestanding derivative instruments under the requirements of EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. EITF 00-19 requires that instruments be classified as assets, liabilities or equity based on how the instruments can be settled. The classification is based on the concept that instruments that require net-cash settlement are assets or liabilities and instruments that require settlement in shares are equity instruments. EITF 00-19 requires that management reassess the classification of such instruments each balance sheet date and the instruments may be entirely or partially reclassified based on the existing facts and circumstances. For example, a portion of equity instruments may be reclassified to a liability to the extent the Corporation does not have a sufficient number of shares authorized to settle the derivative instruments requiring the issuance of shares. However, the equity instruments that are supported by authorized, but unissued, shares could remain classified as equity. Should a partial reclassification occur, the Corporation has elected to reclassify the instruments with the latest maturity dates first.

Share-Based Payment: Compensation cost is recognized for stock options and restricted stock awards issued to employees. Compensation cost is measured as the fair value of these awards on their date of grant. A Black-Scholes model is utilized to estimate the fair value of stock options, while the market price of the Corporation’s common stock at the date of grant is used to estimate the fair value of restricted stock awards. Compensation cost is recognized over the required service period, generally defined as the vesting period for stock option awards and as the restriction period for restricted stock awards. For awards with graded vesting, compensation cost is recognized on a straight-line basis over the requisite service period for the entire award. When an award is granted to an employee who is retirement eligible, the compensation cost of these awards is recognized over the period up to the date the employee first becomes eligible to retire.

Dividends paid on restricted stock and restricted stock unit awards are charged to retained earnings for awards that are expected to vest. Beginning in 2008, the Corporation has accounted for the realized income tax benefits from the dividends paid on these awards as an increase to additional paid-in capital. The amount recognized in additional paid in capital for the realized income tax benefit from the dividends paid is also included in the pool of excess tax benefits available to absorb tax deficiencies on share-based payment awards pursuant to SFAS 123 (R), Share-Based Payment. The related tax benefits will not be recognized until the income tax deduction reduces income taxes payable. When an award is not expected to vest, the dividends are recognized as compensation cost. The income tax benefits associated with the dividends paid to the recipients of these awards in prior periods were recognized as a component of income tax provision.

Stock Repurchases: The Corporation has periodically repurchased shares of its outstanding common stock through open market purchases or other methods. Repurchased shares are recorded as treasury shares on the trade date using the par value method, and the cash paid is allocated to common stock, capital surplus, and retained earnings. Treasury shares are available for reissuance upon exercise of employee stock awards.

Fair Value Measurements: The Corporation records certain of its assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Securities available for sale, trading loans and securities, commercial and residential real estate loans held for sale,

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derivative instruments, principal investments, and mortgage servicing rights are carried at fair value on a recurring basis. Fair value measurements are also utilized to determine the initial value of certain assets and liabilities, to perform impairment assessments, and for disclosure purposes. The Corporation uses quoted market prices and observable inputs to the maximum extent possible when measuring fair value. In the absence of quoted market prices, various valuation techniques are utilized to measure fair value. When possible, observable market data for identical or similar financial instruments are used in the valuation. When market data is not available, fair value is determined using valuation models that incorporate management’s estimates of the assumptions a market participant would use in pricing the asset or liability.

Fair value measurements are classified within one of three levels based on the observability of the inputs used to determine fair value, as follows:

Level 1 — The valuation is based on quoted prices in active markets for identical instruments.

Level 2 — The valuation is based on observable inputs such as quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 — The valuation is based on unobservable inputs that are supported by minimal or no market activity and that are significant to the fair value of the instrument. Level 3 valuations are typically performed using pricing models, discounted cash flow methodologies, or similar techniques that incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument, or valuations that require significant management judgment or estimation.

Advertising Costs: Advertising costs are generally expensed as incurred.

Income Taxes: The Corporation and its subsidiaries file a consolidated federal income tax return. The provision for income taxes is based upon income in the consolidated financial statements, rather than amounts reported on the income tax return. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income or expense in the period that includes the enactment date. Deferred tax assets are assessed quarterly to determine if there is a need for a valuation allowance. A valuation allowance is recorded when it is more likely than not that the ultimate realization of deferred tax assets will not occur.

Positions taken in the Corporation’s tax returns may be subject to challenge by the taxing authorities upon examination. Uncertain tax positions are initially recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions are both initially and subsequently measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement with the tax authority, assuming full knowledge of the position and all relevant facts. The Corporation provides for interest and, in some cases, penalties on tax positions that may be challenged by the taxing authorities. Interest expense is recognized beginning in the first period that such interest would begin accruing. Penalties are recognized in the period that the Corporation claims the position in the tax return. Interest and penalties on income tax uncertainties are classified within income tax expense in the income statement.

Earnings Per Share: Net income per share is calculated in accordance with EITF 03-6, Participating Securities and the Two-Class Method under FASB Statement No. 128. EITF 03-6 clarified the guidance in SFAS 128, Earnings Per Share, regarding the computation of earnings per share for entities that have issued securities other than common stock that contractually entitle holders of these securities to participate in dividends and earnings of the Corporation. EITF 03-6 requires undistributed earnings for the period, which represents net income less common and participating security dividends (if applicable) declared or paid, to be allocated between the common and participating security stockholders based upon their respective rights to receive dividends. This method of computing earnings per share is defined by EITF 03-6 as the two-class method. The two-class method is not applied to the earnings per share calculation in periods of net losses when participating security holders are not obligated to share in losses with common shareholders. EITF 03-6 does not require the presentation of net income per share for securities other than common stock; therefore, the foregoing net income per share amounts only pertain to the Corporation’s common stock. The Corporation’s Series D and G convertible preferred stock were considered participating securities for purposes of computing earnings per share while they were outstanding. These preferred stock classes were converted into common shares in September 2008.

2.	Recent Accounting Pronouncements

Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans: In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans. On December 31, 2006, the Corporation adopted the recognition and disclosure provisions of this statement which resulted in

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the recording of the funded status of its pension and postretirement plans as either assets or liabilities and the recording of unrecognized actuarial gains/losses, prior service costs, and transition obligations totaling $71 million as a separate component of accumulated other comprehensive income, net of tax. SFAS 158 also required the Corporation to change the measurement date of its defined benefit pension and other postretirement obligations from October 31 to December 31. The incremental pension benefit associated with the measurement date change was recognized on January 1, 2008 as an increase to retained earnings of $1 million after-tax.

Fair Value Measurements: In September 2006, the FASB issued SFAS 157, Fair Value Measurements, which replaces various definitions of fair value in existing accounting literature with a single definition, establishes a framework for measuring fair value, and requires additional disclosures about fair value measurements. SFAS 157 clarifies that fair value is the price that would be received to sell an asset or the price paid to transfer a liability in the principal or most advantageous market available to the entity and emphasizes that fair value is a market-based measurement and should be based on the assumptions market participants would use. The statement also creates a three-level hierarchy under which individual fair value estimates are to be ranked based on the relative reliability of the inputs used in the valuation. This hierarchy is the basis for the disclosure requirements, with fair value estimates based on the least reliable inputs requiring more extensive disclosures about the valuation method used and the gains and losses associated with those estimates. SFAS 157 is required to be applied whenever another financial accounting standard requires or permits an asset or liability to be measured at fair value. The statement does not expand the use of fair value to any new circumstances. The Corporation adopted SFAS 157, as amended, on January 1, 2008, and the adoption did not have a material impact on financial condition, results of operations, or liquidity.

The Corporation also adopted the provisions of FASB Staff Position (FSP) No. 157-2, which defers until January 1, 2009, the application of SFAS 157 to nonfinancial assets and nonfinancial liabilities not recognized or disclosed at least annually at fair value. Items affected by this deferral include goodwill and long-lived assets for which any necessary impairment analyses are performed using fair value measurements. The Corporation does not expect the delayed application of this aspect of SFAS 157 to have a material impact on financial condition, results of operations, or liquidity.

Fair Value Option: In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities. The statement allows an entity to elect to measure certain financial assets and liabilities at fair value with changes in fair value recognized in the income statement each period. The statement also requires additional disclosures to identify the effects of an entity’s fair value election on its earnings. On January 1, 2008, the Corporation elected the fair value option for residential and commercial real estate loans held for sale. Previously, these loans were carried at the lower of cost or fair value after consideration of any SFAS 133 valuation adjustments. Interest rate risk related to these loans is hedged with derivative instruments and application of the fair value option allows for both the loans and the derivatives to be carried at fair value without the requirements of qualifying for hedge accounting under SFAS 133. The election was applied to existing residential and commercial real estate loans held for sale as of January 1, 2008 and is also being applied prospectively to the same types of loans originated or purchased as held for sale. As of the adoption date, the carrying value of the existing loans held for sale was adjusted to fair value through a cumulative-effect adjustment to beginning retained earnings. This adjustment represented an increase in value of $12 million pretax ($8 million net of tax). Prospectively, fair value accounting for residential and commercial real estate loans held for sale will accelerate the recognition of some gains and losses previously recognized at the time of sale but otherwise is not expected to have a material impact on financial condition, results of operations, or liquidity.

Amendment of FASB Interpretation No. 39: In April 2007, the FASB issued FSP 39-1, Amendment of FASB Interpretation No. 39, Offsetting of Amounts Related to Certain Contracts. FSP 39-1 permits entities to offset fair value amounts recognized for multiple derivative instruments executed with the same counterparty under a master netting agreement. FSP 39-1 clarifies that the fair value amounts recognized for the right to reclaim cash collateral, or the obligation to return cash collateral, arising from the same master netting arrangement, should also be offset against the fair value of the related derivative instruments.

Effective January 1, 2008, the Corporation adopted a net presentation for certain derivative positions and related cash collateral pursuant to the guidance in FIN 39 and FSP FIN 39-1. Prior to that time, the Corporation presented all of its derivative positions and related collateral on a gross basis. The application of this guidance resulted in reclassifications of cash collateral placed with counterparties from short-term investments and cash collateral held from counterparties from foreign deposits to other liabilities and other assets, respectively, and also resulted in the netting of certain derivative liabilities against derivative assets. As of September 30, 2008, total assets and total liabilities were each reduced by $1.1 billion as a result of applying this guidance. The December 31, 2007 balance sheet was also restated for this guidance which resulted in a reduction in total assets and total liabilities of $522 million. The effect on other assets and other liabilities for balance sheet periods prior to December 31, 2007 was not material.

Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards: In June 2007, the FASB ratified the consensus reached in EITF Issue No. 06-11, Accounting for Income Tax Benefits of Dividends on Share-Based Payment Awards. EITF 06-11 applies to entities that have share-based payment arrangements that entitle employees to receive dividends or dividend equivalents on equity-classified nonvested shares when those dividends or dividend equivalents are charged to retained earnings and result in an income tax deduction. Entities that have share-based payment arrangements that fall within the scope of this Issue will be

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required to increase capital surplus for any realized income tax benefit associated with dividends or dividend equivalents paid to employees for equity classified nonvested equity awards. Any increase recorded to capital surplus is required to be included in an entity’s pool of excess tax benefits that are available to absorb potential future tax deficiencies on share-based payment awards. The Corporation adopted EITF 06-11 on January 1, 2008 for dividends declared on share-based payment awards subsequent to this date. The adoption of EITF 06-11 did not have a material impact on financial condition, results of operations, or liquidity.

Accounting for Written Loan Commitments Accounted for at Fair Value: In November 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 109, which addresses the valuation of written loan commitments accounted for at fair value through earnings. The guidance in SAB 109 expresses the staff’s view that the measurement of fair value for a written loan commitment accounted for at fair value through earnings should incorporate the expected net future cash flows related to the associated servicing of the loan. Previously under SAB 105, Application of Accounting Principles to Loan Commitments, this component of value was not incorporated into the fair value of the loan commitment. The Corporation adopted the provisions of SAB 109 for written loan commitments entered into or modified after December 31, 2007 related to residential and commercial real estate loans held for sale that are accounted for as derivatives under SFAS 133. The Corporation does not account for any other written loan commitments at fair value through earnings. The impact of SAB 109 will accelerate the recognition of the estimated fair value of the servicing inherent in the loan to the commitment date. For the third quarter and first nine months of 2008 the adoption of SAB 109 resulted in an increase in loan sale revenue of $29 million.

Business Combinations: In December 2007, the FASB issued SFAS 141(R), Business Combinations. SFAS 141(R) will significantly change how entities apply the acquisition method to business combinations. The most significant changes include: the acquisition date will be the date the acquirer obtains control; all (and only) identifiable assets acquired, liabilities assumed, and noncontrolling interests in the acquiree will be stated at fair value on the acquisition date; assets or liabilities arising from noncontractual contingencies will be measured at their acquisition date fair value only if it is more likely than not that they meet the definition of an asset or liability on the acquisition date; adjustments subsequently made to the provisional amounts recorded on the acquisition date will be made retroactively during a measurement period not to exceed one year; acquisition-related restructuring costs that do not meet the criteria in SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities, will be expensed as incurred; transaction costs will be expensed as incurred; reversals of deferred income tax valuation allowances and income tax contingencies will be recognized in earnings subsequent to the measurement period; and the allowance for loan losses of an acquiree will not be permitted to be recognized by the acquirer. Additionally, SFAS 141(R) will require new and modified disclosures surrounding subsequent changes to acquisition-related contingencies, contingent consideration, noncontrolling interests, acquisition-related transaction costs, fair values and cash flows not expected to be collected for acquired loans, and an enhanced goodwill rollforward.

The Corporation will be required to prospectively apply SFAS 141(R) to all business combinations completed on or after January 1, 2009. Early adoption is not permitted. For business combinations in which the acquisition date was before the effective date, the provisions of SFAS 141(R) will apply to the subsequent accounting for deferred income tax valuation allowances and income tax contingencies and will require any changes in those amounts to be recorded in earnings. At September 30, 2008, the Corporation’s acquired deferred income tax valuation allowances and income tax contingencies totaled $2 million and $51 million, respectively. Adoption of this new standard is not expected to have a material impact on financial condition, results of operations, or liquidity.

Accounting for Noncontrolling Interests: In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements. SFAS 160 establishes new accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 will require entities to classify noncontrolling interests as a component of stockholders’ equity and will require subsequent changes in ownership interests in a subsidiary to be accounted for as an equity transaction. Additionally, SFAS 160 will require entities to recognize a gain or loss upon the loss of control of a subsidiary and to remeasure any ownership interest retained at fair value on that date. This statement also requires expanded disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS 160 is effective on a prospective basis for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which are required to be applied retrospectively. Early adoption is not permitted.

At September 30, 2008, noncontrolling interests in subsidiaries totaled approximately $155 million and were included in accrued expenses and other liabilities on the consolidated balance sheet. Upon adoption of SFAS 160 on January 1, 2009, the outstanding balance of noncontrolling interests will be reclassified from accrued expenses and other liabilities to stockholders’ equity on the consolidated balance sheet. The adoption of this statement is not expected to have a material impact on the results of operations or liquidity.

Derivative Instrument and Hedging Activity Disclosures: In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities. SFAS 161 amends and expands the disclosure requirements of SFAS 133, Accounting for Derivative Instruments and Hedging Activities, to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, results of operations, and cash flows. In order to meet these expanded disclosure objectives, SFAS 161 will require entities to disclose the objectives and strategies for using

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derivatives, information about the volume of derivative activity, fair value amounts and gains and losses on derivative instruments in tabular format, and credit-risk contingent features in derivative agreements. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Management is currently evaluating the effects that SFAS 161 will have on its disclosure of derivatives and hedging activities in the consolidated financial statements.

Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities: In June 2008, the FASB issued FSP No. EITF 03-6-1 (FSP 03-6-1), Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities. The FASB concluded in FSP 03-6-1 that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. The definition of a participating security and the computation of earnings per share under the two-class method are contained in SFAS 128, Earnings Per Share, as clarified by EITF 03-6, Participating Securities and the Two-Class Method Under FASB Statement No. 128. A participating security is a security issued by an entity that may participate in dividends with common shareholders based upon a predetermined formula. The two-class method is an earnings allocation formula that determines earnings per share for each class of an entity’s common stock and participating security according to dividends declared and participation rights in undistributed earnings. As a result of the final consensus reached in this FSP, the Corporation’s unvested restricted share awards will be considered participating securities and will be required to be included in the computation of earnings per share using the two-class method. FSP 03-6-1 is effective for annual and interim financial statements issued after December 15, 2008. All prior period earnings per share amounts presented throughout an entity’s financial statements are required to be adjusted retrospectively. Management is currently evaluating the effects the adoption of FSP 03-6-1 will have on the financial statement presentation of earnings per share. Adoption of this FSP is not expected to have a material impact on financial condition, results of operations, or liquidity.

Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion: In May 2008, the FASB issued FSP APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement). FSP APB 14-1 requires issuers of certain convertible debt instruments that may be partially settled in cash on conversion to separately account for the liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. This FSP provides initial recognition, subsequent measurement, and derecognition guidance and also requires additional disclosures for convertible instruments that are within its scope.

Pursuant to this FSP, the proceeds from an instrument’s issuance must be allocated between the liability and equity component in a manner that reflects interest cost at the interest rate of similar nonconvertible debt. In order to allocate proceeds in this manner, issuers are required to determine the carrying amount of the liability component based upon the fair value of a similar liability exclusive of the embedded conversion option. The difference between the proceeds and the fair value of the liability represents the value ascribed to the embedded conversion option which is required to be recognized in equity. The difference between the principal amount of the debt and the amount of proceeds allocated to the liability component should be recorded as a debt discount and subsequently amortized as interest cost over the instrument’s expected life using the interest method.

FSP ABP 14-1 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2008 and shall be applied retrospectively to all periods presented. The Corporation will be required to adopt this FSP in accounting for its convertible senior notes issued in January 2008. Upon adoption of this FSP in 2009, the effective interest rate on the convertible senior notes will increase to 6.4% which will increase annual interest costs by $29 million. Had this FSP been applied in 2008, the after-tax net loss reported for the third quarter and the first nine months of 2008 would have increased by $5 million and $12 million, respectively. The adoption of this FSP will not have a material impact on financial condition or liquidity.

Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity’s Own Stock: In June 2008, the FASB ratified the consensus reached in EITF Issue No. 07-5 (EITF 07-5), Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity’s Own Stock. EITF 07-5 nullifies existing accounting guidance in EITF Issue No. 01-6, The Meaning of Indexed to a Company’s Own Stock, on how an entity should evaluate whether a freestanding financial instrument or embedded feature is indexed to its own stock. EITF 07-5 requires entities to use a two-step approach for purposes of evaluating whether an equity-linked financial instrument or embedded feature is indexed to its own stock.

Under Step 1, an instrument’s contingent exercise provisions are required to be evaluated. An exercise contingency would not preclude an instrument from being considered indexed to an entity’s own stock provided that it is not based on (a) an observable market, other than the market for the issuer’s stock, or (b) an observable index, other than an index calculated or measured solely by reference to the issuer’s own operations. If the evaluation in Step 1 would not preclude an instrument from being considered indexed to the entity’s own stock, then a Step 2 analysis is required to be performed. Under Step 2, the instrument’s settlement provisions are required to be evaluated. For an instrument to be considered to be indexed to an entity’s own stock, the settlement amount must equal the difference between the fair value of a fixed number of the entity’s equity shares and a fixed monetary amount or a fixed debt instrument issued by the entity.

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EITF 07-5 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. A cumulative effect of a change in accounting principle shall be recognized in retained earnings for the effect on instruments outstanding at the adoption date. The Corporation has evaluated its financial instruments with contingent exercise provisions and/or settlement features pursuant to this EITF and determined that certain of its warrants are not considered to be indexed solely to the Corporation’s stock. As a result, on January 1, 2009 the fair value of the warrants will be reclassified from stockholders’ equity to a liability on the consolidated balance sheet and any cumulative effect adjustment resulting from the reclassification will be recognized in retained earnings. Prospectively, changes in fair value of the warrants will be recognized in current earnings. At September 30, 2008, the carrying value of the warrants recognized in stockholders’ equity was $65 million. The adoption of this EITF and the reclassification of the warrants will not have a material impact on liquidity, however, subsequent changes in fair value of the warrants could have a material impact on the results of operations in future reporting periods.

Credit Derivative and Financial Guarantee Contract Disclosures: In September 2008, the FASB issued FSP No. FAS 133-1 and FIN 45-4, Disclosures about Credit Derivatives and Certain Guarantees. This FSP enhances the disclosure requirements for sellers of credit derivatives and financial guarantees. A credit derivative is a derivative instrument (a) in which one or more of its underlyings are related to the credit risk of a specified entity (or group of entities) or an index based on the credit risk of a group of entities and (b) exposes the seller to potential loss from credit-risk-related events specified in the contract. The FSP amends SFAS 133 to require sellers of credit derivatives to provide the following disclosures for credit derivatives (including credit derivatives embedded in hybrid instruments) at each reporting date: the nature of the credit derivative including its term, the reasons for entering into the credit derivative, the events or circumstances that would require the seller to perform under the credit derivative contract, and the status of payment/performance risk; the maximum potential amount of undiscounted future payments the seller could be required to make under the credit derivative contract; the fair value of the credit derivative; and the nature of any recourse provisions and assets held as collateral or by third parties that could allow the seller to recover all or portions of amounts paid under the credit derivative contract. This FSP also amends FIN 45 to require guarantors to disclose the current status of the payment/performance risk of their guarantees.

This FSP is effective for annual and interim reporting periods ending after November 15, 2008. Comparative disclosures are encouraged but are not required until reporting periods are presented subsequent to the effective date of the FSP. Management is currently evaluating the effects the adoption of this FSP will have on its financial statement disclosures for derivatives and financial guarantees. Adoption is not expected to have a material impact on financial condition, results of operations, or liquidity.

3.	Acquisitions

On January 5, 2007, the Corporation completed its acquisition of Fidelity Bankshares, Inc. (Fidelity), a banking company operating 52 branches along Florida’s southeast coast through its subsidiary Fidelity Federal Bank & Trust. Under the terms of the agreement, Fidelity shareholders elected to receive either $39.50 in cash or 1.0977 shares of National City common stock for each share of Fidelity stock outstanding. Shareholder elections were subject to an allocation process that resulted in 50% of Fidelity’s outstanding shares being exchanged for cash and 50% exchanged for National City common stock, resulting in the issuance of approximately 14 million shares of National City common stock and a cash payment of $506 million. The common shares were valued at $36.16 per share, representing the average of closing market prices for two days prior and subsequent to the date the merger was announced. The total cost of the transaction was $1.0 billion, including $20 million related to stock options settled in cash.

On September 1, 2007, the Corporation completed its acquisition of MAF Bancorp, Inc. (MAF), a banking company operating 82 branches throughout Chicago and Milwaukee and surrounding areas. Under the terms of the agreement, each share of MAF common stock was exchanged for 1.9939 shares of National City common stock. Approximately 67 million shares of National City common stock were issued in conjunction with this transaction. The common shares issued were valued at $27.16 per share, representing the average of closing market prices for two days prior and subsequent to the date the exchange ratio was finalized. The total cost of the transaction was $1.8 billion, and included $35 million for the fair value of stock options exchanged.

Assets and liabilities of acquired entities are recorded at estimated fair values as of respective acquisition dates, and the results of acquired entity operations are included in income from those dates. The fair values of acquired assets and liabilities, including identifiable intangible assets, are finalized as quickly as possible following an acquisition. Purchase accounting adjustments determinable within 12 months of acquisition date result in adjustments to goodwill. The purchase price allocation for Fidelity was completed in 2007. The MAF purchase price allocation was completed during the third quarter of 2008.

The following table shows the excess purchase price over carrying value of net assets acquired, purchase price allocation and resulting goodwill for MAF:

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(In Millions)
Purchase price	$1,845
Carrying value of net assets acquired	699

Excess of purchase price over carrying value of net assets acquired	1,146
Purchase accounting adjustments:
Portfolio loans and loans held for sale	(10)
Premises and equipment	(1)
Mortgage servicing rights	(17)
Other assets	23
Deposits	(5)
Borrowings	(3)
Severance and exit costs	41
Other liabilities	19
Deferred taxes	42

Subtotal	1,235

Core deposit intangibles	154
Other identifiable intangible assets	1

Goodwill	$1,080

The following table summarizes the estimated fair value of MAF’s net assets acquired:

(In Millions)
Assets
Cash and cash equivalents	$142
Federal funds sold	108
Securities	1,822
Loans, net of allowance for loan losses	7,075
Premises and other equipment	166
Goodwill and other intangibles	1,235
Mortgage servicing rights	36

Other assets	336

Total Assets	10,920
Liabilities
Deposits	7,351
Borrowings	1,471
Other liabilities	253

Total Liabilities	9,075

Fair value of net assets acquired	$1,845

On October 24, 2008, National City Corporation entered into a definitive agreement to be acquired by The PNC Financial Services Group, Inc. (NYSE: PNC). Under this agreement, each share of National City common stock will be exchanged into .0392 shares of PNC common stock. In addition, cash of $384 million will be paid to certain warrant holders. The total consideration at the time of the agreement was $5.6 billion, equal to the Corporation’s market capitalization. In connection with this transaction, PNC was granted an option to acquire 19.9% of the Corporation’s common stock. PNC cannot exercise the option unless the merger is not completed and specified triggering events occur. These events generally relate to business combinations or acquisition transactions involving the Corporation and a third party. Upon the occurrence of certain triggering events, the Corporation may be required to repurchase the option at a predetermined price, or PNC may choose to surrender the option to the Corporation for a cash payment of $168 million. In no event will the total profit received by PNC with respect to this option exceed $224 million. This option will expire upon the completion of the merger with PNC. This transaction is currently expected to close by December 31, 2008, subject to customary closing conditions, including regulatory and shareholder approvals.

4.	Restructuring Charges

Restructuring programs consist of acquisition integration related activities as well as other strategic initiatives. During the three month period ended September 30, 2008 the Corporation recorded minimal amounts of severance and other employee-related expenses versus $26 million for the period ended September 30, 2007. Similar expenses for the nine-month periods ended September 30, 2008 and September 30, 2007 totaled $16 million and $37 million, respectively. The severance charges during the third quarter of 2007 were primarily related to acquisitions, divestitures and other business activities.

Acquisition integration plans were formulated prior to the completion of each acquisition. Costs incurred for acquisition-related employee terminations consist of severance, retention, and outplacement benefits. Severance and outplacement benefit costs were

22

recognized in the allocation of the purchase price to acquired assets and liabilities. Retention benefits were recorded to salaries expense over the required service period. Costs relating to the exit of certain acquired businesses, facility leases, and other contract termination costs were also recognized in the allocation of the purchase price to acquired assets and liabilities. The activity shown in the table below includes severance and restructuring costs associated with the MAF Bancorp acquisition which was completed on September 1, 2007. Payments will continue to be made for acquisition-related integration costs through April 2010 for severance benefits and through January 2013 for lease obligations related to vacated facilities.

Severance and other employee-related costs associated with other strategic initiatives and incurred in the normal course of business are recorded in salaries, benefits and other personnel costs in the income statement. These payments are scheduled to occur through March 2010. Other restructuring costs, which consist primarily of consulting and lease exit costs unrelated to acquisitions, are recorded in third-party services and other noninterest expense, respectively, and are scheduled to occur through December 2010.

Activity in the severance and restructuring liability for the three- and nine-month periods ended September 30, 2008 and 2007 is presented in the following table. Historically, the majority of severance and other termination expenses have been recorded as unallocated corporate charges within the Parent and Other segment. However, in 2008 severance and other employee-related costs directly associated with staffing reductions in mortgage operations of $183 thousand and $10 million during the three- and nine- month periods ended September 30, 2008, respectively, were recorded within the Mortgage Banking segment.

	Three Months Ended September 30, 2008
(In Millions)	Acquisitions	Other	Total
Beginning balance	$22	$36	$58
Severance and other employee related costs:
Charged to expense	—	—	—
Recognized in purchase price allocation	—	—	—
Payments	(2)	(8)	(10)
Exit costs, contract terminations and other:
Charged to expense	—	2	2
Recognized in purchase price allocation	—	—	—
Payments	(2)	(3)	(5)

Ending balance	$18	$27	$45

	Three Months Ended September 30, 2007
(In Millions)	Acquisitions	Other	Total
Beginning balance	$30	$22	$52
Severance and other employee related costs:
Charged to expense	2	24	26
Recognized in purchase price allocation	47	—	47
Payments	(11)	(8)	(19)
Exit costs, contract terminations and other:
Charged to expense	—	2	2
Recognized in purchase price allocation	8	—	8
Payments	(3)	(1)	(4)

Ending balance	$73	$39	$112

	Nine Months Ended September 30, 2008
(In Millions)	Acquisitions	Other	Total
Beginning balance	$52	$81	$133
Severance and other employee related costs:
Charged to expense	1	15	16
Recognized in purchase price allocation	3	—	3
Payments	(29)	(69)	(98)
Exit costs, contract terminations and other:
Charged to expense	—	11	11
Recognized in purchase price allocation	—	—	—
Payments	(9)	(11)	(20)

Ending balance	$18	$27	$45

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	Nine Months Ended September 30, 2007
(In Millions)	Acquisitions	Other	Total
Beginning balance	$41	$32	$73
Severance and other employee related costs:
Charged to expense	4	33	37
Recognized in purchase price allocation	62	—	62
Payments	(38)	(27)	(65)
Exit costs, contract terminations and other:
Charged to expense	—	3	3
Recognized in purchase price allocation	16	—	16
Payments	(12)	(2)	(14)

Ending balance	$73	$39	$112

5.	Securitization Activity

The Corporation has securitized pools of credit card, mortgage, automobile, and Small Business Administration (SBA) loans. Recent securitization activities are described below.

Automobile: In October 2008, the Corporation exercised an early call on the outstanding notes of the 2004-A automobile securitization. Accordingly, the Corporation redeemed $28 million of loans from the securitization trust at a price equal to unpaid principal plus accrued interest. These loans were recorded at fair value which approximated the purchase price.

Credit Card: In the second quarter of 2008, the Corporation securitized $374 million of credit card receivables consisting of three pools (Series 2008-1, 2008-2, 2008-3). A pretax gain of approximately $12 million was recognized on this transaction within loan sale revenue. Transaction costs of approximately $2 million were capitalized and are being amortized over the revolving periods of these securitizations.

Retained interests of $70 million were recognized at the sale date. Retained interests for each series included the Class B and C tranches in addition to a seller’s interest in the loans, accrued interest, and interest-only strips. The initial carrying values were determined by allocating the carrying value among the assets sold and retained based on their relative fair values at the date of sale. The fair values of the interest-only strips were estimated by discounting the projected future cash flows of the securities. Key assumptions utilized in determining the initial value of the interest-only strips follow:

	2008-1	2008-2	2008-3
Weighted-average life (in months)	3.23	3.23	3.23
Variable annual coupon rate to investors	4.41%	5.00%	4.65%
Monthly principal repayment rate	18.15	18.15	18.15
Expected annual credit losses	4.58	4.58	4.58
Annual discount rate	15.00	15.00	15.00
Yield	12.88	12.88	12.88

In the first quarter of 2007, the Corporation securitized a $425 million pool of credit card receivables (Series 2007-1) following the maturity of its Series 2002-1 securitization. A pretax gain of approximately $2 million was recognized on this transaction within loan sale revenue. Transaction costs were capitalized and are amortized over the revolving period of four years.

Retained interests of $31 million were recognized at the date of sale. Retained interests associated with the above transactions included a seller’s interest in the loans, accrued interest, and an interest-only strip. The initial carrying values of these retained interests were determined by allocating the carrying value among the assets sold and retained based on their relative fair values at their respective dates of sale. The fair value of the interest-only strips was estimated by discounting the projected future cash flows of these securities. Key assumptions utilized in determining the initial value of the interest-only strip follow:

Weighted-average life (in months)	3.1
Variable annual coupon rate to investors	5.39%
Monthly principal repayment rate	19.19
Expected annual credit losses	4.04
Annual discount rate	15.00
Yield	13.13

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For both of the above transactions, the Corporation retained the right to service these loans. Servicing fees to be received approximated the current market rate for servicing fees; therefore, no servicing asset or liability was recognized.

Mortgages: In the first quarter of 2008, the Corporation securitized $390 million of jumbo mortgages (Series 2008-1) consisting of a mix of adjustable-rate and fixed-rate 30 year mortgages. A pretax loss of less than $1 million was recorded on this transaction within loan sale revenue. Transaction costs of $2 million were included as a component of the loss on sale. Retained interests in the securitized loans recognized upon sale consisted of a subordinated interest in the securitized loans. Retained interests were valued at the date of sale by allocating the previous carrying amount between assets sold and the retained interest based on their relative fair values at the date of sale. The initial carrying value of the subordinated retained interest was $13 million. The Corporation also retained the right to service these loans, and a servicing asset of $3 million was recognized at the date of sale. Key assumptions utilized in determining the initial value of the servicing asset follow:

Weighted-average life (in months)	4.3
Monthly prepayment speed (ABS)	22.61%
Annual discount rate	6.80
Weighted average coupon	6.64

Securitized and Managed Loans:

A summary of the components of managed loans, representing both owned and securitized loans, along with quantitative information about delinquencies and net credit losses follows:

	As of September 30, 2008		Three Months Ended September 30, 2008		Nine Months Ended September 30, 2008
(In Millions)	Principal Balance	Loans Past Due 30 Days or More	Average Balances	Net Credit Losses	Average Balances	Net Credit Losses
Type of loan:
Credit Card	$3,489.3	$146.3	$3,439.0	$50.1	$3,320.6	$145.4
Mortgages	1,261.7	120.4	1,299.1	4.4	1,340.4	6.1
Automobile	383.8	14.9	432.5	1.4	554.9	4.8
SBA	127.8	13.7	131.0	—	142.5	—

Total loans managed or securitized	5,262.6	295.3	5,301.6	55.9	5,358.4	156.3
Less loans securitized:
Credit Card	1,824.4	63.4	1,824.4	23.2	1,622.2	60.1
Mortgages	328.6	5.2	335.6	—	293.7	—
Automobile	344.2	10.5	389.0	1.6	500.3	5.3
SBA	127.8	13.7	130.9	—	142.5	—
Less loans held for securitization:
Credit Card	—	—	—	—	131.8	—
Mortgages	179.1	—	189.2	—	257.0	—

Loans held in portfolio	$2,458.5	$202.5	$2,432.5	$31.1	$2,410.9	$90.9

	As of September 30, 2007		Three Months Ended September 30, 2007		Nine Months Ended September 30, 2007
(In Millions)	Principal Balance	Loans Past Due 30 Days or More	Average Balances	Net Credit Losses	Average Balances	Net Credit Losses
Type of loan:
Credit Card	$2,946.0	$114.6	$2,884.1	$28.4	$2,734.2	$85.9
Automobile	929.1	25.4	1,029.2	2.4	1,254.6	8.1
SBA	181.2	11.8	194.9	—	213.1	—

Total loans managed or securitized	4,056.3	151.8	4,108.2	30.8	4,201.9	94.0
Less loans securitized:
Credit Card	1,450.0	50.1	1,450.0	14.4	1,328.6	39.7
Automobile	839.2	19.5	922.2	2.4	1,118.5	8.5
SBA	181.2	11.8	194.9	—	213.1	—
Less loans held for securitization:
Credit Card	—	—	—	—	121.4	—

Loans held in portfolio	$1,585.9	$70.4	$1,541.1	$14.0	$1,420.3	$45.8

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Certain cash flows received from the securitization trusts follow:

	Three Months Ended September 30, 2008				Nine Months Ended September 30, 2008
(In Millions)	Credit Card	Automobile	Jumbo Mortgage	SBA	Credit Card	Automobile	Jumbo Mortgage	SBA
Proceeds from new securitizations	$—	$—	$—	$—	$374.4	$—	$373.9	$—
Proceeds from collections reinvested in previous securitizations	1,003.8	—	—	—	2,680.9	—	—	—
Servicing fees received	9.1	1.0	0.2	—	24.3	3.9	0.5	—
Other cash flows received on interests that continue to be held	34.5	0.6	0.8	0.4	89.6	2.1	1.9	1.3
Proceeds from sales of previously charged-off accounts	0.2	—	—	—	1.7	—	—	—
Purchases of delinquent or foreclosed assets	—	—	—	—	—	—	—	—

	Three Months Ended September 30, 2007			Nine Months Ended September 30, 2007
(In Millions)	Credit Card	Automobile	SBA	Credit Card	Automobile	SBA
Proceeds from new securitizations	$—	$—	$—	$425.0	$—	$—
Proceeds from collections reinvested in previous securitizations	810.7	—	—	2,230.1	—	—
Servicing fees received	7.3	2.4	—	20.0	8.6	—
Other cash flows received on interests that continue to be held	22.5	1.1	.6	59.5	4.2	1.9
Proceeds from sales of previously charged-off accounts	.5	—	—	2.7	—	—
Purchases of delinquent or foreclosed assets	—	—	—	—	—	—

The Corporation holds certain interests in securitized credit card, mortgage and automobile loans consisting of interest-only strips and servicing assets. The table below presents the weighted-average assumptions used to measure the fair values of these retained interests as of September 30, 2008. The sensitivity of these fair values to immediate 10% and 20% adverse changes in key assumptions is also shown. These sensitivities are hypothetical. Changes in fair value based on a 10% variation in assumptions generally cannot be extrapolated because the relationship of the change in the assumption to the change in fair value may not be linear. Also, the effect of a variation in a particular assumption on the fair value of the retained interests is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments and increased credit losses), which might magnify or counteract the sensitivities.

(Dollars in Millions)	Fair Value	Weighted- Average Life (in months)	Variable Annual Coupon Rate to Investors	Monthly Principal Repayment Rate	Expected Annual Credit Losses	Annual Discount Rate	Yield
Credit Card Loans
Interest-only strips	$6.7	3.3	4.31%	17.94%	4.87%	15.00%	12.63%
Decline in fair value of 10% adverse change			$1.4	$0.4	$2.0	$—	$5.1
Decline in fair value of 20% adverse change			3.1	0.7	4.0	—	6.7

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(Dollars in Millions)	Fair Value	Weighted- Average Life (in months)	Monthly Prepayment Speed (% ABS)(a)	Expected Cumulative Credit Losses	Annual Discount Rate	Weighted- Average Coupon
Automobile Loans
Interest-only strip	$8.0	1.2	1.26%	1.46%	12.00%	7.06%
Decline in fair value of 10% adverse change			$—	$0.3	$0.1	$0.9
Decline in fair value of 20% adverse change			—	0.7	0.1	1.7
Servicing asset	$1.0	3.6	1.26%	1.46%	10.00%	7.06%
Decline in fair value of 10% adverse change			$0.1	$—	$—	$—
Decline in fair value of 20% adverse change			0.1	—	—	—

(Dollars in Millions)	Fair Value	Weighted- Average Life (in months)	Monthly Prepayment Speed(c) (% ABS)	Annual Discount Rate(b)	Weighted- Average Coupon
Mortgages
Servicing asset	$3.9	6.0	16.3%	8.09%	6.62%
Decline in fair value of 10% adverse change			$0.1	$0.08	$1.2
Decline in fair value of 20% adverse change			0.2	0.15	1.6

(a)	Absolute prepayment speed.

(b)	Spread over the forward interest rate swap rates.

(c)	Includes credit losses.

6.	Leases

National City leases commercial equipment and automobiles to customers. The leases are classified as either lease financings or operating leases based on the terms of the lease arrangement. When a lease is classified as a lease financing, the future lease payments, net of unearned income and the estimated residual value of the leased property at the end of the lease term, are recorded as an asset within the loan portfolio. The amortization of the unearned income is recorded as interest income. When a lease is classified as an operating lease, the cost of the leased property, net of depreciation, is recorded as property and equipment on the Consolidated Balance Sheet. Rental income is recorded in leasing revenue within noninterest income while the depreciation on the leased property is recorded in equipment costs within noninterest expense. At the expiration of a lease, the leased property is either sold or a new lease agreement is initiated.

Lease Financings: Lease financings, included in portfolio loans on the Consolidated Balance Sheet, consist of direct financing and leveraged leases of commercial and other equipment, primarily computers and office equipment, manufacturing and mining equipment, commercial trucks and trailers, medical, construction, service-related equipment, along with retail automobile lease financings. Commercial equipment lease financings are included in commercial leases, while automobile lease financings are included in other consumer loans. The Corporation no longer originates automobile leases; accordingly, this portfolio has run off over time as the leases expire and the automobiles are sold.

A summary of lease financings by type follows:

(In Millions)	September 30 2008	December 31 2007	September 30 2007
Commercial
Direct financings	$4,038	$4,280	$4,241
Leveraged leases	131	157	158

Total commercial lease financings	4,169	4,437	4,399
Consumer
Retail automobile lease financings	58	142	180

Total net investment in lease financings	$4,227	$4,579	$4,579

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The components of the net investment in lease financings by type follow:

(In Millions)	September 30 2008	December 31 2007	September 30 2007
Commercial
Lease payments receivable	$4,415	$4,711	$4,660
Estimated residual value of leased assets	369	393	388

Gross investment in commercial lease financings	4,784	5,104	5,048
Unearned income	(615)	(667)	(649)

Total net investment in commercial lease financings	$4,169	$4,437	$4,399

Consumer
Lease payments receivable	$9	$39	$54
Estimated residual value of leased assets	50	109	133

Gross investment in consumer lease financings	59	148	187
Unearned income	(1)	(6)	(7)

Total net investment in consumer lease financings	$58	$142	$180

A rollforward of the residual value component of lease financings by type follows:

	Three Months Ended September 30		Nine Months Ended September 30
(In Millions)	2008	2007	2008	2007
Commercial
Beginning balance	$396	$378	$393	$409
Additions	21	33	64	92
Runoff	(47)	(23)	(86)	(113)
Write-downs	(1)	—	(2)	—

Ending balance	$369	$388	$369	$388

Consumer
Beginning balance	$69	$163	$109	$202
Runoff	(19)	(30)	(59)	(69)

Ending balance	$50	$133	$50	$133

Equipment Leased to Others: Equipment leased to others represents equipment owned by National City that is leased to customers under operating leases. Commercial equipment includes aircraft, commercial trucks and trailers, manufacturing, service-related equipment, medical, and office equipment leased to commercial customers while consumer equipment consists of automobiles leased to retail customers. The totals below also include the carrying value of any equipment previously leased to customers under either operating or financing leases that are in the process of being either renewed or sold. Equipment leased to others is presented with property and equipment on the balance sheet.

A summary of the net carrying value of equipment leased to others by type follows:

(In Millions)	September 30 2008	December 31 2007	September 30 2007
Commercial
Cost	$574	$543	$564
Accumulated depreciation	(210)	(188)	(187)

Net carrying value of commercial leased equipment	364	355	377
Consumer
Cost	6	46	55
Accumulated depreciation	(3)	(26)	(25)

Net carrying value of consumer leased equipment	$3	$20	$30

7.	Loans, Allowance for Loan Losses and Allowance for Losses on Lending-Related Commitments

Total portfolio loans outstanding are recorded net of unearned income, unamortized premiums and discounts, deferred loan fees and costs, and fair value adjustments of $660 million, $777 million, and $493 million at September 30, 2008, December 31, 2007, and September 30, 2007, respectively. Effective January 1, 2008, the Corporation elected the fair value option for residential and commercial real estate loans held for sale. Prior to this date, all loans held for sale were recorded at the lower of cost or fair value, on an aggregate basis by loan type unless in a SFAS 133 hedging relationship.

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The Corporation has the option to repurchase certain delinquent loans that were sold in prior periods. The Corporation has recognized these loans in both portfolio loans and loans held for sale on its balance sheet as assets, and related repurchase obligation has been recognized within other borrowed funds. Detail follows:

	September 30	December 31	September 30
(In Millions)	2008	2007	2007
Residential real estate portfolio loans	$395	$334	$287
Commercial real estate loans held for sale	47	3	7

Total	$442	$337	$294

Activity in the allowance for loan losses follows:

	Three Months Ended September 30		Nine Months Ended September 30
(In Millions)	2008	2007	2008	2007
Balance at beginning of period	$3,434	$1,136	$1,762	$1,131
Provision for loan losses	1,184	368	4,169	635
Charge-offs	889	189	2,266	525
Recoveries	45	48	144	139

Net charge-offs	844	141	2,122	386
Other(a)	(22)	10	(57)	(7)

Balance at end of period	$3,752	$1,373	$3,752	$1,373

(a)	Includes the allowance for loan losses associated with acquisitions, portfolio loans transferred to held for sale, and reinsurance claims paid to third parties.

Activity in the allowance for losses on lending-related commitments follows:

	Three Months Ended September 30		Nine Months Ended September 30
(In Millions)	2008	2007	2008	2007
Balance at beginning of period	$75	$61	$65	$78
Net (benefit) provision for credit losses on lending-related commitments	(4)	(7)	6	(24)

Balance at end of period	$71	$54	$71	$54

Nonperforming loans totaled $3.0 billion, $1.1 billion, and $861 million as of September 30, 2008, December 31, 2007, and September 30, 2007, respectively. For loans classified as nonperforming at September 30, 2008, the contractual interest due and actual interest recognized on those loans during the nine months ended September 30, 2008 was $263 million and $56 million, respectively.

Impaired loans, as defined under SFAS 114, are included in nonperforming loans. Average impaired loans for the first nine months of 2008 and 2007, totaled $597 million and $200 million, respectively. During the first nine months of 2008 and 2007, interest recognized on impaired loans while they were considered impaired was not material. The majority of the loans deemed impaired were evaluated using the fair value of the collateral as the measurement method. The following table presents details on the allowance for loan losses related to impaired loans.

(In Millions)	September 30 2008	December 31 2007	September 30 2007
Impaired loans with an associated allowance	$495	$208	$246
Impaired loans without an associated allowance	410	126	88

Total impaired loans	$905	$334	$334

Allowance for loan losses allocated to impaired loans	$127	$48	$55

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8.	Securities Available for Sale and Held to Maturity

Available for sale securities by security type follow:

(In Millions)	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
September 30, 2008
U.S. Treasury	$675	$59	$—	$734
Federal agency	139	4	—	143
Mortgage-backed securities	7,661	88	359	7,390
Asset-backed and corporate debt securities	110	—	7	103
States and political subdivisions	275	2	1	276
Other	186	4	10	180

Total securities	$9,046	$157	$377	$8,826

December 31, 2007
U.S. Treasury	$1,056	$43	$—	$1,099
Federal agency	262	5	—	267
Mortgage-backed securities	6,610	38	64	6,584
Asset-backed and corporate debt securities	204	—	13	191
States and political subdivisions	382	4	—	386
Other	194	12	2	204

Total securities	$8,708	$102	$79	$8,731

September 30, 2007
U.S. Treasury	$1,057	$12	$1	$1,068
Federal agency	287	3	—	290
Mortgage-backed securities	6,801	25	70	6,756
Asset-backed and corporate debt securities	214	—	3	211
States and political subdivisions	429	4	1	432
Other	206	15	1	220

Total securities	$8,994	$59	$76	$8,977

Other securities included retained interests from securitizations as well as equity securities.

The following table presents the age of gross unrealized losses and associated fair value by investment category.

	September 30, 2008
	Less Than 12 Months		12 Months or More		Total
(In Millions)	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
U.S. Treasury	$—	$—	$—	$—	$—	$—
Federal agency	—	—	—	—	—	—
Mortgage-backed securities	1,610	181	1,147	178	2,757	359
Asset-backed securities	25	4	38	3	63	7
States and political subdivisions	71	1	—	—	71	1
Other	111	9	6	1	117	10

Total	$1,817	$195	$1,191	$182	$3,008	$377

See the Financial Condition section of Management’s Discussion and Analysis for management’s assessment of available for sale securities for other-than-temporary impairment.

At September 30, 2008, the fair value of securities pledged to secure public and trust deposits, U.S. Treasury notes, security repurchase agreements, FHLB borrowings, derivative instruments and other general obligations totaled $7 billion. At September 30, 2008, there were no securities of a single issuer, other than U.S. Treasury and Federal agency debentures and other U.S. government-sponsored agency securities, which exceeded 10% of stockholders’ equity.

Gross gains on available-for-sale securities were $19 million and $39 million for the three and nine months ended September 30, 2008 respectively. Gross losses on available-for-sale securities were $95 million and $142 million for the three and nine months ended September 30, 2008, inclusive of other-than-temporary impairment losses of $91 million and $133 million, respectively. Proceeds from sales of available-for-sale securities were $19 million and $130 million for the three and nine months ended September 30, 2008.

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Gross gains on available-for-sale securities were $1 million and $32 million for the three and nine months ended September 30, 2007 respectively. Gross losses on available-for-sale securities were $1 million and $6 million for the three and nine months ended September 30, 2007, respectively. Proceeds from sales of available-for-sale securities were $263 million and $1.7 billion for the three and nine months ended September 30, 2007.

Held to maturity securities had an amortized cost and fair value of $3 million and $6 million at September 30, 2008 and an amortized cost and fair value of $6 million at December 31, 2007. No securities were classified as held to maturity at September 30, 2007.

9.	Trading Assets and Liabilities

Securities and loans are classified as trading when they are purchased with the expectation that they will be sold within a short period of time, typically for the purpose of making short-term profits. Certain securities used to manage risk related to mortgage servicing assets are also classified as trading. Derivative instruments are classified as trading when entered into to take proprietary risk positions or to provide risk management services to customers. All trading instruments are carried at fair value. Further detail on fair value measurements is included in Note 23. A portion of the trading securities portfolio represented principal-only mortgage-backed securities used to economically hedge mortgage servicing assets. These securities comprised 16%, 76%, and 65% of total trading securities as of September 30, 2008, December 31, 2007, and September 30, 2007, respectively. As of September 30, 2008, 76% of the trading securities portfolio were variable rate demand obligations (VRDOs) issued by municipal and corporate issuers which may have been underwritten by the Corporation and were purchased from the original investor and are in the process of being remarketed to other third-party investors. Further discussion regarding VRDOs is included in Note 19. Other trading securities held include U.S. government agency and agency mortgage- backed securities, U.S. Treasury securities, and other corporate and municipal obligations and equity securities. Trading loans primarily include syndicated commercial loans traded within the secondary market for these types of loans. Trading securities and loans are classified within trading assets on the balance sheet.

Trading derivative instruments principally represent interest-rate swap and option contracts and foreign currency futures and forwards contracts entered into to meet the risk management needs of corporate banking customers. The fair values of trading derivatives in the table below are presented on a gross basis and do not include the effects of master netting agreements. The fair values of trading derivatives are included in other assets and other liabilities on the balance sheet. Further detail on derivative instruments is included in Note 22.

Trading liabilities also include securities sold short, which are obligations to purchase securities that have already been sold to other third parties. Liabilities for securities sold short are classified with borrowed funds on the balance sheet.

The following table presents the fair values of trading assets and liabilities:

	September 30	December 31	September 30
(In Millions)	2008	2007	2007
Trading assets:
Securities	$1,730	$804	$963
Loans	6	178	135
Derivative instruments	270	235	152

Total trading assets	$2,006	$1,217	$1,250

Trading liabilities:
Securities sold short	$26	$8	$35
Derivative instruments	161	202	128

Total trading liabilities	$187	$210	$163

Trading income (loss) includes both net interest income from trading securities, loans, and securities sold short, and gains and losses from changes in the fair value of trading instruments. Gains and losses on trading instruments are included either within loan servicing revenue, brokerage revenue, or other income on the income statement. Total income (loss) from trading activities was as follows:

	Three Months Ended September 30		Nine Months Ended September 30
(In Millions)	2008	2007	2008	2007
Tax-equivalent net interest income	$23	$8	$46	$21
Gains (losses) in noninterest income:
Securities and securities sold short	(82)	10	(141)	(4)
Loans	(1)	(7)	(2)	(6)
Derivative instruments	18	(3)	25	6

Subtotal	(65)	—	(118)	(4)

Total net trading (loss) income	$(42)	$8	$(72)	$17

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10.	Goodwill and Other Intangible Assets

The carrying value of goodwill was $3.0 billion, $5.4 billion, and $5.6 billion at September 30, 2008, December 31, 2007, and September 30, 2007, respectively. The Corporation performs its annual goodwill impairment test in the fourth quarter. In addition, interim impairment tests are performed more frequently, if events or circumstances indicate possible impairment. The fair value of each business unit was estimated using a variety of methods, including valuations of comparable companies, where available, and discounted cash flow models based on the long-term strategic forecast of the business unit. As a result of interim impairment tests, a goodwill impairment loss of $2.4 billion was recognized in the Corporate Banking line of business at September 30, 2008. The impairment loss represented the excess of the carrying amount of the goodwill over its estimated fair value. The impairment loss recorded in the third quarter of $1.3 billion is based on the completion of step 1 of the impairment analysis and a preliminary estimate of the impairment under step 2 of the analysis, which will be completed in the fourth quarter.

A rollforward of goodwill by line of business for the nine months ended September 30, 2008 follows:

(In Millions)	January 1 2008	Goodwill Adjustments(a)	Impairment Losses	September 30 2008
Retail Banking	$2,728	$5	$—	$2,733
Corporate Banking	2,430	(6)	(2,424)	—
Mortgage Banking	—	—	—	—
Asset Management	266	1	—	267
Exit Portfolios	—	—	—	—
Parent and Other	—	—	—	—

Total	$5,424	$—	$(2,424)	$3,000

(a)	Represents goodwill associated with acquisitions, purchase accounting adjustments as well as the realignment of goodwill among segments.

Finite-lived intangible assets capitalized on the balance sheet include core deposit, credit card and other intangibles. A summary of these intangible assets follows:

(In Millions)	September 30 2008	December 31 2007	September 30 2007
Core deposit intangibles
Gross carrying amount	$475	$475	$476
Less: accumulated amortization	199	144	124

Net carrying amount	276	331	352

Credit card intangibles
Gross carrying amount	5	6	6
Less: accumulated amortization	4	4	4

Net carrying amount	1	2	2

Other intangibles
Gross carrying amount	46	79	73
Less: accumulated amortization	27	56	51

Net carrying amount	19	23	22

Total finite-lived intangibles
Gross carrying amount	526	560	555
Less: accumulated amortization	230	204	179

Net carrying amount	$296	$356	$376

Amortization expense on finite-lived intangible assets totaled $20 million for each of the three months ended September 30, 2008 and 2007. Amortization expense on finite-lived intangible assets totaled $61 million and $56 million for the nine months ended September 30, 2008 and 2007, respectively. Amortization expense on finite-lived intangible assets is expected to total $70 million, $58 million, $48 million, $38 million, and $27 million for fiscal years 2009 through 2013, respectively.

11.	Servicing Assets

The Corporation has obligations to service residential mortgage loans, commercial real estate loans, automobile loans, and other consumer loans. Classes of servicing assets are identified based on loan type and the method of managing the risks associated with these assets. A description of the various classes of servicing assets follows.

Residential Mortgage Servicing Rights: The Corporation recognizes mortgage servicing right (MSR) assets on residential real estate loans when it retains the obligation to service these loans upon sale or securitization and the servicing fee is more than adequate

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compensation. MSRs are subject to declines in value principally from actual or expected prepayments of the underlying loans. The Corporation manages this risk by hedging the fair value of MSRs with securities and derivative instruments which are expected to increase in value when the value of MSRs declines.

Changes in the carrying value of MSRs, accounted for at fair value, follow:

	Three Months Ended September 30
(In Millions)	2008	2007
Balance at beginning of period	$2,625	$2,468
Additions:
From loans sold with servicing retained	52	171
From acquisitions	—	37
Changes in fair value due to:
Time decay and payoffs(a)	(60)	(84)
All other changes in valuation inputs or assumptions(b)	(321)	(89)

Fair value of MSRs at end of period	$2,296	$2,503

	Nine Months Ended September 30
(In Millions)	2008	2007
Balance at beginning of period	$2,526	$2,094
Additions:
From loans sold with servicing retained	264	453
From acquisitions	—	44
Changes in fair value due to:
Time decay and payoffs(a)	(254)	(259)
All other changes in valuation inputs or assumptions(b)	(240)	171

Fair value of MSRs at end of period	$2,296	$2,503

Unpaid principal balance of loans serviced for others	$175,346	$173,682

(a)	Represents decrease in MSR value due to passage of time, including the impact from both regularly scheduled loan principal payments and loans that paid down or paid off during the period.

(b)	Represents MSR value change resulting primarily from market-driven changes in interest rates.

The fair value of MSRs is estimated using a valuation model that calculates the present value of estimated future net servicing cash flows, taking into consideration actual and expected mortgage loan prepayment rates, discount rates, servicing costs, and other economic factors, which are determined based on current market conditions. Expected mortgage loan prepayment assumptions are estimated by an internal proprietary model and consider empirical data drawn from the historical performance of the Corporation’s managed loan servicing portfolio. The current mortgage interest rates influence the expected prepayment rate and therefore, the length of the cash flows associated with the servicing asset, while the discount rate determines the present value of those cash flows. Future interest rates are another significant factor in the valuation of MSRs. The MSR valuation model incorporates market implied forward interest rates to estimate the future direction of mortgage and discount rates. The forward rates utilized are derived from the current yield curve for U.S. dollar interest rate swaps and are consistent with pricing of capital markets instruments. Prior to May 2007, the MSR valuation model assumed that interest rates remained constant over the life of the servicing asset cash flows.

On a quarterly basis, management obtains market value quotes from two independent brokers that reflect current conditions in the secondary market and any recently executed servicing transactions. Management compares its MSR valuation to the quoted range of market values to determine if its estimated fair value is reasonable in comparison to market participant valuations. If the estimated fair value of the Corporation’s MSRs is outside the range, management re-evaluates its model inputs and assumptions to derive a fair value which falls within the range of market observed values.

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The key economic assumptions used in determining the fair value of MSRs capitalized during the three and nine months ended September 30, 2008 and 2007 were as follows:

	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007
Weighted-average life (in years)	7.1	7.3	7.9	6.4
Weighted-average constant prepayment rate (CPR)	10.68%	12.26%	9.61%	17.11%
Spread over forward interest rate swap rates (a)	6.41	5.69	6.31	5.68
Weighted-average discount rate (b)	—	—	—	10.14

(a)	Utilized to discount the servicing cash flows.

(b)	Represents the weighted-average discount rate through April 2007.

The key economic assumptions used in determining the fair value of MSRs as of September 30, 2008 and 2007 were as follows:

	2008	2007
Weighted-average life (in years)	6.2	6.1
Weighted-average CPR	11.78%	13.49%
Spread over forward interest rate swap rates	7.40	5.61

Commercial Real Estate Servicing Assets: Commercial real estate servicing assets are recognized upon selling commercial real estate loans into the secondary market, while retaining the obligation to service those loans, or from purchasing or assuming the right to service commercial real estate loans originated by others. These servicing assets are initially measured at fair value and subsequently accounted for using the amortization method. Under this method, the assets are amortized in proportion to and over the period of estimated servicing income and are evaluated for impairment on a quarterly basis. For purposes of the impairment analysis, management stratifies these servicing assets by loan type as well as by the term of the underlying loans. When the carrying value exceeds the fair value and is believed to be temporary, a valuation allowance is established by a charge to loan servicing revenue in the income statement. Other-than-temporary impairment is recognized when the recoverability of the carrying value is determined to be remote. When this situation occurs, the unrecoverable portion of the valuation allowance is applied as a direct write-down to the carrying value of the servicing asset. Unlike a valuation allowance, a direct write-down permanently reduces the carrying value of the servicing asset and the valuation allowance, precluding recognition of subsequent recoveries. There were no other-than-temporary impairments on commercial real estate servicing assets recognized during the three or nine months ended September 30, 2008 or 2007. The fair value of commercial real estate servicing assets is estimated by using either a third-party opinion of value or an internal valuation model. Both methods are based on calculating the present value of estimated future net servicing cash flows, taking into consideration discount rates, prepayments, and servicing costs. The internal valuation model is validated at least annually by an independent third party.

Commercial real estate servicing assets are classified in other assets on the balance sheet. Changes in the carrying value of the commercial real estate servicing assets and the associated valuation allowance follow:

	Three Months Ended September 30		Nine Months Ended September 30
(In Millions)	2008	2007	2008	2007
Commercial real estate servicing assets
Balance at beginning of period	$161	$147	$148	$147
Additions:
From loans sold with servicing retained	8	6	32	17
From purchases of servicing	1	2	3	4
Subtractions:
Amortization	(18)	(5)	(31)	(18)
From sales of servicing	(5)	(1)	(5)	(1)
Write down	(2)	—	(2)	—

Carrying value before valuation allowance at end of period	145	149	145	149

Valuation allowance
Balance at beginning of period	(1)	(1)	(1)	(1)
Impairment (charges) recoveries	—	—	—	—

Balance at end of period	(1)	(1)	(1)	(1)

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	Three Months Ended September 30		Nine Months Ended September 30
(In Millions)	2008	2007	2008	2007
Net carrying value of servicing assets at end of period	$144	$148	$144	$148

Unpaid principal balance of commercial real estate loans serviced for others	$20,060	$17,170

Fair value of servicing assets:
Beginning of period	$205	$198	$183	$189
End of period	188	192	188	192

The key economic assumptions used to estimate the fair value of these servicing assets as of September 30, 2008 and 2007 were as follows:

	2008	2007
Weighted-average life (in years)	6.5	8.0
Weighted-average discount rate	13.51%	13.17%

Other Consumer Loans: The Corporation also has servicing assets related to sales or securitizations of automobile loans and certain home equity loans and home equity lines of credit. These servicing assets are accounted for using the amortization method and are included in other assets on the balance sheet. The servicing asset related to securitized automobile loans was $572 thousand, $3 million, and $3 million as of September 30, 2008, December 31, 2007, and September 30, 2007, respectively. The servicing asset related to home equity loans and lines of credit was $17 million, $27 million, and $29 million at September 30, 2008, December 31, 2007, and September 30, 2007, respectively. No servicing asset or liability has been recognized related to the Corporation’s obligation to service credit card loans as the fee received for performing this service is deemed to approximate the amount that would be paid to fairly compensate a substitute servicer, should one be required.

Contractual Servicing Fees: Contractual servicing fees, including late fees and ancillary income, for each type of loan serviced are presented below. Contractual servicing fees are included within loan servicing revenue on the income statement.

	Three Months Ended September 30		Nine Months Ended September 30
(In Millions)	2008	2007	2008	2007
Residential real estate	$141	$135	$425	$391
Credit card	31	26	81	73
Commercial real estate	10	8	28	28
Automobile	2	4	9	15
Home equity loans and lines of credit	13	18	43	51

Total contractual servicing fees	$197	$191	$586	$558

12.	Borrowed Funds

Detail of borrowed funds follows:

(In Millions)	September 30 2008	December 31 2007	September 30 2007
Federal Home Loan Bank advances	$1,000	$—	$514
Commercial paper	162	1,171	1,118
U.S. Treasury notes	—	500	340
Senior bank notes	—	—	86
Other	507	384	448

Total borrowed funds	$1,669	$2,055	$2,506

Weighted-average rate	3.20%	4.30%	4.66%

Federal Home Loan Bank advances represent short-term borrowings with the Federal Home Loan bank and mature within two months. Commercial paper is issued by the Corporation’s subsidiary, National City Credit Corporation. As of September 30, 2008, the entire balance had maturities of three months or less. The other category at September 30, 2008, December 31, 2007 and September 30, 2007, included liabilities totaling $442 million, $337 million, and $294 million, respectively, related to mortgage loans available for repurchase under GNMA and FNMA loan sale programs. See further discussion in Note 1. The other category also included obligations totaling $26 million, $8 million and $55 million at September 30, 2008, December 31, 2007 and September 30, 2007, respectively, related to securities sold short, which are obligations to purchase securities that have already been sold to other third parties. Some short sales are held for trading purposes, while others are used to economically hedge risk associated with other assets or liabilities. See further discussion in Note 9.

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13.	Long-Term Debt

The composition of long-term debt follows. This note excludes the junior subordinated notes owed to the unconsolidated subsidiary trusts. See Note 14 for further discussion on these obligations.

(In Millions)	September 30 2008	December 31 2007	September 30 2007
3.125% senior notes due 2009	$197	$194	$194
5.75% subordinated notes due 2009	303	302	301
Variable-rate senior note due 2009	600	600	600
Variable-rate senior note due 2010	302	301	300
4.00% convertible senior notes due 2011	1,438	—	—
4.90% senior notes due 2015	402	396	384
6.875% subordinated notes due 2019	800	777	753
3.20% senior notes redeemed 2008	—	298	296

Total holding company	4,042	2,868	2,828
Federal Home Loan Bank advances	9,238	6,256	5,900
Senior bank notes	4,416	13,061	14,232
7.25% subordinated notes due 2010	232	235	236
6.30% subordinated notes due 2011	212	213	210
7.25% subordinated notes due 2011	202	201	200
6.25% subordinated notes due 2011	303	307	308
6.20% subordinated notes due 2011	527	519	509
4.63% subordinated notes due 2013	295	295	295
5.25% subordinated notes due 2016	234	239	239
Variable-rate subordinated notes due 2016	250	250	250
Variable-rate subordinated notes due 2017	523	523	523
5.80% subordinated notes due 2017	455	443	429
4.25% subordinated notes due 2018	221	226	223
Repurchase agreements	272	321	321
Secured debt financings	18	26	47
Other	11	9	8

Total subsidiaries	17,409	23,124	23,930

Total long-term debt	$21,451	$25,992	$26,758

The amounts above represent the par value of the debt adjusted for any unamortized discount, other basis adjustments related to hedging the debt with derivative instruments, and fair value adjustments recognized in connection with acquired debt. The Corporation uses derivative instruments, primarily interest-rate swaps and caps, to manage interest-rate risk on its long-term debt. Interest-rate swaps are used to hedge the fair value of certain fixed-rate debt by converting the debt to variable rate and are also used to hedge the cash flow variability associated with certain variable-rate debt by converting the debt to fixed rate. Interest-rate caps are also used to hedge cash flow variability by capping the interest payments associated with variable-rate debt issuances. Further discussion on derivative instruments is included in Notes 1 and 22.

The subordinated notes of the holding company and National City Bank qualify as Tier 2 capital under the regulatory capital requirements of the federal banking agencies, subject to certain limitations. Further discussion on regulatory capital requirements is included in Note 15.

A summary of par values and weighted-average rates of long-term debt as of September 30, 2008, follows. The weighted-average effective rate includes the effects of derivative instruments used to manage interest-rate risk, amortization of discounts, and amortization of fair value adjustments associated with acquired debt.

(Dollars in Millions)	Par Value	Weighted-Average Contractual Rate	Weighted-Average Effective Rate
FHLB advances	$9,223	3.15%	3.28%
Subordinated notes	4,425	5.55	4.79
Senior bank notes	4,405	3.51	3.10
Senior notes	2,937	3.80	3.63
Repurchase agreements	275	4.48	4.86
Secured debt financings	18	6.03	6.03
Other	10	6.09	6.09

Total long-term debt	$21,293	3.84%	3.52%

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At September 30, 2008, Federal Home Loan Bank (FHLB) advances consisted of $3.4 billion of fixed-rate obligations and $5.8 billion of variable-rate obligations. At September 30, 2008, the Corporation did not have any unused borrowing capacity at the FHLB. The Corporation pledged $11.4 billion in residential real estate loans, $13.0 billion in home equity loans, and $1.2 billion in mortgage-backed securities as collateral against FHLB borrowings at September 30, 2008. FHLB advances have maturities ranging from 2008 to 2030.

National City Bank has issued senior and subordinated bank notes. There were no new issuances by the Bank during 2008. At September 30, 2008, senior bank notes totaling $1.3 billion were contractually based on a fixed rate of interest and $3.1 billion were contractually based on a variable rate of interest. Senior bank notes have maturities ranging from 2009 to 2078. All but two subordinated notes of National City Bank were issued at fixed rates, pay interest semi-annually and may not be redeemed prior to maturity. The variable-rate subordinated note due 2016 is based on three-month LIBOR plus 35 basis points, resets quarterly, and was 3.169% at September 30, 2008. The variable-rate subordinated note due 2017 is based on three-month LIBOR plus 37 basis points, resets quarterly, and was 3.185% at September 30, 2008.

National City acquired repurchase agreements as part of the MAF Bancorp acquisition, which at September 30, 2008, consisted of $100 million of fixed-rate obligations and $175 million of variable-rate obligations, and have maturities ranging from 2010 to 2014.

The holding company has issued both senior and subordinated notes. All but two of the notes issued by the holding company are fixed rate. The interest rate on the variable-rate senior note due 2009 is based on three-month LIBOR plus 1.5 basis points, is reset quarterly, and was 3.219% at September 30, 2008. The interest rate on the variable-rate senior note due 2010 is based on three-month LIBOR plus 17 basis points, is reset quarterly and was 2.989% at September 30, 2008. All remaining senior notes and subordinated notes of the holding company pay interest semi-annually. These obligations may not be redeemed prior to their stated maturity. On April 1, 2008, the 3.20% senior note of the holding company matured and was redeemed.

In January 2008, the holding company issued $1.4 billion of convertible senior notes. Interest on these notes is payable semiannually at a fixed rate of 4.0%. The maturity date of these notes is February 1, 2011. The Corporation may not redeem these notes prior to their maturity date. Holders may convert the notes, at their option, prior to November 15, 2010 under certain circumstances, including (i) if the trading price of the notes is less than a defined threshold measured against the market value of National City common stock, (ii) any time after March 31, 2008, if the market price of National City common stock exceeds 130% of the conversion price of the notes in effect on the last trading day of the immediately preceding calendar quarter, or (iii) upon the occurrence of certain specific events. After November 15, 2010, the holders may convert their notes at any time through the third scheduled trading date preceding the maturity date. The initial conversion rate equals 52.8709 shares, which represented an initial conversion price of approximately $18.91, a 22.5% conversion premium to the last reported sale price of National City common stock on January 23, 2008. The conversion rate will be subject to adjustment for stock splits, stock dividends, cash dividends in excess of certain thresholds, stock repurchases where the price exceeds market values, and certain other events. Upon conversion, the Corporation will pay cash equal to the principal balance of the notes and may issue shares of its common stock for any conversion value, determined over a 40 day observation period, that exceeds the principal balance of the notes being converted. The maximum number of net common shares that the Corporation may be required to issue is 76 million shares, subject to potential adjustment in the case of certain events, make-whole fundamental changes, or early termination. The Corporation utilized a portion of the net proceeds from this offering to repay the holding company’s 3.20% senior note on April 1, 2008, to pay the net cost of a related hedged transaction, and for general corporate purposes.

The holders of the convertible senior notes may elect: i) in the case of a make-whole fundamental change, to convert the notes prior to the effective time of such change, in which case the conversion rate will be increased as provided by a formula set forth in the indenture supplement governing the convertible senior notes; or ii) upon the effective time of any fundamental change, to require the Corporation to repurchase the convertible senior notes at their principal amount plus accrued but unpaid interest. Generally, a fundamental change includes an acquisition of more than 50% of National City’s common stock, certain mergers, consolidations or other business combinations, if the Corporation’s continuing directors are less than the majority of the Board of Directors, a liquidation or dissolution, or National City’s common stock is not listed on any U.S. national securities exchange. These rights may discourage a business combination or other transaction that is otherwise favored by certain shareholders.

In conjunction with this offering, the Corporation entered into a convertible note hedge and warrant transactions which are intended to offset the potential share dilution upon conversion of the notes. For more description on the hedge transaction refer to Note 19 of the Consolidated Financial Statements.

14.	Junior Subordinated Debentures Owed to Unconsolidated Subsidiary Trusts and Corporation-Obligated Mandatorily Redeemable Capital Securities of Subsidiary Trusts Holding Solely Debentures of the Corporation

As of September 30, 2008, National City sponsored eight trusts, of which 100% of the common equity is owned by the Corporation, formed for the purpose of issuing corporation-obligated mandatorily redeemable capital securities (the capital securities) to third-party

37

investors and investing the proceeds from the sale of such capital securities solely in junior subordinated debt securities of the Corporation (the debentures). The debentures held by each trust are the sole assets of that trust which issued common securities to the Corporation and preferred capital securities to third-party investors. The capital securities of these trusts qualify as Tier I capital of the Corporation for regulatory purposes.

In January 2008, the Corporation issued $500 million of junior subordinated debentures to National City Preferred Capital Trust I. These junior subordinated debentures bear interest at a fixed rate of 8.729%, payable semi-annually in arrears. These debentures are redeemable at par plus accrued unpaid interest, in whole or in part, anytime after December 10, 2016, with the prior approval of the Federal Reserve Board. These debentures have a scheduled maturity date of December 10, 2043. These debentures are eligible to be remarketed one month prior to December 10, 2012 at which time the interest rate, call date, and maturity may be reset. These debentures rank pari-passu to the Corporation’s junior subordinated debentures issued to National City Capital Trust II, III and IV, junior to the Corporation’s outstanding debt, and junior to its other outstanding junior subordinated debentures.

Consolidated debt obligations related to subsidiary trusts holding solely debentures of the Corporation follow. These amounts represent the par value of the obligations owed to the subsidiary trusts, including the Corporation’s ownership interest in the trusts, plus basis adjustments related to hedging the obligations with derivative instruments and fair value adjustments recognized in connection with obligations acquired through acquisitions.

(In Millions)	September 30 2008	December 31 2007	September 30 2007
6.625% junior subordinated debentures owed to National City Capital Trust II due November 15, 2036	$760	$754	$749
8.000% junior subordinated debentures owed to National City Capital Trust IV due September 15, 2047	519	521	518
6.625% junior subordinated debentures owed to National City Capital Trust III due May 25, 2047	502	499	488
8.729% junior subordinated debentures owed to National City Preferred Capital Trust I due December 10, 2043	500	—	—
Variable-rate junior subordinated debentures owed to MAF Bancorp Capital Trust II due September 15, 2035	38	38	38
Variable-rate junior subordinated debentures owed to MAF Bancorp Capital Trust I due June 15, 2035	32	33	33
Variable-rate junior subordinated debentures owed to Fidelity Capital Trust III due November 23, 2034	32	32	32
Variable-rate junior subordinated debentures owed to Fidelity Capital Trust II due January 23, 2034	23	23	23

Total junior subordinated debentures owed to unconsolidated subsidiary trusts	$2,406	$1,900	$1,881

Distributions on the capital securities issued by National City Capital Trust II, III and IV are payable quarterly at a rate per annum equal to the interest rate being earned by the trust on the debentures held by these trusts. Distributions on the capital securities issued by National City Preferred Capital Trust I are payable semi-annually at a rate per annum equal to the interest rate being earned by the trust on the debentures held by these trusts. Distributions on the capital securities issued by Fidelity Capital Trust III are payable quarterly at a variable rate equal to the three-month LIBOR rate plus 197 basis points, with no maximum interest rate. The interest rate associated with Fidelity Capital Trust III was 4.781% at September 30, 2008. Distributions on the capital securities issued by Fidelity Capital Trust II are payable quarterly at a variable rate equal to the three-month LIBOR rate plus 285 basis points, with no maximum interest rate. The interest rate associated with Fidelity Capital Trust II was 5.646% at September 30, 2008. Distributions on the capital securities issued by MAF Bancorp Capital Trust I are payable quarterly at a variable rate equal to the three-month LIBOR rate plus 175 basis points, with no maximum interest rate. The interest rate associated with MAF Bancorp Capital Trust I was 4.569% at September 30, 2008. Distributions on the capital securities issued by MAF Bancorp Capital Trust II are payable quarterly at a variable rate equal to the three-month LIBOR rate plus 140 basis points, with no maximum interest rate. The interest rate associated with MAF Bancorp Capital Trust II was 4.219% at September 30, 2008.

The Corporation has entered into agreements which, taken collectively, fully and unconditionally guarantee the obligations of the trusts. This guarantee covers the distributions on and redemption of, the trusts’ capital securities, but only to the extent of funds held by each trust. The capital securities are subject to mandatory redemption, in whole or in part, upon repayment of the debentures. The debentures held by each trust are first redeemable, in whole or in part, by the Corporation as follows:

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First Call Date
Fidelity Capital Trust II	January 23, 2009
Fidelity Capital Trust III	November 23, 2009
MAF Capital Bancorp Trust I	June 15, 2010
MAF Capital Bancorp Trust II	September 15, 2010
National City Capital Trust II	November 15, 2011
National City Capital Trust III	May 25, 2012
National City Capital Trust IV	August 30, 2012
National City Preferred Capital Trust I	December 10, 2016

The Corporation may only redeem or repurchase its junior subordinated notes payable owed to National City Capital Trust II, III and IV more than 10 years in advance of their legal maturity dates, subject to certain limitations. The Corporation may only redeem or repurchase its junior subordinated notes payable owed to National City Preferred Capital Trust I prior to December 10, 2016, subject to certain limitations. Prior to the date of that redemption or repurchase, the Corporation must have received proceeds from the issuance of equity or hybrid securities that qualify as Tier 1 capital under the Federal Reserve’s capital guidelines. The Corporation will also be required to obtain approval of the Federal Reserve prior to the issuance of such securities. The current beneficiaries of this limitation are the holders of the Corporation’s 6.875% subordinated notes due 2019.

15.	Regulatory Restrictions and Capital Ratios

The Corporation and its bank subsidiary, National City Bank, are subject to various regulatory capital requirements of federal banking agencies that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Failure to meet minimum capital requirements can result in certain mandatory and possible additional discretionary actions by regulators that could have a material effect on financial position and operations. Examples of such actions available to the federal regulatory agencies include, but are not limited to, additional regulatory scrutiny, restrictions on the issuance of brokered deposits, limitations on the ability to pay dividends, the issuance of a directive to increase capital, increases in FDIC insurance premiums, and in severe cases, the appointment of a conservator or receiver.

Regulatory and other capital measures follow:

	September 30 2008		December 31 2007		September 30 2007
(Dollars in Millions)	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total equity/assets	$15,838	11.02%	$13,408	8.95%	$13,843	8.98%
Tangible equity/tangible assets	12,541	8.93	7,628	5.29	7,842	5.29
Tier 1 capital	14,696	11.00	9,367	6.53	9,672	6.78
Total risk-based capital	19,896	14.89	14,729	10.27	14,802	10.37
Leverage	14,696	9.98	9,367	6.39	9,672	6.96

The tangible common equity ratio excludes goodwill and other intangible assets from both the numerator and denominator.

Tier 1 capital consists of total equity plus qualifying capital securities and minority interests, less unrealized gains and losses accumulated in other comprehensive income, certain intangible assets, and adjustments related to the valuation of servicing assets and certain equity investments in nonfinancial companies (principal investments).

Total risk-based capital is comprised of Tier 1 capital plus qualifying subordinated debt and allowance for loan losses and a portion of unrealized gains on certain equity securities. Both the Tier 1 and the total risk-based capital ratios are computed by dividing the respective capital amounts by risk-weighted assets, as defined.

The leverage ratio reflects Tier 1 capital divided by average total assets for the period. Average assets used in the calculation exclude certain intangible and servicing assets.

National City Corporation’s Tier 1, total risk-based capital, and leverage ratios for the current period are above the required minimum levels of 4.00%, 8.00%, and 3.00%, respectively. The capital levels at National City Bank are maintained at or above the well-capitalized minimums of 6.00%, 10.00%, and 5.00% for the Tier 1 capital, total risk-based capital, and leverage ratios, respectively, as defined under the regulatory framework for prompt corrective action.

National City Bank from time to time is required to maintain noninterest bearing reserve balances with the Federal Reserve Bank. There was no required reserve balance at September 30, 2008.

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Under current Federal Reserve regulations, a bank subsidiary is limited in the amount it may loan to its parent company and nonbank subsidiaries. Loans to a single affiliate may not exceed 10% and loans to all affiliates may not exceed 20% of the bank’s capital stock, surplus and undivided profits, plus the allowance for loan losses. Loans from the subsidiary bank to nonbank affiliates, including the parent company, are also required to be collateralized.

Dividends paid by a subsidiary bank to its parent company are also subject to certain legal and regulatory limitations. In 2008, National City Bank may pay dividends up to and equal to its net income for 2008, as defined by statute, through the date of any such dividend declaration, without prior regulatory approval. As of September 30, 2008, National City Bank had a year-to-date net loss of approximately $4 billion; therefore, no dividends could be declared to the parent company without prior regulatory approval.

16.	Stockholders’ Equity

The number of outstanding shares of each class of the Corporation’s stock is shown in the following table.

	September 30 2008	December 31 2007	September 30 2007
Preferred Stock, Series D, no par value, $100 liquidation value per share, authorized 70,272 shares	—	70,272	70,272
Preferred Stock, Series E, no par value, $100,000 liquidation value per share, authorized 5,751 shares	—	—	—
Preferred Stock, Series F, no par value, $100,000 liquidation value per share, authorized 1,725 shares	1,500	—	—
Common Stock, $4 par value, authorized 5,000,000,000 shares	2,035,998,720	633,945,720	633,345,384

In the second quarter of 2008, the Corporation issued common shares, Series G contingently convertible preferred shares, and warrants for proceeds of approximately $7 billion. At a special meeting of stockholders held on September 15, 2008, the Corporation’s stockholders approved: i) an increase in the number of authorized common shares to 5.0 billion, ii) the conversion of the Series G preferred shares into common shares and the exercise of recently issued warrants. The effective conversion price of the contingently convertible preferred shares was established at a discount to the then closing market price of the Corporation’s common stock. Under generally accepted accounting principles, this discount was recognized as a one-time, non-cash deemed preferred stock dividend of $4.4 billion, upon stockholder approval of the conversion feature of the preferred stock. This non-cash deemed dividend did not affect total stockholders’ equity, regulatory capital or liquidity. However, it increased diluted net loss per common share as preferred stock dividends increase the net loss applicable to common stockholders. See Footnote 17 for the computation of diluted net loss per common share.

In the event that, within three years (which may be shortened to two years in certain circumstances) of the closing of this transaction, if the Corporation (i) sells more than $300 million of common stock or other equity-linked securities at a price less than $5.00, or (ii) engages in certain other transactions wherein the implied value of National City common stock is less than $5.00 or the value of National City common stock may be affected, then, a reset adjustment will occur. In that instance, certain investors will receive an adjustment to the purchase price of their preferred shares, as well as the number of shares purchasable under the warrant or the exercise price of the warrant.

On October 24, 2008, National City Corporation announced that it had entered into a definitive agreement to be acquired by The PNC Financial Services Group, Inc. for $5.6 billion, which triggered the previously described reset adjustment. On the business day immediately prior to this change in control, the Corporation will issue an additional 328 million common shares to certain stockholders who participated in the previously described capital transaction. In addition, the Corporation will make a cash payment of $384 million to certain warrant holders. Both the number of shares issuable and the cash payment are subject to adjustment, if the Corporation’s closing stock price on the day before the change in control is lower than the closing stock price on the merger announcement date. As a result, the fair value of the reset obligation liability will be adjusted in the fourth quarter.

Preferred Stock: The Corporation has authorization to issue up to five million shares of preferred stock without par value, in one or more series. The Corporation issued 70,272 shares of no par, Series D convertible non-voting preferred stock in conjunction with a 2004 acquisition. On September 29, 2008, the Series D preferred stock converted into 1.1 million shares of National City common stock.

The Corporation designated 5,751 shares as no par, Series E perpetual preferred stock, of which 5,001 of these shares are reserved for issuance pursuant to a stock purchase contract with National City Preferred Capital Trust I. The stock purchase date is expected to be December 10, 2012, but could occur earlier or later, under certain conditions. The Corporation also designated 1,725 shares as no par, Series F preferred stock, of which 1,500 of these shares were issued. Both the Series E and F preferred stock will rank senior to National City common stock and on parity with the Series D preferred stock in the event of liquidation or dissolution of the

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Corporation. Both the Series E and F preferred stock have a liquidation value of $100,000 per share. Both series are noncumulative with respect to dividends and will have limited voting rights except in the event of nonpayment of dividends and certain other events. Holders of this preferred stock will be entitled to receive dividends, when and as declared by the Board of Directors. Series E shall be redeemable at the Corporation’s option, and subject to Federal Reserve approval, at any date after December 10, 2012. Series F shall be redeemable at the Corporation’s option, subject to Federal Reserve approval, at any date after February 1, 2013. Subject to these conditions, both Series E and F may be redeemed for $100,000 per share plus any declared but unpaid dividends. The Corporation will be limited in its right to redeem both Series E and F prior to ten years after their initial issuance dates by a replacement capital covenant. Pursuant to this covenant, the Corporation must have received proceeds from the issuance of equity or hybrid securities that qualify as Tier I capital and may be required to obtain the approval of the Federal Reserve. The current beneficiary of this limitation are the holders of the Corporation’s 6.875% subordinated notes due 2019.

In the second quarter of 2008, the Corporation designated 70,000 shares as no par, contingently convertible Series G preferred stock and issued 63,690 shares. The Series G preferred stock converted into 1.3 billion shares of common stock on September 22, 2008. Prior to the conversion of the Series G preferred stock into common stock, dividends on the Series G preferred stock were payable, on a non-cumulative basis, when and as declared by the Corporation’s board of directors on the Corporation’s common stock, on an as-converted basis.

Common Stock: National City common stock ranks junior to the Corporation’s preferred stock in rights to dividends as well as distributions to stockholders in the event of liquidation or dissolution. During the second quarter of 2008, the Corporation issued 126.2 million shares of common stock. Dividends may be paid on common shares when and as declared by the Board of Directors. As of September 30, 2008, the Corporation has authorization to issue 5.0 billion shares of common stock with a par value of $4 per share. As described above, the Corporation’s stockholders on September 15, 2008 approved: i) an increase in the number of authorized common shares to 5.0 billion, ii) the conversion of the contingently convertible Series G preferred stock, and the exercise of the certain warrants, described below. As a result, the conversion resulted in 1.3 billion shares of common stock issued in exchange for the previously outstanding Series G preferred stock.

On April 24, 2007, the Corporation’s Board of Directors authorized the repurchase of up to 40 million shares of National City common stock subject to an aggregate purchase limit of $1.6 billion. This authorization, which has no expiration date, was incremental to all previous authorizations approved by the Board of Directors. Repurchased shares are held for reissue in connection with compensation plans and for general corporate purposes. There were no stock repurchases during the first nine months of 2008. During the first nine months of 2007, the Corporation repurchased 45.7 million shares. As of September 30, 2008, 37.6 million shares remain authorized for repurchase.

On January 25, 2007, the Corporation’s Board of Directors authorized a “modified Dutch auction” tender offer to purchase up to 75 million shares of its outstanding common stock, at a price range not greater than $38.75 per share nor less than $35.00 per share, for a maximum aggregate repurchase price of $2.9 billion. On March 7, 2007, the Corporation accepted for purchase 40.3 million shares of its common stock at $38.75 per share for an aggregate price of $1.6 billion. The share repurchase authorizations described above were unaffected by the tender offer.

Common Stock Warrants: In the first quarter of 2008, the Corporation issued warrants to a third party to purchase National City common stock. The holder has the option to exercise 714,863 warrants, on a daily basis, commencing June 15, 2011 and ending on July 15, 2011, and 714,864 warrants, on a daily basis, commencing July 18, 2011 and ending on October 20, 2011. The adjusted strike price of these warrants is $32.83 per share. Upon exercise, the Corporation will deliver common shares with a market value equal to the number of warrants exercised multiplied by the excess of the market price of National City common stock over the strike price. The maximum number of shares that could be required to be issued is approximately 64 million, subject to adjustment in the case of certain events, make-whole fundamental changes or early termination. The Corporation has reserved 93.1 million shares for issuance pursuant to the convertible notes and warrants.

In the second quarter of 2008, the Corporation issued warrants exercisable for 61.75 million shares of National City common stock to certain investors who participated in the purchase of the Corporation’s common or Series G preferred stock. The holders of these warrants may purchase common shares at a purchase price of $7.10. The term of the warrants is five years.

Other Comprehensive Income: A summary of activity in accumulated other comprehensive income follows:

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	Nine Months Ended September 30
(In Millions)	2008	2007
Accumulated unrealized gains on securities available for sale at January 1, net of tax	$15	$4
Net unrealized gains for the period, net of tax expense of $67 in 2008 and $1 in 2007	125	3
Reclassification adjustment for gains included in net income, net of tax expense of $150 in 2008 and $9 in 2007	(278)	(17)

Effect on other comprehensive income (loss) for the period	(153)	(14)

Accumulated unrealized losses on securities available for sale at September 30, net of tax	$(138)	$(10)

Accumulated unrealized gains (losses) on derivatives used in cash flow hedging relationships at January 1, net of tax	$70	$(4)
Net unrealized gains for the period, net of tax expense of $44 in 2008 and $17 in 2007	82	31
Reclassification adjustment for gains included in net income, net of tax expense of $3 in 2008	(5)	—

Effect on other comprehensive income (loss) for the period	77	31

Accumulated unrealized gains on derivatives used in cash flow hedging relationships at September 30, net of tax	$147	$27

Accumulated unrealized gains (losses) for pension and other postretirement obligations at January 1, net of tax	$7	$(71)
Amortization of prior service costs included in net periodic benefit, net of tax (benefit) expense of $(2) in 2008 and $1 in 2007	3	(2)
Amortization of transition obligation included in net periodic cost, net of tax benefit	—	—
Amortization of net gain included in net periodic cost, net of tax expense (benefit) of $2 in 2008 and $(1) in 2007	(3)	2

Effect on other comprehensive income (loss) for the period	—	—

Accumulated unrealized gains (losses) for pension and other postretirement obligations at September 30, net of tax	$7	$(71)

Accumulated other comprehensive income (loss) at January 1, net of tax	$92	$(71)
Other comprehensive (loss) income, net of tax	(76)	17

Accumulated other comprehensive income (loss) at September 30, net of tax	$16	$(54)

17.	Net Income Per Common Share

Calculations of basic and diluted net income per share follow:

	Three Months Ended September 30		Nine Months Ended September 30
(Dollars in Millions, Except Per Share Amounts)	2008	2007	2008	2007
Basic
Net (loss) income	$(2,073)	$(19)	$(4,001)	$647
Less distributed earnings:
Preferred dividends	16	—	30	2
Noncash preferred dividend	4,400	—	4,400	—
Common dividends	7	235	148	721

Undistributed (loss) income	$(6,496)	$(254)	$(8,579)	$(76)

Percentage of undistributed income allocated to common shares(a)	100.00%	100.00%	100.00%	100.00%

Undistributed (loss) income allocated to common shares	$(6,496)	$(254)	$(8,579)	$(76)
Plus common dividends	7	235	148	721

Net (Loss) income applicable to common shares	$(6,489)	$(19)	$(8,431)	$645

Average common shares outstanding	877,343,589	588,748,482	745,221,157	598,112,669
Less average unallocated ESOP shares	—	614,452	186,669	747,548

Average common shares outstanding — basic	877,343,589	588,134,030	745,034,488	597,365,121

Net (loss) income per common share — basic	$(7.40)	$(.03)	$(11.32)	$1.08

Diluted
Net (loss) income applicable to common shares	$(6,489)	$(19)	$(8,431)	$645

Average common shares outstanding — basic	877,343,589	588,134,030	745,034,488	597,365,121
Stock awards	—	—	—	5,842,961
Convertible preferred stock	—	—	—	1,121,541
Convertible debt	—	—	—	—
Warrants	—	—	—	—

Average common shares outstanding — diluted	877,343,589	588,134,030	745,034,488	604,329,623

Net (loss) income per common share — diluted	$(7.40)	$(.03)	$(11.32)	$1.07

(a)	Participating security holders do not participate in undistributed earnings during periods of net losses.

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Basic net income per share is calculated using the two-class method to determine income applicable to common stockholders. The two-class method requires undistributed earnings for the period, which represents net income less common and participating security dividends (if applicable) declared or paid, to be allocated between the common and participating security stockholders based upon their respective rights to receive dividends. The two-class method is not applied to the earnings per share calculation in periods of net loss. Income applicable to common stockholders is then divided by the weighted-average common shares outstanding for the period. In prior periods, unallocated employee stock ownership shares were considered in determining weighted average common shares outstanding.

Diluted net income per common share takes into consideration common stock equivalents issuable pursuant to convertible debt, convertible preferred stock, warrants, unvested stock awards and unexercised stock options. The Corporation calculates diluted net income per common share under the if-converted method unless the conversion of the aforementioned securities are anti-dilutive. As a result of net losses during the three and nine months ended September 30, 2008 and the three months ended September 30, 2007, these common stock equivalents were excluded from the computation of diluted net income per share as their inclusion would have had an anti-dilutive effect. For the nine months ended September 30, 2007, common stock options to purchase 12.4 million shares of common stock, respectively, were not included in the computation of diluted net income per share because the option exercise price exceeded the average market price of the common stock such that their inclusion would have been anti-dilutive.

In January 2008, the Corporation issued convertible senior notes, as well as common stock warrants, and entered into a covered spread hedge transaction. Upon conversion of the notes, the Corporation will settle the principal balance in cash and may be required to issue common shares if the common stock price exceeds $18.91 per share. The Corporation has hedged the potential dilutive impact of this transaction. In addition, common stock warrants were issued which bear a strike price of $32.83 per share, subject to adjustment. These warrants are exercisable beginning June 15, 2011 and expire October 20, 2011. These warrants will be dilutive to earnings per share in future periods if the market price of National City common stock were to exceed the warrant’s strike price. The maximum number of net shares that can be issued pursuant to the warrants and the convertible senior notes is 64 million and 76 million, respectively, subject to adjustment.

In April 2008, the Corporation issued 126.2 million common shares, 63,690 shares of the contingently convertible Series G preferred stock and warrants to purchase 61.75 million common shares as described in Note 16. As a result of the stockholder approvals described in Note 16, the Series G preferred stock converted into 1,273,800,000 shares of the Corporation’s common stock on September 22, 2008. The Series G preferred stock conversion rate corresponds to a purchase price of $5 per common share equivalent, which was a discount to the market price of the Corporation’s common stock immediately prior to issuance. The Corporation recorded a $4.4 billion non-cash dividend to preferred shareholders in its financial statements. This dividend reduced net income applicable to common stock for purposes of computing basic and diluted earnings per share. As a result of stockholder approvals, the warrants are exercisable at an exercise price of $7.10 per share of common stock. The warrants will be dilutive to net income per share if the market price of National City’s common stock were to exceed the warrant’s strike price. Immediately prior to the change in control of the Corporation, the maximum number of shares of common stock issuable pursuant to these warrants will be increased to 177 million, subject to adjustment based on the closing stock price at such time.

18.	Income Taxes

The composition of income tax expense follows:

	Three Months Ended September 30		Nine Months Ended September 30
(In Millions)	2008	2007	2008	2007
Applicable to net (loss) income exclusive of securities transactions	$(362)	$(26)	$(1,241)	$274
Applicable to securities transactions	(29)	—	148	9

Income tax (benefit) expense	$(391)	$(26)	$(1,093)	$283

The effective tax rate for the three- and nine- month periods ended September 30, 2008 was 15.9% and 21.5%, respectively. The effective tax rate for the three- and nine- month periods ended September 30, 2007 was 58.4% and 30.4%, respectively.

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19.	Commitments, Contingent Liabilities, Guarantees, and Related Party Transactions

Commitments: A summary of the contractual amount of significant commitments follows:

(In Millions)	September 30 2008	December 31 2007	September 30 2007
Commitments to extend credit:
Commercial	$22,632	$28,232	$26,970
Credit card available lines	17,920	17,448	17,158
Home equity lines of credit	13,196	18,355	19,287
Residential real estate	3,082	7,218	11,037
Other	685	607	614
Standby letters of credit	5,581	5,372	5,245
Commercial letters of credit	477	327	370
Net commitments to (purchase)/sell mortgage loans and mortgage-backed securities	(2,653)	2,500	9,354
Net commitments to sell commercial real estate loans	259	626	283
Commitments to fund civic and community investments	541	717	612
Commitments to fund principal investments	342	357	340
Commitments to purchase beneficial interests in securitized automobile loans	147	283	341

Commitments to extend credit are agreements to lend. Since many of these commitments expire without being drawn upon, the total commitment amounts do not necessarily represent future cash flow requirements. Certain lending commitments for residential mortgage and commercial real estate loans to be sold into the secondary market are considered derivative instruments in accordance with SFAS 133. The changes in the fair value of these commitments due to changes in interest rates are recorded on the balance sheet as either derivative assets or derivative liabilities classified with other assets or other liabilities, respectively, on the balance sheet. The commitments related to residential mortgage loans and commercial real estate loans are included in residential real estate and commercial loans, respectively, in the above table. Further discussion on derivative instruments is included in Notes 1 and 22.

Standby and commercial letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. Standby letters of credit generally are contingent upon the failure of the customer to perform according to the terms of the underlying contract with the third party, while commercial letters of credit are issued specifically to facilitate commerce and typically result in the commitment being drawn on when the underlying transaction is consummated between the customer and the third party. The credit risk associated with loan commitments and standby and commercial letters of credit is essentially the same as that involved in extending loans to customers and is subject to normal credit policies. Collateral may be obtained based on management’s credit assessment of the customer.

The Corporation enters into forward contracts for the future purchase or sale of fixed-rate residential mortgage loans, mortgage-backed securities, and commercial real estate loans to reduce the interest-rate risk associated with loans held for sale, commitments to fund loans, and mortgage servicing rights. These contracts are also considered derivative instruments under SFAS 133, and the fair value of these contracts are recorded on the balance sheet as either derivative assets or derivative liabilities. Further discussion on derivative instruments is included in Notes 1 and 22.

The Corporation invests in low-income housing, small-business commercial real estate, and historic tax credit projects to promote the revitalization of low- to moderate-income neighborhoods throughout its local communities. As a limited partner in these unconsolidated projects, the Corporation is allocated tax credits and deductions. The commitments to fund civic and community investments represent funds committed for existing and future projects.

The Corporation has principal investment commitments to provide equity and mezzanine capital financing to private and public companies through either direct investments in specific companies or through investment funds and partnerships. The timing of future cash requirements to fund such commitments is generally dependent on the investment cycle. This cycle, over which privately held companies are funded by private equity investors and ultimately sold, merged, or taken public through an initial offering, can vary based on overall market conditions as well as the nature and type of industry in which the companies operate.

National City Bank, a subsidiary of the Corporation, along with other financial institutions, has agreed to provide backup liquidity to a third-party commercial paper conduit. The conduit holds various third-party assets including beneficial interests in the cash flows of trade receivables, credit cards and other financial assets, as well as automobile loans securitized by the Corporation. The conduit has no interests in subprime mortgage loans. The Corporation has retained interests in the securitized automobile loans in the form of Class B notes and an interest-only strip. As of September 30, 2008, the fair value of these retained interests was $23 million. The

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conduit relies upon commercial paper for its funding. In the event of a disruption in the commercial paper markets, the conduit could experience a liquidity event. At such time, the conduit may require National City Bank to purchase a 49% interest in a note representing a beneficial interest in the Corporation’s securitized automobile loans. Another financial institution, affiliated with the conduit, has committed to purchase the remaining 51% interest in this same note. Upon the conduit’s request, National City Bank would pay cash equal to the par value of the notes, less the corresponding portion of all defaulted loans, plus accrued interest. In return, National City Bank would be entitled to undivided interest in the cash flows of the collateral underlying the note. The Corporation receives an annual commitment fee of 7 basis points for providing this backup liquidity. To date, the conduit has not experienced any difficulty in accessing the commercial paper markets. The Corporation’s commitment declines commensurate with the unpaid principal balance of the automobile loans securitized by the Corporation. As of September 30, 2008, the Corporation’s maximum commitment was $147 million. This commitment expires in December 2008 but may be renewed annually for an additional 12 months by mutual agreement of the parties.

In January 2008, in conjunction with the issuance of junior subordinated notes, the Corporation issued a stock purchase contract to the unconsolidated subsidiary trust which holds these notes. Pursuant to this contract, the Corporation is committed to make contractual payments to the trust at a rate of 3.271% applied to the stated value of the stock purchase contracts of $500 million. This commitment expires when the stock purchase contracts are exercised which is expected to be December 10, 2012, but could be earlier or later based on certain conditions.

In January 2008, in conjunction with the issuance of convertible senior notes, the Corporation entered into a hedge transaction designed to reduce the potential dilutive impact of issuing common shares upon conversion of these notes. Pursuant to this contract, the Corporation has entered into a call option to purchase National City common shares from the hedge counterparty. The number of shares to be delivered, the strike price, and the settlement dates all correspond with conversion terms of the convertible senior notes. The maximum number of common shares that could be purchased under this contract is 71 million, subject to adjustment. This contract will be physically settled by the counterparty delivering shares and the Corporation delivering cash. It expires upon the earlier of the last day that the convertible senior notes are outstanding, or three days prior to the maturity of these notes. At the same time, the Corporation entered into a warrant to sell up to 71 million shares of its common stock to a counterparty.

Contingent Liabilities and Guarantees: Historically the Corporation has sold residential mortgage loans and home equity lines of credit (collectively, loans) in the normal course of business. These agreements usually require certain representations concerning credit information, loan documentation, collateral, and insurability. On a regular basis, investors request the Corporation to indemnify them against losses on certain loans or to repurchase loans which the investors believe do not comply with applicable representations. Upon completion of its own investigation as to the validity of the claim, the Corporation repurchases or provides indemnification on such loans. Indemnification requests are generally received within two years subsequent to the date of sale.

Management maintains a liability for estimated losses on loans expected to be repurchased, or on which indemnification is expected to be provided, and regularly evaluates the adequacy of this recourse liability based on trends in repurchase and indemnification requests, actual loss experience, known and inherent risks in the loans, and current economic conditions. At September 30, 2008, December 31, 2007, and September 30, 2007, the liability for estimated losses on repurchase and indemnification claims was $400 million, $212 million, and $178 million, respectively, and was included in other liabilities on the balance sheet. Further details on loans sold subject to indemnification provisions, loans repurchased or indemnified, and losses charged against the liability follow:

	Three Months Ended September 30		Nine Months Ended September 30
(In Millions)	2008	2007	2008	2007
Total loans sold	$3,696	$10,939	$16,976	$34,747
Total loans repurchased or indemnified	80	204	295	452
Losses incurred	43	31	123	101

At September 30, 2008, the outstanding balances of residential real estate loans sold that the Corporation has indemnified or remain uninsured totaled $673 million and $71 million, respectively. The volume and balance of uninsured government loans may be affected by processing or notification delays. Management believes the majority of the uninsured loans will become insured during the normal course of business. To the extent insurance is not obtained, the loans may be subject to repurchase. Uninsured government loans which were ultimately repurchased have been included in the repurchase totals above.

The Corporation has five wholly owned captive insurance subsidiaries which provide reinsurance to third-party insurers. These subsidiaries enter into either excess transfer agreements or quota share agreements with third-party insurers. In excess transfer agreements, these subsidiaries assume the risk of loss for an excess layer of coverage up to specified limits, once a defined first loss percentage is met. In quota share agreements, the subsidiaries and third-party insurers share the responsibility for payment of all claims. Reserves were recognized for incurred losses on these policies of $29 million at September 30, 2008 and $35 million at December 31, 2007. The aggregate maximum exposure up to the specified limits for all reinsurance contracts was $1.3 billion as of September 30, 2008.

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On December 30, 2006, the Corporation completed the sale of the First Franklin nonprime mortgage origination and servicing platform. The proceeds received from this transaction were based on a preliminary statement of net assets sold. The purchase price was subject to adjustment based on the closing date values of net assets sold, as well as other negotiated matters. Accordingly, the Corporation may either pay or receive additional consideration depending on the final outcome of this matter. The amount of the purchase price adjustment, if any, will decrease or increase the gain recognized on the sale of this unit. On April 13, 2007, the Corporation received a dispute notice from Merrill Lynch Bank & Trust Co., FSB, the buyer of First Franklin, which asserted that the closing date net asset values and related purchase price were overstated by $67 million. Merrill Lynch subsequently reduced the claim to $54 million. In June 2008, the parties agreed to submit this dispute to arbitration.

By letters dated April 10, 2008 and June 16, 2008, FF Mortgage Company, as assignee of Merrill Lynch Bank & Trust Co., FSB, provided National City Bank with an indemnification claim notice pursuant to Article XI of the Purchase Agreement between National City Bank and Merrill Lynch Bank & Trust Co., FSB, dated September 5, 2006 (the “Purchase Agreement”), alleging that National City Bank had breached certain representations or warranties contained in the Purchase Agreement surrounding FF Mortgage Company’s alleged losses associated with its claimed repurchase of loans. Given the preliminary stage of these claims, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of any potential loss, if any.

Red Mortgage Capital, a wholly owned subsidiary, is an approved Fannie Mae Delegated Underwriting and Servicing (DUS) mortgage lender. Under the Fannie Mae DUS program, Red Mortgage Capital underwrites, funds, and sells mortgage loans on multifamily rental projects. Red Mortgage Capital then services these mortgage loans on Fannie Mae’s behalf. Participation in the Fannie Mae DUS program requires Red Mortgage Capital to share the risk of loan losses with Fannie Mae. Under the loss-sharing arrangement, Red Mortgage Capital and Fannie Mae split losses with one-third assumed by Red Mortgage Capital and two-thirds assumed by Fannie Mae. The Corporation provides a guarantee to Fannie Mae that it would fulfill all payments required of Red Mortgage Capital under the loss sharing arrangement if Red Mortgage Capital fails to meet its obligations. The maximum potential amount of undiscounted future payments that may be required under this program is equal to approximately one-third of the principal balance of the loans outstanding at September 30, 2008. If payment is required under this program, Red Mortgage Capital would have an interest in the collateral underlying the commercial mortgage loan on which the loss occurred. As of September 30, 2008, December 31, 2007, and September 30, 2007, Red Mortgage Capital serviced loans, subject to risk sharing under the DUS program, had outstanding principal balances aggregating $5.8 billion, $5.2 billion and $5.3 billion, respectively. This guarantee will continue until such time as the loss sharing agreement is amended or Red Mortgage Capital no longer shares the risk of losses with Fannie Mae. The value of the guarantee, in the form of reserves for losses under the Fannie Mae DUS program, is recorded in accrued expenses and other liabilities on the balance sheet and totaled $7 million at September 30, 2008 and $5 million at both December 31, 2007 and September 30, 2007.

The Corporation, through its wholly-owned broker-dealer subsidiary NatCity Investments, Inc. (NatCity) acts as underwriter and remarketing agent for certain issuers of variable rate demand obligations (VRDOs). The Corporation also provides credit and liquidity enhancements for VRDOs remarketed by NatCity and also for VRDOs remarketed by other third parties through its subsidiary National City Bank (NCB). Credit and liquidity enhancements for VRDOs are provided in the form of letters of credit and standby bond purchase agreements. VRDOs are issued with long-stated maturities but are considered short-term instruments because of a put feature that allows the investor to tender the bonds to the remarketing agent. The bonds are traded at par and the yields on the bonds are generally reset on a weekly basis. As a result of reduced liquidity in the capital markets for these instruments, some remarketing agents and credit and liquidity enhancers are holding these bonds on their balance sheet until they can be remarketed. At September 30, 2008, NatCity was the remarketing agent for $2.8 billion of VRDOs, of which $1.4 billion were backed by NCB credit and liquidity enhancements. In addition, NCB provided credit and liquidity enhancements related to VRDOs remarketed by third parties totaling $789 million.

The guarantee liability for standby letters of credit was $31 million, $34 million, and $31 million at September 30, 2008, December 31, 2007, and September 30, 2007, respectively. This liability was recorded in other liabilities on the balance sheet. This guarantee liability includes credit risk associated with letters of credit and standby bond purchase agreements issued to third parties on VRDOs discussed in the preceding paragraph. As of September 30, 2008, approximately $987 million of VRDOs in the trading portfolio were backed by National City Bank issued credit enhancements.

NatCity Investments also acted as a broker in the sale of $305 million of auction rate securities which were backed by municipal securities, corporate preferred stock, or student loans. Recent auctions of these securities have failed due to an imbalance between buyers and sellers. As an accommodation to certain customers, NatCity has purchased $24 million of these securities which are held in the trading portfolio at September 30, 2008 and are carried at estimated fair value. If additional securities are repurchased, a loss may be realized based on the creditworthiness of the issuer and market conditions.

The Corporation is subject to nonincome taxes in the various jurisdictions where it does business. The most significant of these taxes is franchise tax which is assessed by some states in lieu of or in addition to income taxes. The amount of tax due may be subject to

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different interpretations by the Corporation and the taxing authorities. In preparing the Corporation’s tax returns, management attempts to make reasonable interpretations of the tax laws; however, its positions may be subject to challenge upon audit. Management accrues for nonincome tax contingencies that are judged to be both probable and estimable. Management has also identified other unaccrued nonincome tax contingencies, which are considered reasonably possible but not probable, totaling approximately $43 million as of September 30, 2008.

The Corporation is a member of the Visa USA network. Pursuant to the Visa USA bylaws, the Corporation is obligated to indemnify Visa, Inc. for certain losses. On October 3, 2007, a Loss Sharing Agreement (LSA) became effective which reaffirmed the Corporation’s obligation to indemnify Visa, Inc. for potential future settlement of certain litigation. The Corporation’s indemnification obligation is limited to its 8% proportionate equity interest in Visa USA.

On October 3, 2007, the Visa organization completed a series of restructuring transactions to combine its affiliated operating companies, including Visa USA, under a single holding company, Visa, Inc. As a result of Visa’s restructuring, the Corporation’s membership interest in Visa USA was exchanged for an approximately 8% equity interest in Visa Inc. Class USA stock. On March 17, 2008, Visa exchanged members’ Visa USA shares for Visa Inc. Class B shares. On March 19, 2008, Visa completed an initial public offering (IPO) of its Class A common stock. Shortly after the completion of the IPO, Visa contributed $3 billion of the proceeds to an escrow account to fund future settlements of Visa USA covered litigation.

Visa also utilized a portion of its IPO proceeds to redeem approximately 39% of the Class B common shares held by Visa USA members. On March 28, 2008, the Corporation received cash proceeds, and recognized a gain, of $532 million upon the redemption of 12.4 million Class B shares. The Corporation continues to own 19.7 million of Visa Class B common shares which are currently carried at zero value. These shares are restricted from sale or transfer, except in certain limited situations, until the later of three years from Visa’s IPO date, or the settlement of all the remaining Visa USA litigation. At the termination of this restricted period, Visa Class B shares will convert into Class A shares. The current conversion rate is .71429 shares of Class A for each share of Class B, subject to adjustment based on the ultimate settlement value of the Visa USA covered litigation. If loss shares are issued to provide additional funding to the litigation escrow account, the current conversion rate will be adjusted.

As of September 30, 2008 and December 31, 2007, the Corporation had recorded an indemnification liability of $144 million and $292 million, respectively. This indemnification liability represents the Corporation’s obligation to indemnify Visa for its proportionate share of covered litigation losses, as well as the fair value of its guarantee to Visa to stand ready to fund potential future losses. Earlier in the year, upon Visa’s initial funding of their litigation escrow, the Corporation released $240 million of previously recognized indemnification liabilities. During the third quarter of 2008, the Corporation recorded an additional $87 million of indemnification liabilities based upon Visa entering into a tentative settlement for one of the covered suits. To the extent Visa contributes additional funds to the litigation escrow account in future periods, the Corporation may release a portion of this indemnification liability, up to its proportionate share of such funding.

Litigation: National City and its subsidiaries are involved in a number of legal proceedings arising from the conduct of their business activities. These proceedings include claims brought against the Corporation and its subsidiaries where National City acted as depository bank, lender, underwriter, fiduciary, financial advisor, broker, or other business activities. Reserves are established for legal claims when losses associated with the claims are judged to be probable, and the loss can be reasonably estimated. In many lawsuits and arbitrations, including almost all of the class action lawsuits, it is not possible to determine whether a liability has been incurred or to estimate the ultimate or minimum amount of that liability until the case is close to resolution, in which case a reserve will not be recognized until that time.

Beginning on June 22, 2005, a series of antitrust class action lawsuits were filed against Visa®, MasterCard®, and several major financial institutions, including eight cases naming the Corporation and its subsidiary, National City Bank of Kentucky, since merged into National City Bank. The plaintiffs, merchants operating commercial businesses throughout the U.S. and trade associations, claim that the interchange fees charged by card-issuing banks are unreasonable and seek injunctive relief and unspecified damages. The cases have been consolidated for pretrial proceedings in the United States District Court for the Eastern District of New York. On July 1, 2007, the Corporation and National City Bank entered into a Judgment Sharing Agreement (JSA) with respect to this litigation. This litigation is also subject to the Visa USA bylaws and the LSA discussed above. On September 7, 2007, the Magistrate Judge recommended to the District Court that all claims that predate January 1, 2004 should be dismissed. Class plaintiffs have filed their objection to that recommendation. Given the preliminary stage of the remaining suits, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of potential loss, if any.

On March 31, 2006, the Corporation and National City Bank were served with a patent infringement lawsuit filed in the United States District Court for the Eastern District of Texas. The plaintiff, Data Treasury Corporation, claims that the Corporation, as well as over 50 other financial institutions or check processors, infringed on its patents involving check imaging, storage and transfer. The plaintiff seeks damages and injunctive relief. On January 6, 2006, the US Patent and Trademark Office (USPTO) ordered a re-examination of certain of the patents (the Ballard Patents) and the Court stayed the litigation as to those patents. Subsequently, the USPTO confirmed

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the patentability of all claims of the Ballard patents under re-examination and the Plaintiff has now indicated its intention to ask the court to lift the stay. On or about July 27, 2007, the USPTO granted re-examination of the other patents in suit (the Huntington Patents) and the Court stayed the litigation as to those patents. The stay on the Ballard patents was lifted with a claim construction hearing scheduled for January 15, 2009. At this stage of this lawsuit, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of potential loss, if any.

On December 19, 2005, a class action suit was filed against National City Mortgage Co. in the United States District Court for the Southern District of Illinois. The lawsuit alleges that National City Mortgage loan originators were improperly designated as exempt employees and seeks monetary damages. On June 21, 2007, the court conditionally certified an opt-in class of loan originators. On November 6, 2007, a settlement in principle was reached to resolve all wage and hour claims of the loan originators employed during the class period that opt-in to the settlement class. On March 3, 2008, the court approved this settlement. As of September 30, 2008, the Corporation had a $25 million liability accrued for this matter.

Commencing on January 10, 2008, a series of substantially similar putative class action lawsuits were filed in the United States District Court for the Northern District of Ohio against National City Corporation, the Administrative Committee for the National City Savings and Investment Plan and certain current and former officers and directors of the Corporation. The complaints allege breach of fiduciary duty relating to National City stock being offered as an investment alternative in the Savings and Investment Plan. The complaints seek unspecified money damages and equitable relief. One of the complaints also contains a second class, the Allegiant Funds Class, and alleges that it was a breach of fiduciary duty to offer funds managed by the Corporation’s Allegiant affiliate as investment options in the Savings and Investment Plan. These complaints have been consolidated. At this stage of these lawsuits, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of potential loss, if any.

Commencing on January 18, 2008, a series of shareholder derivative complaints were filed in the United States District Court for the Northern District of Ohio, the Chancery Court for the State of Delaware and the Common Pleas Court for Cuyahoga County, Ohio, against certain current and former officers and directors of the Corporation. Subsequently, the complaints filed in Delaware were voluntarily dismissed and the complaints filed in Ohio state court were stayed pending resolution of the federal court cases. These suits make substantially similar allegations against certain current and former officers of the Corporation for breach of fiduciary duty, waste of corporate assets, unjust enrichment and violations of the Securities Exchange Act of 1934, based on claims that the Company issued inaccurate information to investors about the status of its business and prospects, and that the defendants caused the Company to repurchase shares of its stock at artificially inflated prices. The complaints seek unspecified money damages and equitable relief against the individual defendants, on behalf of the Corporation. At this stage of these lawsuits, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of potential loss, if any.

On January 24, 2008, a putative class action lawsuit was filed in the United States District Court for the Northern District of Ohio against National City Corporation and certain current and former officers and directors of the Corporation. The complaint alleges violations of federal securities laws regarding public statements and disclosures. The plaintiff seeks unspecified damages and equitable relief on behalf of purchasers of the Corporation’s stock during the period April 30, 2007 to April 21, 2008. At this stage of the lawsuit, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of potential loss, if any.

On April 21, 2008, a putative class action lawsuit was filed in the Common Pleas Court for Cuyahoga County, Ohio, against National City Corporation and certain current and former officers and directors of the Corporation. The complaint, which is brought on behalf of all current and former National City employees who acquired stock pursuant to a December 1, 2006 registration statement and who were participants in the Harbor Bank Employees Stock Ownership Plan and the Harbor Bank Stock Incentive Plan, alleges that the registration statement contained misleading statements and omissions in violation of the federal securities laws. At this stage of the lawsuit, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of potential loss, if any.

On May 1, 2008, a lawsuit was filed in the Franklin County, Ohio, Court of Common Pleas against the Corporation, certain officers and directors of the Corporation and Corsair Co-Invest, L.P. alleging that the Corporation’s directors and officers breached their fiduciary duties. The complaint seeks unspecified money damages, declaratory relief and permanent injunctive relief. On May 29, 2008, the Corporation filed a motion to dismiss this suit and to stay discovery. At this stage of the lawsuit, it is not possible for management to assess the probability of a material adverse event, or to reasonably estimate the amount of potential loss, if any.

On August 26, 2008, a putative class action lawsuit was filed in the Circuit Court for Palm Beach County, Florida, against National City Corporation and certain current and former officers and directors of the Corporation. The complaint alleges that the registration statement filed in connection with the acquisition of Fidelity Bankshares, Inc. contained false and misleading statements in violation of the federal securities laws. The complaint seeks unspecified damages on behalf of purchasers of the Corporation’s stock pursuant to

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the registration statement. At this stage of the lawsuit, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of potential loss, if any.

On October 27, 2008, a putative class action was filed in the United States District Court for the Western District of Pennsylvania against National City Corporation. The complaint alleges violations of federal securities laws regarding public statements and disclosures. The complaint seeks unspecified damages on behalf of purchasers of Corporation’s stock during the period May 1, 2008 to October 27, 2008. At this stage of the lawsuit, it is not possible for management to assess the probability of a material adverse outcome, or reasonably estimate the amount of potential loss, if any.

Commencing on October 27, 2008, a series of complaints were filed in Chancery Court for the State of Delaware, the Common Pleas Court for Cuyahoga County, Ohio and the United States District Court for the Northern District of Ohio against National City Corporation and certain current and former officers and directors of the Corporation. The complaints make substantially similar allegations of breach of fiduciary duty arising out of the proposed merger transaction with The PNC Financial Services Group, Inc. The complaints seek equitable relief and other unspecified relief. At this stage of these lawsuits, it is not possible for management to assess the probability of a material adverse outcome, or to reasonably estimate the amount of potential loss, if any.

Based on information currently available, consultation with counsel, available insurance coverage and established reserves, management believes that the eventual outcome of all claims against the Corporation and its subsidiaries will not, individually or in the aggregate, have a material adverse effect on consolidated financial position or results of operations. However, it is possible that the ultimate resolution of these matters, if unfavorable, may be material to the results of operations for a particular period.

Related Party Transactions: The Corporation has no material related party transactions which would require disclosure. In compliance with applicable banking regulations, the Corporation may extend credit to certain officers and directors of the Corporation and its banking subsidiaries in the ordinary course of business under substantially the same terms as comparable third-party lending arrangements.

20.	Stock Options and Awards

Under the National City Corporation Long-Term Cash and Equity Incentive Plan (the Long-Term Incentive Plan) up to 45 million shares of National City common stock may be made the subject of option rights, stock appreciation rights, restricted awards, common stock awards, or restricted stock units, in the aggregate. In addition, no more than 13 million shares may be awarded in the form of restricted stock, restricted stock units, or common stock awards; and no more than 40 million shares may be awarded in the form of incentive stock options. As of September 30, 2008, stock options and restricted stock awards available for grant under the Long-Term Incentive Plan totaled 12 million and 2 million shares, respectively.

Stock Options: Stock options may be granted to officers and key employees to purchase shares of common stock at the market price of the common stock on the date of grant. These options generally become exercisable to the extent of 25% to 50% annually, beginning one year from the date of grant, and expire no later than ten years from the date of grant. Prior to 2006, stock options were also granted that included the right to receive additional options if certain criteria are met. The exercise price of an additional option is equal to the market price of the common stock on the date the additional option is granted. Additional options vest six months from the date of grant and have a contractual term equal to the remaining term of the original option. During the three and nine months ended September 30, 2008, pretax compensation expense recognized for stock options totaled $4 million and $11 million, respectively, while pretax compensation expense recognized for stock options totals $5 million and $18 million for the comparable periods of 2007, respectively. The associated tax benefit was $1 million and $3 million for the three and nine months ended September 30, 2008, respectively, and for the comparable periods of 2007 was $2 million and $5 million, respectively.

The fair values of stock options were estimated at the date of grant using the Black-Scholes option pricing model. The Black-Scholes model was originally developed for use in estimating the fair value of traded options, which have different characteristics from the Corporation’s employee stock options. The model is sensitive to changes in assumptions which can materially affect the fair value estimate. The Corporation’s method of estimating expected volatility includes both historical volatility and implied volatility based upon National City options traded in the open market. The expected dividend yield is estimated based on the expected dividend rate over the term of the options. The expected term of the options is based on the Corporation’s historical exercise experience, and the risk-free interest rate is based on U.S. Treasury zero-coupon issues with a remaining term approximating the expected life of the options. The following assumptions were used to determine the fair value of options granted in the periods stated below.

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	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007
Expected volatility	50.0%	20.1%	49.9%	19.8%
Expected dividend yield	0.8	4.6	0.8	4.4
Risk-free interest rate	3.8	4.2	3.8	4.1
Expected term (in years)	6	5	6	5

The weighted-average grant date fair value per share of options granted during the three and nine months ended September 30, 2008 was $2.63. The weighted-average grant date fair value of options granted during the three and nine months ended September 30, 2007 was $4.28 and $4.71, respectively. As of September 30, 2008, there was $39 million of total unrecognized compensation cost related to nonvested stock option awards. This cost is expected to be recognized over a period of four years.

No stock options were exercised during the three months ended September 30, 2008. The total intrinsic value of options exercised during the nine months ended September 30, 2008 was $160 thousand. The total intrinsic value of options exercised during the three and nine months ended September 30, 2007 was approximately $6 million and $65 million, respectively. Cash received from the exercise of options for the nine months ended September 30, 2008 was $644 thousand. Cash received from the exercise of options for the three and nine months ended September 30, 2007 was $17 million and $154 million, respectively. The tax benefit realized for the tax deductions from option exercises totaled $9 thousand for the nine months ended September 30, 2008. The tax benefit realized for the tax deductions from option exercises totaled $2 million and $21 million for the three and nine months ended September 30, 2007, respectively. The Corporation generally uses treasury shares to satisfy stock option exercises.

Stock option activity follows:

	Shares (in units)	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (In Millions)
Outstanding at January 1, 2007	43,014,406	$31.36

Acquisition	4,929,479	17.49
Granted	860,675	34.90
Exercised	(6,851,914)	28.30
Forfeited or expired	(1,256,457)	35.34

Outstanding at September 30, 2007	40,696,189	$30.15	4.4	$51,692

Exercisable at September 30, 2007	36,407,768	$29.51	4.0	$51,692

Outstanding at January 1, 2008	46,193,101	$28.90
Granted	6,000,685	5.10
Exercised	(58,224)	12.78
Forfeited or expired	(6,894,703)	33.95

Outstanding at September 30, 2008	45,240,859	$25.00	5.4	$—

Exercisable at September 30, 2008	30,889,830	$29.25	3.7	$—

Restricted Shares: Restricted common shares may currently be awarded to officers, key employees, and outside directors. In general, restrictions on outside directors’ shares expire after nine months, and restrictions on shares granted to key employees and officers expire within a four-year period. The Corporation recognizes compensation expense over the restricted period. Pretax compensation expense recognized for restricted shares during the three and nine months ended September 30, 2008 totaled $11 million and $37 million, respectively. Pretax compensation expense recognized for restricted shares during the three and nine months ended September 30, 2007 totaled $11 million and $43 million, respectively. The income tax benefit was $4 million and $14 million for the three and nine months ended September 30, 2008, respectively. The income tax benefit was $4 million and $16 million for the three and nine months ended September 30, 2007, respectively.

Restricted share activity follows:

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	For the Nine Months Ended September 30
	2008		2007
	Shares	Weighted- Average Grant Date Fair Value	Shares	Weighted- Average Grant Date Fair Value
Nonvested at January 1	8,336,150	$31.03	7,344,918	$34.96
Granted	2,721,845	5.26	424,251	36.16
Vested	(1,417,937)	35.35	(1,215,290)	33.86
Forfeited	(660,437)	31.83	(300,192)	35.12

Nonvested at September 30	8,979,621	$22.41	6,253,687	$35.26

As of September 30, 2008, there was $110 million of total unrecognized compensation cost related to restricted shares. This cost is expected to be recognized over a weighted-average period of 2.7 years. The total fair value of shares vested during the three and nine months ended September 30, 2008 was $5 million and $9 million, respectively. The total fair value of shares vested during the three and nine months ended September 30, 2007 was $29 million and $38 million, respectively.

21.	Pension and Other Postretirement Benefit Plans

Defined Benefit Plans: National City has a qualified pension plan covering substantially all employees hired prior to April 1, 2006. Pension benefits are derived from a cash balance formula, whereby credits based on salary, age, and years of service are allocated to employee accounts. As required by the Pension Protection Act, National City has amended the plan to change the plan’s vesting requirements from five years to three years. Actuarially determined pension costs are charged to benefits expense in the income statement. The Corporation’s funding policy is to contribute at least the minimum amount required by the Employee Retirement Income Security Act of 1974. In June 2007, the Corporation terminated its obligation to a multi-employer pension plan, obtained with the acquisition of Harbor Florida Bancshares, at a cost of $7 million.

The Corporation maintains nonqualified supplemental retirement plans for certain key employees. All benefits provided under these plans are unfunded, and payments to plan participants are made by the Corporation. National City also has a benefit plan offering postretirement medical and life insurance benefits. The medical portion of the plan is contributory and the life insurance coverage is noncontributory to the participants. The Corporation has no plan assets attributable to the plan, and funds the benefits as claims arise. Benefit costs related to this plan are recognized in the periods employees provide service for such benefits. The Corporation reserves the right to terminate or make plan changes at any time.

Using actuarial measurement dates of October 31, 2007 and 2006, respectively, components of net periodic cost for the three and nine months ended September 30 follow:

	Three Months Ended September 30		Nine Months Ended September 30
(In Millions)	2008	2007	2008	2007
Qualified Pension Plan
Service cost	$13.9	$14.9	$41.8	$44.7
Interest cost	25.9	24.4	77.6	73.3
Expected return on plan assets	(41.7)	(38.7)	(125.1)	(116.2)
Amortization of prior service cost	(.9)	(1.2)	(2.7)	(3.6)
Recognized net actuarial loss	.1	.2	.4	.5

Net periodic (benefit) cost	$(2.7)	$(.4)	$(8.0)	$(1.3)

Supplemental Pension Plans
Service cost	$.3	$.4	$.8	$1.4
Interest cost	2.1	2.3	6.3	6.9
Amortization of prior service cost	.2	.2	.7	.7
Recognized net actuarial loss	.5	3.5	1.5	5.1

Net periodic cost	$3.1	$6.4	$9.3	$14.1

Other Postretirement Benefits
Service cost	$.3	$.4	$1.0	$1.1
Interest cost	2.1	2.1	6.2	6.3
Amortization of prior service cost	.1	—	.2	.1
Transition obligation	.2	.2	.6	.6
Recognized net actuarial loss	—	.1	—	.2

Net periodic cost	$2.7	$2.8	$8.0	$8.3

Total net periodic cost	$3.1	$8.8	$9.3	$21.1

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Defined Contribution Plans: Substantially all employees are eligible to contribute a portion of their pretax compensation to a defined contribution plan. The Corporation may make contributions to the plan for employees with one or more years of service in the form of National City common stock in varying amounts depending on participant contribution levels. In 2008 and 2007, the Corporation provided up to a 6.9% matching contribution. Matching contributions totaled $18 million and $64 million for the three and nine months ended September 30, 2008, respectively, compared with $19 million and $66 million for the three and nine months ended September 30, 2007, respectively.

Effective March 2008, the Corporation merged the Harbor Florida Bancshares employee stock ownership plan into the Corporation’s defined contribution plan. Accordingly, there was no compensation expense associated with the Harbor employee stock ownership plan for the three months ended September 30, 2008. Compensation expense associated with this plan was $1 million for the nine months ended September 30, 2008, $3 million for the three months ended September 30, 2007, and $12 million for the nine months ended September 30, 2007. Compensation expense was previously recognized equal to the current market price of shares released. In prior periods, allocated shares, as well as shares committed to be released, were included within weighted average common shares outstanding used to compute earnings per share.

22.	Derivative Instruments and Hedging Activities

The Corporation uses derivative instruments primarily to protect against the risk of adverse price or interest-rate movements on the value of certain assets and liabilities and on future cash flows. It also executes derivative instruments with its commercial banking customers to facilitate their risk management strategies. Derivative instruments represent contracts between parties that usually require little or no initial net investment and result in one party delivering cash or another type of asset to the other party based on a notional amount and an underlying as specified in the contract. A notional amount represents the number of units of a specific item, such as currency units or shares. An underlying represents a variable, such as an interest rate, security price, or price index. The amount of cash or other assets delivered from one party to the other is determined based on the interaction of the notional amount of the contract with the underlying. Derivatives are also implicit in certain contracts and commitments, such as residential and commercial real estate loan commitments associated with loans to be sold, which by definition qualify as derivative instruments under SFAS 133.

As with any financial instrument, derivative instruments have inherent risks, primarily market and credit risk. Market risk associated with changes in interest rates is managed in conjunction with the Corporation’s overall market risk monitoring process, as further discussed in the Market Risk section of the Financial Review.

Market risk is the risk of loss arising from an adverse change in interest rates, exchange rates, or equity prices. The Corporation’s primary market risk is interest-rate risk. Management uses derivative instruments to protect against the risk of interest-rate movements on the value of certain assets and liabilities and on future cash flows. These instruments include interest-rate swaps, interest-rate futures, interest-rate options, forward agreements, and interest-rate caps and floors with indices that relate to the pricing of specific assets and liabilities. The nature and volume of the derivative instruments used to manage interest-rate risk depend on the level and type of assets and liabilities on the balance sheet and the risk management strategies for the current and anticipated rate environments.

Credit risk occurs when the counterparty to a derivative contract where the Corporation has an unrealized gain fails to perform according to the terms of the agreement. Credit risk is managed by limiting the aggregate amount of net unrealized gains in agreements outstanding, monitoring the size and the maturity structure of the derivative portfolio, applying uniform credit standards to all activities with credit risk, and collateralizing gains. The Corporation has established bilateral collateral agreements with its major derivative dealer counterparties that provide for exchanges of marketable securities or cash to collateralize either party’s net gains. At September 30, 2008, these collateral agreements covered 99.6% of the notional amount of the total derivative portfolio, excluding futures contracts that are cash settled daily with counterparties, certain forward commitments to sell or purchase mortgage loans or mortgage-backed securities, and customer derivative contracts. At September 30, 2008, the Corporation held cash, U.S. government, and U.S. government-sponsored agency securities with a fair value of $819 million to collateralize net gains with counterparties and had pledged or delivered to counterparties cash, U.S. government, and U.S. government-sponsored agency securities with a fair value of $151 million to collateralize net losses with counterparties. In certain instances, open forward commitments to sell or purchase mortgage loans or mortgage-backed securities are not covered by collateral agreements due to the fact these contracts usually mature within 90 days. The credit risk associated with derivative instruments executed with the Corporation’s commercial banking customers is essentially the same as that involved in extending loans and is subject to similar credit policies. Collateral may be obtained based on management’s assessment of the customer.

Derivative contracts are valued using observable market prices, when available. In the absence of observable market prices, the Corporation uses discounted cash flow models to estimate the fair value of its derivatives. The interest rates used in these cash flow models are based on forward yield curves that are observable in the current cash and derivatives markets, consistent with how derivatives are valued by market participants. Cash flow models used for valuing derivative instruments are regularly validated by testing through comparison with other third parties. The estimated fair value of a mortgage banking loan commitment is based on the estimated fair value of the underlying mortgage loan and the probability that the mortgage loan will fund within the terms of the loan

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commitment. The fair value of the underlying mortgage loan is based on quoted mortgage-backed securities prices and takes into consideration the embedded servicing value associated with the loan. The probability that the loan will fund is derived from the Corporation’s own historical empirical data. The change in value of the underlying mortgage loan is measured from the commitment date. The valuations presented in the following tables are based on yield curves, forward yield curves, and implied volatilities that were observable in the cash and derivatives markets as of the dates indicated.

Derivatives in SFAS 133 Hedge Relationships

Fair Value Hedges: The Corporation primarily uses interest-rate swaps, interest-rate futures and interest-rate caps and floors to hedge the fair values of certain fixed-rate commercial portfolio loans for changes in interest rates. The Corporation also uses receive-fixed interest rate swaps to hedge the fair value of certain fixed-rate funding products against changes in interest rates. The funding products hedged include certificates of deposit, long-term FHLB advances, senior and subordinated long-term debt, and senior bank notes.

Prior to January 1, 2008, certain derivative instruments were designated in SFAS 133 hedge relationships as hedges of residential real estate and commercial real estate loans held for sale. Since the Corporation elected to carry residential and commercial real estate loans at fair value under SFAS 159 effective January 1, 2008, the derivatives used to hedge risk are no longer formally designated in SFAS 133 hedge relationships. The derivative instruments used to hedge the interest rate risk associated with these loans are now included in the Other Derivative Activities section below.

For fair value hedges of fixed-rate debt, including certificates of deposit, management uses either a monthly dollar offset ratio or regression analysis to test retrospective effectiveness. For fair value hedges of portfolio loans, a dollar offset ratio test is performed on a daily basis. In prior periods, effectiveness testing for residential real estate and commercial real estate loans held for sale was measured using a dollar offset ratio on a daily and monthly basis, respectively. There were no components of derivative instruments that were excluded from the assessment of hedge effectiveness.

For the three and nine months ended September 30, 2008, the Corporation recognized total net ineffective fair value hedge gains of $9 million and $21 million, respectively. For the three and nine months ended September 30, 2007, the Corporation recognized total net ineffective fair value hedge losses of $106 thousand and $9 million, respectively. Details of net ineffective hedge gains and losses by hedge strategy are presented in the table on page 55. Prior periods’ net ineffective hedge gains and losses on residential and commercial real estate loans held for sale are included in loan sale revenue on the income statement. Net ineffective hedge gains and losses related to hedging commercial portfolio loans and fixed-rate funding products are included in other noninterest income on the income statement.

Cash Flow Hedges: The Corporation periodically hedges cash flow variability related to variable-rate commercial loans and funding products. Interest-rate floors are used to hedge the cash flows associated with variable-rate commercial loans and interest-rate caps are used to hedge cash flows from variable-rate funding products.

Retrospective hedge effectiveness for cash flow hedges of variable-rate funding products is determined using a dollar offset ratio applied on a monthly basis. Retrospective hedge effectiveness for variable-rate commercial loans is determined on a monthly basis using regression analysis. There were no components of derivative instruments that were excluded from the assessment of hedge effectiveness. For the three and nine month periods ended September 30, 2008, net ineffective cash flow hedge gains were $641 thousand. For the nine months ended September 30, 2007, the Corporation recognized net ineffective cash flow hedge losses of $65 thousand. There were no net ineffective cash flow hedge gains or losses in the third quarter of 2007. These gains and losses are included in other noninterest income on the income statement.

Derivative gains and losses reclassified from accumulated other comprehensive income to current period earnings are included in the line item in which the hedged cash flows are recorded. At September 30, 2008, December 31, 2007 and September 30, 2007, accumulated other comprehensive income included a deferred after-tax net gain of $147 million, $70 million and $28 million, respectively, related to derivatives used to hedge loan and funding cash flows. See Note 16 for further detail of the amounts included in accumulated other comprehensive income. The net after-tax derivative gain included in accumulated other comprehensive income at September 30, 2008 is projected to be reclassified into net interest income in conjunction with the recognition of interest payments on loan and funding products through August 2013, with $54 million of after-tax net gain expected to be recognized in net interest income within the next year. There were no gains or losses reclassified into earnings in the first nine months of 2008 or 2007 arising from the determination that the original forecasted transaction would not occur.

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The notional amounts of the derivatives portfolio used for interest-rate risk management purposes and designated as accounting hedges under SFAS 133 follows:

(In Millions)	September 30, 2008	December 31, 2007	September 30, 2007
Fair Value Hedges
Commercial loans
Receive-fixed interest rate swaps	$—	$60	$112
Pay-fixed interest rate swaps	424	2,318	2,304
Interest rate caps sold	—	50	50
Interest rate floors sold	100	100	100
Interest rate collars purchased	5	5	5
Interest rate futures purchased	612	1,587	1,769
Interest rate futures sold	1,038	1,937	1,984

Total	2,179	6,057	6,324

Residential real estate loans held for sale
Net forward commitments to sell mortgage loans and mortgage-backed securities	—	1,283	8,516
Receive-fixed interest rate swaps	—	400	400
Receive-fixed interest rate swaptions purchased	—	600	600
Pay-fixed interest rate swaptions purchased	—	650	200
Interest rate caps purchased	—	—	—
Interest rate floors purchased	—	—	—

Total	—	2,933	9,716

Commercial real estate loans held for sale
Forward commitments to sell commercial real estate loans	—	244	166
Interest rate futures purchased	—	8	9
Receive-fixed interest rate swaps	—	108	80

Total	—	360	255

Funding
Receive-fixed interest rate swaps	8,195	4,116	4,500
Callable receive-fixed interest rate swaps	3,534	3,154	3,199

Total	11,729	7,270	7,699

Total notional of derivatives used in fair value hedges	13,908	16,620	23,994

Cash Flow Hedges
Commercial loans
Interest rate floors purchased	8,450	13,800	13,200

Funding
Interest rate caps purchased	—	300	300

Total notional of derivatives used in cash flow hedges	8,450	14,100	13,500

Total notional of derivatives designated in SFAS 133 relationships	$22,358	$30,720	$37,494

The fair value of assets and liabilities prior to any netting pursuant to master netting agreements of derivative instruments used for interest-rate risk management purposes and designated as accounting hedges under SFAS 133 follows:

	September 30, 2008		December 31, 2007		September 30, 2007
(In Millions)	Asset	Liability	Asset	Liability	Asset	Liability
Fair Value Hedges
Commercial loans
Receive-fixed interest rate swaps	$—	$—	$.7	$—	$.7	$—
Pay-fixed interest rate swaps	—	3.9	3.5	30.3	11.5	13.0
Interest rate floors sold	—	—	—	—	—	—
Interest rate collars purchased	—	0.3	—	.3	—	.2

Total	—	4.2	4.2	30.6	12.2	13.2

Residential real estate loans held for sale
Net forward commitments to sell mortgage loans and mortgage-backed securities	—	—	.6	11.6	—	36.7
Receive-fixed interest rate swaps	—	—	10.2	—	—	1.1
Receive-fixed interest rate swaptions purchased	—	—	17.6	—	9.8	—
Pay-fixed interest rate swaps	—	—	—	—	—	—

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	September 30, 2008		December 31, 2007		September 30, 2007
(In Millions)	Asset	Liability	Asset	Liability	Asset	Liability
Pay-fixed interest rate swaptions purchased	—	—	2.6	—	4.1	—
Interest rate floors purchased	—	—	—	—	—	—

Total	—	—	31.0	11.6	13.9	37.8

Commercial real estate loans held for sale
Forward commitments to sell commercial real estate loans	—	—	—	3.6	.1	1.0
Interest rate futures purchased	—	—	—	—	—	—
Receive-fixed interest rate swaps	—	—	1.5	5.8	1.4	2.4

Total	—	—	1.5	9.4	1.5	3.4

Funding
Receive-fixed interest rate swaps	206.3	50.0	140.1	1.5	75.8	48.8
Callable receive-fixed interest rate swaps	—	60.7	.2	61.6	—	123.4

Total	206.3	110.7	140.3	63.1	75.8	172.2

Total fair value of derivatives used in fair value hedges	206.3	114.9	177.0	114.7	103.4	226.6

Cash Flow Hedges
Commercial loans
Interest rate floors purchased	151.1	—	168.1	—	95.5	—

Funding
Interest rate caps purchased	—	—	—	.7	—	1.0

Total fair value of derivatives used in cash flow hedges	151.1	—	168.1	.7	95.5	1.0

Total fair value of derivatives designated in SFAS 133 relationships	$357.4	$114.9	$345.1	$115.4	$198.9	$227.6

The net ineffective hedge gain (loss) recognized for each SFAS 133 hedge strategy follows:

	Three Months Ended September 30		Nine Months Ended September 30
(In Millions)	2008	2007	2008	2007
Fair Value Hedges
Commercial loans	$(.3)	$(3.4)	$(2.5)	$(5.8)
Residential real estate loans held for sale	—	(.5)	—	2.7
Commercial real estate loans held for sale	—	(.1)	—	(.1)
Funding	9.1	3.9	23.3	(5.8)

Total fair value hedge gain (loss)	8.8	(.1)	20.8	(9.0)

Cash Flow Hedges
Commercial loans	.7	—	.7	—
Funding	—	—	—	(.1)

Total cash flow hedge loss	.7	—	.7	(.1)

Net ineffective hedge gain (loss) on SFAS 133 hedge strategies	$9.5	$(.1)	$21.5	$(9.1)

Other Derivative Activities

The derivative portfolio also includes derivative financial instruments not included in SFAS 133 hedge relationships. The majority of these derivatives are used to manage interest-rate risk related to residential mortgage servicing rights (MSRs), residential and commercial real estate loans held for sale, and interest-rate lock commitments, all of which are carried at fair value consistent with the accounting for the derivatives. As a result, it is not necessary to designate these items in SFAS 133 hedge relationships.

Derivative instruments used to hedge MSRs include interest-rate swaps, futures, options, caps, floors, and forwards. Detail regarding these derivatives is presented in the tables that follow. The assets and liabilities are presented prior to any netting pursuant to master netting agreements.

Notional Amount (In Millions)	September 30, 2008	December 31, 2007	September 30, 2007
Net forward commitments to purchase mortgage loans and mortgage-backed securities	$4,975	$8,430	$4,905
Basis swaps	—	178	179
Receive-fixed interest rate swaps	14,305	4,310	4,335
Receive-fixed interest rate swaptions purchased	3,100	6,150	6,250
Receive-fixed interest rate swaptions sold	3,250	—	650
Pay-fixed interest rate swaps	5,605	3,820	2,920
Pay-fixed interest rate swaptions purchased	7,950	2,150	2,250
Pay-fixed interest rate swaptions sold	—	—	650

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Notional Amount (In Millions)	September 30, 2008	December 31, 2007	September 30, 2007
Principal-only interest rate swaps	—	—	—
Mortgage options sold	250	—	—
Eurodollar futures options sold	12,800	—	—
Interest rate caps purchased	4,500	5,750	2,500
Interest rate floors purchased	8,250	5,500	5,500
Interest rate futures purchased	150	—	—
Interest rate futures sold	—	—	—

Total derivative instruments used for MSR risk management	$65,135	$36,288	$30,139

	September 30, 2008		December 31, 2007		September 30, 2007
Fair Value (In Millions)	Asset	Liability	Asset	Liability	Asset	Liability
Net forward commitments to purchase mortgage loans and mortgage-backed securities	$4.9	$19.0	$—	$72.6	$—	$15.5
Basis swaps	—	—	—	2.1	—	1.3
Receive-fixed interest rate swaps	379.1	77.0	80.9	13.7	14.8	29.1
Receive-fixed interest rate swaptions purchased	70.3	—	204.8	—	124.8	—
Receive-fixed interest rate swaptions sold	—	38.2	—	—	—	23.3
Pay-fixed interest rate swaps	60.4	122.7	.8	170.6	—	78.7
Pay-fixed interest rate swaptions purchased	162.5	—	55.7	—	56.0	—
Pay-fixed interest rate swaptions sold	—	—	—	—	—	21.5
Mortgage Options sold	—	1.7	—	—	—	—
Eurodollar Futures Options sold	—	12.9	—	—	—	—
Interest rate caps purchased	28.3	—	24.1	—	6.7	—
Interest rate floors purchased	106.3	—	38.3	—	21.2	—

Total derivative instruments used for MSR risk management	$811.8	$271.5	$404.6	$259.0	$223.5	$169.4

Derivative instruments used to hedge residential and commercial real estate loans and related interest-rate lock commitments at September 30, 2008 included interest-rate swaps, forward commitments to sell mortgage loans and mortgage-backed securities, and Eurodollar and U.S. Treasury futures. The notional value of the derivatives at September 30, 2008 totaled $12 billion, and the derivative assets and liabilities associated with these contracts were $27 million and $40 million, respectively.

Other derivatives held but not included in SFAS 133 hedge relationships include equity-indexed based instruments used to hedge convertible debt, deferred compensation liabilities, or derivatives embedded in certain financial instrument contracts; certain interest-rate based instruments used to hedge balance sheet risk; and interest-rate and foreign-exchange based instruments held for trading purposes, which are entered into for the purpose of making short-term profits or for providing risk management products to commercial banking customers.

Net gains (losses) on derivatives instruments not designated in SFAS 133 hedge relationships are presented in the table below. Gains and losses on derivatives used to manage risk associated with MSRs are included in loan servicing income, while gains and losses on mortgage and commercial real estate loan commitments and associated loan risk management instruments are included in loan sale revenue on the income statement. Gains and losses on derivative instruments held for trading or other risk management purposes are included in other noninterest income.

	Three Months Ended September 30		Nine Months Ended September 30
(In Millions)	2008	2007	2008	2007
Loan sale and servicing risk management:
Mortgage servicing rights	$206.8	$144.4	$(22.5)	$(143.0)
Mortgage and commercial real estate loans and loan commitments	(9.9)	(62.6)	(1.1)	(129.4)

Total loan sale and servicing	196.9	81.8	(23.6)	(272.4)

Trading derivatives:
Customer risk management	.3	5.0	11.6	12.9
Other, including foreign exchange risk management	17.8	(7.9)	13.7	(7.3)

Total trading	18.1	(2.9)	25.3	5.6

Used for other risk management purposes	(15.9)	(2.6)	(26.7)	(28.6)

Total net gain (loss) on derivatives not designated in SFAS 133 relationships	$199.1	$76.3	$(25.0)	$295.4

Total Derivative Assets and Liabilities on the Consolidated Balance Sheet: Derivative assets and liabilities are included in other assets and other liabilities on the consolidated balance sheet on a net basis after taking into consideration the effects of master netting agreements. A summary of the fair values of the gross assets and liabilities for all derivatives prior to netting and reconciliation to the net amounts included on the consolidated balance sheet follows.

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	September 30, 2008		December 31, 2007		September 30, 2007
(In Millions)	Asset	Liability	Asset	Liability	Asset	Liability
Derivatives not in SFAS 133 hedge relationships:
Loan sale and servicing risk management:
Mortgage servicing rights	$811.8	$271.5	$404.6	$259.0	$223.5	$169.4
Mortgage and commercial real estate loans and loan commitments	84.7	50.0	26.6	22.8	45.6	33.3

Total loan sale and servicing risk management	896.5	321.5	431.2	281.8	269.1	202.7

Trading derivatives:
Customer risk management	185.4	89.3	152.5	118.3	80.8	48.5
Other	84.5	71.6	81.9	83.9	71.9	79.4

Total trading	269.9	160.9	234.4	202.2	152.7	127.9

Used for other risk management purposes	29.4	37.6	20.1	8.7	13.8	5.4

Derivatives in SFAS 133 hedge relationships	357.4	114.9	345.1	115.4	198.9	227.6

Total gross derivative assets and liabilities	1,553.2	634.9	1,030.8	608.1	634.5	563.6

Less:
Offset of derivative assets and liabilities with the same counterparty and unallocated accrued interest and credit risk adjustments	(388.2)	(442.8)	(234.3)	(234.3)	—	—
Cash collateral applied	(570.5)	(65.3)	(245.5)	(41.8)	—	—

Total net derivative assets and liabilities	$594.4	$126.8	$551.0	$332.0	$634.5	$563.6

23.	Fair Value Measurement

Effective January 1, 2008, the Corporation adopted SFAS 159, which allows an entity the option to irrevocably elect fair value accounting for certain financial assets and liabilities, as well as other commitments and obligations, on an instrument-by-instrument basis.

The Corporation elected to adopt fair value accounting for residential and commercial real estate loans held for sale. This election was applied to all residential and commercial real estate loans held for sale as of January 1, 2008 and to all loans originated or purchased subsequent to the adoption date. Risk related to changes in the fair value of these loans prior to sale, primarily due to changes in interest rates, is managed using derivative instruments. Prior to the election date, the change in the fair value of these loans, relative to the risk hedged, was recorded through earnings, to the extent that they were part of a SFAS 133 hedge relationship. The election of the fair value option for these loans allows these loans to be accounted for at fair value regardless of detailed loan-level hedge relationships, which is more consistent with management’s risk management objectives, and provides for symmetrical accounting between the loans and the related derivative instruments without the operational complexities of applying SFAS 133 hedge accounting. The Corporation has not elected to use fair value accounting for any other types of loans held for sale because they are typically not hedged with derivative instruments. The following table summarizes the impact of adopting the fair value option as of January 1, 2008:

(In Millions)	Carrying Value as of January 1, 2008	Transition Gain Recorded in Retained Earnings	Fair Value as of January 1, 2008
Commercial real estate loans held for sale	$509	$8	$517
Residential real estate loans held for sale	3,756	4	3,760

Pretax cumulative effect of adoption of SFAS 159	$4,265	12	$4,277
Decrease in deferred tax assets		(4)

Cumulative effect adjustment to retained earnings		$8

Valuation allowances relating to these loans totaling $3 million as of January 1, 2008 were removed from the consolidated balance sheet upon the adoption of fair value accounting.

Summary information as of September 30, 2008, regarding the loans for which the fair value option has been elected is presented below:

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(In Millions)	Aggregate Unpaid Principal Balance	Aggregate Fair Value	Fair Value Over (Under) Unpaid Principal Balance
Performing loans 90 days or more past due:
Commercial real estate loans held for sale	$4.3	$4.2	$(.1)
Residential real estate loans held for sale	19.3	15.8	(3.5)
Residential real estate loans held in portfolio	13.9	11.1	(2.8)
Nonaccrual loans:
Commercial real estate loans held for sale	3.6	2.6	(1.0)
Residential real estate loans held for sale	4.8	3.5	(1.3)
Residential real estate loans held in portfolio	49.3	42.3	(7.0)
All other performing loans:
Commercial real estate loans held for sale	450.3	452.2	1.9
Residential real estate loans held for sale	1,692.6	1,689.5	(3.1)
Residential real estate loans held in portfolio	53.3	36.6	(16.7)
Total loans:
Commercial real estate loans held for sale	$458.2	$459.0	$.8
Residential real estate loans held for sale	1,716.7	1,708.8	(7.9)
Residential real estate loans held in portfolio	116.5	90.0	(26.5)

The residential real estate loans accounted for at fair value in portfolio represent loans for which fair value accounting was adopted while the loans were held for sale, but based on a change in management’s intent were subsequently transferred to portfolio.

For the three and nine months ended September 30, 2008, net losses resulting from changes in the fair value of residential and commercial real estate loans accounted for at fair value, including realized gains and losses on sale including potential recourse losses on mortgage loans, were $23 million and $158 million, respectively, and are included within loan sale revenue in the income statement. Changes in instrument-specific credit risk resulted in a net loss in fair value of approximately $23 million and $95 million for the three and nine months ended September 30, 2008, respectively, and were based primarily on pricing information from sales of similar loans. Interest on these loans is recorded based on the contractual rate and is included in loan interest income in the income statement. Prior to the election date, mortgage loan origination costs were capitalized as part of the carrying amount of the loans and recognized as a reduction of loan sale revenue upon sale of the loans. Due to the election to account for these loans at fair value, mortgage loan origination costs are now recognized in noninterest expense when incurred.

Fair Value Measurement

Effective with the adoption of SFAS 157, the Corporation determines the fair values of its financial instruments based on the fair value hierarchy established in that standard, which requires an entity to maximize the use of quoted price and observable inputs and to minimize the use of unobservable inputs when measuring fair value. Various valuation techniques are utilized, depending on the nature of the financial instrument, including the use of market prices for identical instruments, market prices for similar instruments, and discounted cash flow models. When possible, active and observable market data for identical or similar financial instruments are utilized. Alternatively, fair value is determined using assumptions that management believes a market participant would use in pricing the asset or liability.

Under SFAS 157, fair value measurements are classified among three levels based on the observability of the inputs used to determine fair value:

Level 1 — The valuation is based on quoted prices in active markets for identical instruments.

Level 2 — The valuation is based on observable inputs such as quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 — The valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the instrument. Level 3 valuations are typically performed using pricing models, discounted cash flow methodologies, or similar techniques, which incorporate management’s own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

Following is a description of the valuation methodologies used for financial instruments measured at fair value on a recurring basis:

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Securities available for sale: Under SFAS 115, securities available for sale are carried at fair value with unrealized changes in value recorded through other comprehensive income within stockholders’ equity each period. Gains and losses are also recorded through securities gains (losses), net in the income statement upon sale, or if an other-than-temporary impairment loss has occurred. Fair value measurement is based on quoted prices when available. The majority of the securities in the available-for-sale portfolio are priced using independent third-party pricing services. Quotations from market-makers are also used for certain more highly structured and/or less liquid mortgage-backed and asset-backed securities. Internally-developed model-based valuation techniques are used for residual interests retained from securitizations of financial assets. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, as well as U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets and for which observable pricing information is available for identical securities. Level 2 securities include mortgage-backed and asset-backed securities and municipal bonds priced based on trade prices and bid/offer prices available for the same or similar instruments in active markets. Level 3 securities include asset-backed and municipal securities that are not actively traded, or are more highly structured, such that pricing information is typically only available from the underwriter of the security. In addition, Level 3 securities also include residual interests retained from securitizations of the Corporation’s loans that are valued based on internally developed models using assumptions for credit losses, discount rates, and loan prepayment rates based primarily on internal data.

Trading assets: Trading assets include loans and securities which are entered into for the purpose of making short-term profits, to provide risk management products to customers, or to hedge other financial instruments, and are carried at fair value. Trading loans consist of leveraged commercial loans that are purchased and sold in the secondary market. Generally the Corporation values these using third-party pricing information that is supported by observable market prices for the same or similar loans. These measurements are classified as Level 2. Certain commercial loans are classified as Level 3 if there is illiquidity in the market for the loan due to the nature of the borrower, the size of the loan, or the particular loan terms and pricing information is provided only by the lead agent or is based on an internal analysis. Trading securities consist of U.S. Treasury and agency securities, mortgage-backed securities, municipal bonds, and residual interests that are valued using the same methodologies described above for securities available for sale. Trading securities also include variable rate demand obligations that are priced at par as the interest rate is reset weekly. In addition, credit risk on these securities is mitigated by standby letters of credit or standby bond purchase agreements. As of September 30, 2008, the Corporation held $23 million of auction rate securities that were valued using a discounted cash flow model due to a lack of market liquidity for these instruments. The values were estimated by taking into consideration the credit risk of the underlying issuer, the current illiquidity in the market for these instruments and comparable interest rates for a fixed rate security with a similar remaining term and similar collateral. These measurements were classified as Level 3.

Other investments: Other investments measured at fair value primarily include money market investments priced using quoted per unit prices for the funds.

Commercial real estate loans held for sale: Commercial real estate loans held for sale are carried at fair value on a recurring basis under SFAS 159. The fair value of these loans is generally determined based upon the observable market prices of similar instruments in active markets. For loans that are expected to be securitized, fair value is estimated based upon observable pricing of asset-backed securities with similar collateral adjusted to reflect the value of the loans in their current form. The Corporation may make adjustments for market conditions, costs to transform the loans into a security, the embedded servicing value, the cost of any guarantees provided, and other risks and uncertainties related to the securitization process. Commercial real estate loans held for sale are generally classified within Level 2. Certain commercial real estate loans held as of September 30, 2008, that are typically sold through securitization, were classified in Level 3 of the hierarchy because observable pricing information was not available due to inactivity in the capital markets for this type of product. The fair values for these loans were estimated using credit spreads of comparable debt instruments or borrowers that the Company believes market participants would use in pricing the loans.

Residential real estate loans held for sale and in portfolio: Residential real estate loans held for sale are carried at fair value on a recurring basis under SFAS 159. Certain residential real estate loans transferred to portfolio from held for sale are also carried at fair value if fair value accounting was elected prior to their transfer. Residential real estate loans are valued based on quoted market prices, where available, prices for other traded mortgage loans with similar characteristics, and purchase commitments and bid information received from market participants. These loans are regularly traded in active markets and observable pricing information is available from market participants. The prices are adjusted as necessary to include the embedded servicing value in the loans and to take into consideration the specific characteristics of certain loans that are priced based on the pricing of similar loans. These adjustments represent unobservable inputs to the valuation but are not considered significant to the fair value of the loans. Accordingly, residential real estate loans held for sale are classified as Level 2.

Mortgage servicing rights: Mortgage servicing rights (MSRs) are carried at fair value on a recurring basis. MSRs do not trade in an active open market with readily observable prices. Although sales of servicing assets do occur, the precise terms and conditions typically would not be available. Accordingly, management determines the fair value of its MSRs using a discounted cash flow model incorporating assumptions about loan prepayment rates, discount rates, servicing costs, and other economic factors. Management compares its fair value estimates to third-party valuations on a quarterly basis to assess the reasonableness of the fair values calculated

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by its internal valuation models. Due to the nature of the valuation inputs, servicing assets are classified as Level 3. See Note 11 for further discussion of the significant assumptions used to value MSRs.

Derivatives: Exchange-traded derivatives, such as interest rate futures and certain option contracts, are valued using quoted prices and are classified as Level 1. Other derivatives, such as interest rate swaps, forwards and options, credit default swaps, and foreign exchange forwards, which are traded in over-the-counter markets, are valued using discounted cash flow models and are classified as Level 2. The valuation models provided by third parties incorporate primarily market observable inputs, such as interest rate yield curves, option volatilities, and currency rates for the full term of the instruments. The fair values obtained from the discounted cash flow models are validated monthly through comparison to prices obtained from dealers. A third-party valuation expert also periodically performs a revaluation of the fair values and performs a model validation review. Level 3 derivatives include interest rate lock commitments written to borrowers for residential and commercial real estate loans that the Corporation intends to sell. The value of an interest rate lock commitment, while based on observable market interest rates for the underlying mortgage loan, includes the estimated value of the embedded servicing value for the loan and is also highly dependent on the probability that the loan will fund. Both the embedded servicing value and the probability of funding represent significant unobservable inputs to the overall value. Valuation adjustments to derivative fair values for liquidity and credit risk are also made when appropriate and take into consideration the likelihood of default by the Corporation and derivative counterparties, the net counterparty exposure, and the remaining maturities of the positions. Valuation adjustments for liquidity and credit risk were not considered material at September 30, 2008.

Principal investments: The valuation of principal investments, which represent direct investments in private and public companies and indirect investments in private equity funds, requires significant management judgment due to the absence of quoted market prices, inherent lack of liquidity, and the long-term nature of the investments. Principal investments in private companies are valued initially based upon the transaction price. The carrying values are subsequently adjusted either upwards or downwards to reflect expected exit values. For direct investments in private companies, valuation adjustments are made taking into consideration the investee’s business model, current and projected financial performance, liquidity, management team and overall economic and market conditions including changes in market outlook, the third-party financing environment and potential exit transactions. Factors used in determining the fair value of indirect investments include evaluation of the investments owned by the private equity funds, the general partners’ valuation techniques, and overall economic and market conditions. Nonpublic principal investments are considered Level 3 measurements in the valuation hierarchy.

Principal investments may also include publicly traded investments generally obtained through the initial public offerings of investments in former private companies. Publicly traded investments, when held, are determined using quoted market prices less any applicable adjustments for regulatory and sales restrictions. As of September 30, 2008, the Corporation held no material publicly traded principal investments.

Securities sold short: Securities sold short represent obligations to purchase securities that have previously been sold to other third parties. These obligations are carried in the trading portfolio and the valuations are based on the market prices of the underlying securities sold short. As of September 30, 2008, the securities underlying these short sales primarily represented either U.S. Treasury securities or marketable equity securities with readily observable prices. These instruments are typically classified as Level 1.

Assets and Liabilities Measured at Fair Value on a Recurring Basis: Assets and liabilities measured at fair value on a recurring basis, including financial instruments for which the Corporation elected the fair value option, are summarized below:

	Fair Value Measurements at September 30, 2008
(In Millions)	Level 1	Level 2	Level 3	FIN 39 Netting Adjustments(a)	Carrying Value in the Consolidated Balance Sheet
Assets
Securities available for sale	$855	$7,846	$125	$—	$8,826
Trading assets	1	1,708	27	—	1,736
Other investments	99	—	—	—	99
Commercial real estate loans held for sale	—	374	85	—	459
Residential real estate loans held for sale	—	1,709	—	—	1,709
Residential real estate loans in portfolio	—	90	—	—	90
Mortgage servicing rights	—	—	2,296	—	2,296
Derivative assets(b)	—	1,586	31	(1,022)	595
Principal investments(c)	—	—	791	—	791

Total Assets	$955	$13,313	$3,355	$(1,022)	$16,601

Liabilities

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	Fair Value Measurements at September 30, 2008
(In Millions)	Level 1	Level 2	Level 3	FIN 39 Netting Adjustments(a)	Carrying Value in the Consolidated Balance Sheet
Securities sold short(d)	$25	$1	$—	$—	$26
Derivative liabilities(b)	—	611	33	(517)	127

Total Liabilities	$25	$612	$33	$(517)	$153

(a)	Amounts represent the impact of legally enforceable master netting agreements that allow the Corporation to net derivative receivables, derivative payables and cash collateral held or placed with the same counterparty.

(b)	Included within Other Assets or Other Liabilities on the balance sheet.

(c)	Included within Other Investments and Other Assets on the balance sheet — see further discussion in Note 1.

(d)	Securities sold short are considered trading liabilities and are included within Borrowed Funds on the consolidated balance sheet.

The table below presents a rollforward of the balance sheet amounts for the three and nine months ended September 30, 2008 for financial instruments measured on a recurring basis and classified as Level 3. The classification of an item as Level 3 is based on the significance of the unobservable inputs to the overall fair value measurement. However, Level 3 measurements may also include observable components of value that can be validated externally. Accordingly, the gains and losses in the table below include changes in fair value due in part to observable factors that are part of the valuation methodology. Also, certain Level 3 instruments are risk managed with securities and derivative instruments which are classified within Level 1 or Level 2 of the valuation hierarchy, and thus the gains and losses in the table below do not reflect the effect of risk management activities related to these instruments.

Three Months Ended September 30
(In Millions)	Securities Available for Sale(a)	Trading Assets(b)	Commercial Real Estate Loans Held for Sale(c)	Mortgage Servicing Rights(d)	Net Derivative Assets/ (Liabilities)(e)	Principal Investments(b)	Total
Fair Value, July 1, 2008	$65	$4	$86	$2,625	$(8)	$780	$3,552
Total gains or losses (realized/unrealized): Included in earnings	(39)	(1)	(1)	(320)	6	4	(351)
Included in other comprehensive income	4	—	—	—	—	—	4
Purchases, issuances, and settlements, net	(15)	21	—	(9)	—	7	4
Transfers in to (out of) Level 3	110	3	—	—	—	—	113

Fair Value, September 30, 2008	$125	$27	$85	$2,296	$(2)	$791	$3,322

Change in unrealized gains or losses included in earnings related to financial instruments still held at September 30, 2008	$(39)	$(1)	$(1)	$(320)	$6	$7	$(348)

Nine Months Ended September 30

(In Millions)	Securities Available for Sale(a)	Trading Assets(b)	Commercial Real Estate Loans Held for Sale(c)	Mortgage Servicing Rights(d)	Net Derivative Assets/ (Liabilities)(e)	Principal Investments(b)	Total
Fair Value, January 1, 2008	$62	$18	$96	$2,526	$(7)	$796	$3,491
Total gains or losses (realized/unrealized): Included in earnings	(26)	(2)	(6)	(240)	5	17	(252)
Included in other comprehensive income	(4)	—	—	—	—	—	(4)
Purchases, issuances, and settlements, net	(35)	14	(5)	10	—	(22)	(38)
Transfers in to/out of Level 3	128	(3)	—	—	—	—	125

Fair Value, September 30, 2008	$125	$27	$85	$2,296	$(2)	$791	$3,322

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Nine Months Ended September 30
(In Millions)	Securities Available for Sale(a)	Trading Assets(b)	Commercial Real Estate Loans Held for Sale(c)	Mortgage Servicing Rights(d)	Net Derivative Assets/ (Liabilities)(e)	Principal Investments(b)	Total
Change in unrealized gains or losses included in earnings related to financial instruments still held at September 30, 2008	$(39)	$(1)	$(5)	$(229)	$5	$7	$(262)

(a)	Realized gains and losses are reported within Securities Gains (Losses), Net, Taxable Securities Interest Income, and Loan Sale Revenue. Unrealized gains and losses are reported within Accumulated Other Comprehensive Income.

(b)	Realized and unrealized gains and losses are reported within Other Noninterest Income.

(c)	Realized and unrealized gains and losses are reported within Loan Sale Revenue.

(d)	Realized and unrealized gains and losses are reported within Loan Servicing Revenue.

(e)	Realized and unrealized gains and losses related to interest rate lock commitment derivatives are reported within Loan Sale Revenue. Realized and unrealized gains and losses on other Level 3 derivatives are included in Derivative gains/(losses). Total Level 3 derivatives have been netted for presentation purposes only.

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis: Certain assets and liabilities may be required to be measured at fair value on a nonrecurring basis in periods subsequent to their initial recognition. Financial instruments typically subject to nonrecurring fair value measurements include loans measured for impairment under SFAS 114, loans held for sale carried at the lower of cost or market, and servicing assets carried at the lower of amortized cost or market. Assets and liabilities subject to nonrecurring fair value measurements are not included in the tables above. Fair value adjustments for these items typically occur when there is evidence of impairment. During the three and nine months ended September 30, 2008, net nonrecurring fair value losses of $67 million and $168 million, respectively, were recorded within the provision for loan losses on loans measured for impairment under SFAS 114 using either the observable market price of the loan or the fair value of the collateral. Of the net losses recorded during the third quarter and first nine months of 2008, $66 million and $158 million, respectively, were determined primarily based on appraised values for the underlying collateral, or if the loan was not collateral dependent, on the estimated enterprise value using earnings multiples for comparable companies taking into consideration current market conditions and other factors and are considered Level 2 measurements. The remaining $1 million and $10 million of net losses for the third quarter and first nine months of 2008, respectively, were determined based on management’s estimate of the value of receivables and inventory and are considered Level 3 measurements. In the third quarter of 2008, $1.2 billion of marine loans and $19 million of nonperforming residential real estate loans were transferred from portfolio to held for sale due to a change in management’s intent to sell these loans in order to supplement the Corporation’s liquidity. Upon transfer to held for sale, fair value writedowns of $126 million and $8 million were recorded as charge-offs related to the marine and residential real estate loans, respectively. The fair values of these loans were estimated by reference to nonbinding price quotes from potential buyers. There currently is no active market with observable prices for these types of loans and the measurements were considered Level 3. Also during the third quarter, a $4 million loss was recognized in other income on a cost method investment in a nonpublic real estate investment trust which primarily holds mezzanine investments to developers. The fair value of the investment was estimated based on the underlying estimated fair values of the individual mezzanine investments using various techniques including discounted cash flows, recent negotiations of comparable investments, and independent appraisal information. This measurement was considered a Level 3 measurement. During the second quarter of 2008, a nonrecurring fair value loss of $2 million was recognized on investments an asset-backed security classified in the held-to-maturity securities portfolio. The loss was estimated based on the market price of comparable securities and was considered a Level 2 measurement.

24.	Line of Business Results

The Corporation manages its business by product and service offerings as well as the distribution channel through which these products and services are offered. In the third quarter of 2008, the Corporation made changes to its organizational structure and management reporting in conjunction with hiring personnel to lead its corporate banking business and manage liquidating loan portfolios. The Corporation now has five reportable segments: Retail Banking, Corporate Banking, Mortgage Banking, Asset Management, and the Exit Portfolio. All revenues and expenses not directly associated with or allocated to these segments are reported within Parent and Other.

The Corporate Banking segment is the combination of the former Commercial Banking — Regional and Commercial Banking — National reporting units. The Exit Portfolio contains run-off mortgage, home equity and other consumer loans associated with discontinued products or distribution channels and exited businesses. These loans were previously reported in either Mortgage Banking or Parent and Other. All prior period data was restated for the new presentation except that the results of operations related to residential construction and non-agency mortgage loans previously presented within Mortgage Banking were not separately identifiable in 2007.

Net income is the primary measure used by management to assess segment performance and allocate resources. Segment results are derived from the Corporation’s management reporting system. There is no comprehensive authoritative guidance on how to allocate

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revenues and expenses among business segments. The Corporation uses various methodologies to assign revenues, expenses and assets to its segments in an attempt to reflect the underlying economics of each business. These methodologies may differ from techniques applied by other financial institutions. The accounting policies of the segments are generally the same as the Corporation, except that certain transactions are presented differently within the segment results, as described below.

Net interest income is presented in the segment results on a tax-equivalent basis. Assets and liabilities within each business unit are match funded, and interest-rate risk is centrally managed as part of investment funding activities. Net interest income of each segment also includes interest earned on securitized loans which, for management reporting purposes, continue to be reflected as owned by the business that manages those assets. Interest income and funding costs associated with securitized loans are eliminated within Parent & Other. The provision for loan losses is assigned to each segment based upon the required allowance for loan losses of each segment. Noninterest income, as well as certain operating expenses, can generally be directly identified with a specific business. Indirect expenses are allocated to each segment based on various methodologies to estimate usage. Income tax expense is assigned to each segment using a standard rate which considers federal, state and local income taxes. Adjustments to reconcile the segments’ income tax expense to the consolidated income tax expense are recorded within Parent and Other. Goodwill is assigned to each segment based on the fair value that each acquired business added to each segment in relation to the total acquisition cost. A risk-based methodology is used to allocate capital to the segments.

Retail Banking provides banking services to consumers and small businesses within National City’s nine-state footprint. In addition to deposit gathering and direct lending services provided through the retail bank branch network, call centers, and the Internet, Retail Banking’s activities also include small business banking services, education finance, retail brokerage, and lending-related insurance services. Consumer lending products include home equity, government or privately guaranteed student loans, and credit cards and other unsecured personal and small business lines of credit. Significant revenue sources include net interest income on loan and deposit accounts, deposit account service fees, debit and credit card interchange and service fees, and ATM surcharge and net interchange fees. Major expenses are credit, personnel costs, and branch network support.

Corporate Banking provides products and services to large- and medium-sized corporations within National City’s nine-state footprint as well as customers on a national basis. Major products and services include: lines of credit, term loans, leases, investment real estate lending, asset-based lending, treasury management, stock transfer, international services, dealer floorplan financing, loan sales and securitization, structured finance, syndicated lending, commercial leasing, equity and mezzanine capital, derivatives, public finance, investment banking, correspondent banking, multifamily real estate lending and commercial real estate lending. Significant revenue sources are net interest income on loan and deposit accounts, brokerage revenue, leasing revenue, loan sales revenue, principal investment gains, and other fee income. Major expenses are personnel and credit costs.

Mortgage Banking originates residential mortgage loans both within National City’s banking footprint and on a nationwide basis. Mortgage loans generally represent loans collateralized by one-to-four-family residential real estate and are made to borrowers in good credit standing. These loans are typically sold to primary mortgage market aggregators (Fannie Mae, Freddie Mac, Ginnie Mae, or the Federal Home Loan Banks) and third-party investors. Mortgage Banking’s business activities also include servicing mortgage loans, home equity loans, and home equity lines of credit for third-party investors. Significant revenue streams include net interest income earned on portfolio loans and loans held for sale, as well as loan sale and servicing revenue. Major expenses include credit, personnel costs, branch office costs, loan servicing and insurance expense.

The Asset Management business includes both institutional asset and personal wealth management. Institutional asset management services are provided by two business units — Allegiant Asset Management Group and Allegiant Asset Management Company. These business units provide investment management, custody, retirement planning services, and other corporate trust services to institutional clients, and act as the investment advisor for the Allegiant® mutual funds. The clients served include publicly traded corporations, charitable endowments and foundations, as well as unions, residing primarily in National City’s banking footprint and generally complementing its corporate banking relationships. Personal wealth management services are provided by two business units — Private Client Group and Sterling. Products and services include private banking services and tailored credit solutions, customized investment management services, brokerage, financial planning, as well as trust management and administration for affluent individuals and families. Sterling offers financial management services for high net worth clients.

The Exit Portfolio segment includes the loan portfolio related to discontinued products and exited businesses. This portfolio consists of nonprime mortgage, broker-sourced home equity lines and loans, residential construction, nonagency mortgages, and automobile, recreational finance and marine loans. Significant revenues consist of interest income, and in 2007, loan sales. Major expenses include credit costs, loan servicing and insurance expense.

Parent and Other contains revenues and expenses not directly associated with or allocated to the above segments, as well as investment funding activities including the investment portfolio, short- and long-term borrowings, derivatives used for interest-rate risk management, and asset securitizations. This category also includes adjustments to reconcile the segment results to the Consolidated Financial Statements.

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Selected financial information by line of business follows. For further discussion on the segments’ results see the Financial Review section.

(In Millions)	Retail Banking	Corporate Banking	Mortgage Banking	Asset Management	Exit Portfolio	Parent and Other	Consolidated Total
Three months ended September 30, 2008
Net interest income (expense) (a)	$663	$334	$40	$27	$135	$(175)	$1,024
Provision (benefit) for loan losses	233	255	35	9	687	(35)	1,184

Net interest income (expense) after provision	430	79	5	18	(552)	(140)	(160)
Noninterest income	330	106	(88)	85	2	(49)	386
Noninterest expense	538	1,572	198	91	101	179	2,679

Income (loss) before taxes	222	(1,387)	(281)	12	(651)	(368)	(2,453)
Income tax expense (benefit) (a)	90	(16)	(107)	5	(246)	(106)	(380)

Net income (loss)	$132	$(1,371)	$(174)	$7	$(405)	$(262)	$(2,073)

Average assets	$32,575	$56,727	$13,029	$4,512	$19,838	$24,044	$150,725
Intersegment (expense) revenue	(1)	8	(80)	3	(4)	74	—

Three months ended September 30, 2007
Net interest income (expense) (a)	$573	$395	$86	$34	$159	$(145)	$1,102
Provision (benefit) for loan losses	69	82	76	7	151	(17)	368

Net interest income (expense) after provision	504	313	10	27	8	(128)	734
Noninterest income	288	156	57	93	3	27	624
Noninterest expense	508	228	268	86	57	249	1,396

Income (loss) before taxes	284	241	(201)	34	(46)	(350)	(38)
Income tax expense (benefit) (a)	112	91	(76)	13	(17)	(142)	(19)

Net income (loss)	$172	$150	$(125)	$21	$(29)	$(208)	$(19)

Average assets	$29,248	$54,372	$21,271	$4,303	$23,101	$12,800	$145,095
Intersegment (expense) revenue	(1)	7	11	2	(9)	(10)	—

(In Millions)	Retail Banking	Corporate Banking	Mortgage Banking	Asset Management	Exit Portfolio	Parent and Other	Consolidated Total
Nine months ended September 30, 2008
Net interest income (expense) (a)	$1,920	$1,058	$151	$91	$462	$(568)	$3,114
Provision (benefit) for loan losses	596	680	117	20	2,808	(52)	4,169

Net interest income (expense) after provision	1,324	378	34	71	(2,346)	(516)	(1,055)
Noninterest income	938	425	(152)	275	(64)	533	1,955
Noninterest expense	1,623	3,163	595	272	261	54	5,968

Income (loss) before taxes	639	(2,360)	(713)	74	(2,671)	(37)	(5,068)
Income tax expense (benefit) (a)	260	26	(270)	28	(1,010)	(101)	(1,067)

Net income (loss)	$379	$(2,386)	$(443)	$46	$(1,661)	$64	$(4,001)

Average assets	$32,570	$58,355	$13,835	$4,526	$22,136	$21,108	$152,530
Intersegment (expense) revenue	(2)	31	(133)	6	(15)	113	—

Nine months ended September 30, 2007
Net interest income(a)	$1,661	$1,190	$261	$104	$515	$(415)	$3,316
Provision (benefit) for loan losses	191	101	94	10	286	(47)	635

Net interest income (expense) after provision	1,470	1,089	167	94	229	(368)	2,681
Noninterest income	857	499	279	282	43	49	2,009
Noninterest expense	1,445	698	650	252	198	495	3,738

Income (loss) before taxes	882	890	(204)	124	74	(814)	952
Income tax expense (benefit) (a)	347	336	(77)	47	28	(376)	305

Net income (loss)	$535	$554	$(127)	$77	$46	$(438)	$647

Average assets	$28,411	$52,954	$18,953	$4,213	$23,225	$12,768	$140,524
Intersegment (expense) revenue	(2)	26	31	7	(44)	(18)	—

(a)	Includes tax-equivalent adjustment for tax-exempt interest income.

Prior periods line of business results for the Mortgage Banking and Exit Portfolio segments have been restated back to January 1, 2008 for the reclassification of residential construction and certain mortgage loans. Data is not available to restate segment results prior to

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January 1, 2008. Selected financial information by line of business follows for 2008 results as if the residential construction and certain mortgage loans had remained within the Mortgage Banking segment.

	Three months ended September 30, 2008		Nine months ended September 30, 2008
(In Millions)	Mortgage Banking	Exit Portfolio	Mortgage Banking	Exit Portfolio
Net interest income(a)	$55	$120	$207	$405
Provision for loan losses	198	524	947	1,977

Net interest expense after provision	(143)	(404)	(740)	(1,572)
Noninterest income	(88)	2	(167)	(48)
Noninterest expense	201	98	608	249

Loss before taxes	(432)	(500)	(1,515)	(1,869)
Income tax benefit(a)	(163)	(189)	(573)	(707)

Net loss	$(269)	$(311)	$(942)	$(1,162)

Average assets	$16,699	$16,168	$18,030	$17,941

(b)	Includes tax-equivalent adjustment for tax-exempt interest income.

25.	Financial Holding Company

Condensed financial statements of the parent holding company, which include transactions with subsidiaries, follow:

Balance Sheets

(In Millions)	September 30 2008	December 31 2007	September 30 2007
Assets
Cash and demand balances due from banks	$2,443	$1,279	$1,662
Loans to and receivables from subsidiaries	2,304	1,110	1,249
Securities	179	205	213
Other investments	12	13	6
Investments in:
Subsidiary banks	16,437	15,026	14,909
Nonbank subsidiaries	698	584	585
Goodwill	103	122	122
Other assets	1,146	996	777

Total Assets	$23,322	$19,335	$19,523

Liabilities and Stockholders’ Equity
Long-term debt	$4,042	$2,868	$2,829
Borrowed funds from subsidiaries	2,479	1,900	1,880
Indemnification liabilities	144	292	—
Accrued expenses and other liabilities	819	867	971

Total liabilities	7,484	5,927	5,680
Stockholders’ equity	15,838	13,408	13,843

Total Liabilities and Stockholders’ Equity	$23,322	$19,335	$19,523

Securities and other investments totaling $91 million at September 30, 2008 were restricted for use in certain nonqualified benefit plans. The borrowed funds from subsidiaries balance include the junior subordinated debt securities payable to the wholly owned subsidiary trusts (the trusts). The holding company continues to guarantee the capital securities issued by the trusts, which totaled $2.4 billion at September 30, 2008. The holding company also guarantees commercial paper issued by its subsidiary National City Credit Corporation, which borrowings totaled $162 million at September 30, 2008. Additionally, the holding company guarantees certain financial and indemnification obligations of National City Bank under its memberships with Visa® and Mastercard®. As of September 30, 2008, the holding company had recognized a $144 million liability related to Visa matters discussed in Note 19.

Statements of Income

	Three Months Ended September 30		Nine Months Ended September 30
(In Millions)	2008	2007	2008	2007
Income
Dividends from:
Subsidiary banks	$—	$—	$—	$950
Nonbank subsidiaries	—	—	—	—
Interest on loans to subsidiaries	42	33	118	89

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	Three Months Ended September 30		Nine Months Ended September 30
(In Millions)	2008	2007	2008	2007
Interest and dividends on securities	1	1	3	4
Securities (losses) gains, net	(2)	—	(4)	1
Derivative losses, net	(16)	(4)	(7)	(5)
Other income	6	4	18	20

Total Income	31	34	128	1,059

Expense
Interest on debt and other borrowings	79	66	250	174
Other (income) expense	(7)	30	(2)	104

Total Expense	72	96	248	278

(Loss) income before taxes and equity in undistributed net (loss) income of subsidiaries	(41)	(62)	(120)	781
Income tax expense (benefit)	5	(28)	(70)	(49)

(Loss) income before equity in undistributed net (loss) income of subsidiaries	(46)	(34)	(50)	830
Equity in undistributed net (loss) income of subsidiaries	(2,027)	15	(3,951)	(183)

Net (Loss) Income	$(2,073)	$(19)	$(4,001)	$647

Statements of Cash Flows

	Nine Months Ended September 30
(In Millions)	2008	2007
Operating Activities
Net (loss) income	$(4,001)	$647
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed net loss of subsidiaries	3,951	183
Depreciation and amortization	(1)	—
(Increase) decrease in receivables from subsidiaries	(203)	1,543
Other (gains) losses, net	(38)	9
Decrease in accrued expenses and other liabilities	(113)	(5)
Excess tax benefit for share based payments	—	(13)
Increase in tax receivable	(258)	(117)
Other, net	140	192

Net cash (used in) provided by operating activities	(523)	2,439

Investing Activities
Purchases of securities	(85)	(79)
Proceeds from sales and maturities of securities	95	92
Net change in other investments	1	190
Principal collected on loans to subsidiaries	68	700
Net cash paid for acquisitions	—	(505)
Loans to subsidiaries	(1,059)	(446)
Investments in subsidiaries	(5,701)	(30)
Returns of investment from subsidiaries	9	508

Net cash used in provided by investing activities	(6,672)	430

Financing Activities
Intercompany borrowings, net	73	—
Issuance of long-term debt	1,887	1,588
Repayment of long-term debt	(300)	(349)
Excess tax benefit for share based payments	—	13
Dividends paid	(178)	(723)
Issuances of common and preferred stock, net of issuance costs	6,950	179
Repurchases of common stock	—	(3,230)
Net premiums paid for purchased call option and issuance of warrants	(173)	—
Other financing activities, net	100	—

Net cash provided by (used in) financing activities	8,359	(2,522)

Increase (decrease) in cash and demand balances due from banks	1,164	347
Cash and demand balances due from banks, January 1	1,279	1,315

Cash and Demand Balances Due from Banks, September 30	$2,443	$1,662

Supplemental Information
Cash paid for interest	$195	$165
Non-cash return of capital from bank subsidiary	153	—
Common shares and stock options issued for acquisitions	—	2,336

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Retained earnings of the holding company included $4.4 billion, $8.4 billion, and $8.8 billion of equity in undistributed net income of subsidiaries at September 30, 2008, December 31, 2007, and September 30, 2007, respectively.

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